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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

(Rule 14a-101)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nassda Corporation (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Nassda Corporation
	(2)	Aggregate number of securities to which transaction applies: 27,462,262 shares of Nassda Common Stock (representing the number of shares of Nassda Common Stock outstanding as of December 31, 2004).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee of $22,627 was calculated pursuant to Exchange Act Rule 0-11 and is equal to $117.70 per million of the aggregate merger consideration of $192,235,834.

	(4)	Proposed maximum aggregate value of transaction: $192,235,834
	(5)	Total fee paid: $22,627
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Preliminary Proxy
January 28, 2005

2005 ANNUAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Nassda Corporation Stockholder:

        Nassda Corporation has entered into a merger agreement with Synopsys, Inc. pursuant to which Synopsys has agreed to acquire Nassda for $7.00 per share, payable in cash. Synopsys and certain individuals who are employees, officers and directors of Nassda, and who are defendants in trade secret litigation brought by Synopsys against those individuals and Nassda, have entered into an agreement to settle that litigation in connection with the completion of the proposed merger. As part of that settlement and in connection with the completion of the proposed merger, the individual defendants will make settlement payments in an aggregate amount of $61.6 million to Synopsys and have agreed that they will not exercise options to purchase Nassda common stock held by them valued at approximately $5.9 million (based on a Nassda common stock value of $7.00 per share).

        At the 2005 annual meeting of stockholders, you will be asked to adopt and approve the merger agreement, among other matters. The approval of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants) is required for Nassda and Synopsys to complete the proposed merger. The record date for the annual meeting is     •    , 2005.

        The approval of Nassda's stockholders holding a majority of the outstanding shares of Nassda common stock as of the close of business on the record date is also required for Nassda and Synopsys to complete the proposed merger. As of the record date, certain directors, officers and employees of Nassda who held in the aggregate approximately    •    shares of Nassda common stock, representing approximately    •    % of Nassda's outstanding shares as of the record date, whose votes will count for purposes of this approval (but not for purposes of the approval described in the preceding paragraph), have agreed to vote in favor of the adoption and approval of the merger agreement.

        Based upon the unanimous recommendation of a special committee of Nassda's board of directors consisting of independent members of the board of directors, Nassda's board of directors has approved the merger agreement and the merger and recommends that Nassda's stockholders adopt and approve the merger agreement.

        The date, time and place of the annual meeting to consider and vote upon a proposal to adopt and approve the merger agreement, among other matters, is as follows:

      •    , 2005
      •    , local time
  2650 San Tomas Expressway
  Santa Clara, CA 95051

        The proxy statement attached to this letter provides you with information about the annual meeting of stockholders and the proposed merger. Nassda encourages you to read the entire proxy statement carefully.

        Your vote is very important.    Whether or not you plan to attend the annual meeting, if you are a holder of Nassda common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to Nassda.

Edward C.V. Winn Chairman of the Special Committee of the Board of Directors Nassda Corporation

        The proxy statement is dated    •    , 2005, and is first being mailed to Nassda's stockholders on or about    •    , 2005.

Preliminary Proxy
January 28, 2005

NASSDA CORPORATION
2650 San Tomas Expressway
Santa Clara, California 95051
(408) 988-9988

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON    •    , 2005

        To the Stockholders of Nassda Corporation:

        The 2005 annual meeting of stockholders of Nassda Corporation, a Delaware corporation, will be held on    •    , 2005 at     •    , local time, at Nassda's headquarters located at 2650 San Tomas Expressway, Santa Clara, California 95051, for the following purposes:

          1.     To consider and vote upon a proposal to adopt and approve the Agreement of Merger dated as of November 30, 2004, among Synopsys, Inc., a Delaware corporation, North Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Synopsys, and Nassda Corporation (the "merger agreement");

          2.     To elect one Class III director of Nassda to serve for a three-year term;

          3.     To ratify the appointment of Deloitte & Touche LLP as Nassda's independent registered public accounting firm for the fiscal year ending September 30, 2005;

          4.     To consider and vote upon a proposal to grant discretionary authority to adjourn or postpone the 2005 annual meeting to another time or place for the purpose of soliciting additional proxies; and

          5.     To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Nassda's board of directors has fixed    •    , 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of Nassda common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. At the close of business on the record date, Nassda had outstanding and entitled to vote     •    shares of common stock. Holders of Nassda common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger contemplated by the merger agreement if they meet certain conditions. See "Appraisal Rights" on page 41.

        Your vote is very important. The affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date is required to adopt and approve the merger agreement, and the affirmative vote of the holders of a majority of the shares of Nassda common stock as of the close of business on the record date casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants in the litigation brought by Synopsys against those individuals and Nassda and the related parties of the individual defendants) is also required to adopt and approve the merger agreement.

        Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption and approval of the merger agreement. If you fail to return your proxy card and do not vote in person at the annual meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting of stockholders, will effectively be counted as a vote against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date, and will not be counted as a vote for or against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the shares of Nassda common stock as of the close of business casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants). If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Tammy S. Liu Chief Financial Officer, Vice President, Finance and Secretary

Santa Clara, California
    •    , 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	Q-1
SUMMARY	1
Forward-Looking Information	1
The Companies	1
Merger Consideration	2
Treatment of Stock Plans	2
Settlement of Outstanding Litigation by Synopsys	2
Market Price and Dividend Data	3
Material United States Federal Income Tax Consequences of the Merger	3
Reasons for the Merger	3
Recommendation to Stockholders	5
Opinion of Financial Advisor	5
The 2005 Annual Meeting of Nassda Stockholders	5
Interests of Nassda's Directors and Management in the Merger	6
Conditions to the Completion of the Merger	7
Termination of the Merger Agreement	7
Limitation on Nassda's Consideration of Other Acquisition Proposals	7
Expenses and Termination Fees	8
Accounting Treatment	8
Regulatory Matters	8
Appraisal Rights	8
MARKET PRICE AND DIVIDEND DATA	9
THE ANNUAL MEETING	9
Date, Time and Place	9
Purpose of Annual Meeting	10
Record Date; Stock Entitled to Vote; Quorum	10
Votes Required	10
Voting by Nassda's Directors, Executive Officers and Certain Stockholders	11
Voting of Proxies	11
Revocability of Proxies	12
Solicitation of Proxies	12
Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting	12
Director Communications	13
Appraisal Rights	13
THE COMPANIES	17
Nassda Corporation	17
Synopsys, Inc.	17
North Acquisition Sub, Inc.	17
THE MERGER	18
Background of the Merger	18
Reasons for the Merger and Recommendation by the Board of Directors and Special Committee	29
Opinion of the Nassda Special Committee's Financial Advisor	31
Settlement of State Court Action	37

i

Merger-Related Litigation	38
Interests of Nassda's Directors and Management in the Merger	38
Appraisal Rights	41
Accounting Treatment	41
Merger Consideration	41
Conversion of Shares; Procedures for Exchange of Certificates	41
Effect on Nassda's Stock Plans	42
Effective Time of the Merger	43
Delisting and Deregistration of Nassda Common Stock	43
Material United States Federal Income Tax Consequences of the Merger	43
Regulatory Matters	44
Continuation of Nassda's Employee Benefits	45
Retention Bonus Plan	45
THE MERGER AGREEMENT	46
OTHER AGREEMENTS	61
Voting Agreements	61
Tolling Agreements	61
Agreements Related to Individual Defendants	61
Indemnification Agreements	61
Agreement to Settle Litigation	62
Noncompetition Agreements	63
Relinquishment Agreements	63
Consulting Agreements	64
Cooperation and Support Agreements	64
Intellectual Property Assignment Agreements	64
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65
OTHER PROPOSALS FOR ANNUAL MEETING	67
Election of Director	67
Ratification of Appointment of Independent Registered Public Accounting Firm	76
Adjournment Proposal	78
OTHER MATTERS	79
WHERE YOU CAN FIND MORE INFORMATION	79
ANNEX A	AGREEMENT OF MERGER
ANNEX B	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW—APPRAISAL RIGHTS
ANNEX C	OPINION OF DEUTSCHE BANK SECURITIES INC.
ANNEX D-1	FORM OF VOTING AGREEMENT (EXECUTED BY THE INDIVIDUAL DEFENDANTS)
ANNEX D-2	FORM OF VOTING AGREEMENT (EXECUTED BY NON-DEFENDANT OFFICERS AND DIRECTORS OF NASSDA)
ANNEX E-1	STIPULATION TO STAY ACTION AND TOLLING AGREEMENT (STATE COURT ACTION)

ii

ANNEX E-2	STIPULATION AND ORDER TO STAY ACTION AND TOLLING AGREEMENT (FEDERAL COURT ACTION—NO. C03-2664 (SI))
ANNEX E-3	STIPULATION AND ORDER TO STAY ACTION AND TOLLING AGREEMENT (FEDERAL COURT ACTION—NO. C03-2519 (SI))
ANNEX F-1	FORM OF AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (RELATING TO INDIVIDUAL DEFENDANTS OTHER THAN AN-CHANG DENG AND SANG S. WANG)
ANNEX F-2	FORM OF SECOND AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (RELATING TO AN-CHANG DENG AND SANG S. WANG)
ANNEX G	AGREEMENT TO SETTLE LITIGATION
ANNEX H-1	FORM OF NONCOMPETITION AGREEMENT (EXECUTED BY THE INDIVIDUAL DEFENDANTS OTHER THAN AN-CHANG DENG AND SANG S. WANG)
ANNEX H-2	FORM OF NONCOMPETITION AGREEMENT (EXECUTED BY AN-CHANG DENG AND SANG S. WANG)
ANNEX I	FORM OF RELINQUISHMENT AGREEMENT
ANNEX J	FORM OF CONSULTING AGREEMENT
ANNEX K	FORM OF COOPERATION AND SUPPORT AGREEMENT
ANNEX L	FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
ANNEX M	REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON COMPENSATION

iii

Questions and Answers about the Merger

Q:
What will Nassda's stockholders receive in the merger?

A:
As a result of the merger of North Acquisition Sub, Inc. ("merger sub") into Nassda (the "merger"), Nassda's stockholders (other than stockholders who have perfected their appraisal rights) will receive $7.00 in cash, without interest, for each share of Nassda common stock they own. For example, if you own 100 shares of Nassda common stock, you will receive $700.00 in cash in exchange for your Nassda shares.

Q:
What will the individuals who are employees, officers and directors of Nassda and defendants in the trade secret litigation brought by Synopsys against those individuals and Nassda receive in the merger?

A:
As a result of the merger, individuals who are employees, officers and directors of Nassda and defendants in the trade secret litigation brought by Synopsys against those individuals and Nassda (the "individual defendants") will receive $7.00 in cash, without interest, for each share of Nassda common stock they own. However, pursuant to an agreement to settle litigation (the "settlement agreement") with Synopsys, the individual defendants will be required to make settlement payments upon the completion of the merger in an aggregate amount of $61.6 million to Synopsys, and therefore will not be entitled to retain the entire portion of the merger consideration otherwise payable to them. In addition, all options to purchase shares of Nassda common stock held by the individual defendants valued at approximately $5.9 million (based on a Nassda common stock value of $7.00 per share) will be cancelled.

Q:
What do I need to do now?

A:
Nassda urges you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your Nassda shares can be voted at the 2005 annual meeting of stockholders (the "annual meeting").

Q:
How do Nassda's board of directors and the special committee of Nassda's board of directors recommend I vote?

A:
At a meeting held on November 30, 2004, a special committee of Nassda's board of directors consisting of independent members of the board of directors (the "special committee"), unanimously approved and deemed advisable the merger agreement and unanimously recommended that Nassda's board of directors approve, adopt and declare advisable the merger agreement and each of the related agreements contemplated by the merger agreement and that Nassda's stockholders adopt and approve the merger agreement. Based upon the unanimous recommendation of the special committee, Nassda's board of directors has approved, adopted and declared advisable the merger agreement, the merger and each of the related agreements contemplated by the merger agreement and has recommended that Nassda's stockholders adopt and approve the merger agreement.

Q:
What happens if I do not return a proxy card?

A:
If you fail to return your proxy card and do not vote in person at the annual meeting (or by Internet or phone as discussed below), your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting, will effectively be counted as a vote against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date, and will not be counted as a vote for or against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the shares of Nassda common stock casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants) or for or against the adjournment proposal.

Q:
May I vote in person?

A:
Yes. If your Nassda shares are not held through a broker or bank, you may attend the annual meeting and vote your shares in person, rather than signing and returning your proxy card. If your shares are held through a broker or bank, you must obtain a proxy from your broker or bank in order to vote in person at the annual meeting.

Q:
May I vote via the Internet or telephone?

A:
Yes, if your shares are held through a broker or bank and such a service is provided by your broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If your Nassda shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the annual meeting, and you will not be able to vote via the Internet or telephone.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise voted?

A:
Yes. You may change your vote at any time before your proxy card is voted or your vote via the Internet or telephone is counted at the annual meeting. You can do this in one of several ways. First, you can send a written, dated notice to the secretary of Nassda stating that you are revoking your proxy. Second, you can complete, date and submit a new proxy card. Third, if you voted via the Internet or telephone, you can submit a revised vote through the Internet or telephone prior to the close of the Internet or telephone voting facility. Fourth, you can attend the meeting and vote in person. Your attendance at the meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in street name, will my broker vote my shares for me?

A:
Yes, but only if your broker receives instructions from you; otherwise, your broker will not be able to vote your shares on the proposal to adopt and approve the merger agreement and the proposal to grant discretionary authority to adjourn or postpone the annual meeting for the purpose of soliciting additional proxies. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted on such matters, the effect of which will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting, will effectively be counted as a vote against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date, and will not be counted as a vote for or against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the shares of Nassda common stock casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants) or for or against the adjournment proposal.

Q:
Should I send in my Nassda stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging each share of Nassda common stock for the merger consideration of $7.00 in cash, without interest.

Q:
When do you expect the merger to be completed?

A:
Nassda is working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, Nassda must satisfy or Synopsys must waive all other closing conditions, including the expiration or termination of applicable regulatory waiting periods and receipt of material antitrust approvals, including those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the laws of the Republic of Germany. On January 10, 2005, Nassda announced that the Federal Trade Commission ("FTC") has requested additional information and documentary material in connection with its review of the proposed merger with Synopsys. The FTC request will result in an extension of the waiting period under the HSR Act. Nassda and Synopsys plan to respond promptly to the FTC request. In addition, the parties filed notification of the merger with the Federal Cartels Office in the Republic of Germany and the waiting period has expired, and no objections were raised to the completion of the merger.

Q:
Am I entitled to appraisal rights?

A:
Yes. You are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if you meet certain conditions.

Q:
Will I be taxed on the merger consideration?

A:
Yes. Stockholders will generally recognize capital gain or capital loss equal to the difference between the cash received pursuant to the merger and their adjusted tax basis in their shares of Nassda common stock.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  Nassda Corporation
  Attn: Investor Relations
  2650 San Tomas Expressway
  Santa Clara, California 95051
  Telephone: (408) 988-9988
  Email: ir@nassda.com

Summary

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the legal terms of the merger agreement and related agreements, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information." A copy of the merger agreement is attached as Annex A to this proxy statement. Nassda encourages you to read the merger agreement as it is the legal document that governs the merger. Nassda has included page references to other sections of this proxy statement in parentheses to direct you to a more complete description of the topics presented in this summary.

Forward-Looking Information

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are based on Nassda's current expectations, assumptions, estimates and projections about Nassda and its industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. Those statements include, among other things, the risk that the merger may not be completed in a timely manner, if at all, risks regarding employee retention and other risks detailed in Nassda's current filings with the SEC, including Nassda's most recent filing on Form 10-K, which discuss these and other important risk factors concerning Nassda and Nassda's operations. Nassda cautions you that reliance on any forward-looking statement involves risks and uncertainties, and that although Nassda believes that the assumptions on which its forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that Nassda will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. Nassda does not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Companies (Page 17)

  Nassda Corporation
  2650 San Tomas Expressway
  Santa Clara, CA 95051
  Telephone: (408) 998-9988

        Nassda was incorporated under the laws of California in August 1998 and reincorporated under the laws of Delaware in September 2001. Nassda is a leading provider of full-chip circuit verification software for complex nanometer semiconductors. Nassda develops and markets simulation and analysis solutions for advanced integrated circuits, especially for analog mixed signal, memory, system-on-chip and high performance digital designs. Nassda's products enable first silicon success, and improve product quality and production yield for its consumer, communication, computer and memory customers. See "The Companies—Nassda."

  Synopsys, Inc.
  700 E. Middlefield Road
  Mountain View, CA 94043
  Telephone: (650) 584-5000

        Synopsys is a world leader in electronic design automation software for semiconductor design. Synopsys delivers semiconductor design and verification software platforms and integrated circuit manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips. Synopsys also provides intellectual property and design services to help simplify the design process, reduce design costs and accelerate time to market for its customers. See "The Companies—Synopsys, Inc."

  North Acquisition Sub, Inc.
  700 E. Middlefield Road
  Mountain View, CA 94043
  Telephone: (650) 584-5000

        Merger sub is a Delaware corporation and a wholly owned subsidiary of Synopsys. Merger sub was organized solely for the purpose of entering into the merger agreement with Nassda and completing the merger and has not conducted any business operations. See "The Companies—North Acquisition Sub, Inc."

Merger Consideration (Page 41)

        Upon the completion of the merger, each outstanding share of Nassda common stock (other than shares held by stockholders who have perfected their appraisal rights) will be converted into the right to receive $7.00 in cash, without interest.

        Upon the completion of the merger, you will have the right to receive the merger consideration but you will no longer have any rights as a Nassda stockholder. You will receive the merger consideration after exchanging your Nassda stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to you shortly after completion of the merger.

        See "The Merger—Merger Consideration."

Treatment of Stock Plans

        Upon the completion of the merger, Synopsys will assume all options to acquire Nassda common stock outstanding immediately prior to completion of the merger (other than those options held by the individual defendants which will be cancelled pursuant to relinquishment agreements among Synopsys, Nassda and the individual defendants), and each such assumed option will be converted into an option to acquire a number of shares of Synopsys common stock equal to the product of:

  •
  the number of shares of Nassda common stock subject to the option multiplied by

  •
  a fraction (referred to as the "option exchange ratio"), the numerator of which is $7.00 and the denominator of which is the average closing price of Synopsys common stock for the 10 consecutive trading days ending on and including the second trading day prior to the date the merger is completed,

  •
  rounded down to the nearest whole number of shares of Synopsys common stock.

        The per share exercise price for assumed options will be equal to the per share exercise price for the shares of Nassda common stock subject to the assumed option divided by the option exchange ratio, rounded up to the nearest whole cent. Except as provided above, the terms of the Nassda options assumed by Synopsys will remain the same.

Settlement of Outstanding Litigation by Synopsys

        Subject to the completion of the merger, Synopsys and the individual defendants have agreed to settle the outstanding lawsuit captioned Synopsys, Inc. v. An-Chang Deng, Nassda Corporation et al.; Superior Court of the State of California, County of Santa Clara; No. CV 787950 (the "state court action"). Synopsys and the individual defendants have entered into a settlement agreement, pursuant to which Synopsys and the individual defendants have agreed to settle the state court action and the individual defendants have agreed to make settlement payments in an aggregate amount equal to $61.6 million to Synopsys in connection with the completion of the merger. See "The Merger—Settlement of State Court Action" and "Other Agreements—Agreements Related to Individual Defendants—Agreement to Settle Litigation."

Market Price and Dividend Data (Page 9)

        Nassda common stock is listed on The Nasdaq National Market under the symbol "NSDA." On November 30, 2004, the last full trading day prior to the public announcement of the proposed merger, the last sales price of Nassda common stock was $4.28 per share. On    •    , 2005, the last full trading day prior to the date of this proxy statement, the last sales price of Nassda common stock was $    •    per share. See "Market Price and Dividend Data."

Material United States Federal Income Tax Consequences of the Merger (Page 43)

        The exchange of shares of Nassda common stock for the cash merger consideration will be a taxable transaction to Nassda's stockholders for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences of the Merger."

        Because individual circumstances may differ, we urge you to consult your tax advisor with respect to the tax consequences of the merger to you.

Reasons for the Merger (Page 29)

        In the course of reaching its decision to recommend the adoption and approval of the merger agreement, the special committee consulted with its legal counsel and financial advisor and Nassda's senior management and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  the fact that Nassda and certain of its officers, directors and employees have been involved in litigation with Synopsys for almost five years and the fact that Nassda has devoted significant financial and personnel resources in defense of such litigation;

  •
  Nassda's business and financial prospects if Nassda were to remain an independent company in light of its ongoing litigation with Synopsys and the uncertain current economic and industry environment;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity and the perceived risks thereof), the fact that two potential alternative acquirers had declined to pursue a strategic transaction with Nassda, the range of possible benefits to Nassda's stockholders of such alternatives (to the extent they were available to Nassda) and the timing and likelihood of accomplishing any of such alternatives, and the special committee's assessment that the merger with Synopsys presented an opportunity superior to such alternatives;

  •
  current financial market conditions, current and recent market prices, volatility and trading information with respect to Nassda common stock;

  •
  Nassda's financial condition, historical results of operations and business and strategic objectives as well as the risks involved in achieving those objectives, including risks relating to the ongoing litigation with Synopsys; and

  •
  other historical information concerning Nassda's business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, the special committee also considered, among other things, the following positive factors:

  •
  the fact that the $7.00 per share to be paid as the consideration in the merger represented a premium of approximately 78.4% over the 30 trading day trailing average sale price of $3.92 per share and a premium of approximately 63.6% over the $4.28 closing sale price for Nassda common stock on The Nasdaq National Market on November 30, 2004, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the financial presentation of Deutsche Bank Securities Inc. ("Deutsche Bank") on November 30, 2004 and the opinion delivered on November 30, 2004 to the special committee to the effect that, based upon and subject to the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, the merger consideration of $7.00 per share in cash received by holders of Nassda common stock was fair from a financial point of view to those holders (except the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion) (the full text of this opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to the proxy statement);

  •
  the agreement by Synopsys to request dismissal of the state court action and the lawsuits captioned Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2519 (SI) and Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2664 (SI) (the "federal court actions") immediately after the completion of the merger, and the agreement by Synopsys, Nassda and the individual defendants not to take further action in the state court action and federal court actions during the period prior to the completion of the merger, which would significantly reduce legal costs for Nassda and allow Nassda's management to focus on the day to day operations of Nassda's business; and

  •
  the fact that pursuant to the merger agreement, Nassda is not prohibited from responding in the manner provided in the merger agreement to certain takeover proposals that Nassda's board of directors determines in good faith constitute or are reasonably likely to lead to superior offers, and Nassda may terminate the merger agreement under certain circumstances to enter into an acquisition agreement with a third party making a superior offer (as described below in "The Merger Agreement—No Solicitation").

        In the course of its deliberations, the special committee also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the merger, including the possible impact of the merger on Nassda's employees, customers, distributors and partners;

  •
  the conditions to Synopsys' obligation to complete the merger and the right of Synopsys to terminate the merger agreement under certain circumstances;

  •
  the risk that an insufficient number of Nassda's employees will remain with Nassda until the completion of the merger (although an employee retention bonus plan was implemented in connection with the merger agreement in an effort to reduce such risk, as described below in "The Merger—Retention Bonus Plan");

  •
  the potential damage to Nassda's litigation position if the merger were not completed;

  •
  the risk that if the merger were not completed there would be a potential negative effect on Nassda's sales, operating results and stock price and Nassda's ability to attract and retain key management and personnel; and

  •
  the interests that Nassda's directors and executive officers, including the directors and executive officers who are individual defendants, may have with respect to the merger in addition to their interests as stockholders of Nassda generally as described in "The Merger—Interests of Nassda's Directors and Management in the Merger."

        See "The Merger—Reasons for the Merger and Recommendation of the Board of Directors and Special Committee."

Recommendation to Stockholders (Page 29)

        The special committee unanimously approved, adopted and declared advisable the merger agreement and the remaining transaction documents. Following the unanimous recommendation by the special committee, Nassda's board of directors:

  •
  approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement;

  •
  determined and believed that the merger is advisable, and fair to and in the best interests of Nassda's stockholders; and

  •
  recommended that Nassda's stockholders adopt and approve the merger agreement.

        See "The Merger—Reasons for the Merger and Recommendation of the Board of Directors and Special Committee."

Opinion of Financial Advisor (Page 31)

        Deutsche Bank delivered its opinion to the special committee that, as of November 30, 2004 and based upon and subject to the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with its opinion, the merger consideration of $7.00 per share in cash to be received by Nassda's stockholders was fair, from a financial point of view, to Nassda's stockholders (other than the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion).

        The full text of Deutsche Bank's written opinion dated November 30, 2004, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to this proxy statement. You are urged to read the Deutsche Bank opinion in its entirety. Deutsche Bank provided its opinion to inform and assist the special committee in connection with its consideration of the transactions contemplated by the merger agreement. The Deutsche Bank opinion is not a recommendation to you as to how you should vote with respect to the merger agreement.

The 2005 Annual Meeting of Nassda Stockholders (Page 9)

        Time, Date and Place.    The annual meeting will be held on    •    , 2005, at Nassda's headquarters located at 2650 San Tomas Expressway, Santa Clara, California 95051 at    •    , local time, to consider and vote upon proposals to adopt and approve the merger agreement, elect a Class III director, ratify the appointment of Deloitte & Touche LLP as Nassda's independent registered public accounting firm and grant discretionary authority to adjourn or postpone the annual meeting to another time or place for the purpose of soliciting additional proxies (the proposal to grant such discretionary authority, the "adjournment proposal"). If the proposals to elect a director and ratify the appointment of Deloitte & Touche LLP are approved and the adoption and approval of the merger agreement is approved, the election of the Class III director and ratification of Deloitte & Touche LLP as auditors will remain effective only until the completion of the merger.

        Record Date and Voting Power.    You are entitled to vote at the annual meeting if you owned shares of Nassda common stock at the close of business on    •    , 2005, the record date for the annual meeting. You will have one vote at the annual meeting for each share of Nassda common stock you owned at the close of business on the record date. There are    •    shares of Nassda common stock entitled to be voted at the annual meeting.

        Required Vote.    The approval of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants), is required for Nassda and Synopsys to complete the proposed merger. The approval of Nassda's stockholders holding a majority of the outstanding shares of Nassda common stock as of the close of business on the record date is also required for Nassda and Synopsys to complete the proposed merger. Certain directors, officers and employees of Nassda who held in the aggregate approximately    •    shares of Nassda common stock, representing approximately    •    % of Nassda's outstanding shares as of the record date, whose votes will count for purposes of the second approval described above (but not for purposes of the first approval described above), have entered into voting agreements with Synopsys, pursuant to which each of them has agreed to vote their shares in favor of the adoption and approval of the merger agreement.

        The director nominee receiving the highest number of votes will be elected to the board of directors as the Class III director. The ratification of the appointment of Deloitte & Touche LLP as Nassda's independent registered accounting firm and the adjournment proposal require the affirmative vote of a majority of the shares by the holders of Nassda common stock voting in person or by proxy at the annual meeting. The outcome of the election of director and the ratification of the appointment of Deloitte & Touche LLP will not affect the vote on the proposal to adopt and approve the merger agreement.

        Share Ownership of Directors and Management.    As of the record date, Nassda's directors and executive officers and their affiliates own approximately    •    % of the shares entitled to vote at the annual meeting. However, neither the votes of Nassda's directors and executive officers, nor the votes of the individual defendants and the related parties of the individual defendants, will count toward the closing condition that requires that the merger agreement be adopted and approved by the holders of a majority of the shares of Nassda common stock casting votes affirmatively or negatively on the merger agreement.

        See "The Annual Meeting."

Interests of Nassda's Directors and Management in the Merger (Page 38)

        When considering the recommendations by Nassda's board of directors, you should be aware that a number of Nassda's officers and directors have interests in the merger that are different from, or in addition to, yours, including, among others:

  •
  existing indemnification rights and rights to exculpation from liabilities as provided in Nassda's bylaws and indemnification agreements for Nassda's directors, officers and certain employees will be continued if the merger is completed (such indemnification agreements were put in place or amended in anticipation of the merger to take into account the proposed merger);

  •
  Synopsys has agreed to maintain directors' and officers' liability insurance for persons who are covered by Nassda's directors' and officers' liability insurance as of the date of the merger agreement for six years after the completion of the merger;

  •
  litigation against certain of Nassda's officers and directors and the other individual defendants brought by Synopsys will be settled in connection with the completion of the merger;

  •
  litigation against certain of Nassda's officers and directors that derive largely from the state court action may be extinguished as a result of the foregoing settlement;

  •
  in connection with the completion of the merger and the settlement of the state court action, the individual defendants will make settlement payments to Synopsys in the aggregate amount of $61.6 million (of which approximately $24.4 million and $19.7 million will be payable by Sang S. Wang, chief executive officer and chairman of Nassda, and An-Chang Deng, president, chief operating officer and a director of Nassda, respectively) and have agreed that all of their options to purchase Nassda common stock valued at approximately $5.9 million (based on a Nassda common stock value of $7.00 per share) will be cancelled (of which options valued at approximately $167,000 held by each of Drs. Wang and Deng will be cancelled); and

  •
  each individual defendant will provide Synopsys and Nassda with a general release in connection with the completion of the merger and in turn will receive a general release from Synopsys, and each non-defendant officer and director of Nassda will be released from claims with respect to the state court action and federal court actions in connection with the completion of the merger, contingent upon executing a release of claims in favor of Synopsys and its related parties.

        See "The Merger—Interests of Nassda's Directors and Management in the Merger."

Conditions to Completion of the Merger (Page 46)

        Completion of the merger is subject to the satisfaction or waiver of various conditions, including, among other things, the following conditions to the obligations of one or both of Nassda and Synopsys: (1) the adoption and approval of the merger agreement by the requisite holders of Nassda common stock, (2) holders of no more than 17.5% of the shares of Nassda common stock as of the date of the completion of the merger having demanded appraisal rights, (3) the receipt of all approvals and consents of applicable governmental and regulatory agencies, (4) the representations and warranties of each of Nassda and Synopsys and certain representations and warranties of the individual defendants having been accurate at the time made and being accurate as of the completion of the merger to the extent set forth in the merger agreement, (5) the performance of Nassda, Synopsys and the individual defendants of their respective covenants and obligations in all material respects, (6) the absence of any legal restraint or prohibition that has the effect of preventing completion of the merger or related transactions, (7) the absence of any pending or threatened legal proceeding to the extent set forth in the merger agreement, (8) the absence of any material adverse change to Nassda and (9) the continued employment of Nassda employees to the extent set forth in the merger agreement.

        See "The Merger Agreement—Conditions to Completion of the Merger."

Termination of the Merger Agreement (Page 50)

        Each of Synopsys and Nassda has a limited right to terminate the merger agreement under the circumstances set forth in the merger agreement.

        See "The Merger Agreement—Termination."

Limitation on Nassda's Consideration of Other Acquisition Proposals (Page 48)

        Nassda has agreed it will not solicit or encourage the initiation of inquiries regarding any acquisition proposals by third parties, or take other actions with respect to such proposals that are prohibited by the merger agreement. Nassda may respond to unsolicited superior acquisition proposals under the circumstances set forth in the merger agreement.

        See "The Merger Agreement—No Solicitation."

Expenses and Termination Fees (Page 57)

        The merger agreement provides that regardless of whether the merger is completed, all expenses incurred by the parties will be borne by the party incurring such expenses. Nassda has agreed to pay a termination fee of $6 million (and in certain circumstances, a termination fee equal to the lesser of $1 million or the fees and expenses incurred by Synopsys in connection with the merger agreement and certain transactions contemplated by the merger agreement) if the merger agreement is terminated under the circumstances set forth in the merger agreement.

        See "The Merger Agreement—Termination Fee."

Accounting Treatment (Page 41)

        The merger will be accounted for as a purchase transaction for financial accounting purposes. See "The Merger—Accounting Treatment."

Regulatory Matters (Page 44)

        The HSR Act prohibits Nassda and Synopsys from completing the merger until Nassda and Synopsys have furnished certain information and materials to the Antitrust Division of the Department of Justice and the FTC and the required waiting period has ended. Synopsys and Nassda have each filed the required notification and report forms and the required waiting period has not ended as of the date of this proxy statement. The FTC has requested additional information and documentary material in connection with its review of the proposed merger with Synopsys. The FTC request will result in an extension of the waiting period under the HSR Act. Nassda and Synopsys plan to respond promptly to the FTC request. In addition, the parties filed notification of the merger with the Federal Cartels Office in the Republic of Germany and the waiting period has expired, and no objections were raised to the completion of the merger. See "The Merger—Regulatory Matters."

Appraisal Rights (Page 13)

        Nassda stockholders have the right under Delaware law to dissent from the adoption and approval of the merger agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Nassda common stock determined in accordance with Delaware law. The fair value of shares of Nassda common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption and approval of the merger agreement and must precisely follow specific procedures, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex B. Nassda's stockholders are encouraged to read these provisions carefully and in their entirety. See "The Annual Meeting—Appraisal Rights."

Market Price and Dividend Data

        Nassda common stock is quoted on The Nasdaq National Market under the symbol "NSDA". This table shows, for the periods indicated, the range of high and low bids for Nassda common stock as quoted on The Nasdaq National Market.

	Common Stock
	Low	High
Fiscal Year Ending September 30, 2005:
Second Quarter (through January 27, 2005)	$6.55	$6.92
First Quarter	3.26	6.95
Fiscal Year Ended September 30, 2004:
Fourth Quarter	$3.46	$4.70
Third Quarter	3.75	7.43
Second Quarter	6.77	8.59
First Quarter	6.70	9.00
Fiscal Year Ended September 30, 2003:
Fourth Quarter	$6.94	$9.36
Third Quarter	4.38	9.18
Second Quarter	4.97	11.93
First Quarter	4.02	14.05
Fiscal Year Ended September 30, 2002:
Fourth Quarter	$5.15	$14.50
Third Quarter	11.20	19.02
Second Quarter	10.80	22.37
First Quarter	15.24	22.59

        The following table sets forth the closing per share sales price of Nassda common stock, as reported on The Nasdaq National Market on November 30, 2004, the last full trading day before the public announcement of the proposed merger, and on January 27, 2005, the last full day of trading prior to the date of this proxy statement:

Common Stock Closing Price
November 30, 2004	$4.28
January 27, 2005	$6.71

        Nassda has never declared or paid cash dividends on its common stock. Nassda's current policy is to retain earnings for use in Nassda's business. Following the merger there will be no further market for Nassda common stock.

The Annual Meeting

        Nassda is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by Nassda's board of directors for use at the annual meeting.

Date, Time and Place

        Nassda will hold the annual meeting at its headquarters located at 2650 San Tomas Expressway, Santa Clara, California 95051, at     •    , local time, on    •    , 2005.

Purpose of Annual Meeting

        At the annual meeting, Nassda will ask you to adopt and approve the merger agreement. The special committee unanimously approved, adopted and declared advisable the merger agreement and the remaining transaction documents. Following the unanimous recommendation by the special committee, Nassda's board of directors:

  •
  approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement;

  •
  determined and believed that the merger is advisable, and fair to and in the best interests of Nassda's stockholders; and

  •
  recommended that Nassda's stockholders adopt and approve the merger agreement.

        Nassda's board of directors is also asking you to elect a director, ratify the appointment of Nassda's independent registered public accounting firm for fiscal 2005 and approve the adjournment proposal at the annual meeting. Nassda's board of directors recommends that you vote "for" the adoption and approval of the merger agreement, "for" the Class III director nominee, "for" the ratification of the appointment of Nassda's independent registered public accounting firm and "for" the adjournment proposal. The proposals for the election of a director and ratification of the appointment of Nassda's independent registered public accounting firm will not affect the vote on the proposal to adopt and approve the merger agreement, and if all three proposals are approved, will remain effective only until the completion of the merger.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Nassda common stock at the close of business on    •    , 2005, the record date, are entitled to notice of and to vote at the annual meeting. At the close of business on the record date,    •    shares of Nassda common stock were issued and outstanding and held by approximately    •    holders of record. A quorum will be present at the annual meeting if a majority of the shares of Nassda common stock issued and outstanding and entitled to vote at the close of business on the record date are represented in person or by proxy. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Nassda common stock at the close of business on the record date are entitled to one vote per share at the annual meeting on each of the four proposals.

Votes Required

        The adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants) is required for Nassda and Synopsys to complete the proposed merger. The adoption and approval of the merger agreement by Nassda's stockholders holding a majority of the outstanding shares of Nassda common stock as of the close of business on the record date is also required for Nassda and Synopsys to complete the proposed merger. If a stockholder fails to return his or her proxy card and does not vote in person at the annual meeting, or otherwise cast a valid ballot at the annual meeting, the effect will be that a stockholder's shares will be counted as a vote against adoption and approval of the merger agreement for purposes of the required adoption and approval by the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date, and will not be counted as a vote for or against adoption and approval of the merger agreement for purposes of the required adoption and approval by the affirmative vote of the holders of a majority of the shares of Nassda common stock casting votes affirmatively or negatively on the merger agreement (excluding

Nassda's officers and directors, the individual defendants and the related parties of the individual defendants).

        With respect to the other matters being considered at the annual meeting, the director nominee receiving the highest number of votes will be elected, and the ratification of the appointment of Deloitte & Touche LLP as Nassda's independent registered accounting firm and the approval of the adjournment proposal require the affirmative vote of a majority of the shares by the holders of Nassda common stock voting in person or by proxy at the annual meeting.

Voting by Nassda's Directors, Executive Officers and Certain Stockholders

        At the close of business on the record date, Nassda's directors and executive officers and their affiliates owned and were entitled to vote     •    shares of Nassda common stock, which represented approximately    •    % of the shares of Nassda common stock outstanding as of the close of business on that date.

        Nassda's officers, directors and other individual defendants, in their capacity as stockholders, have agreed, pursuant to voting agreements with Synopsys, to vote their shares of Nassda common stock in favor of the adoption and approval of the merger agreement. As of the record date these stockholders held approximately    •    shares of Nassda common stock, representing approximately    •    % of the outstanding shares of Nassda common stock as of the close of business on the record date. These voting agreements do not assure that the required vote will be obtained, however, because the merger agreement also requires that the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants) be obtained in order for Nassda and merger sub to complete the merger.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" each of the proposals to be voted upon at the annual meeting, including the adoption and approval of the merger agreement.

        Shares of Nassda common stock represented at the annual meeting but not voting, including shares of Nassda common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        If a stockholder abstains from voting or fails to return his or her proxy card and does not vote in person at the annual meeting, the effect will be that a stockholder's shares will be counted as a vote against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock as of the close of business on the record date, and will not be counted as a vote for or against adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the shares of Nassda common stock casting votes affirmatively or negatively on the merger agreement (excluding Nassda's officers and directors, the individual defendants and the related parties of the individual defendants). Brokers who hold shares of Nassda common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares on the adoption and approval of the merger agreement and the adjournment proposal in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption and approval of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Nassda common stock.

        If a stockholder abstains from voting on the proposal to ratify the appointment of Deloitte & Touche LLP as Nassda's independent registered public accounting firm or on the adjournment proposal, it will have no effect on the outcomes of the proposals. Brokers who hold shares of Nassda common stock in street name for customers who are the beneficial owners of such shares have discretion to vote these shares on routine matters. Brokers will have discretionary authority to vote shares held in street name on the proposals to elect a Class III director and ratification of Nassda's independent registered accounting firm, both of which are routine matters. Brokers will not have discretionary authority to vote shares held in street name on the adoption of the merger agreement or the adjournment proposal.

        Nassda does not expect that any matters other than the proposals to (1) adopt and approve the merger agreement, (2) elect one Class III director, (3) ratify the appointment of its independent registered public accounting firm for the fiscal year ending September 30, 2005 and (4) grant discretionary authority to adjourn or postpone the annual meeting for the purpose of soliciting additional proxies, will be brought before the annual meeting. If, however, other matters are properly presented at the annual meeting, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy at any time before the proxy card is voted by:

  •
  filing with the secretary of Nassda a duly executed revocation of proxy at any time before the commencement of the annual meeting;

  •
  submitting a revised vote through the Internet or by telephone prior to the close of the Internet or telephone voting facility, respectively, if a stockholder initially voted through the Internet or by telephone;

  •
  submitting a duly executed proxy to the secretary of Nassda bearing a later date; or

  •
  appearing at the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

        All costs of solicitation of proxies will be borne by Nassda. You should send in your proxy by mail without delay. Nassda will reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        You should not send stock certificates with your proxies. A letter of transmittal with instructions for the surrender of Nassda common stock certificates will be mailed to you as soon as practicable after completion of the merger.

Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting

        Nassda will hold a 2006 annual meeting of stockholders only if the merger is not completed.

        As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission (the "SEC"). Proposals of Nassda's stockholders intended to be presented for consideration at Nassda's 2006 annual meeting of stockholders must be received by Nassda no later

than    •    , 2005, in order that they may be included in the proxy statement and form of proxy related to that meeting.

        The SEC rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in a company's proxy statement. The discretionary vote deadline for Nassda's 2006 annual meeting is    •    , 2005, which is 45 calendar days prior to the first anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the discretionary vote deadline, Nassda's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Nassda's 2006 annual meeting.

        In addition, Nassda's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, which are proposed to be properly brought before an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered no less than 60 days prior to the date specified in the proxy statement provided to stockholders in connection with the preceding year's annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder must be received within a reasonable time before Nassda makes the solicitation. A stockholder's notice must include: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of the stockholder proposing such business; (3) the class and number of shares of Nassda stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information required by the 1934 Act. In addition, if a stockholder wishes to nominate a candidate for director, the stockholder's notice must also include the following information for the candidate: (i) name, age, business address and residence address; (ii) principal occupation; (iii) class and number of shares of Nassda stock beneficially owned; (iv) description of all arrangements between the stockholder and the nominee; and (v) any other information required by the 1934 Act (including the candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). A copy of the full text of Nassda's bylaws is available from Nassda's secretary upon written request. Proposals should be sent to Nassda Corporation, 2650 San Tomas Expressway, Santa Clara, California 95051, Attention: Secretary.

Director Communications

        Stockholders may communicate with directors by contacting Nassda's chief financial officer at (408) 988-9988 or in writing at Nassda's headquarters. The chief financial officer will relay the question or message to the specific director with whom the stockholder wishes to communicate or if no specific director is requested, the chief financial officer will relay the question or message to the chairman of the board.

Appraisal Rights

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex B. Stockholders intending to exercise appraisal rights should carefully review Annex B. Failure to follow precisely any of the statutory procedures set forth in Annex B may result in a termination or waiver of these rights.

        If the merger is completed, dissenting holders of Nassda common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of Nassda common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

        The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the adoption and approval of the merger agreement and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of Nassda common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the completion of the merger.

        A stockholder who desires to exercise his, her or its appraisal rights must satisfy all of the following conditions of Section 262:

  •
  be a holder of record of share of Nassda common stock;

  •
  deliver to Nassda a written demand for appraisal of his, her or its shares of Nassda common stock before the commencement of the annual meeting;

  •
  abstain with respect to the proposal to adopt and approve the merger agreement or vote "no" with respect to such proposal; and

  •
  continuously hold his, her or its shares of Nassda common stock through the completion of the merger.

        A written demand for appraisal of shares must be filed with Nassda before the commencement of the annual meeting on    •    , 2005. This written demand for appraisal of shares must be in addition to and separate from either a vote against the adoption and approval of the merger agreement or abstention with respect to such proposal. Any proxy or vote against the adoption and approval of the merger agreement will not alone constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or on behalf of the fiduciary. If the shares are owned by or on behalf of more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Nassda common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Nassda at 2650 San Tomas Expressway, Santa Clara, California 95051, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its Nassda common stock. Within 10 days after the effective time of the merger, Nassda must provide notice of the effective time of the merger to all of Nassda's stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the completion of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to Nassda a written demand for a statement listing the aggregate number of shares not voted in favor of the adoption and approval of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Nassda must mail such written statement to the stockholder no later than the later of 10 days after the stockholder's request is received by Nassda or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

        Within 120 days after the completion of the merger (but not thereafter), either Nassda or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Nassda shares held by stockholders entitled to appraisal rights. Nassda has no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon Nassda, and Nassda must, within 20 days after service of such petition, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have validly demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Nassda. If Nassda files a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Nassda and to the stockholders shown on the list at the addresses therein stated, and if so ordered by the court, notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and Nassda will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

        Stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "Material United States Federal Income Tax Consequences of the Merger" on beginning on page 43.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the completion of the merger, a stockholder may withdraw his demand for appraisal and receive payment for his or her shares as provided in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with Nassda's consent. If no petition for appraisal is filed with the court within 120 days after the completion of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as Nassda has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any stockholder to comply fully with the procedures described above and set forth in Annex B to this proxy statement may result in termination of such stockholder's appraisal rights.

The Companies

Nassda Corporation

        Nassda is a leading provider of full-chip circuit simulation and analysis software for the design and verification of complex nanometer-scale semiconductors. By enabling semiconductor designers to identify and correct nanometer design and verification problems, Nassda's software provides a number of key benefits to its customers, including an improved ability to achieve first silicon success, reduced chip production costs, accelerated time to market through shortened design cycles and enhanced chip performance. Nassda believes that its first product, HSIM, is the electronic design automation industry's first hierarchical circuit simulator that meets the detailed verification challenges of today's integrated circuit designs. Nassda believes that its second product, LEXSIM, is the first tool able to simulate the nanometer effects of both the power network and signal interconnects for complex integrated circuits with millions of transistors and extracted parasitic elements. Nassda believes that its third product, CRITIC, is the first tool able to provide accurate analysis of nanometer effects automatically on critical signal paths and clock networks for complex, high-performance digital integrated circuits designed with high-end applications specific integrated circuits ("ASIC") or customer-owned tooling flows. In May 2003, Nassda released its fourth product, HANEX, which it believes to be the first hybrid timing analysis tool to automatically identify critical paths and report timing violations, which incorporate the impact of crosstalk effects on signal delays in high-speed custom digital integrated circuits.

        Nassda was incorporated in California in August 1998. Nassda reincorporated in Delaware in September 2001. Nassda's principal executive offices are located at 2650 San Tomas Expressway, Santa Clara, California 95051. Nassda's telephone number at that location is (408) 988-9988. Additional information regarding Nassda is contained in its filings with the SEC. Nassda's filings with the SEC are available on Nassda's website at www.nassda.com. Information contained on Nassda's website is not a part of this proxy statement. See also "Where You Can Find More Information" on page 79.

Synopsys, Inc.

        Synopsys is a world leader in electronic design automation software for semiconductor design. Synopsys delivers semiconductor design and verification software platforms and integrated circuit manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips. Synopsys also provides intellectual property and design services to help simplify the design process, reduce design costs and accelerate time to market for its customers.

        Synopsys was incorporated in 1986 in North Carolina and reincorporated in Delaware in 1987. Its headquarters are located at 700 East Middlefield Road, Mountain View, California 94043. Its telephone number at that location is (650) 584-5000.

North Acquisition Sub, Inc.

        Merger sub is a Delaware corporation and a wholly owned subsidiary of Synopsys. Merger sub was organized solely for the purpose of entering into the merger agreement with Nassda and completing the merger and has not conducted any business operations.

The Merger

Background of the Merger

State Court Action and Federal Court Actions

        Synopsys filed claims against Nassda in state and federal court. These claims were based on the alleged facts and circumstances relating to the departure of Nassda's five founders—Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev and Jeh-Fu Tuan—from their employment at Synopsys, the founding of Nassda and the development and sale of HSIM and Nassda's other products. Each of Nassda's founders and Sang S. Wang, Nassda's chief executive officer and chairman, became an employee of Synopsys when Synopsys acquired EPIC Design Technology in February 1997. Dr. Wang resigned from Synopsys in March 1998 and served as a consultant to Synopsys until June 1998. Dr. Deng, Nassda's president, chief operating officer and director, and Nassda's four other founders resigned from Synopsys at approximately the same time in August 1998 and became employees of Nassda immediately thereafter. Dr. Wang became an employee of Nassda in April 1999.

State Court Action

        In February 2000, Synopsys filed a complaint in the Superior Court of the State of California in the County of Santa Clara (Case No. CV787950) against Nassda and Dr. Deng, Nassda's President. The complaint alleged breach of contract, breach of fiduciary trust, diversion of corporate opportunity and constructive trust. In September 2001, Synopsys filed its second amended complaint, which added claims of inducing/aiding and abetting breach of fiduciary duty, including aiding and abetting diversion of corporate opportunity, misappropriation of trade secrets, civil conspiracy, breach of confidence and unfair competition, and added as individual defendants Dr. Wang and Nassda's four other founders. In September 2002, Synopsys filed a supplemental second amended complaint that contained supplemental allegations but added no new claims or parties. In January 2003, the discovery referee issued orders creating rebuttable presumptions in favor of Synopsys on certain evidentiary issues to sanction Nassda for erasure of certain computer files requested in discovery by Synopsys. These rulings meant that Nassda must prove at trial that it did not take or use Synopsys' source code or other confidential information, rather than the usual requirement that Synopsys provide such proof in the first instance. Nassda filed a motion for reconsideration of this order and in March 2003, the court denied Nassda's motion, concluding that it was barred on procedural grounds. In January 2003, Synopsys filed a third amended complaint, which contained supplemental allegations but added no new claims or parties. Nassda filed an answer denying Synopsys' allegations. Further, in September 2003, Synopsys notified Nassda and the individual defendants that it reserved the right to seek up to $80 million in punitive damages with respect to claims for which punitive damages are allowed under California Civil Code Section 3294, and up to $50 million in punitive damages with respect to the trade secret claims under California Civil Code Section 3426.3(c). In August 2003, Synopsys filed several motions for terminating sanctions against Nassda, which were heard in January 2004. In June 2004, the court ruled on Synopsys' motions for terminating sanctions. The discovery referee vacated the orders of January 2003 that created the rebuttable presumptions in favor of Synopsys, but issued new orders. These orders limited Nassda's and the individual defendants' defenses regarding the timing and the development of the initial HSIM source code and the evidence that Nassda and the remaining individual defendants can present at trial. For purposes of trial, among other things, the orders established as facts that: (1) the first 60,000 lines of source code of HSIM and all the ideas and concepts reflected therein, to the extent they were not publicly known, were copied or derived from Synopsys' source code or other Synopsys' materials while the individual defendants were employed by Synopsys; and (2) Nassda and the individual defendants acted in concert to intentionally alter, destroy, lose or misplace items requested in discovery and conceal evidence. These orders also struck the answer of one individual defendant, Mr. Tuan. The discovery referee denied Synopsys' request to strike Nassda's answers and the answers of the remaining individual defendants. In August 2004, Nassda and the individual defendants filed a writ petition in the California Court of Appeal, Sixth Appellate District in San Jose, seeking to overturn these orders. In October 2004, the Court of Appeal requested that Synopsys file an opposition to the petition and provided Nassda and the individual defendants with the opportunity to file a reply to Synopsys' opposition. In October 2004, the Superior Court vacated the previously set January 2005 trial date and stayed all trial proceedings pending final determination of the writ proceedings. Synopsys filed its brief with the Court of Appeal in November 2004. Synopsys has requested unspecified damages of at least $25 million, an injunction, a constructive trust on unspecified intellectual property belonging to Nassda and other relief. In December 2004, the Court of Appeal stayed the case in its entirety pending approval of the merger.

Federal Court Actions

        In May 2001, Synopsys filed a complaint in the United States District Court, Northern District of California, San Jose division (Case No. CO1-20423 PVT) against Nassda, alleging that Nassda's HSIM software infringes U.S. Patent No. 5,878,053 entitled "Hierarchical Power Network Simulation and Analysis tool for reliability testing of Deep Submicron IC Designs" (the "053 Patent"), which is purportedly assigned to Synopsys. Since the case began, Synopsys has also alleged that Nassda's subsequently released HSIM 2.0 and LEXSIM products, infringe the 053 Patent. Synopsys has requested relief including damages from $4.1 million to $13.7 million and an injunction. Synopsys has also requested that any damage award be trebled for alleged willful infringement. In June 2001, Nassda filed an answer to the complaint denying infringement of a valid, enforceable patent and asserting counterclaims. Nassda has since amended its counterclaims. Nassda's current counterclaims allege that, among other things, the 053 Patent is invalid, unenforceable and not infringed and that Synopsys has violated federal antitrust and state unfair competition laws.

        From time to time, the court has ruled on summary judgment motions in the case. In May 2002, the court granted summary judgment in favor of Synopsys on Nassda's invalidity defenses and counterclaims, concluding that they were barred by the doctrine of assignor estoppel. The court denied Synopsys' motion with respect to Nassda's unenforceability defense and counterclaim. In November 2002, the court issued an order granting summary judgment in favor of Synopsys on certain antitrust counterclaims based on the doctrine of assignor estoppel. However, the court declined to rule on Synopsys' motion with respect to Nassda's other antitrust and unfair competition counterclaims. In addition, the court issued a ruling construing the claims of the 053 Patent in August 2002.

        In September 2002, the U.S. Patent and Trademark Office granted Nassda's request for ex parte reexamination of the 053 Patent based on prior art not previously considered by the Patent Office. Nassda moved to stay the federal litigation pending the outcome of the reexamination and the court granted its motion in December 2002. In August 2004, the U.S. Patent and Trademark Office issued a final rejection of all of the claims of the 053 Patent. Synopsys has appealed the final rejection to the U.S. Patent and Trademark Office Board of Patent Appeals and Interferences.

        Activity on several other summary judgment motions has been suspended because the court stayed the federal litigation. In November 2002, Synopsys filed three motions for summary judgment. The first motion asked the court to enter judgment before trial that Nassda's products infringe the 053 Patent. The second motion asked the court to rule before trial against Nassda on its defense that the 053 Patent is unenforceable because Synopsys committed inequitable conduct in obtaining the patent. Nassda submitted oppositions to both of these motions. Synopsys' third motion asked the court to rule before trial against Nassda on its remaining antitrust counterclaims. Because of the court's prior rulings against Nassda on its other antitrust counterclaims, Nassda did not oppose this motion. In November 2002, Nassda also filed a summary judgment motion, which asked the court to enter judgment before trial that its products do not infringe the 053 Patent. Synopsys opposed this motion. The court issued its order staying the federal litigation in December 2002 before the parties' reply briefs were due. In December 2004, the court stayed the case in its entirety pending approval of the merger.

        In June 2003, Synopsys filed a second complaint in the United States District Court, Northern District of California, San Francisco Division (Case No. C03-2664 RS) against Nassda, alleging that Nassda's products, including but not limited to HSIM and HANEX software products, infringe Synopsys U.S. Patent No. 6,249,898 entitled "Methods and Systems for Reliability Analysis of CMOS VLSI Circuits Based on Stage Partitioning and Node Activities" (the "898 Patent"). In July 2003, Nassda filed an answer denying that Nassda infringed the 898 Patent and asserting as defenses that the 898 Patent is invalid and unenforceable. Nassda also brought a declaratory judgment counterclaim seeking judgment that the 898 Patent is not infringed by Nassda and that the 898 Patent is invalid and unenforceable. In August 2003, Synopsys filed a motion to dismiss these defenses and counterclaims on the ground that Nassda is estopped from contesting the validity and enforceability of the 898 Patent based on the doctrine of assignor estoppel. Synopsys' motion also sought to strike its defenses of laches, patent misuse and unclean hands on the ground that Nassda had not pleaded them with sufficient particularity. Nassda opposed Synopsys' motions. In October 2003, the court denied Synopsys' motion to dismiss and strike the invalidity and unenforceability defenses and counterclaims and granted Synopsys' motion to strike the laches, patent misuse and unclean hands defenses with leave to amend the pleadings. In March 2004, Synopsys filed a motion for partial summary judgment on the ground that Nassda is barred from contesting the validity and enforceability of the 898 Patent based on the doctrine of assignor estoppel. In April 2004, the Court ruled that Nassda was barred under the doctrine of assignor estoppel from asserting the 898 Patent is invalid or unenforceable by virtue of pre-assignment inequitable conduct. The court issued a ruling construing the claims of the 898 Patent in July 2004. The court had set the case for trial beginning on April 25, 2005. Synopsys and Nassda entered into a tolling agreement to stay this action until the earlier of the date Synopsys notifies the court that the merger agreement has terminated or March 31, 2005.

Discussions among Nassda, Synopsys and Individual Defendants regarding Settlement of the State Court Action and Federal Court Actions and between Nassda and Synopsys regarding the Merger

  Overview

        Throughout the pendency of the state court action and the federal court actions, the members of the Nassda board of directors met periodically with litigation counsel and received updates regarding the status of the actions. In addition, at most meetings of the Nassda board of directors, the non-defendant directors met in executive session.

        From June 11, 2004 to June 14, 2004, Drs. Wang and Deng and Tammy S. Liu, Nassda's vice president, finance, chief financial officer and secretary, held several telephonic meetings with the non-defendant members of the Nassda board of directors to discuss possible strategic alternatives, among other things. As a result of these discussions, the non-defendant members of the Nassda board of directors requested that Nassda management contact potential strategic partners, including Synopsys, and interview and make a recommendation regarding the selection of a financial advisor to assist the Nassda board of directors in its consideration of possible strategic alternatives.

        On June 18, 2004, Ms. Liu and Dr. Aart de Geus, Synopsys' chairman and chief executive officer, met at an offsite location to discuss a potential acquisition of Nassda by Synopsys and resolution of the state court action and federal court actions.

        On June 22, 2004, a meeting of the Nassda board of directors was held with representatives of Weil, Gotshal & Manges LLP, Nassda's litigation counsel ("WGM"). Drs. Deng and Wang did not attend this meeting. At this meeting, the Nassda board of directors discussed possible strategic alternatives that might be available to Nassda, including a potential acquisition of Nassda by Synopsys, a strategic transaction with another electronic design automation company and issuing a dividend of a portion of Nassda's cash balances to its stockholders in lieu of entering into a strategic transaction, as well as possible approaches to resolve the state court action and the federal court actions. At the conclusion of this meeting, Ms. Liu joined the meeting to discuss the retention of a financial advisor to advise the non-defendant members of the Nassda board of directors regarding the strategic alternatives. After a discussion of various financial advisor candidates, the Nassda board of directors authorized Nassda to retain Deutsche Bank Securities Inc. ("Deutsche Bank"). Pursuant to the authorization, Nassda entered into an engagement letter with Deutsche Bank on June 24, 2004. The Nassda board of directors also requested that Ms. Liu have further discussions with representatives of Synopsys to discuss a possible acquisition of Nassda by Synopsys and settlement of the state court action and federal court actions.

        On June 28, 2004, Ms. Liu spoke with Steven K. Shevick, Synopsys' senior vice president, finance, and chief financial officer, regarding a possible acquisition transaction and settlement of the state court action and federal court actions and arranged to meet with Mr. Shevick on June 30, 2004.

        On June 30, 2004, Ms. Liu and representatives of Deutsche Bank met with Mr. Shevick and Randy Tinsley, Synopsys' vice president, business development, and discussed the possible benefits to the parties of an acquisition of Nassda by Synopsys and the settlement of the state court action and federal court actions. In the course of the June 30, 2004 discussion, the Synopsys representatives advised Ms. Liu and the Deutsche Bank representatives that Synopsys intended that the individual defendants would have to forego all or a substantial portion of the proceeds of the per share merger consideration to which the individual defendants would otherwise be entitled and that Nassda would not compensate the individual defendants for the foregone amount. In the course of the meeting, Messrs. Shevick and Tinsley indicated that Synopsys was considering a payment of merger consideration in cash to all Nassda stockholders (the "per share merger consideration") of approximately $6.00. Ms. Liu and the Deutsche Bank representatives indicated that Nassda believed appropriate per share merger consideration was substantially higher in light of possible benefits and synergies to Synopsys from the acquisition.

        From June 30, 2004 through September 29, 2004, Ms. Liu and representatives of Deutsche Bank, Synopsys, Wilson Sonsini Goodrich & Rosati Professional Corporation ("WSGR"), Nassda's counsel, Cooley Godward LLP ("Cooley Godward"), Synopsys' outside counsel, and, after August 30, 2004, Richards Layton & Finger P.A. ("RLF"), counsel to the special committee (which was formed and appointed RLF as its counsel and Deutsche Bank, previously Nassda's board of directors' financial advisor, as its financial advisor on August 30, 2004), and subgroups thereof, had numerous telephone conferences, meetings and other communications, including, but not limited to, those referred to below, regarding the principal terms of the proposed acquisition and settlement of the state court action and federal court actions. Throughout this period and through the execution of the merger agreement on November 30, 2004, Ms. Liu and the representatives of Deutsche Bank, RLF and WSGR regularly reported their discussions with Synopsys and its counsel to the non-defendant members of the Nassda board of directors and, later, the Nassda special committee.

        During the course of the negotiations, various of the parties discussed various financial terms, such as the per share merger consideration and the amount of the aggregate settlement payment, and nonfinancial terms, such as the scope and length of noncompetition agreements for the individual defendants, the terms of the merger agreement and the terms of the settlement agreement and its exhibits. Throughout the discussions, representatives of Nassda, Deutsche Bank, RLF and WSGR made it clear that any proposals regarding the treatment of the individual defendants were not proposals that those representatives had any authority to negotiate but instead would be suggestions or recommendations by the non-defendant members of the Nassda board of directors and, later, the Nassda special committee, which would require the express negotiation and agreement with the individual defendants.

  Additional Discussions

        In early July 2004, representatives of Deutsche Bank contacted two other parties with respect to a potential strategic transaction with Nassda. Shortly thereafter, the two other parties declined the opportunity to pursue such a transaction with Nassda.

        On July 6, 2004, Ms. Liu met with the individual defendants to summarize Synopsys' initial proposal and discuss the individual defendants' views on a possible settlement of the state court action.

        On July 12, 2004, the Nassda board of directors held its regularly scheduled board meeting at which each board member other than Mr. Aronson was present. At that meeting, representatives of Deutsche Bank reported on the discussions to date with representatives of Synopsys and its contacts with the two third parties. Ms. Liu and representatives of WSGR also attended the board meeting.

        On July 21, 2004, Messrs. Shevick and Tinsley met with Ms. Liu and representatives of Deutsche Bank regarding the price per share of Nassda common stock and for an aggregate settlement payment to be made by the individual defendants to Synopsys in connection with the settlement of the state court action (the "aggregate settlement payment"). The Synopsys representatives proposed per share merger consideration of $6.50. Ms. Liu and the Deutsche Bank representatives countered with a proposal of per share merger consideration of $8.50. In addition, the aggregate settlement payment and the proceeds to be retained by the individual defendants net of the aggregate settlement payment and applicable tax payments (the "net proceeds") were discussed in general but no firm proposals were exchanged.

        On July 23, 2004, Robert Specker, Synopsys' associate general counsel, provided a form of nondisclosure agreement to Ms. Liu. From July 23, 2004 to July 28, 2004, Mr. Specker and representatives of WSGR and Cooley Godward held a number of telephone conferences to negotiate the terms of the nondisclosure agreement. On July 29, 2004, Synopsys and Nassda finalized and executed the nondisclosure agreement.

        On August 6, 2004, Ms. Liu met with the individual defendants to discuss the status of the negotiations with Synopsys and receive input from the individual defendants on matters related to the proposed settlement of the state court action.

        Also on August 6, 2004, Ms. Liu and representatives of Deutsche Bank met with Messrs. Shevick and Tinsley to discuss the proposed acquisition and settlement of the state court action and federal court actions. At this meeting, representatives of Deutsche Bank proposed per share merger consideration of $8.00. Ms. Liu communicated that net proceeds of $25 million to the individual defendants might be acceptable to the individual defendants in connection with a settlement and release of claims in the state court action. Messrs. Shevick and Tinsley again communicated Synopsys' prior proposal with respect to the per share merger consideration and agreed to take the net proceeds proposal under consideration.

        On August 12, 2004, Mr. Tinsley and representatives of Deutsche Bank discussed the proposed acquisition and settlement of the state court action and federal court actions. Following that discussion, a representative of Deutsche Bank reiterated to Mr. Tinsley a proposal reflecting per share merger consideration of $8.00 and net proceeds of $25 million to the individual defendants. Those present at the meeting discussed the aggregate settlement payment and net proceeds and decided to focus on the net proceeds formulation rather than the aggregate settlement payment and to defer determination of the individual defendants' applicable tax rates.

        On August 13, 2004, Mr. Tinsley made a proposal to representatives of Deutsche Bank that included per share merger consideration of $7.00 and $23.4 million of net proceeds to the individual defendants.

        On August 16, 2004, all of the members of the Nassda board of directors held a meeting at which representatives of WSGR and Deutsche Bank were present to discuss the terms of the proposed acquisition of Nassda by Synopsys and the status of Deutsche Bank's contacts with other potential acquirers.

        Also on August 16, 2004, Ms. Liu, Mr. Tinsley, Mr. Shevick and representatives of Deutsche Bank met to discuss the most recent proposal of per share merger consideration of $7.00 per share and net proceeds of $23.4 million, as well as other aspects of the proposed acquisition and settlement of the state court action and federal court actions. During this meeting those present agreed that Synopsys should prepare a draft summary of terms of the proposed acquisition and settlement reflecting Synopsys' proposal of August 13, 2004.

        From August 16 to August 19, 2004, Ms. Liu and representatives of Deutsche Bank, Synopsys, Cooley Godward, Robert W. Wood Professional Corporation ("RWW"), tax counsel to certain of the individual defendants, and WSGR, and subgroups thereof, had a number of telephone conferences, meetings and other communications to discuss the terms of the proposed acquisition of Nassda by Synopsys, the schedule of the proposed acquisition and the structure and tax treatment of the settlement payments.

        The non-defendant members of the Nassda board of directors had been meeting in executive session throughout the course of the litigation due to the potential conflicts of interest of Drs. Deng and Wang with respect to the state court action. At a meeting of the Nassda board of directors on August 27, 2004, at which Drs. Deng and Wang were not present but which Ms. Liu and representatives of WSGR attended, the non-defendant directors determined to seek the advice of Delaware counsel regarding the possibility of establishing a special committee in connection with the proposed acquisition of Nassda by Synopsys or a third party and matters related to the possible settlement of the state court action and federal court actions. The non-defendant directors requested that Mr. Winn facilitate the selection of and consultation with Delaware counsel.

        On August 30, 2004, the Nassda board of directors held a meeting at which Ms. Liu, representatives of WSGR and RLF, who had previously been contacted by Mr. Winn to potentially serve as counsel to the non-defendant directors, were present. Drs. Deng and Wang did not attend this meeting. The Nassda board of directors discussed possible conflicts of interest and resolved that none of Messrs. Aronson and Winn or Dr. Huang had a conflict of interest that would prevent any of them from serving on a special committee of the Nassda board of directors formed for the purposes of considering an acquisition of Nassda by Synopsys or a third party and matters related to the possible settlement of the state court action and federal court actions. The Nassda board of directors approved the formation of the special committee. Messrs. Aronson and Winn and Dr. Huang held a meeting of the special committee on August 30, 2004 and appointed RLF as its counsel and requested that RLF, with the participation of WSGR as necessary, negotiate and assess any possible strategic transaction. The special committee also considered and determined that Deutsche Bank did not have a conflict of interest that would prevent it from serving as financial advisor to the special committee and appointed Deutsche Bank as its financial advisor and approved the entering into of an engagement letter with Deutsche Bank as of August 30, 2004, superseding the prior engagement letter with Nassda. Representatives of Deutsche Bank reported to the special committee on the status of discussions with Synopsys and its contacts with the other two parties whom Deutsche Bank had contacted.

        Commencing with the appointment of RLF as counsel to the special committee, representatives of RLF and, as requested by RLF, WSGR, worked with representatives of Deutsche Bank to negotiate and draft the merger agreement and related agreements. At the direction of the special committee and, as requested from time to time by RLF, Ms. Liu acted as a liaison to the individual defendants and WSGR acted as a liaison to counsel for the individual defendants.

        On September 1, 2004, Mr. Specker sent a draft of a summary of principal terms of the proposed acquisition of Nassda by Synopsys and settlement of the state court action and federal court actions to a representative of RLF, which did not specify the per share merger consideration, aggregate settlement payment or net proceeds, and also sent a request for diligence materials. From September 1 to September 29, 2004, representatives of Synopsys, Deutsche Bank, Cooley Godward, RLF and WSGR continued to negotiate, in meetings and telephone conferences, and exchange revised drafts of the summary of terms relating to the acquisition and the settlement of the litigation.

        On September 3, 2004, Dr. Huang and Mr. Aronson held a telephonic meeting of the special committee, which representatives of Deutsche Bank and RLF attended, to review and discuss the draft summary of terms provided by Synopsys.

        Messrs. Aronson and Winn and Dr. Huang held a telephonic meeting of the special committee on September 6, 2004, which representatives of Deutsche Bank and RLF attended, for the purposes of further discussing the proposed terms. Later that day, representatives of RLF provided comments regarding the proposed terms to representatives of Synopsys and Cooley Godward, including a request to include in the summary the previously discussed $7.00 of per share merger consideration and the $23.4 million of net proceeds.

        On September 8, 2004, Mr. Tinsley and a representative of RLF discussed the principal terms of the proposed acquisition and settlement of the state court action and federal court actions. The representative of RLF conveyed to Mr. Tinsley concerns expressed by the individual defendants regarding their inability to determine their tax liabilities related to the transaction with certainty and indicated that representatives of the individual defendants suggested that one solution to that uncertainty would be that Synopsys agree to indemnify the individual defendants for any tax liabilities that would reduce the net proceeds below $23.4 million. Mr. Tinsley responded that Synopsys was unwilling to provide any such indemnification.

        From September 13 to September 23, 2004, a number of telephone conferences, meetings and other communications occurred among the tax advisors for Nassda, Synopsys and the individual defendants regarding the structure and tax treatment of the proposed transaction and settlement payments.

        On each of September 10, 11, 13 and 15, 2004, Messrs. Aronson and Winn and Dr. Huang, or at least a quorum of the members of the special committee, held telephonic meetings of the special committee to discuss the status of the negotiations between the parties. Ms. Liu and representatives of RLF, Deutsche Bank and WSGR also attended the meetings.

        On September 20, 2004, Mr. Specker sent a revised draft of a summary of principal terms of the proposed acquisition of Nassda by Synopsys and settlement of the state court action and federal court actions to a representative of RLF. The summary of terms included per share merger consideration of $7.00 and an aggregate settlement payment of $83.65 million. Although the revised summary of terms did not include a specified amount of net proceeds, Synopsys representatives indicated verbally to representatives of Deutsche Bank and RLF that Synopsys estimated the net proceeds would be $23.4 million.

        On September 21, 2004, Messrs. Aronson and Winn held a telephonic meeting of the special committee, which Ms. Liu and representatives of Deutsche Bank and RLF attended. At the meeting, the representatives of Deutsche Bank and RLF provided a summary of the proposed terms of the acquisition and settlement. At this meeting, the special committee requested that Ms. Liu discuss certain provisions of the summary of terms with the individual defendants. Ms. Liu had several telephonic discussions with certain of the individual defendants regarding the applicable terms from September 21, 2004 to September 23, 2004.

        On September 23, 2004, Messrs. Aronson and Winn and Dr. Huang held two telephonic meetings of the special committee. At the first telephonic meeting, representatives of RLF, Deutsche Bank and WSGR and Ms. Liu were also present. RLF and Deutsche Bank discussed the status of the negotiations of the proposed acquisition and settlement and Ms. Liu provided feedback from her discussions with the individual defendants.

        On September 23, 2004, after the first telephonic meeting of the special committee, Mr. Tinsley spoke with a representative of RLF and proposed changing the per share merger consideration to $6.75.

        The Nassda special committee then held a second telephonic meeting on September 23, 2004, at which Ms. Liu and representatives of Deutsche Bank and WSGR were present and the representatives of Deutsche Bank summarized the revised proposal of per share merger consideration of $6.75. The members of the special committee discussed the revised proposal briefly, agreed unanimously to reject it and requested that Deutsche Bank convey the special committee's response to Synopsys' representatives.

        On September 24, 2004, Rex Jackson, Synopsys' vice president, general counsel and corporate secretary and Mr. Specker held a telephonic meeting with Ms. Liu and representatives from Dechert LLP ("Dechert"), Synopsys' litigation counsel, WGM and counsel to each of the individual defendants to discuss a potential stay of the state court action and the federal court actions during the negotiation of the proposed acquisition and settlement.

        At various times after September 24, 2004, representatives of Synopsys, Nassda, Dechert, Cooley Godward, RLF and WGM discussed a potential stay of the state court action and the federal court actions and stipulations to extensions of discovery deadlines during the negotiation of the proposed acquisition and settlement.

        On September 24, 2004, Mr. Tinsley sent a revised summary of terms to representatives of RLF and Deutsche Bank that included, among other terms, per share merger consideration of $7.00 and net proceeds of $20.0 million. Based on further discussions among the parties regarding the applicable tax rates of the individual defendants (which were estimated to be higher than previously discussed), the revised summary of terms estimated that the aggregate settlement payment would be $65.0 million. Representatives of Deutsche Bank then conveyed the revised proposal to Messrs. Aronson and Winn and Dr. Huang at a telephonic meeting of the special committee held on September 24, 2004, at which Ms. Liu and representatives of RLF and WSGR were also present. The special committee unanimously authorized the representatives of Deutsche Bank and RLF to continue discussions with Synopsys, the commencement of due diligence and the negotiation of appropriate procedures regarding commercially sensitive and technical due diligence and the negotiation of an exclusivity agreement with Synopsys pursuant to which Nassda agreed to refrain from taking certain actions with regard to other potential acquisition transactions. The special committee also authorized Ms. Liu to deliver a summary of the proposed acquisition and settlement terms to the individual defendants and their counsel and to report to such persons on the status of the discussions between the special committee and Synopsys.

        From September 24, 2004 to September 28, 2004, representatives of RLF and Deutsche Bank had a number of discussions with Messrs. Specker and Tinsley and representatives of Cooley Godward regarding the terms of the proposed acquisition, settlement and exclusivity agreement.

        On September 27, 2004, Messrs. Aronson and Winn held a telephonic meeting of the special committee to discuss the terms of the proposed acquisition and settlement and the proposed exclusivity agreement. Ms. Liu and representatives of Deutsche Bank, RLF, WGM and WSGR attended the meeting and provided reports on the discussions to the members of the special committee, as well as a proposed stay of in the litigation between the parties during the pendency of the negotiations. At the conclusion of the telephonic meeting, the special committee members authorized Nassda to execute the exclusivity agreement, the commencement of due diligence activities and negotiation of definitive acquisition and settlement agreements with Synopsys and the individual defendants.

        On September 28, 2004, Mr. Specker provided representatives of Deutsche Bank and RLF with revised summary of terms that specified per share merger consideration of $7.00 and net proceeds of $20.0 million. The amount of the aggregate settlement payment and the applicable tax rates of the individual defendants were not specified.

        On September 29, 2004, Ms. Liu, at the request of the special committee, provided the summary of terms to the individual defendants.

        On September 29, 2004, Ms. Liu, Messrs. Specker and Tinsley and representatives of Cooley Godward, KPMG LLP, Synopsys' independent accountants, and WSGR met at the offices of WSGR in Palo Alto, California to discuss the due diligence process. Also on that day, Nassda executed an exclusivity agreement in favor of Synopsys, which provided for an exclusivity period through October 20, 2004.

        From September 30, 2004 to November 30, 2004, representatives of Synopsys, Cooley Godward and KPMG conducted legal and financial diligence regarding Nassda.

        On October 1, 2004, a representative of Thoits, Love, Hershberger & McLean ("TLHM"), counsel for Jeh-Fu Tuan, contacted representatives of WSGR regarding the proposed terms of the acquisition and settlement and discussed potential processes for negotiation of applicable provisions with the individual defendants and their respective counsel.

        On October 4, 2004, Ms. Liu met with the individual defendants to review the portions of the summary of terms relevant to the individual defendants and discuss the allocation of the aggregate settlement payment and net proceeds among the individual defendants.

        As a follow-up to this discussion, on October 5, 2004, a representative of Sideman & Bancroft LLP, counsel for Messrs. Feinberg and Tcherniaev, contacted a representative of WSGR to present questions and comments from the various counsel to the individual defendants regarding terms of the proposed acquisition that related specifically to such individual defendants and the proposed settlement of the state court action. Representatives of Sideman & Bancroft, Morgan, Franich, Fredkin & Marsh ("MFFM"), counsel to Dr. Deng, and WSGR met on October 8, 2004 to discuss the proposed settlement terms, the terms of the proposed acquisition as it related to the individual defendants and process.

        Representatives of Cooley Godward delivered initial drafts of the merger agreement, settlement agreement and other related agreements to the parties at various times from October 5, 2004 to October 20, 2004. From October 5, 2004 to November 30, 2004, representatives of Synopsys, Cooley Godward, RLF and WSGR negotiated and provided revised drafts of the merger agreement and related agreements.

        Between October 8, 2004 and late November 2004, Ms. Liu, Messrs. Specker and Tinsley and representatives of Cooley Godward, RLF and WSGR held a number of telephonic discussions and otherwise communicated regarding due diligence procedures for commercially sensitive and technical information. The mutual nondisclosure agreement dated July 28, 2004 between Nassda and Synopsys was amended on several occasions to reflect such discussions.

        On October 18, 2004, the Nassda board of directors held its regularly scheduled quarterly meeting, which Ms. Liu and representatives of WSGR attended. Ms. Liu and the representatives of WSGR provided a brief overview of the status of negotiation of the definitive agreements for the acquisition and litigation settlement.

        On October 19, 2004, Messrs. Aronson and Winn and Dr. Huang held a telephonic meeting of the special committee regarding the status of discussions between the parties. Ms. Liu and representatives of Deutsche Bank, RLF and WSGR provided the special committee members with an update on the status of the various agreements and open items. The special committee authorized the extension of the exclusivity period with Synopsys. On October 19, 2004 Nassda executed an amendment of the exclusivity agreement with Synopsys which extended the exclusivity period through October 25, 2004.

        On October 26, 2004, Messrs. Aronson and Winn held a telephonic meeting of the special committee to discuss the status of negotiation of the merger agreement, settlement agreement and related documents, as well as the status of due diligence. Ms. Liu and representatives of Deutsche Bank, RLF and WSGR attended the meeting and provided reports regarding those matters. The members of the special committee present authorized the extension of the exclusivity period.

        On October 27, 2004 Nassda executed an amendment of the exclusivity agreement with Synopsys which extended the exclusivity period through November 2, 2004.

        From October 27, 2004 to November 30, 2004, representatives of Synopsys, Cooley Godward, RLF, WSGR and counsel for the individual defendants held a number of telephone conferences and meetings to negotiate the settlement agreement, including, without limitation, the structure and tax-related aspects of the merger consideration to be received by the individual defendants and the aggregate settlement payment, the voting agreements and the other agreements to which the individual defendants are parties and exchanged revised drafts of such agreements.

        On November 2, 2004, Messrs. Aronson and Winn held a telephonic meeting of the special committee to review the status of the proposed acquisition and a proposed press release of Nassda regarding recent developments in the state court action and federal court actions, including the request by the Court of Appeal for the State of California for briefing from counsel for each of Synopsys and Nassda on a writ filed by Nassda. Ms. Liu and representatives of Deutsche Bank, RLF and WSGR attended the telephonic meeting. The members of the special committee approved Nassda's proposed disclosure. After a presentation by representatives of Deutsche Bank on the status of negotiations among the parties, the members of the special committee agreed to amend the exclusivity agreement to extend the exclusivity period through November 7, 2004, although no amendment to the exclusivity period was executed. The press release was issued on November 3, 2004.

        On November 7, 2004, Messrs. Aronson and Winn and Dr. Huang held a telephonic meeting of the special committee, which Ms. Liu and representatives of Deutsche Bank, RLF, WGM and WSGR attended, to discuss the status of the negotiations among the parties. WGM reviewed the current status of the litigation between Synopsys and Nassda and representatives of WSGR and RLF reviewed the status of the merger agreement, settlement agreement and related agreements and reviewed open matters. Representatives of Deutsche Bank also presented Deutsche Bank's preliminary financial analysis of the proposed transaction.

        On November 11, 2004, the special committee held a telephonic meeting, at which Ms. Liu and representatives of RLF, WSGR and Deutsche Bank were present. The special committee reviewed the open matters under the proposed merger agreement and provided guidance to Deutsche Bank to proceed with negotiations. The special committee authorized the extension of the exclusivity period with Synopsys until November 14, 2004 although no amendment to the exclusivity agreement was executed.

        On November 16, 2004, Messrs. Aronson and Winn and Dr. Huang held a telephonic meeting of the special committee to discuss the status of negotiations among the parties. Representatives of Deutsche Bank, RLF and WSGR also attended the meeting.

        On November 24, 2004, Mr. Tinsley and a representative of RLF held a telephone conference to discuss the amount of the aggregate settlement payment by the individual defendants. As Synopsys and the individual defendants had been unable to agree on the applicable tax rates to be used to determine an aggregate settlement payment that would result in net proceeds of $20.0 million, Mr. Tinsley proposed an aggregate settlement payment of $62 million and requested that the representative of RLF to convey the proposal to the individual defendants and their counsel. From November 24, 2004 through November 29, 2004, Mr. Tinsley and a representative of RLF held a number of telephone conferences and otherwise communicated regarding amount of the aggregate settlement payment and the applicable tax rates.

        From November 24, 2004 to November 29, 2004, Mr. Winn had several telephonic discussions with Dr. Wang regarding the revised proposal made by Mr. Tinsley on the aggregate settlement payment by the individual defendants and Dr. Wang's discussions with the other individual defendants regarding the proposal.

        On November 29, 2004, Messrs. Aronson and Winn and Dr. Huang held a telephonic meeting of the special committee, at which representatives of Deutsche Bank, RLF and WSGR were present. The special committee reviewed the remaining open issues and heard a report from Mr. Winn regarding his discussions with Dr. Wang.

        On November 29, 2004, the parties agreed that the aggregate settlement payment would be $61.6 million.

        On November 30, 2004, Messrs. Aronson and Winn and Dr. Huang held a telephonic meeting of the special committee. Representatives of Deutsche Bank, RLF and WSGR also attended the meeting. Representatives of WSGR reviewed the status of the merger agreement and settlement agreement and the related agreements and reviewed the open matters. Following a discussion of that presentation, Deutsche Bank presented its financial analysis of the proposed transaction. Representatives of RLF then reviewed with the special committee the committee's fiduciary obligations and representatives of WSGR and RLF reviewed with the special committee the nature of the proposed resolutions approving the merger agreement. Deutsche Bank then delivered to the special committee its oral opinion, subsequently confirmed in writing, to the effect that, as of November 30, 2004, and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank in connection with its opinion, the per share merger consideration of $7.00 per share in cash to be received by Nassda's stockholders was fair, from a financial point of view, to such stockholders (other than the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion). See "The Merger—Opinion of Special Committee's Financial Advisor." Following questions from the members of the special committee and further discussion, the special committee unanimously resolved to recommend that the board of directors approve, adopt and declare advisable the merger agreement and the remaining transaction documents and recommend to the holders of Nassda common stock that they vote in favor of the adoption and approval of the merger agreement.

        Immediately thereafter, the Nassda board of directors convened a telephonic meeting at which each member was present. Ms. Liu and representatives of Deutsche Bank, RLF and WSGR also attended the meeting. Representatives of WSGR reviewed the status of the merger agreement and settlement agreement and the related agreements and reviewed the open matters. Following a discussion of that presentation, Deutsche Bank presented its financial analysis of the proposed transaction and confirmed that it had presented to the special committee its oral opinion to the special committee to the effect that, as of November 30, 2004, and based upon and the per share merger consideration of $7.00 per share in cash received by Nassda's stockholders was fair, from a financial point of view, to Nassda's stockholders (other than the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion). Representatives of RLF and WSGR then reviewed with the board of directors its obligations and the nature of the proposed resolutions approving the merger agreement. Ms. Liu then discussed with the board of directors the communications plan for announcement of the transaction. Following questions from the members of the Nassda board of directors and further discussion, the Nassda board of directors approved the merger agreement and the remaining transaction documents, determined that the merger is advisable and fair to and in the best interests of Nassda's stockholders, and recommended to the holders of Nassda common stock that they vote in favor of the adoption and approval of the merger agreement. Drs. Deng and Wang abstained from voting on the resolutions.

        On November 30, 2004 and December 1, 2004, Synopsys, Nassda and the individual defendants and, where applicable, the relevant counter-parties, executed the merger agreement, settlement agreements, voting agreements, indemnification agreements, tolling agreements and related agreements. On December 1, 2004, Synopsys, Nassda and the individual defendants delivered to the relevant counterparties their respective signature pages to the various transaction agreements and Synopsys and Nassda issued press releases announcing the transaction.

        In December 2004, litigation counsel for Synopsys, Nassda and the individual defendants, as the case may be, filed motions for stays of the state court action, the appellate proceedings related to the state court action before the Court of Appeals for the State of California and the federal court actions. On December 14, 2004, December 14, 2004 and December 7, 2004, respectively, the motions were granted.

Reasons for the Merger and Recommendation by the Board of Directors and Special Committee

        In the course of reaching its decision to recommend the adoption and approval of the merger agreement, the special committee consulted with its legal counsel and financial advisor and Nassda's senior management and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  the fact that Nassda and certain of its officers, directors and employees have been involved in litigation with Synopsys for almost five years and the fact that Nassda has devoted significant financial and personnel resources in defense of such litigation;

  •
  Nassda's business and financial prospects if Nassda were to remain an independent company in light of its ongoing litigation with Synopsys and the uncertain current economic and industry environment;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity, and the perceived risks thereof), the fact that two potential alternative acquirers had declined to pursue a strategic transaction with Nassda, the range of possible benefits to Nassda's stockholders of such alternatives (to the extent they were available to Nassda) and the timing and likelihood of accomplishing any of such alternatives, and the special committee's assessment that the merger with Synopsys presented an opportunity superior to such alternatives;

  •
  current financial market conditions, current and recent market prices, volatility and trading information with respect to Nassda common stock;

  •
  Nassda's financial condition, historical results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives, including risks relating to the ongoing litigation with Synopsys; and

  •
  other historical information concerning Nassda's business, prospects, financial performance and condition, operations, technology, management and competitive position.

        In the course of its deliberations, the special committee also considered, among other things, the following positive factors:

  •
  the fact that the $7.00 per share to be paid as the consideration in the merger represented a premium of approximately 78.4% over the 30 day trading day trailing average sale price of $3.92 per share and a premium of approximately 63.6% over the $4.28 closing sale price for Nassda common stock on The Nasdaq National Market on November 30, 2004, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the financial presentation of Deutsche Bank on November 30, 2004 and the opinion of Deutsche Bank delivered on November 30, 2004 to the special committee to the effect that, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank in connection with its opinion, the merger consideration of $7.00 per share in cash received by holders of Nassda common stock was fair from a financial point of view to those holders (except the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion) (the full text of this opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to the proxy statement);

  •
  the agreement by Synopsys to request dismissal of the state court action and federal court actions immediately after the completion of the merger, and the agreement by Synopsys, Nassda and the individual defendants not to take further action in the state court action and federal court actions during the period prior to the completion of the merger, which would significantly reduce legal costs for Nassda and allow Nassda's management to focus on the day to day operations of Nassda's business; and

  •
  the fact that pursuant to the merger agreement, Nassda is not prohibited from responding in the manner provided in the merger agreement to certain takeover proposals that Nassda's board of directors determines in good faith constitute or are reasonably likely to lead to superior offers, and Nassda may terminate the merger agreement under certain circumstances to enter into an acquisition agreement with a third party making a superior offer (as described below in "The Merger Agreement—No Solicitation").

        In the course of its deliberations, the special committee also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the merger, including the possible impact of the merger on Nassda's employees, customers, distributors and partners;

  •
  the conditions to Synopsys' obligation to complete the merger and the right of Synopsys to terminate the merger agreement under certain circumstances;

  •
  the risk that an insufficient number of Nassda's employees will remain with Nassda until the completion of the merger (although an employee retention bonus plan was implemented in connection with the merger agreement in an effort to reduce such risk, as described below in "The Merger—Retention Bonus Plan");

  •
  the potential damage to Nassda's litigation position if the merger were not completed;

  •
  the risk that if the merger were not completed there would be a potential negative effect on Nassda's sales, operating results and stock price and Nassda's ability to attract and retain key management and personnel; and

  •
  the interests that Nassda's directors and executive officers, including the directors and executive officers who are individual defendants, may have with respect to the merger in addition to their interests as stockholders of Nassda generally as described in "The Merger—Interests of Nassda's Directors and Management in the Merger."

        The preceding discussion of the information and factors considered by the special committee is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, the special committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather, it conducted an overall analysis of the factors described above, including discussions with and questioning of its legal and financial advisors and Nassda's senior management and legal advisors.

        After its consideration of the preceding factors and deliberations, the special committee recommended that Nassda's board of directors approve and declare advisable the merger, the merger agreement and the transactions contemplated by the merger agreement.

        Recommendation of Board of Directors and Special Committee.    The special committee unanimously approved, adopted and declared advisable the merger agreement and the remaining transaction documents. Following the unanimous recommendation by the special committee, Nassda's board of directors:

  •
  approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement;

  •
  determined and believed that the merger is advisable, and fair to and in the best interests of Nassda's stockholders; and

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  recommended that Nassda's stockholders adopt and approve the merger agreement.

Opinion of the Nassda Special Committee's Financial Advisor

        Deutsche Bank acted as financial advisor to the special committee of Nassda's board of directors in connection with the merger. At the November 30, 2004 meeting of the special committee, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the special committee to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank in connection with its opinion, the $7.00 in cash per share price of Nassda common stock to be received by Nassda's stockholders was fair, from a financial point of view, to Nassda's stockholders (other than the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion).

        The full text of Deutsche Bank's written opinion dated November 30, 2004, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. You are urged to read the Deutsche Bank opinion in its entirety. The summary of the Deutsche Bank opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Deutsche Bank opinion. The Deutsche Bank opinion is not a recommendation to you as to how you should vote with respect to the merger agreement.

        In connection with Deutsche Bank's role as financial advisor to the special committee, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial information and other information concerning Nassda and certain internal analyses and other information furnished to it by Nassda. Deutsche Bank also held discussions with the members of the senior management of Nassda regarding the businesses and prospects of Nassda.

        In addition, Deutsche Bank:

  •
  reviewed the reported prices and trading activity for Nassda common stock;

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  compared certain financial and stock market information for Nassda with similar information for certain companies whose securities are publicly traded;

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  reviewed the financial terms of certain recent business combinations which it deemed comparable to the merger;

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  reviewed the terms of the merger agreement; and

  •
  performed such other studies and analyses and considered such other factors as it deemed appropriate.

        In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Nassda, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Nassda.

        With respect to the financial forecasts and projections made available to Deutsche Bank by Nassda and used in Deutsche Bank's analysis, Deutsche Bank assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Nassda as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they were based. The Deutsche Bank opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.

        For purposes of rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

  •
  the representations and warranties of Nassda contained in the merger agreement were true and correct;

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  Synopsys, merger sub and Nassda will each perform all of the covenants and agreements to be performed by it under the merger agreement;

  •
  all conditions to the obligation of each of Synopsys, merger sub and Nassda to consummate the merger will be satisfied without any waiver thereof;

  •
  all material governmental, regulatory, judicial or other approvals and consents required in connection with the consummation of the transactions contemplated by the merger agreement will be obtained; and

  •
  in connection with obtaining any necessary governmental, regulatory, judicial or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Synopsys or Nassda is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Synopsys or Nassda or materially reduce the contemplated benefits of the merger to Nassda.

        Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the special committee at its meeting on November 30, 2004.

        Analysis of Selected Publicly Traded Companies.    Deutsche Bank compared certain financial information and commonly used valuation measurements for Nassda to corresponding information and measurements for a group of nine publicly-traded electronic design automation companies (collectively, the "selected companies"), consisting of Synopsys and the following other companies:

  •
  Ansoft Corporation;

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  Cadence Design Systems, Inc.;

  •
  LogicVision, Inc.;

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  Magma Design Automation, Inc.;

  •
  Mentor Graphics Corporation;

  •
  PDF Solutions, Inc.;

  •
  Synplicity, Inc.; and

  •
  Verisity Ltd.

        Such financial information and valuation measurements included, among other things: (1) common equity market valuation; (2) ratios of common equity market valuation as adjusted for debt and cash ("enterprise value") to revenues; and (3) ratios of common equity market prices per share to earnings per share ("P/Es").

        To calculate the trading multiples for the selected companies, Deutsche Bank used publicly-available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by Thomson Financial Corporation's First Call Consensus and equity research analysts. First Call Consensus is a data service that monitors and publishes compilations of earnings estimates by various research analysts regarding companies of interest to institutional investors. Financial data for Nassda were based on internal estimates of Nassda management.

        Based on stock prices as of the close of business on November 30, 2004, Deutsche Bank calculated that:

  •
  the range of implied share prices of Nassda common stock based upon multiples of enterprise value to revenues for the selected companies on an estimated calendar year 2004 basis, excluding the high and low multiples, was $5.89 to $8.69 per share;

  •
  the range of implied share prices of Nassda common stock based upon multiples of enterprise value to revenues for the selected companies on an estimated calendar year 2005 basis, excluding the high and low multiples, was $5.94 to $8.26 per share;

  •
  the range of implied share prices of Nassda common stock based upon P/E multiples for the selected companies on an estimated calendar year 2004 basis, excluding the high, low and not meaningful multiples, was $1.25 to $1.37 per share; and

  •
  the calculation of the implied share prices of Nassda common stock based upon P/E multiples for the selected companies on an estimated calendar year 2005 basis would not be meaningful.

        None of the companies utilized as a comparison is identical to Nassda. Accordingly, Deutsche Bank believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

        Deutsche Bank noted that the $7.00 per share price of Nassda common stock in cash to be received by Nassda's stockholders was within the range of implied share prices of Nassda common stock based upon multiples of enterprise value to revenues for the selected companies, excluding the high and low multiples, and above the range of implied share prices of Nassda common stock based upon P/E multiples for the selected companies, excluding the high, low and not meaningful multiples.

        Analysis of Selected Precedent Transactions.    Deutsche Bank reviewed the financial terms, to the extent publicly available, of six completed merger and acquisition transactions involving public companies in the electronic design automation industry (the "selected transactions"). Deutsche Bank calculated various financial multiples and premiums over market value based on certain publicly available information for each of the selected transactions and compared them to corresponding financial multiples and premiums over market value for the merger, based on the per share merger consideration. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market or other conditions during the periods during which the selected transactions occurred. The selected transactions were (with announcement dates of such transactions in parentheses):

  •
  Numerical Technologies, Inc./Synopsys, Inc. (1/13/03)

  •
  inSilicon Corporation/Synopsys, Inc. (7/23/02)

  •
  Simplex Solutions, Inc./Cadence Design Systems, Inc. (4/24/02)

  •
  Innoveda, Inc./Mentor Graphics Corporation (4/23/02)

  •
  IKOS Systems, Inc./Mentor Graphics Corporation (12/07/01)

  •
  Avant! Corporation/Synopsys, Inc. (12/03/01)

        Deutsche Bank calculated that:

  •
  the range of implied share prices of Nassda common stock based upon multiples of enterprise value to trailing twelve month revenues for the target companies in the selected transactions, excluding the high and low multiples, was $6.06 to $8.35 per share;

  •
  the range of implied share prices of Nassda common stock based upon multiples of enterprise value to forward twelve month revenues for the target companies in the selected transactions, excluding the high and low multiples, was $5.95 to $9.02 per share;

  •
  the range of implied share prices of Nassda common stock based upon the closing share price of Nassda common stock one trading day prior to the announcement of the merger and premiums paid over the closing share price for the target companies in the selected transactions one trading day prior to the announcement of the respective transactions, excluding the high and low premiums, was $6.26 to $8.03 per share;

  •
  the range of implied share prices of Nassda common stock based upon the closing share price of Nassda common stock 30 trading days prior to the announcement of the merger and premiums paid over the closing share price for the target companies in the selected transactions on the date 30 trading days prior to the announcement of the respective transactions, excluding the high and low premiums, was $6.99 to $9.02 per share; and

  •
  the range of implied share prices of Nassda common stock based upon the average closing share price of Nassda common stock during the 30 trading days prior to the announcement of the merger and premiums paid over the average share price for the target companies in the selected transactions during the 30 trading days prior to the announcement of the respective transactions, excluding the high and low premiums, was $6.62 to $7.58 per share.

        Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Nassda and the companies involved in the selected transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Nassda.

        Deutsche Bank noted that the $7.00 per share price of Nassda common stock in cash to be received by Nassda's stockholders was within the range of implied share prices of Nassda common stock based upon multiples of enterprise value to revenues for the selected transactions, excluding the high and low multiples, and within the range of implied share prices of Nassda common stock based upon premiums paid in the selected transactions, excluding the high and low premiums.

        Analysis of Premiums Paid in Technology Transactions.    Deutsche Bank examined the premiums paid for historical business combinations involving technology companies. The group included 30 selected completed merger and acquisition transactions valued at between $150 million and $350 million since January 1, 2002 (the "selected (all) transactions"), of which 16 were transactions in which the consideration paid was cash (the "selected (cash) transactions"). All premiums for the selected (all) transactions and the selected (cash) transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market or other conditions during the periods during which such transactions occurred.

        Deutsche Bank calculated that:

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  the range of implied share prices of Nassda common stock based upon the closing share price of Nassda common stock one trading day prior to the announcement of the merger and premiums paid over the closing share price for the target companies in the selected (cash) transactions one trading day prior to the announcement of the respective selected (cash) transactions, excluding the first and fourth quartiles, was $5.05 to $7.11 per share;

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  the range of implied share prices of Nassda common stock based upon the closing share price of Nassda common stock as of the trading date four weeks prior to the announcement of the merger and premiums paid over the closing share price for the target companies in the selected (cash) transactions on the trading date four weeks prior to the announcement of the respective selected (cash) transactions, excluding the first and fourth quartiles, was $4.48 to $6.75 per share;

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  the range of implied share prices of Nassda common stock based upon the closing share price of Nassda common stock one trading day prior to the announcement of the merger and premiums paid over the closing share price for the target companies in the selected (all) transactions one trading day prior to the announcement of the respective selected (all) transactions, excluding the first and fourth quartiles, was $5.03 to $6.86 per share; and

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  the range of implied share prices of Nassda common stock based upon the closing share price of Nassda common stock as of the trading date four weeks prior to the announcement of the merger and premiums paid over the closing share price for the target companies in the selected (all) transactions on the trading date four weeks prior to the announcement of the respective selected (all) transactions, excluding the first and fourth quartiles, was $4.47 to $5.76 per share.

        Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Nassda and the companies involved in the selected (cash) transactions and the selected (all) transactions, Deutsche Bank believes that a comparable premiums paid analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in

Deutsche Bank's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Nassda.

        Deutsche Bank noted that the $7.00 per share price of Nassda common stock in cash to be received by Nassda's stockholders was within the ranges of implied share prices of Nassda common stock based upon premiums paid on the date one trading day prior to announcement in the selected (cash) transactions, excluding the first and fourth quartiles, above the range of implied share prices of Nassda common stock based upon premiums paid on the trading date four weeks prior to announcement in the selected (cash) transactions, excluding the first and fourth quartiles, and above the ranges of implied share prices of Nassda common stock based upon premiums paid on the date one trading day prior and the trading date four weeks prior to announcement in the selected (all) transactions, excluding the first and fourth quartiles.

        Summary of Analyses.    With respect to each of the three analyses described above, Deutsche Bank noted that the $7.00 per share price of Nassda common stock in cash to be received by Nassda's stockholders was either above the range for the companies and transactions with which Nassda and the merger were compared (in the case of (i) the range of implied share prices of Nassda common stock based upon P/E multiples in the analysis of selected publicly traded companies and (ii) the range of implied share prices of Nassda common stock based upon premiums paid on the trading date four weeks prior to announcement in the selected (cash) transactions and the ranges of implied share prices of Nassda common stock based upon premiums paid on the date one trading day prior and the trading date four weeks prior to announcement in the selected (all) transactions in the analysis of premiums paid in technology transactions) or within the range (in the case of (i) the range of implied share prices of Nassda common stock based upon multiples of enterprise value to revenues in the analysis of selected publicly traded companies, (ii) the ranges of implied share prices of Nassda common stock based upon multiples of enterprise value to revenues for the selected transactions and premiums paid in the selected transactions in the analysis of selected precedent transactions and (iii) the range of implied share prices of Nassda common stock based upon premiums paid one trading day prior to announcement in the selected (cash) transactions in the analysis of premiums paid in technology transactions) resulting from each particular analysis, and in the case of no analysis was it below the bottom end of the range. In reaching its opinion, Deutsche Bank did not assign any particular weight to any one analysis, or the results yielded by that analysis, although Deutsche Bank noted that none of its analyses, if viewed on a stand-alone basis, failed to support its opinion. Rather, having reviewed these results in the aggregate, Deutsche Bank exercised its professional judgment in determining that, based on the aggregate of the analyses used and the results they yielded, the per share merger consideration was fair, from a financial point of view, to Nassda's stockholders (other than the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion). Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between the characteristics of Nassda and the merger and the data selected for use in its analyses, as further discussed below.

        The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the special committee, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion.

        In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the special committee as to the fairness to Nassda's stockholders (other than the individual defendants, as to the fairness of the per share merger consideration to whom, Deutsche Bank had not been asked to express, and had not expressed, any opinion) of the per share merger consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by Nassda's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Nassda's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Nassda or its respective advisors, neither Nassda nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the merger were determined through negotiations between Synopsys and the special committee. Although Deutsche Bank provided advice to the special committee during the course of these negotiations, the decision to enter into the merger agreement was solely that of the special committee and Nassda's board of directors. As described above, the opinion and presentation of Deutsche Bank to the special committee were only one of a number of factors taken into consideration by the special committee in making its determination to approve the merger.

        Nassda's board of directors, and then the special committee, selected Deutsche Bank as financial advisor to the special committee in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. The special committee retained Deutsche Bank pursuant to a letter agreement dated August 30, 2004. As compensation for Deutsche Bank's services in connection with the merger, Deutsche Bank will receive a cash fee totaling $2,000,000, most of which is contingent upon the consummation of the merger. Nassda also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

        Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank and its affiliates may actively trade securities and other instruments and obligations of Synopsys or Nassda for their own accounts or the accounts of their customers and, accordingly, may from time to time hold a long or short position in such securities, instruments and obligations.

Settlement of State Court Action

        Synopsys and the individual defendants entered into an agreement to settle litigation pursuant to which Synopsys and the individual defendants agreed to settle the state court action and the individual defendants have agreed to make settlement payments in an aggregate amount of $61.6 million to Synopsys and to the cancellation of all options to acquire Nassda common stock held by them with a value of approximately $5.9 million (based on a Nassda common stock value of $7.00 per share) in connection with the completion of the merger. Of the aggregate settlement amount of $61.6 million, approximately $24.4 million and $19.7 million will be payable by Drs. Wang and Deng, respectively. Of the aggregate value of the options to be cancelled, options valued at approximately $167,000 held by each of Drs. Wang and Deng will be cancelled. In addition, subject to the completion of the merger, the individual defendants have agreed to provide to Synopsys and Nassda a general release, Synopsys has agreed to provide to the individual defendants a general release, and each non-defendant officer and director of Nassda will be released from the state court action and the federal court actions contingent upon executing a release of claims in favor of Synopsys and related parties. See "Other Agreements—Agreements Related to Individual Defendants—Agreement to Settle Litigation."

Merger-Related Litigation

        On December 1, 2004, Nassda and certain of its officers and directors were named in a class action complaint filed against Nassda and certain of its officers and directors in the Court of Chancery of the State of Delaware. This complaint alleges that defendants entered into the merger agreement with Synopsys for inadequate consideration. The complaint also alleges that the merger agreement was an unlawful plan to shield Nassda's board of directors and certain members of Nassda's management from liability to Synopsys in the state court action and federal court actions, and to shield them from liability to Nassda for claims asserted by the plaintiff in the pending derivative action. Plaintiff seeks to enjoin the proposed merger, or alternatively seeks damages if the proposed merger is completed. The parties stipulated to stay this case, and therefore any response by defendants to the complaint will now be due upon plaintiff's counsel giving two weeks notice to defendants of plaintiff's request that defendants respond to the complaint. On January 6, 2005, the judge signed the order staying the case, subject to the same reporting obligations in the pending derivative case.

        On December 3, 2004, Nassda and certain of its officers and directors were named in a complaint filed in the Superior Court of California, Santa Clara County. The complaint is a purported stockholder class action arising out of defendants' conduct in selling Nassda to Synopsys at an allegedly inadequate and unfair price. The plaintiffs allege that the defendants arrived at an unfair price so that at least two of its directors could avoid or significantly reduce their exposure in a pending lawsuit. The plaintiffs allege that as a result of this conduct, the defendants breached fiduciary duties. The plaintiffs allege that the defendants structured the terms of the acquisition to fit the needs of Synopsys, instead of seeking to obtain the highest price reasonably available to Nassda. The complaint seeks an injunction halting the merger and the implementation of a procedure to ensure the highest possible price for Nassda's stockholders. The complaint also seeks to direct the individual defendants to exercise their fiduciary duties to obtain a transaction in the best interest of Nassda's stockholders at the highest price. The complaint seeks to rescind the merger agreement and to impose a constructive trust upon any benefits improperly received by defendants as a result of improper conduct. The parties filed a stipulation on January 20, 2005 extending the time for defendants to respond to the complaint until March 4, 2005.

Interests of Nassda's Directors and Management in the Merger

        When considering the recommendation of Nassda's board of directors and special committee, you should be aware that a number of Nassda's officers and directors have interests in the merger that are different from, or in addition to, yours.

        All such additional interests are described below, to the extent material, and except as described below, such persons have, to Nassda's knowledge, no material interest in the merger apart from those of stockholders generally. The special committee was aware of, and considered the interests of, Nassda's directors and executive officers in approving the merger agreement and the merger.

  Indemnification and Insurance

        The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of Nassda's directors, officers or other employees as of the date of the merger agreement as provided in Nassda's bylaws will survive the merger and continue in full force and effect in accordance with their terms. In connection with the execution of the merger agreement, the individual defendants who are not directors and officers of Nassda entered into indemnification agreements with Nassda, and the individual defendants who are current directors and officers of Nassda amended and restated their existing indemnification agreements with Nassda to conform to the form of indemnification agreements entered into by the other individual defendants. All of the individual defendants entered into amended and restated indemnification agreements with Nassda in January 2005 which clarified that the previous indemnification agreements would not be terminated as a result of the compliance by the individual defendants with certain requirements contained in the settlement agreement. No changes were made to the indemnification agreements with Nassda of Nassda's non-defendant directors and officers that existed as of the date of the merger agreement. Synopsys has agreed that all of the rights of the foregoing individuals under such indemnification agreements will survive the merger and continue in full force and effect in accordance with their terms, except to the extent that an individual defendant has agreed to forego any of such rights, or otherwise agreed that he is not entitled to such rights, under the terms of the settlement agreement with Synopsys.

        The merger agreement further provides that for six years after the completion of the merger, Synopsys will maintain or cause the surviving corporation in the merger to maintain directors' and officers' liability insurance for acts or omissions occurring prior to the completion of the merger covering those persons who were, as of the date of the merger agreement, covered by Nassda's directors' and officers' liability insurance policies, on terms no less advantageous than those in effect on the date of the merger agreement. Synopsys' obligation to provide this insurance coverage is subject to an annual cap of the lesser of $740,000 or 200% of the current annual premium paid by Nassda for its existing directors' and officers' liability insurance coverage. If Synopsys cannot maintain the existing or equivalent insurance coverage without exceeding the cap, Synopsys is required to maintain as much insurance coverage as can be obtained by paying an annual premium equal to the cap.

        See "Other Agreements—Agreements Related to Individual Defendants—Indemnification Agreements."

  Non-Competition Agreements

        As a condition to Synopsys' willingness to enter into the merger agreement, each of the individual defendants (including Drs. Deng and Wang) has agreed that until three years (and in the case of Drs. Deng and Wang, four years) from the completion of the merger (the "noncompetition period"):

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  he will not engage or participate, directly or indirectly, in any activities that include designing, developing, manufacturing, marketing, promoting, supplying, supporting or maintaining any products for performing analog simulation of integrated circuits and/or static transistor-level analysis of integrated circuits ("prohibited activities");

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  he will not become associated in any capacity with or acquire or hold any interest in any entity that engages, or has an affiliate that engages, in prohibited activities;

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  he will not, directly or indirectly, hire or solicit the employment of any individual who is a Nassda employee as of November 30, 2004 or November 30, 2005 or any individual who becomes an employee of Synopsys or its subsidiaries during the noncompetition period; and

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  he will not, directly or indirectly, encourage, induce or solicit any customer, consultant, distributor, sales representative, licensor or supplier of Synopsys or its subsidiaries to terminate such relationship with Synopsys or its subsidiaries during the noncompetition period.

        See "Other Agreements—Agreements Related to Individual Defendants—Noncompetition Agreements."

  Agreement to Settle Litigation, Stock Option Relinquishment and Releases of Claims

        Contemporaneously with the execution and delivery of the merger agreement, Synopsys and the individual defendants entered into the settlement agreement, pursuant to which Synopsys and the individual defendants agreed to settle the state court action and the individual defendants agreed to make settlement payments in an aggregate amount equal to $61.6 million to Synopsys, and entered into relinquishment agreements providing for the cancellation of all options to acquire Nassda common stock held by them with a value of approximately $5.9 million (based on a Nassda common stock value of $7.00 per share) in connection with the completion of the merger. Of the aggregate settlement amount of $61.6 million, approximately $24.4 million and $19.7 million will be payable by Drs. Wang and Deng, respectively. Of the aggregate value of the options to be cancelled, options valued at approximately $167,000 held by each of Drs. Wang and Deng will be cancelled. In connection with the settlement agreement, at the completion of the merger, each individual defendant will provide Synopsys and Nassda with a general release and in turn will receive a general release from Synopsys, and each non-defendant officer and director of Nassda will be released from the state court action and the federal court actions contingent upon executing a release in favor of Synopsys and related parties. See "Other Agreements—Agreements Related to Individual Defendants—Agreement to Settle Litigation" and "Other Agreements—Agreements Related to Individual Defendants—Relinquishment Agreements."

        Certain of Nassda's officers and directors are also defendants in two other lawsuits that derive largely from the Synopsys litigation. In July 2004, Nassda and certain of its officers and directors were named in a securities class action lawsuit in the United States Court for the Northern District of California. The class action alleged that the defendants violated certain provisions of the 1934 Act by making materially false and misleading representations in press releases and financial statements filed with the SEC relating to Nassda's financial results. The complaint's allegations derive largely from allegations contained in the state court action and one of the federal court actions. A second class action was filed on September 9, 2004 in the United States District Court for the Northern District of California and the two cases were consolidated in October 2004. On August 16, 2004, a purported derivative complaint was filed against Nassda and its directors in the Court of Chancery of the State of Delaware. This complaint alleged that Nassda's board of directors breached its fiduciary duty by failing to appoint a special committee to investigate the claims asserted in the Synopsys litigation and by allowing two directors to destroy evidence in the state court action. The complaint also alleged that the board of directors breached its fiduciary duty by allowing Nassda to go public with the knowledge of the alleged trade secret misappropriation and by causing the issuance of allegedly false public statements regarding Nassda's financial condition on account of this alleged misappropriation. On January 5, 2005, the parties stipulated to stay this matter until such time as plaintiff's counsel provides two weeks notice to defendants that the stay will be lifted. The judge signed the order staying the case on January 5, 2005 and conditioned the stay on the parties providing status reports to the court on a quarterly basis. The derivative lawsuit may be extinguished as a result of the closing of the merger.

  Consulting Agreements

        Contemporaneously with the execution and delivery of the merger agreement, each of the individual defendants entered into a consulting agreement with Synopsys, pursuant to which each of such individuals agreed to perform up to 400 hours of consulting services to Synopsys at Synopsys' request for one year after the completion of the merger, at the rate of $250 per hour. See "Other Agreements—Agreements Related to Individual Defendants—Consulting Agreements."

  Resignation from Employment

        Contemporaneously with the execution and delivery of the merger agreement, each of the individual defendants executed a resignation letter that is to take effect immediately prior to the completion of the merger, pursuant to which such individual has agreed that he will not be entitled to any severance benefits in connection with such resignation. See "Other Agreements—Agreements Related to Individual Defendants—Agreement to Settle Litigation."

  Cooperation and Support Agreements

        Contemporaneously with the execution and delivery of the merger agreement, each of the individual defendants executed a cooperation and support agreement with Synopsys, pursuant to which each such individual agreed to provide, following completion of the merger, cooperation and support requested by Nassda or Synopsys in connection with certain litigation and Nassda's intellectual property. Each individual defendant would receive compensation for his cooperation and support at the rate of $250 per hour after the first 100 hours of service provided. See "Other Agreements—Agreements Related to Individual Defendants—Cooperation and Support Agreements."

Appraisal Rights

        Stockholders have the right under Delaware law to dissent from the adoption and approval of the merger agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Nassda common stock determined in accordance with Delaware law. The fair value of shares of Nassda common stock as determined in accordance with Delaware law may be more or less than the $7.00 per share in cash to be paid to non-dissenting stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must vote against the adoption and approval of the merger agreement or abstain with respect to the adoption and approval of the merger agreement, and must follow additional specific procedures. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex B. You are encouraged to read these provisions carefully and in their entirety.

Accounting Treatment

        The merger will be accounted for as a purchase transaction for financial accounting purposes.

Merger Consideration

        Upon the completion of the merger, each outstanding share of Nassda common stock, other than those shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $7.00 in cash, without interest.

        Upon the completion of the merger, shares of Nassda common stock will no longer be outstanding and will automatically be cancelled and will cease to exist and each holder of a certificate representing any shares of Nassda common stock other than stockholders who have perfected their appraisal rights will cease to have any rights as a stockholder, except the right to receive $7.00 per share in cash, without interest. The price of $7.00 per share was determined through arm's length negotiations between Synopsys and Nassda.

Conversion of Shares; Procedures for Exchange of Certificates

        The conversion of Nassda common stock into the right to receive $7.00 per share in cash, without interest (subject to appraisal rights), will occur automatically upon the completion of the merger. The merger agreement provides that within five business days after the completion of the merger, the payment agent selected by Synopsys will send a letter of transmittal to each of Nassda's former stockholders. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of Nassda's common stock. Stockholders should not return stock certificates with the enclosed proxy card.

        Upon surrender of a stock certificate representing shares of Nassda common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the payment agent or Synopsys, the holder of that stock certificate will be entitled to receive $7.00 in cash for each share represented by the stock certificate and that stock certificate will be cancelled.

        No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of Nassda common stock. The cash paid upon conversion of shares of Nassda common stock will be issued in full satisfaction of all rights relating to the shares of Nassda common stock.

Effect on Nassda's Stock Plans

        Stock Options.    Under the merger agreement, upon the completion of the merger, each stock option granted under Nassda's stock option plans that is outstanding and unexercised will be assumed by Synopsys and converted into an option to acquire a number of shares of Synopsys common stock determined by multiplying the number of shares of Nassda common stock subject to the stock option by a fraction whose numerator is $7.00 and whose denominator is the average closing price of Synopsys common stock for the 10 consecutive trading days ending on (and including) the second trading day prior to the date the merger is completed (the "option conversion ratio"), and then rounding down to the nearest whole share. The per share exercise price of Synopsys common stock under each assumed stock option will be equal to the per share exercise price for the shares of Nassda common stock otherwise purchasable pursuant to the stock option divided by the option conversion ratio, rounded up to the nearest whole cent. Except as provided above, the terms of the Nassda options assumed by Synopsys will remain the same. As described above, pursuant to the relinquishment agreements, upon the completion of the merger, all options to purchase Nassda common stock held by the individual defendant will be cancelled and, accordingly, such options will not be assumed by Synopsys.

        The merger agreement provides that within 10 business days after the completion of the merger, Synopsys will prepare and file with the SEC an appropriate registration statement registering the shares of Synopsys common stock subject to the assumed Nassda stock options.

        The merger agreement provides that, upon the completion of the merger, Synopsys may, at its election, assume any or all of Nassda's 1998 Stock Option Plan, 2001 Stock Option Plan and 2001 Director Option Plan. If Synopsys elects to assume any of such option plans, then it will be entitled to grant stock awards under such option plans using the shares reserves of such option plans as of the completion of the merger.

        Employee Stock Purchase Plan.    The merger agreement provides that, prior to the completion of the merger, Nassda will take all actions, to the extent permitted by Nassda's employee stock purchase plan, that may be necessary to cause the exercise (as of the last business day prior to the completion of the merger) of each outstanding purchase right under Nassda's employee stock purchase plan and make any pro rata adjustments that may be necessary to reflect the shortened offering period. There will be no further offering periods or purchase periods under such plan after the completion of the merger. On the last business day prior to the date of completion of the merger, Nassda will apply the funds credited as of such date under the employee stock purchase plan within each participant's payroll withholding account to the purchase of whole shares of Nassda common stock in accordance with the terms of the employee stock purchase plan. Shares of Nassda common stock purchased in the final purchase period under Nassda's employee stock purchase plan prior to the completion of the merger will be automatically converted into the right to receive $7.00 in cash, without interest, on the same basis as all other shares of Nassda common stock, except that no stock certificate will be issued representing those shares. Immediately prior to the completion of the merger, Nassda will terminate its employee stock purchase plan. Pursuant to the relinquishment agreements, upon the completion of the merger, the individual defendants will have relinquished all of their purchase rights under Nassda's employee stock purchase plan.

Effective Time of the Merger

        The merger will become effective and be deemed completed upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed prior to the closing by Synopsys and Nassda and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing of the merger.

Delisting and Deregistration of Nassda Common Stock

        If the merger is completed, Nassda common stock will no longer be traded on The Nasdaq National Market and will be deregistered under the 1934 Act.

Material United States Federal Income Tax Consequences of the Merger

        This section discusses the material United States federal income tax consequences of the merger to Nassda's stockholders who receive cash consideration of $7.00 per share in the merger, or who receive cash in respect of dissenting shares of Nassda common stock by validly exercising appraisal rights under Delaware law. The discussion below applies only to Nassda's stockholders that hold Nassda common stock as capital assets at the time of the completion of the merger and does not apply to other transactions occurring prior to, at, or after the completion of the merger, whether or not such transactions are in connection with the merger, including the tax consequences to the individual defendants of the settlement agreement and their option relinquishment. In addition, this discussion may not apply to stockholders that are subject to special tax rules, including:

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  financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

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  persons with a "functional currency" other than the United States dollar;

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  investors in pass-through entities;

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  retirement plans and tax-exempt organizations;

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  stockholders who acquired Nassda common stock pursuant to the exercise of stock options pursuant to participation in an employee stock purchase plan or otherwise as compensation; or

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  stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

        The discussion below is based upon United States federal income tax laws as in effect as of the date of this proxy statement and does not take into account possible changes in these tax laws or in the legislative, judicial or administrative interpretation of these tax laws, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to Nassda's stockholders.

        For United States federal income tax purposes, a stockholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger or in respect of a dissenting share, as the case may be, and the stockholder's adjusted tax basis in the shares of Nassda common stock converted in the merger. Gain or loss will be calculated separately for each block of shares held by the stockholder (i.e., shares acquired at the same cost in a single transaction). If, at the time of the completion of the merger, a non-corporate stockholder's holding period for the shares of Nassda common stock is more than one year, any gain recognized generally will be long-term capital gain, currently taxed at a maximum rate of 15%. If the non-corporate stockholder's holding period for the shares of Nassda common stock is one year or less at the time of the completion of the merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses.

        For corporations, capital gain is currently taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

        Cash received by Nassda's non-corporate stockholders in the merger or in respect of a dissenting share of Nassda common stock, as the case may be, may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the payment agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the payment agent. Persons not eligible to complete a Form W-9 (i.e. foreign stockholders) should supply the payment agent with the appropriate completed and executed Form W-8.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder timely furnishes specified required information to the Internal Revenue Service.

        The United States federal income tax consequences set forth above are for general informational purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws.

Regulatory Matters

        United States Antitrust.    Under the HSR Act and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. Nassda and Synopsys have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the FTC, and the required waiting period had not ended as of the date of this proxy statement. The FTC has requested additional information and documentary material in connection with its review of the proposed merger with Synopsys. The FTC request will result in an extension of the waiting period under the HSR Act. Nassda and Synopsys plan to respond promptly to the FTC request. The requirements of the HSR Act will be satisfied if the merger is completed within one year from the expiration or termination of the waiting period. Even if the waiting period is terminated, the Antitrust Division, the FTC or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        Foreign Antitrust.    The merger is also subject to review by foreign governmental authorities, and the completion of the merger is conditioned upon the receipt of all governmental authorizations required to be obtained in order to consummate the merger. In particular, the merger may not be completed until Nassda and Synopsys file a notification to the Federal Cartels Office of Germany and the required antitrust waiting period expires or is terminated. The parties have filed a notification with the Federal Cartels Office of Germany and the required waiting period has expired, and no objections were raised against the completion of the merger. Comparable notifications and antitrust reviews may be required in one or more additional jurisdictions. It is possible that any foreign governmental entity may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that Synopsys or Nassda will be able to satisfy or comply with these conditions, or that the required regulatory approvals will be obtained within the time frame contemplated by Synopsys and Nassda or on terms that will be satisfactory to Synopsys and Nassda. See "The Merger Agreement—Conditions to the Completion of the Merger" on page 46.

Continuation of Nassda's Employee Benefits

        The merger agreement provides that, subject to any necessary transition period and subject to any applicable plan provisions and legal requirements, Nassda employees continuing employment after the completion of the merger generally will be eligible to participate in the benefit plans of Synopsys, such as its 401(k) plan, health care plans, vacation policy and severance plans, to substantially the same extent as similarly situated Synopsys employees. For purposes of determining eligibility, vesting and benefit accrual in the Synopsys benefit plans, continuing Nassda employees will receive service credit to the same extent service was credited to them under the Nassda benefit plans in effect immediately prior to the completion of the merger. However, these provisions will not be implemented to the extent that doing so would result in a duplication of an employee's benefits. Prior to the completion of the merger, Synopsys may, in its discretion, require Nassda to terminate its 401(k) plan.

Retention Bonus Plan

        Certain Nassda employees (excluding officers and directors of Nassda and the individual defendants) are eligible to participate in a retention bonus plan adopted by Nassda immediately prior to entering into the merger agreement. Under such bonus plan, the participants will be eligible to earn retention bonuses if they remain active employees of Nassda or one of its subsidiaries through the completion of the merger and have not expressed an intention to decline any offered employment with Synopsys or to discontinue employment with Synopsys, Nassda or its subsidiaries. Each participant's potential retention bonus may equal up to 25% of his or her annual base salary as in effect on the date of the merger agreement based on an individually allocated percentage of the participant's base salary, provided that the aggregate bonuses paid to all participants do not exceed a total bonus pool of approximately $2,983,000. Approximately 105 employees were eligible to participate in the retention bonus plan as of the date it was adopted.

The Merger Agreement

        The following description summarizes the material provisions of the merger agreement. You should read carefully the merger agreement, a copy of which is attached as Annex A to this proxy statement.

        Conditions to the Completion of the Merger.    Each party's obligation to complete the merger is subject to the satisfaction, at or prior to the completion of the merger, of various conditions, which include the adoption and approval of the merger agreement by the affirmative vote of the holders of a majority of the shares of Nassda common stock outstanding as of the close of business on the record date, and the affirmative vote of the holders of a majority of the shares of Nassda common stock outstanding as of the close of business on the record date casting votes affirmatively or negatively on the merger agreement (excluding for purposes of this second approval the individual defendants, their related parties and Nassda's other directors and officers) (collectively, the "requisite Nassda stockholder vote").

        Synopsys will not be obligated to complete the merger unless the following additional conditions are satisfied or waived by Synopsys:

  •
  the representations and warranties of Nassda contained in the merger agreement and related agreements, and certain of the representations and warranties of the individual defendants in the related agreements, must have been accurate in all respects as of the date of the merger agreement and must be accurate in all respects as of the date of the completion of the merger as if made on and as of such date (except for representations and warranties that by their terms speak as of a specified date, which must be accurate in all respects only as of the specified date), provided that any materiality qualifications that are contained in such representations and warranties will be disregarded, and this closing condition will be considered satisfied unless the circumstances giving rise to all inaccuracies contained in such representations and warranties (considered collectively) would constitute, or would reasonably be expected to have or to result in, a material adverse effect (as defined in the merger agreement) on Nassda;

  •
  in addition to the condition described in the preceding paragraph, certain representations and warranties of Nassda contained in the merger agreement, and certain representations and warranties of the individual defendants contained in the settlement agreement, must have been accurate in all material respects as of the date of the merger agreement and must be accurate in all material respects as of the date of the completion of the merger as if made on and as of such date (except for representations and warranties that by their terms speak as of a specified date, which must be accurate in all material respects only as of the specified date);

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  Nassda must have performed in all material respects its covenants and obligations as set forth or referenced in the merger agreement and tolling agreements (see "The Merger—Other Agreements—Tolling Agreements");

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  each of the individual defendants must have performed in all material respects his covenants and obligations set forth in the related agreements;

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  holders of no more than 17.5% of the shares of Nassda common stock outstanding as of the date of the completion of the merger must have demanded appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law;

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  the waiting periods required under the HSR Act and the laws of the Republic of Germany must have expired or been terminated, and the receipt of all approvals and consents of applicable governmental and regulatory agencies must have been obtained, remain in full force and effect and not contain any term, limitation, condition or restriction that Synopsys determines in good faith to be materially burdensome;

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  Nassda and the individual defendants must have delivered to Synopsys certain agreements and documents set forth in the merger agreement;

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  (1) no more than 20% of Nassda's employees identified on a schedule to the merger agreement who have received employment offers from Synopsys must have departed or indicated their intention to depart from Nassda or declined to accept employment with Synopsys, provided that this condition shall be deemed waived if Synopsys shall have failed to make offers at least 20 days prior to the completion of the merger to at least 60% of the employees identified in that schedule, (2) at least 80% of Nassda's employees identified in that schedule who have received employment offers from Synopsys must have accepted such offers and (3) Nassda and its subsidiaries must have at least 85 active full-time employees (other than the individual defendants) who have been employed by Nassda or one of its subsidiaries for at least 30 days as of the completion of the merger;

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  since the date of the merger agreement, there must not have occurred any material adverse effect on Nassda, and no event must have occurred or circumstance must exist that, in combination with any other events that shall have occurred since the date of the merger agreement, or circumstances that shall have arisen since the date of the merger agreement, would reasonably be expected to have or to result in a material adverse effect on Nassda;

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  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger must remain in effect, and there must not be any legal requirement enacted or deemed applicable to the merger or any of the other related transactions that makes completion of the merger or any of the other transactions illegal;

  •
  there must not be any pending or threatened legal proceeding in which a governmental body is or is threatened to become a party that (1) challenges or seeks to restrain or prohibit the completion of the merger or any of the transactions contemplated by the merger agreement or related agreements, (2) relates to the merger or any of the transactions contemplated by the merger agreement or related agreements and seeks to obtain from Synopsys or Nassda any damages or other relief that may be material to Synopsys or Nassda, (3) seeks to limit in any material respect Synopsys' ability to exercise ownership rights with respect to Nassda, (4) would materially affect the right or ability of Synopsys or Nassda to own the assets or operate the business of Nassda or (5) seeks to compel Synopsys or Nassda to dispose of or hold separate any material assets;

  •
  there must not be any pending or threatened legal proceeding in which a governmental body is or has threatened to become a party that, if decided adversely to Synopsys or Nassda or any subsidiary of Nassda, would reasonably be expected to have or to result in a material adverse effect; and

  •
  neither the chief executive officer nor the chief financial officer of Nassda must have failed to provide with respect to Nassda's SEC filings, on or after the date of the merger agreement, any necessary certifications in the form required under Rule 13a-14 under the 1934 Act and 18 U.S.C. Section 1350.

        Nassda will not be obligated to complete the merger unless the following additional conditions are satisfied or waived by Nassda:

  •
  the representations and warranties of Synopsys and merger sub contained in the merger agreement must have been accurate in all respects as of the date of the merger agreement and must be accurate in all respects as of the date the merger is completed as if made on and as of such date (except for representations and warranties that by their terms speak as of a specified date, which must be accurate in all respects only as of the specified date), and this closing condition will be considered satisfied unless the circumstances giving rise to all inaccuracies contained in such representations and warranties have a material adverse effect on the ability of Synopsys to complete the merger;

  •
  Synopsys and merger sub must have performed in all material respects their respective covenants and obligations as set forth or referenced in the merger agreement and the tolling agreements, except where the failure to so comply or perform would not reasonably be expected to have or to result in a material adverse effect on the ability of Synopsys or merger sub to complete the merger;

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction of other United States federal or state legal restraint or prohibition that makes the completion of the merger by Nassda illegal must be in effect; and

  •
  Synopsys must have delivered to Nassda certain agreements and documents set forth in the merger agreement.

        Material Adverse Effect.    Several of Nassda's representations and warranties and conditions to Synopsys' obligation to complete the merger contained in the merger agreement are qualified by reference to whether the item in question is reasonably likely to have a "material adverse effect" on Nassda. The merger agreement provides that material adverse effect means, when used in connection with Nassda, any effect, change, event or circumstance that has or would reasonably be expected to be materially adverse to: (1) the business, financial condition, capitalization, net assets, operations or financial performance of Nassda and its subsidiaries, taken as a whole; (2) Nassda's ability to complete the merger or any of the other contemplated transactions; and (3) Synopsys' ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of Nassda after the completion of the merger. However, the following will not constitute a material adverse effect and will not be considered in determining whether there exists or would reasonably be expected to exist, or will result in a material adverse effect on Nassda:

  •
  any effects resulting from changes after November 30, 2004 in the United States or global economy or capital markets in general that do not have a materially disproportionate effect on Nassda;

  •
  any effects resulting from changes after November 30, 2004 that affect generally the industries in which Nassda participates that do not have a materially disproportionate effect on Nassda;

  •
  any effects resulting from changes after November 30, 2004 in applicable law or in United States generally accepted accounting principles;

  •
  any effects resulting from any decline in customer orders, or any resignation of any employees (other than the individual defendants and certain other employees) that is attributable to the announcement of the merger; and

  •
  any effects resulting from any legal proceedings against Nassda by Nassda's stockholders challenging or seeking to restrain or prohibit the completion of the merger or related transactions.

        No Solicitation.    Nassda has agreed it will not, and will ensure that no director, officer, financial advisor, legal advisor or accounting advisor of or to any of Nassda's or Nassda's subsidiaries will, and will use reasonable efforts to ensure that no other individual defendant or other representative of any of Nassda's or Nassda's subsidiaries will, directly or indirectly:

  •
  solicit, initiate, encourage, knowingly induce or knowingly facilitate the communication, submission or announcement of any acquisition proposal or inquiry;

  •
  furnish any nonpublic information regarding Nassda or any of Nassda's subsidiaries in connection with or in response to any acquisition proposal or inquiry;

  •
  engage in discussions or negotiations with any person that has made, submitted or announced an acquisition proposal or inquiry, or with any of such person's representatives;

  •
  approve, endorse or recommend any acquisition proposal;

  •
  execute or enter into any letter or intent or similar document contemplating or otherwise relating to any acquisition proposal; or

  •
  release any person from, or waive any provision of or right under, any confidentiality, non-solicitation, no hire, standstill or similar agreement to which Nassda or any of Nassda's subsidiaries is a party or under which any of them has any rights.

        At any time prior to obtaining Nassda's stockholders' adoption and approval, if Nassda has not otherwise violated the restrictions set forth in the immediately preceding paragraphs, Nassda may, after complying with certain requirements set forth in the merger agreement in response to an unsolicited bona fide written acquisition proposal that the special committee determines in good faith, after having consulted with its outside legal counsel and financial advisor, that such acquisition proposal is or is likely to lead to the submission of a superior offer by the person making the acquisition proposal, (1) furnish to the person making the acquisition proposal nonpublic information regarding Nassda and Nassda's subsidiaries and (2) engage in discussions or negotiations with the person making the acquisition proposal if the special committee determines in good faith, after having consulted with its outside legal counsel, that such action is required in order for the special committee and the board of directors to comply with their fiduciary obligations and Nassda provides written notice to Synopsys as set forth in the merger agreement.

        The term acquisition proposal means any offer, proposal or indication of interest (other than one made by Synopsys) contemplating or otherwise relating to any transaction or series of transactions involving any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which:

  •
  a person or group (as defined in the 1934 Act) directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Nassda; or

  •
  any sale, lease, exchange, transfer, license, acquisition or disposition of any business or assets that constitute or account for (1) 15% or more of the consolidated net revenues, consolidated net income or consolidated book value of the assets of Nassda or (2) 15% of more of the fair market value of the assets of Nassda.

        The term superior offer means an unsolicited, bona fide written offer made by a third party to purchase at least a majority of the outstanding shares of Nassda's common stock or Nassda's assets, taken as a whole, on terms that the special committee determines, in its good faith judgment to be (a) more favorable to Nassda's stockholders (other than the individual defendants, as to whom the special committee will make no determination) from a financial point of view than the terms of the merger and (b) reasonably likely to be consummated if such offer were to be accepted by Nassda, provided that any such offer will not be deemed to be a superior offer if any financing is required to consummate the transaction contemplated by such offer and either (1) such financing is not committed or (2) the special committee determines that such financing is not likely to be obtained by such third party.

        Termination.    Synopsys and Nassda can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent of Synopsys and Nassda;

  •
  by either Synopsys or Nassda if the merger has not been completed by May 29, 2005, provided, that: (1) a party will not be permitted to terminate the merger agreement if the failure to complete the merger by May 29, 2005 is attributable primarily to a failure on the part of such party to perform any covenant or obligation in the merger agreement or any of the related agreements that is required to be performed by such party at or prior to the completion of the merger; and (2) Nassda will not be permitted to terminate the merger agreement if the failure to complete the merger by May 29, 2005 is attributable primarily to a failure on the part of any of the individual defendants to perform any covenant or obligation in any of the related agreements that is required to be performed by him at or prior to the completion of the merger;

  •
  by either Synopsys or Nassda if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  by either Synopsys or Nassda if at Nassda's annual meeting (including any adjournments and postponements thereof), Nassda's stockholders take a final vote on a proposal to adopt and approve the merger agreement and the merger agreement is not adopted and approved at such meeting (and is not adopted and approved at any adjournment or postponement thereof) by the requisite Nassda stockholder vote, provided that (A) neither party will be permitted to terminate the merger agreement pursuant to this provision if the failure to have the merger agreement adopted and approved by the requisite Nassda stockholder vote was attributable primarily to a failure on the part of such party to perform any covenant or obligation in the merger agreement that is required to be performed by such party at or prior to the completion of the merger; and (B) Nassda will not be permitted to terminate the merger agreement pursuant to this provision unless Nassda makes a nonrefundable cash payment to Synopsys prior to such termination in an amount equal to the lesser of $1,000,000 or the aggregate amount of all fees and expenses that have been paid or that may become payable by Synopsys in connection with the preparation and negotiation of the merger agreement and the related agreements;

  •
  by Synopsys if Nassda's board of directors or the special committee takes any of the following actions (each referred to as an "adverse recommendation change"):

  •
  the special committee fails to unanimously recommend or the board of directors of Nassda fails to recommend that Nassda's stockholders vote to adopt and approve the merger agreement, or the special committee or the board of directors of Nassda withdraws or modifies in a manner adverse to Synopsys their respective recommendations that Nassda's stockholders vote to adopt and approve the merger agreement at the annual meeting;

  •
  Nassda fails to include in this proxy statement the recommendation of the board of directors of Nassda that Nassda's stockholders vote to adopt and approve the merger agreement at the annual meeting or fails to include a statement to the effect that, based upon the unanimous recommendation of the special committee, the board of directors of Nassda has determined and believes that the merger is advisable and fair to and in the best interests of Nassda's stockholders (other than the individual defendants, as to whom no determination was made);

  •
  the board of directors of Nassda fails to reaffirm publicly its recommendation that Nassda's stockholders vote to adopt and approve the merger agreement at the annual meeting, or fails to reaffirm its determination that the merger is advisable and fair to and in the best interests of Nassda's stockholders (other than the individual defendants, as to whom no determination need be made), or the special committee fails to reaffirm publicly its determination that the merger is advisable and fair to in the best interests of Nassda's stockholders (other than the individual defendants, as to whom no determination need be made) or its recommendation to the board of directors of Nassda in support of the merger, in each case within five business days after Synopsys requests in writing that such recommendation or determination be reaffirmed publicly;

    •
    the board of directors of Nassda or the special committee approves, endorses or recommends any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys);

    •
    Nassda executes any letter of intent, memorandum of understanding or similar document or contract relating to any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys), other than as expressly permitted by the merger agreement;

    •
    a tender or exchange offer relating to securities of Nassda is commenced and Nassda does not send to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Nassda recommends rejection of such tender or exchange offer; or

    •
    any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys) that arises directly or indirectly from any breach of or action inconsistent with any of the provisions relating to non-solicitation in the merger agreement, or any of the subsidiaries of Nassda or any representative of such subsidiaries otherwise materially and willfully breaches or takes any action inconsistent with any of the provisions relating to non-solicitation in the merger agreement in connection with any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys);

  •
  by Synopsys if, among other conditions:

  •
  (1) any of Nassda's representations and warranties contained in the merger agreement or any of the related agreements, or any of the representations and warranties of the individual defendants contained in any of the related agreements, were inaccurate as of the date of merger agreement or becomes inaccurate as of a date subsequent to the date of the merger agreement, such that the closing condition related to the accuracy of representations and warranties would not be satisfied, and (2) any of the representations and warranties of the individual defendants in the settlement agreement were inaccurate as of the date of the merger agreement or becomes inaccurate as of a date subsequent to the date of the merger agreement such that the closing condition related to the accuracy of such representations and warranties would not be satisfied;

  •
  any of Nassda's covenants or obligations contained in the merger agreement or in any of the tolling agreements were breached such that the closing condition related to compliance with such covenants and obligations would not be satisfied; or

  •
  any of the individual defendants' covenants or obligations contained in any of the related agreements were breached such that the closing condition related to compliance with such covenants and obligations would not be satisfied;

  provided that, if an inaccuracy in any of Nassda's representations and warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by Nassda is curable by Nassda within 20 days after the date on which Nassda receives notice of such inaccuracy or breach and Nassda continues to exercise reasonable efforts to cure such inaccuracy or breach, then Synopsys may not terminate the merger agreement under this provision on account of such inaccuracy or breach: (1) during the 20-day period commencing on the date on which Nassda receives notice of such inaccuracy or breach; or (2) after such 20-day period if such inaccuracy or breach was cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of Nassda;

  •
  by Nassda if, among other conditions:

  •
  any of Synopsys' or merger sub's representations and warranties contained in the merger agreement were inaccurate as of the date of the merger agreement, or became inaccurate as of a date subsequent to the date of the merger agreement, such that the closing condition related to the accuracy of such representations and warranties would not be satisfied; or

  •
  any of Synopsys' covenants or obligations contained in the merger agreement or any of the tolling agreements were breached such that the closing condition related to compliance with such covenants and obligations would not be satisfied, except where the failure to so comply or perform would not reasonably be expected to have or to result in a material adverse effect on the ability of Synopsys or merger sub to consummate the merger, provided that, if an inaccuracy in any of Synopsys' representations and warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by Synopsys is curable by Synopsys within 20 days after the date of the on which Synopsys received notice of such inaccuracy or breach and Synopsys continues to exercise reasonable efforts to cure such inaccuracy or breach, then Nassda may not terminate the merger agreement under provision on account of such inaccuracy or breach: (1) during the 20-day period commencing on the date on which Synopsys received notice of such inaccuracy or breach; or (2) after such 20-day period if such inaccuracy or breach shall have been fully cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of Synopsys; and

  •
  by Nassda (prior to obtaining stockholder approval in order to accept a superior offer and enter into a definitive agreement providing for the completion of the transaction contemplated by the superior offer) if, among other conditions:

  •
  the superior offer did not arise from any breach of, or action inconsistent with, Nassda's covenants in the merger agreement relating to non-solicitation and Nassda has complied with those covenants in connection with the superior offer;

  •
  the special committee and Nassda's board of directors, after satisfying all requirements in connection with the superior offer, authorized Nassda to enter into a definitive acquisition agreement providing for the completion of the transaction contemplated by the superior offer;

  •
  Nassda provides at least three business days' notice to Synopsys prior to the meeting of the special committee to consider withdrawing or modifying in a manner adverse to Synopsys, or proposes publicly to withdraw or modify in a manner adverse to Synopsys, the recommendation or declaration of advisability by Nassda's board of directors or the special committee to Nassda's stockholders that they vote in favor of the adoption and approval of the merger agreement;

  •
  before exercising this termination right, Nassda waits until the fifth business day following Synopsys' receipt of a written notice advising Synopsys that the party making the superior offer has executed a definitive agreement providing for the completion of the transaction contemplated by that superior offer and based upon the recommendation of the special committee, the board of directors has authorized the execution of that definitive agreement and the termination of the merger agreement and intends to enter into that definitive agreement contemporaneously with the termination of the merger agreement, and gives Synopsys a reasonable opportunity during this period to negotiate with Nassda regarding an amendment to the merger agreement or alternative transaction with Synopsys;

    •
    the special committee and Nassda's board of directors consider in good faith any written proposal by Synopsys to amend the merger agreement or enter into an alternative transaction and the special committee determines in good faith (after consulting with its financial advisor) that the amended terms of the proposed merger with Synopsys are not as favorable to Nassda's stockholders (other than the individual defendants) from a financial point of view as the terms of the transaction contemplated by the definitive agreement providing for the completion of the transaction contemplated by the superior offer;

    •
    on the date five business days after Synopsys' receipt of the notice described above, Nassda enters into the definitive agreement providing for the completion of the transaction contemplated by the superior offer and that agreement becomes fully binding and effective; and

    •
    Nassda pays a $6,000,000 termination fee concurrently with termination of the merger agreement.

        Stockholders' Meeting.    Under the merger agreement, Nassda has agreed to take all necessary action under applicable laws to call, give notice of, solicit proxies and hold a stockholders' meeting to vote on the adoption and approval of the merger agreement. Unless Nassda terminates the merger agreement as provided in the merger agreement, Nassda is obligated to take such actions regardless of the commencement, disclosure, announcement or submission of any superior offer or proposal, or any withdrawal or modification of the recommendation of Nassda's board of directors in connection with the merger.

        Conduct of Business Pending the Merger.    Under the merger agreement, Nassda has agreed that prior to the completion of the merger, subject to certain exceptions, unless Nassda obtains Synopsys' written consent, Nassda will and will cause each of Nassda's subsidiaries to carry on its and its subsidiaries' businesses in the ordinary course consistent with past practice and use reasonable efforts to comply with all applicable laws and requirements of all of Nassda's material contracts, preserve Nassda's current business organization, keep available the services of Nassda's current officers and other employees (including the individual defendants) and maintain Nassda's relations and goodwill with Nassda's suppliers, customers, landlords, creditors, licensors, licensees, employees and others having material business dealings with Nassda (including the individual defendants). In addition, Nassda has agreed to keep in full force all insurance policies as set forth in the merger agreement, provide all notices, assurances and support required by any of intellectual property related contracts in order to prevent any transfer or disclosure of Nassda's source code. Also, Nassda has agreed to promptly provide written notice to Synopsys of any notice or any communication from any person alleging that the consent of such person is or may be required in connection with the merger and any legal proceedings.

        In addition, Nassda has agreed that, among other things and subject to certain exceptions, neither Nassda nor any of its subsidiaries may, without Synopsys' written consent:

  •
  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of common stock from employees pursuant to restricted stock purchase agreements);

  •
  sell, issue, grant or authorize the sale, issuance or grant of (1) any capital stock or other security, (2) any option, call, warrant or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security, other than:

  •
  issuance of shares of Nassda common stock: (1) upon the valid exercise of stock options outstanding as of November 30, 2004 by any person other than an individual defendant; and (2) pursuant to Nassda's employee stock purchase plan; and

  •
  in the ordinary course of business and consistent with past practices, grant to non-officer employees (other than the individual defendants) certain options to purchase no more than 180,000 shares of Nassda common stock per fiscal quarter under Nassda's various stock option plans;

  •
  amend or waive any of Nassda's rights under, or permit the acceleration of the vesting under, any provision of (1) any of Nassda's stock option plans, (2) any stock option or any agreement evidencing or relating to any outstanding stock option, (3) any restricted stock purchase agreement or (4) any other contract evidencing or relating to any equity award (whether payable in cash or stock);

  •
  amend or permit the adoption of any amendment to Nassda's certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

  •
  form any subsidiary or acquire any equity interest or other interest in any other entity other than the purchase, in the ordinary course of business consistent with past practices, of marketable securities that would be classified as short-term investments on Nassda's balance sheet;

  •
  make any capital expenditure (except a capital expenditure that (1) is in the ordinary course of business and consistent with past practices, (2) does not exceed $25,000 individually and (3) when added to all other capital expenditures made on behalf of Nassda in the same fiscal quarter as such capital expenditure is made, does not exceed:

  •
  with respect to the fiscal quarter ended December 31, 2004, $180,000 in the aggregate;

  •
  with respect to the fiscal quarter ending March 31, 2005, $150,000 in the aggregate;

  •
  with respect to the fiscal quarter ending June 30, 2005, $80,000 in the aggregate; or

  •
  with respect to the fiscal quarter ending September 30, 2005 or any fiscal quarter thereafter, $75,000 in the aggregate);

  •
  make any expenditure that causes the aggregate amount expended by Nassda with respect to the fiscal quarter in which such expenditure is made to exceed the amount budgeted for such fiscal quarter in the expenditures budget as set forth in the merger agreement;

  •
  enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any material contract;

  •
  enter into, amend or waive any right under any indemnification contract;

  •
  acquire, lease, sell, dispose of or license any right or other asset from any other person other than in the ordinary course of business and consistent with past practices;

  •
  other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

  •
  make any pledge of any of its assets or permit any of its assets to become subject to any encumbrances, except as permitted by the merger agreement;

  •
  make a loan to any person except for advances made to its employees in the ordinary course of business consistent with past practice (1) pursuant to Nassda's policies in order to defray routine travel expenses or (2) as commission advances pursuant to Nassda's sales commission plans, except as permitted by the merger agreement;

  •
  incur or guarantee any indebtedness in an amount in excess of $100,000 in the aggregate, without limiting Nassda's ability to pay or accrue in accordance with applicable laws Nassda's obligations for payroll taxes incurred in the ordinary course of business and in accordance with past practices;

  •
  establish, adopt, enter into or amend (except as may be required by applicable laws) any benefit plan or benefit agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of Nassda's directors, officers or other employees, provided that Nassda may:

  •
  grant routine, reasonable salary increases to non-officer employees (other than to any individual defendant) in the ordinary course of business and in accordance with past practices in connection with Nassda's customary employee review process;

  •
  make customary bonus payments and profit sharing payments consistent with past practices and in accordance with existing bonus and profit sharing plans; and

  •
  as permitted by the merger agreement, establish and fund a retention incentive plan exclusively for the benefit of individuals (other than the individual defendants) who are Nassda's employees as of November 30, 2004, and otherwise on terms that are satisfactory to Synopsys;

  •
  hire any employee at the level of vice president or above or with an annual base salary in excess of $150,000, promote any employee except in order to fill a position vacated after November 30, 2004, terminate the employment of any individual defendant or, except in the ordinary course of business, terminate the employment of any other employee with an annual base salary in excess of $150,000;

  •
  permit any individual defendant to withdraw or modify the resignation letter executed by him in connection with the merger;

  •
  except in the ordinary course of business consistent with past practices or as required by applicable laws (1) change any of Nassda's pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies or (2) change any of Nassda's methods of accounting or accounting practices in any respect (other than as required by the rules and regulations of the SEC or by United States generally accepted accounting principles);

  •
  make any material tax election;

  •
  commence or settle any legal proceeding against Nassda, other than routine collection proceedings commenced in the ordinary course of business consistent with past practices and involving less than $50,000 in the aggregate;

  •
  take any significant strategic action with respect to certain material legal proceedings commenced on or after November 30, 2004;

  •
  purchase or renew any liability insurance of any nature except as set forth by the merger agreement;

  •
  enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

  •
  enter into any contract or transaction with, make any payment or deliver any consideration to or take any action for the benefit of any individual defendants or any of their related parties, other than routine payments of salary, bonuses and employee benefits; or

  •
  agree or commit to take any of the preceding actions.

        Synopsys may not unreasonably withhold its consent to certain of the above actions and may not unreasonably delay its response to Nassda's request for consent to certain of the above actions.

        Indemnification of Officers and Directors.    The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of Nassda's directors, officers or other employees as provided in Nassda's bylaws will survive the merger, and continue in full force and effect in accordance with their terms. In connection with the execution of the merger agreement, the individual defendants who are not directors and officers of Nassda entered into indemnification agreements with Nassda, and the individual defendants who are current directors and officers of Nassda amended and restated their existing indemnification agreements with Nassda to conform to the form of indemnification agreements entered into by the other individual defendants. All of the individual defendants entered into amended and restated indemnification agreements with Nassda in January 2005 which clarified that the previous indemnification agreements would not be terminated as a result of the compliance by the individual defendants with certain requirements contained in the settlement agreement. No changes were made to the existing indemnification agreements with Nassda of Nassda's non-defendant directors and officers. Synopsys has agreed that all of the rights of the foregoing individuals under such indemnification agreements will survive the merger and continue in full force and effect in accordance with their terms, except to the extent that an individual defendant has agreed to forego any of such rights, or otherwise agreed that he is not entitled to such rights under the terms of the settlement agreement with Synopsys.

        The merger agreement further provides that for six years after the completion of the merger, Synopsys will maintain or cause the surviving corporation in the merger to maintain directors' and officers' liability insurance for acts or omissions occurring prior to the completion of the merger covering those persons who were, as of the date of the merger agreement, covered by Nassda's directors' and officers' liability insurance policies, on terms no less advantageous than those in effect on the date of the merger agreement. Synopsys' obligation to provide this insurance coverage is subject to an annual cap of the lesser of $740,000 or 200% of the current annual premium paid by Nassda for its existing directors' and officers' liability insurance coverage. If Synopsys cannot maintain the existing or equivalent insurance coverage without exceeding the cap, Synopsys is required to maintain as much insurance coverage as can be obtained by paying an annual premium equal to the cap.

        Amendment.    The merger agreement may be amended by the parties in writing at any time, before or after stockholder approval has been obtained. However, if the merger agreement is to be amended after stockholder approval has been obtained, no amendment will be allowed that by law requires further approval by stockholders of the parties without the further approval of those stockholders. Any amendment must be made in writing.

        Expenses.    Except as described below under "Termination Fee," the merger agreement provides that regardless of whether the merger is completed, all expenses incurred by the parties will be borne by the party incurring such expenses.

        Termination Fee.    The merger agreement requires that Nassda pay Synopsys a termination fee in the following circumstances:

  •
  a termination fee in an amount equal to the lesser of (1) $1,000,000 or (2) the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees and filing fees) that have been paid or that may become payable by or on behalf of Synopsys in connection with the preparation and negotiation of the merger agreement and the related agreements and otherwise in connection with the merger and the other contemplated transactions, in the event that the merger agreement is terminated by Synopsys or Nassda because Nassda's stockholders' meeting (including any adjournments and postponements thereof) was held and completed and the merger agreement was not adopted and approved at such stockholders' meeting (and was not adopted and approved at any adjournment or postponement thereof) by the requisite Nassda stockholder vote, payable within two business days after such termination;

  •
  a termination fee in the amount of $6,000,000 in the event (1) the merger agreement is terminated by Synopsys or Nassda because the merger was not completed within 180 days after the date of the merger agreement (2) at or prior to the time of the termination of the merger agreement, an acquisition proposal by a third party was commenced, submitted or made, (3) such acquisition proposal by a third party was not withdrawn as of the date 30 days prior to the date of such termination and (4) within 275 days after the date of the termination of the merger agreement, an acquisition transaction with the third party is completed or a definitive agreement contemplating an acquisition transaction with the third party is executed, payable at the time the acquisition transaction is consummated;

  •
  a termination fee in the amount of $6,000,000, payable at the time the acquisition transaction is consummated (less any payment made by Nassda pursuant to the first bullet point of this "Termination Fee" section) in the event:

  •
  the merger agreement is terminated by Synopsys or Nassda because Nassda's stockholders' meeting (including any adjournments and postponements thereof) was held and completed and the merger agreement was not adopted and approved by the requisite Nassda stockholder vote at such stockholders' meeting (and was not adopted and approved at any adjournment or postponement thereof);

  •
  at or prior to the time of the termination of the merger agreement, the commencement, submission or making of an acquisition proposal by a third party was publicly disclosed or announced and such acquisition proposal was not publicly withdrawn as of the date five business days prior to the date of Nassda's stockholders' meeting (as it may have been adjourned or postponed); and

  •
  within 275 days after the date of the termination of the merger agreement, an acquisition transaction with a third party was completed or a definitive agreement contemplating such acquisition transaction was executed;

  •
  a termination fee in the amount of $6,000,000 payable within two business days of the termination of the merger agreement in the event the merger agreement is terminated by Synopsys because:

  •
  the special committee failed to unanimously recommend and the board of directors of Nassda failed to recommend that Nassda's stockholders vote to adopt and approve the merger agreement, or the special committee or the board of directors of Nassda withdrew or modified in a manner adverse to Synopsys their respective recommendations that Nassda's stockholders vote to adopt and approve the merger agreement at the meeting;

    •
    Nassda failed to include in this proxy statement the recommendation of the board of directors of Nassda that Nassda's stockholders vote to adopt and approve the merger agreement at the meeting or a statement to the effect that, based upon the unanimous recommendation of the special committee, the board of directors of Nassda has determined and believes that the merger is advisable and fair to and in the best interests of Nassda's stockholders (other than the individual defendants, as to whom no determination was made);

    •
    the board of directors of Nassda failed to reaffirm publicly its recommendation that Nassda's stockholders vote to adopt and approve the merger agreement at the meeting, or fails to reaffirm its determination that the merger is advisable and fair to and in the best interests of Nassda's stockholders (other than the individual defendants, as to whom no determination was made), or the special committee failed to reaffirm publicly its determination that the merger is advisable and fair to and in the best interests of Nassda's stockholders (other than the individual defendants, as to whom no determination was made) or its recommendation to the board of directors of Nassda in support of the merger, in each case within five business days after Synopsys requests in writing that such recommendation or determination be reaffirmed publicly;

    •
    the board of directors of Nassda or the special committee approved, endorsed or recommended any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys) as contemplated by the merger agreement;

    •
    Nassda executed any letter of intent, memorandum of understanding or similar document or contract relating to any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys), other than as expressly permitted by the merger agreement;

    •
    a tender or exchange offer relating to securities of Nassda was commenced and Nassda did not send to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Nassda recommends rejection of such tender or exchange offer; or

    •
    any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys) that arose directly or indirectly from any breach of or action inconsistent with any of the provisions relating to non-solicitation in the merger agreement, or any of the subsidiaries of Nassda or any representative of such subsidiaries otherwise materially and willfully breached or took any action inconsistent with any of the provisions relating to non-solicitation in the merger agreement in connection with any acquisition offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Synopsys); and

  •
  a termination fee in the amount of $6,000,000 in the event the merger agreement is terminated by Nassda (at any time prior to the adoption and approval of the merger agreement by the requisite Nassda stockholder vote) in order to accept a superior offer and enter into a definitive acquisition agreement providing for the completion of the transaction contemplated by the superior offer as provided in the merger agreement, at or prior to the time of such termination.

        For purposes of the termination fee provisions of the merger agreement, all references to 15% in the definition of "acquisition proposal" will be deemed references to 40%.

        Representations and Warranties of Nassda.    The merger agreement contains representations and warranties of Nassda relating to, among other things:

  •
  corporate organization, subsidiaries and similar matters;

  •
  charter documents;

  •
  capital structure;

  •
  documents Nassda has filed with the SEC, the accuracy of the financial statements and other information contained in such documents and the absence of undisclosed liabilities by Nassda;

  •
  absence of changes to Nassda and its business;

  •
  title to assets;

  •
  cash balance, receivables and customers;

  •
  title to material properties and assets and rights to leasehold interests;

  •
  intellectual property;

  •
  contracts;

  •
  sales of products and performance of services;

  •
  liabilities;

  •
  compliance with applicable laws and permits;

  •
  certain business practices;

  •
  government authorizations;

  •
  tax matters;

  •
  matters relating to employees and benefit plans;

  •
  environmental matters;

  •
  insurance matters;

  •
  transactions with affiliates, individual defendants and their associates;

  •
  outstanding and pending litigation;

  •
  matters relating to the special committee and Nassda's authority and corporate power to enter into the merger agreement;

  •
  inapplicability of certain anti-takeover statutes;

  •
  required vote of stockholders;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities and third parties relating to, the merger agreement and related matters;

  •
  receipt of the fairness opinion from Deutsche Bank;

  •
  engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and amount of fees payable to other advisors in connection with the merger agreement and the merger;

  •
  matters regarding the individual defendants; and

  •
  accuracy and completeness of such representations and warranties.

        Representations and Warranties of Synopsys.    The merger agreement contains representations and warranties of Synopsys relating to, among other things:

  •
  corporate existence;

  •
  corporate power and authority and binding nature of agreements;

  •
  charter documents;

  •
  litigation challenging the merger;

  •
  activities of merger sub;

  •
  lack of required vote by Synopsys stockholders; and

  •
  sufficiency of capital resources to pay the merger consideration.

        Nassda Certificate of Incorporation.    As of the effective time of the merger, Nassda's certificate of incorporation, as amended, will be amended and restated to be in the form attached to the merger agreement.

        Nassda Bylaws.    The merger agreement provides that the bylaws of merger sub immediately prior to the effective time of the merger will be the bylaws of the surviving corporation following the merger until changed or amended.

Other Agreements

        The following descriptions summarize the material provisions of related agreements entered into in connection with the merger agreement. You should read carefully the full text of each of the agreements, which are attached as annexes to this proxy statement.

Voting Agreements

        In connection with the execution of the merger agreement, each of Nassda's directors, individual defendants and their respective affiliates and Ms. Liu entered into voting agreements pursuant to which each of them agreed to:

  •
  vote their shares in favor of the adoption and approval of the merger agreement;

  •
  vote against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Nassda in the merger agreement;

  •
  vote against any (1) extraordinary corporate transaction, (2) sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of Nassda or Nassda's subsidiaries, (3) reorganization, recapitalization, dissolution or liquidation of Nassda or its subsidiaries, (4) amendment to Nassda's certificate of incorporation or bylaws and (5) material change in the capitalization of Nassda or Nassda's corporate structure;

  •
  waive their appraisal or dissenters' rights relating to the merger that they may have had with respect to any shares of Nassda common stock owned by them; and

  •
  not (1) solicit, initiate, encourage, induce or facilitate the communication, making, submission or announcement of any acquisition proposal or take any action that could reasonably be expected to lead to an acquisition proposal, (2) furnish any information regarding Nassda or its subsidiaries to any person in connection with or in response to an acquisition proposal or inquiry, (3) engage in discussions or negotiations with any person with respect to any acquisition proposal or inquiry, (4) approve, endorse or recommend any acquisition proposal or (5) enter into any letter of intent or similar document contemplating or relating to any acquisition proposal.

        A form of the voting agreement executed by the individual defendants is attached as Annex D-1 to this proxy statement, and a form of the voting agreement executed by the non-defendant directors and Ms. Liu is attached as Annex D-2 to this proxy statement.

Tolling Agreements

        In connection with the execution of the merger agreement, Synopsys and the individual defendants entered into a stipulation to stay action and tolling agreement to stay the state court action during the period through the completion of the merger or termination of the merger agreement. In connection with the execution of the merger agreement, Synopsys and Nassda entered into stipulations to stay action and tolling agreements to stay the federal court actions during the earlier of (1) the date on which Synopsys notifies the court that the merger agreement has been terminated or (2) March 31, 2005, unless the stay period is extended by further stipulation or court order. The full text of the stipulations to stay action and tolling agreements are attached as Annexes E-1, E-2 and E-3 to this proxy statement.

Agreements Related to Individual Defendants

  Indemnification Agreements

        Nassda may indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. In connection with the merger agreement, Nassda entered into new agreements with the individual defendants who are not current directors or officers of Nassda and amended and restated agreements with individual defendants who are current directors or officers of Nassda, to indemnify them for related expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding by reason of the fact that they are officers, directors, employees and/or agents of Nassda. All of the individual defendants entered into amended and restated indemnification agreements with Nassda in January 2005 which clarified that the previous indemnification agreements would not be terminated as a result of the compliance by the individual defendants with certain requirements contained in the settlement agreement. The form of amended and restated indemnification agreement is attached as Annex F-1 to this proxy statement and the form of second amended and restated indemnification agreement is attached as Annex F-2 to this proxy statement.

  Agreement to Settle Litigation

        In connection with the execution of the merger agreement, Synopsys and the individual defendants entered into the settlement agreement, pursuant to which Synopsys and the individual defendants agreed to settle the state court action, and the individual defendants agreed to make settlement payments of an aggregate of $61.6 million to Synopsys and to the cancellation of all options to acquire Nassda common stock held by them with a value of approximately $5.9 million (based on a Nassda common stock price of $7.00 per share). Of the aggregate settlement amount of $61.6 million, approximately $24.4 million and $19.7 million will be payable by Drs. Wang and Deng, respectively. Of the aggregate value of the options to be cancelled, options valued at approximately $167,000 held by each of Drs. Wang and Deng will be cancelled. The full text of the settlement agreement is attached as Annex G to this proxy statement.

        ADEA Waiver.    Pursuant to the settlement agreement and in connection with the completion of the merger, each individual defendant has agreed to provide Synopsys with a waiver of such individual's rights under various employment-related laws, including the Federal Age Discrimination in Employment Act of 1967. A form of the waiver is attached as an exhibit to the settlement agreement.

        Resignation Letter.    Pursuant to the settlement agreement, each individual defendant has executed resignation letters (in his capacity as an employee, director and/or officer of Nassda) to take effect immediately prior to the completion of the merger. A form of the resignation letter is attached as an exhibit to the settlement agreement.

        General Release.    Pursuant to the settlement agreement and in connection with the completion of the merger, each individual defendant has agreed to provide Synopsys and Nassda a general release with respect to claims that have arisen or arise out of, or relate to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of the general release; provided that each individual defendant will preserve, among other rights, certain rights under the settlement agreement, his indemnification agreement, his consulting agreement and the release of claims entered into by Synopsys and Nassda in favor of each such individual defendant. A form of the general release is attached as an exhibit to the settlement agreement.

        Release of Claims (individual defendants).    Pursuant to the settlement agreement and in connection with the completion of the merger, Synopsys has agreed to provide each individual defendant with a release with respect to claims that have arisen by reason of any matter, act, transaction or occurrence before the closing of the merger, other than any claims arising out of or relating to the merger agreement and related agreements. Nassda has agreed to provide each individual defendant with a release with respect to claims that have arisen by reason of any matter, act, transaction or occurrence before the completion of the merger, with certain exceptions as set forth in the release. A form of this release in favor of the individual defendants is attached as an exhibit to the settlement agreement.

        Release of Claims (other Nassda officers and directors).    In connection with the completion of the merger, each non-defendant officer and director has agreed to provide a release of claims against Synopsys, its affiliates and each of Nassda's officers and directors arising out of the state court action and federal court actions and in turn, Synopsys has agreed to provide Nassda's non-defendant officers and directors with a release. The form of release is attached as an exhibit to the settlement agreement.

  Noncompetition Agreements

        In connection with the execution of the merger agreement, each of the individual defendants entered into a noncompetition agreement to take effect immediately prior to the completion of the merger, pursuant to which each individual defendant agreed not to, for a period of three years (or four years, in the case of Dr. Deng and Dr. Wang):

  •
  engage, participate or collaborate, directly or indirectly, in any activities that include designing, developing, manufacturing, marketing, promoting, selling, supplying, distributing, supporting or maintaining any products for performing analog simulation of integrated circuits and/or static transistor-level analysis of integrated circuits (the "prohibited activities"), or become associated in any capacity with or acquire or hold any interest in any entity that engages, or has an affiliate that engages, in any of these activities;

    provided, however, that each individual defendant may (1) continue to own capital stock of certain publicly-held corporations that engage in prohibited activities if his and his affiliates' holdings represent less than one percent of the total number shares of such corporation's capital stock outstanding and he is not otherwise associated with such corporation or an affiliate of such corporation, and (2) be associated with an entity that uses certain competing products (as such term is defined in the noncompetition agreement) only as an end user and that does not otherwise engage in prohibited activities, so long as such individual defendant does not personally engage in prohibited activities and if such competing products were developed internally by such entity and such entity is a public company, the entity delivers a certificate to Synopsys to the effect that such individual defendant has not engaged or participated in any prohibited activities during his association with the entity within five days of each anniversary of the date of the completion of the merger during the applicable noncompetition period;

  •
  directly or indirectly encourage, induce or solicit any individual who was one of Nassda's employees as of November 30, 2004 or during the one year period thereafter becomes an employee of Synopsys or one of its affiliates during the applicable noncompetition period (each, a "specified employee") to leave his or her employment with Synopsys, Nassda or their respective subsidiaries, or to directly or indirectly hire a specified employee, or encourage, induce or solicit any customer, consultant, distributor, sales representative, licensor or supplier of Synopsys, Nassda or their respective subsidiaries to terminate such relationship with Synopsys, Nassda or their respective subsidiaries during the applicable noncompetition period;

    provided, however, that an individual defendant may (1) hire, encourage, assist, induce or solicit any other entity to hire, a specified employee whose employment by Synopsys, Nassda or their respective subsidiaries has already terminated more than 90 days prior to the time such individual defendant hires, encourages, assists, induces or solicits any other entity to hire, such specified employee, and (2) market and sell products other than competing products to customers of Synopsys, Nassda or their respective subsidiaries in the course of engaging in authorized activities so long as he does not recommend that the customer cease doing business with Synopsys, Nassda or their respective subsidiaries.

        The form of noncompetition agreement executed by the individual defendants other than Drs. Deng and Wang is attached as Annex H-1 to this proxy statement, and the form of noncompetition agreement executed by Drs. Deng and Wang is attached as Annex H-2 to this proxy statement.

  Relinquishment Agreements

        In connection with the execution of the merger agreement, each individual defendant entered into a relinquishment agreement to take effect immediately prior to the completion of the merger, pursuant to which each such individual agreed not to exercise his outstanding options (vested or unvested) to purchase shares of Nassda common stock, and all of such options would be cancelled and not be assumed by Synopsys pursuant to the merger agreement. Of the aggregate vested options to be cancelled (valued at approximately $5.9 million based on a Nassda common stock price of $7.00 per share), options valued at approximately $167,000 held by each of Drs. Wang and Deng will be cancelled. In addition, the individual defendants have relinquished all of their purchase rights under Nassda's employee stock purchase plan pursuant to the relinquishment agreements, subject to the completion of the merger. The form of relinquishment agreement is attached as Annex I to this proxy statement.

  Consulting Agreements

        In connection with the execution of the merger agreement, each individual defendant entered into a consulting agreement to take effect immediately prior to the completion of the merger, pursuant to which each such individual agreed to perform up to 400 hours of consulting services to Synopsys at Synopsys' request for one year after the completion of the merger, at the rate of $250 per hour, as follows: the number of hour of services that Synopsys requests an individual defendant to perform in any of the first three months will not exceed 80 hours per month; and the number of hours of services that Synopsys requests an individual defendant to perform in any of the last nine months will not exceed 30 hours per month. The form of consulting agreement is attached as Annex J to this proxy statement.

  Cooperation and Support Agreements

        In connection with the execution of the merger agreement, each individual defendant entered into a cooperation and support agreement to take effect immediately prior to the completion of the merger, pursuant to which each such individual agreed to provide cooperation and support requested by Nassda or Synopsys in connection with (1) any claims, demands or legal proceedings (A) to which Synopsys is or expects it may become a party related to the merger or any act of omission taken or alleged to have been taken by Nassda, one of Nassda's affiliates or an individual defendant or (B) to which Nassda, one of Nassda's affiliates or an individual defendant is or becomes a party concerning any circumstances, facts, events of occurrences which existed or occurred prior to or as of the completion of the merger (collectively, the "related litigation"), or (2) perfecting, maintaining, protecting and enforcing Nassda's or Synopsys' rights in Nassda's intellectual property, during the period between the completion of the merger and the earlier of (X) the date when all related litigation has come to a final conclusion and all patents and patent applications included in Nassda's intellectual property have expired or been abandoned or ruled invalid and (Y) six years from the date of the completion of the merger.

        An individual defendant is not required to provide services for more than an aggregate of 80 hours per month pursuant to the consulting agreement and the cooperation and support agreement during the first three months following the completion of the merger, and thereafter for more than an aggregate of 40 hours per month, excluding any time required to testify in deposition or any other proceeding. An individual defendant is obligated to provide cooperation and support without compensation for the first 100 hours. Thereafter, an individual defendant will be compensated at the rate of $250 per hour, except that he will not be compensated for any time required to testify in deposition or any other proceeding.

        The form of cooperation and support agreement is attached as Annex K to this proxy statement.

  Intellectual Property Assignment Agreements

        In connection with the execution of the merger agreement, each individual defendant entered into an intellectual property assignment agreement in favor of Nassda, to take effect upon the completion of the merger, pursuant to which each such individual agreed to assign all of his right, title and interest in certain intellectual property to Nassda. The form of intellectual property assignment agreement is attached as Annex L to this proxy statement.

Securities Ownership of Certain Beneficial Owners and Management

        The following table provides information relating to the beneficial ownership of Nassda common stock as of December 31, 2004 by:

  •
  each stockholder known by Nassda to own beneficially more than 5% of Nassda's common stock;

  •
  each of Nassda's executive officers;

  •
  each of Nassda's directors; and

  •
  all of Nassda's directors and executive officers as a group.

        Beneficial ownership is determined based on the rules of the SEC. The column captioned "Total Shares and Shares Underlying Exercisable Options Beneficially Owned" includes the number of shares of Nassda common stock subject to options that are currently exercisable or will become exercisable on or before March 1, 2005, sixty days from December 31, 2004. The number of shares subject to options that each beneficial owner has the right to acquire on or before March 1, 2005 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 27,462,262 shares of Nassda common stock outstanding as of December 31, 2004. The address for those individuals for which an address is not otherwise provided is c/o Nassda Corporation, 2650 San Tomas Expressway, Santa Clara, California 95051. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before March 1, 2005	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Principal Stockholders
Wasatch Advisors, Inc.(1) 150 Social Hall Avenue, Suite 400 Salt Lake City, Utah 84111	2,536,850	—	2,536,850	9.24%
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, Maryland 21202-1009	1,607,000	—	1,607,000	5.85
Andrei Tcherniaev(3)	1,353,834	289,468	1,643,302	5.92
Walter Chan(4)	1,372,999	168,636	1,541,635	5.58
Iouri Feinberg(5)	1,333,000	230,302	1,563,302	5.65
Executive Officers and Directors
Sang S. Wang(6)	6,064,295	26,110	6,090,405	22.16
An-Chang Deng(7)	4,920,500	26,110	4,946,610	18.00
Tammy S. Liu	748,469	29,055	777,524	2.83
John A. Yelinek	215,308	24,678	239,981	*
Bernard Aronson	24,000	89,443	113,443	*
Yen-Son Huang	—	181,665	181,665	*
Edward C. V. Winn	—	94,998	94,998	*
All current executive officers and directors as a group (7 persons)	11,972,567	472,059	12,444,626	45.27%

*
Less than 1%

(1)
Reflects ownership of 2,536,850 shares as reported on Schedule 13G/A for the period ended December 31, 2004 and filed with the SEC on January 10, 2005.

(2)
Reflects ownership of 1,607,000 shares as reported on Schedule 13F for the period ended September 30, 2004 and filed with the SEC on November 23, 2004.

(3)
Consists of 5,722 shares held by Gennadiy Bushuev, a friend of Dr. Tcherniaev's, as custodian for Dr. Tcherniaev's son, 1,346,112 shares held by a trust of which he is a trustee, and 2,000 shares held by Mr. Tcherniaev's son. Mr. Tcherniaev has voting and dispositive control over shares held by the trust and his son.

(4)
Consists of 1,316,555 shares held by the Chan Family Revocable Trust, and 16,444 shares held by the Chan Children's Trusts for benefit of Mr. Chan's children, both of which Mr. Chan is a trustee. Mr. Chan has voting and dispositive control over all such shares. Includes 40,000 shares held by Mr. Chan's wife as custodian for his sons.

(5)
Consists of 1,253,000 shares held by Mr. Feinberg and his wife's trust, 57,530 shares in street name and 22,470 shares held by the various Feinberg Children's Trusts for benefit of Mr. Feinberg's children of which Mr. Feinberg is a trustee. Mr. Feinberg has voting and dispositive control over all such shares.

(6)
Includes 3,964,132 shares of common stock held by the Wang Living Trust for the benefit of Dr. Wang's family of which Dr. Wang is a trustee. Dr. Wang has voting and dispositive control over all such shares.

(7)
Includes 16,000 shares held by Dr. Deng's brother, 3,000 shares held by Dr. Deng's sisters-in-law, 16,000 shares held by each of Dr. Deng's two sons and 30,000 shares held by the Deng Children's Trust for the benefit of Dr. Deng's children of which Dr. Deng is a trustee. Also includes 658,788 shares held jointly by An-Chang Deng and Mei-Chien Lu as husband and wife and 316,712 held by Mei-Chien Lu. Dr. Deng has voting and dispositive control over all such shares.

Other Proposals for Annual Meeting

Election of Director

  Nominees

        Nassda has a classified board of directors currently consisting of two Class I directors, Yen-Son Huang and Sang S. Wang; two Class II directors, Bernard Aronson and An-Chang Deng; and one Class III director, Edward C.V. Winn. The Class I and Class II directors will serve until Nassda's annual meetings of stockholders to be held in 2006 and 2007, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

        The nominee for election to Class III of the board of directors is Edward C. V Winn. If elected, Mr. Winn will serve as a director until the annual meeting of stockholders in 2008, and until his successor is elected and qualified or until his earlier resignation or removal. In the event the merger is completed, Mr. Winn's term will end at the effective time of the merger.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of Mr. Winn as a Class III director. Mr. Winn currently serves as one of Nassda's directors. In the event that Mr. Winn is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who will be designated by the present board of directors to fill the vacancy. Nassda is not aware that Mr. Winn will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mr. Winn.

  Vote Required

        If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the board of directors. Abstentions are not counted in the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, they may have the authority to vote your shares.

  Information Concerning the Nominees and Incumbent Directors

        The following table sets forth the name and age of the nominees and each of Nassda's other directors as of December 31, 2004, the principal occupation of each and the period during which each has served as Nassda's director. See "Securities Ownership of Certain Beneficial Owners and Management" for information as to the stock ownership of each of Nassda's directors and all of Nassda's current executive officers as a group.

Name	Age	Position(s) with Nassda	Director Since
Class I nominees:
Yen-Son Huang	59	Director	2000
Sang S. Wang	59	Chairman, Chief Executive Officer and Director	1999
Class II directors:
Bernard Aronson	74	Director	2001
An-Chang Deng	49	President, Chief Operating Officer and Director	1998
Class III director:
Edward C.V. Winn	66	Director	2001

        Yen-Son Huang has served on Nassda's board of directors since March 2000. Since August 2000, Dr. Huang has served as chief executive officer and chairman of the board of directors of ForteMedia, a developer and manufacturer of noise free communications chips and software. From April 1998 to July 2000, Dr. Huang served as chief executive officer and chairman of the board of directors of Novas

Software, Inc., a logic debugging software company. From October 1997 to March 1998, Dr. Huang was a private investor and consultant. From June 1993 to September 1997, Dr. Huang served on the board of directors and in various management positions including executive vice president of Quickturn Design Systems, Inc., which was acquired by Cadence Design Software, Inc. in 1999. From January 1990 to June 1993 Dr. Huang served as president of PiE Design Systems, Inc. Dr. Huang holds a B.S. and a M.S. in electrical engineering from Chaio-Tung University, Taiwan, and a Ph.D. in electrical engineering and computer science from Santa Clara University.

        Sang S. Wang has served as Nassda's chief executive officer and chairman of the board of directors since April 1999. From March 1997 to March 1998, Dr. Wang served as senior vice president and co-general manager of the EPIC Technology Group of Synopsys and as a member of the board of director of Synopsys. From September 1986 to February 1997, Dr. Wang served as chairman and chief executive officer of EPIC Design Technology, Inc., a publicly traded electronic design automation software company that was acquired by Synopsys in February 1997. Prior to co-founding EPIC Design Technology, Dr. Wang was a member of the senior technical staff and manager of computer aided design at Advanced Micro Devices, Inc. Dr. Wang also serves as a member of the board of directors of Electronic Design Automation Consortium, an industry group. Dr. Wang holds a B.S. in electrical engineering from National Taiwan University, an M.S. in physics from Ohio State University and a Ph.D. in electrical engineering from Stanford University.

        An-Chang Deng, one of Nassda's co-founders, served as Nassda's chief executive officer from August 1998 to April 1999, chief financial officer from August 1998 to September 2000 and president and chief operating officer since August 1998. He has served on Nassda's board of directors since August 1998. From March 1997 to August 1998, Dr. Deng was vice president of research and development of the EPIC Technology Group of Synopsys. From January 1992 to February 1997, Dr. Deng served as vice president of research and development for EPIC Design Technology. From September 1989 to January 1992, Dr. Deng served as a developer of timing and analysis products at Cadence. From 1986 to September 1989, Dr. Deng was an assistant professor of electrical engineering at Texas A&M University. Dr. Deng holds a B.S. in electrical engineering from National Taiwan University, an M.S. in electrical engineering from the University of Notre Dame and a Ph.D. in electrical engineering and computer science from the University of California at Berkeley.

        Bernard Aronson has served on Nassda's board of directors since December 2001. Mr. Aronson has served as president and chief operating officer of Kilopass Technology, Inc., a privately-held provider of embedded non-volatile memory technology, since October 2004. Mr. Aronson served as president, chief executive officer and a director of Synplicity, Inc., an electronic design automation company, from July 1997 to September 2004. From February to July 1997, Mr. Aronson served as senior vice president and co-general manager of the EPIC Design Technology Group of Synopsys. From July 1991 to February 1997, Mr. Aronson served as president of EPIC Design Technology, and also served as a director of EPIC Design Technology from March 1992 to February 1997, until its merger with Synopsys. From March 1990 to April 1991, Mr. Aronson served as executive vice president of Zoran Corporation, a semiconductor company. Mr. Aronson holds a B.S. in Electrical Engineering from the City University of New York.

        Edward C.V. Winn has served on Nassda's board of directors since August 2001. Mr. Winn is retired. From March 1992 until his retirement in January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a communications semiconductor company, most recently as executive vice president, finance and administration, and chief financial officer. From 1985 until December 1991, he served in various capacities with Avantek, Inc., a microwave semiconductor corporation, most recently as product group vice president. Mr. Winn is also a director of Endwave Corporation, a supplier of radio frequency subsystems for broadband and wireless access systems. Mr. Winn received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard University.

        There are no family relationships between any director or executive officer of Nassda and any other director or executive officer of Nassda. Nassda's board of directors has determined that Mr. Aronson, Dr. Huang and Mr. Winn are independent under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Nassda does not have a policy with respect to director attendance at annual meetings. One director attended Nassda's 2004 annual meeting of stockholders.

  Vote Required and Board of Directors' Recommendation

        The nominee receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as a director. The board of directors has unanimously approved Edward C. V. Winn as its nominee and recommends that stockholders vote "FOR" the election of Mr. Winn.

  Board and Committee Meetings

        Nassda's board of directors held six meetings during the fiscal year ended September 30, 2004 ("fiscal 2004"). Nassda's board of directors has standing audit, compensation and nominating and governance committees as well as a special committee formed to evaluate potential strategic transaction involving Nassda. Each member of the audit committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. All of Nassda's directors attended at least 75% of the meetings of the board of directors and any applicable committee held while they were members of Nassda's board of directors or the applicable committee.

Committee	Date of Inception	Members During Fiscal 2004	Committee Functions	Meetings Held in Fiscal 2004
Audit	2001	Bernard Aronson Yen-Son Huang Edward C.V. Winn	Reviews internal accounting policies and procedures	Seven
			Appoints of independent accountants
			Reviews results of independent audit and approves fees
			Reviews quarterly SEC financial filings
			Determines investment policy and oversees its implementation
Compensation	2001	Bernard Aronson Yen-Son Huang Edward C.V. Winn	Determines compensation of executive officers and directors	One
			Reviews general policies relating to compensation and benefits
Nominating and Governance	2003	Bernard Aronson Yen-Son Huang Edward C.V. Winn	Review compliance with ethics policies	None
			Recommend nomination of board members
			Oversee and evaluate board performance
			Evaluate composition, organization and governance of board and its committees
Special	2004	Bernard Aronson Yen-Son Huang Edward C.V. Winn	Evaluate potential strategic transactions	12

  Audit Committee

        Nassda's board of directors adopted a written charter for the audit committee in May 2001, which was amended in January 2003. Nassda's board of directors has determined that Mr. Edward C.V. Winn is an "audit committee financial expert," as defined in the rules of the SEC. Mr. Winn is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act.

  Nominating and Governance Committee

        Nassda's board of directors formed a nominating and governance committee and adopted its written charter in January 2003. Each member of the nominating and governance committee is independent under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The nominating and governance committee has recommended to the board that the board nominate Mr. Winn to serve as a director until the annual meeting of the stockholders in 2008 and until his successor has been elected and qualified. In making recommendations for director nominees to Nassda's board of directors, the nominating and governance committee determines on an annual basis desired board qualifications, expertise and characteristics and conducts searches for potential directors with corresponding attributes. The nominating and governance committee may retain a search firm to help identify director candidates but did not do so for the recommendation of Mr. Winn. The nominating and governance committee will also consider nominees recommended by stockholders. To date, no candidates have been recommended for nomination by stockholders.

  Code of Ethics

        Nassda's board of directors adopted a code of ethics for principal executive and senior financial officers in October 2003, which was amended in April 2004. Nassda's board of directors also adopted a code of business conduct and ethics for all employees, agents and contractors in October 2003. Nassda has posted both codes of ethics on Nassda's website at www.nassda.com on Nassda's Corporate Governance page. Nassda intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendments to or waivers from the code of ethics that applies to Nassda's principal executive and senior financial officers by posting such information on Nassda's website at www.nassda.com.

  Director Compensation

        Directors who are not employees receive automatic option grants under Nassda's 2001 director option plan. Each new nonemployee director is automatically granted an option to purchase 40,000 shares of Nassda common stock at the time he or she is first elected to Nassda's board of directors. Each nonemployee director receives a subsequent option grant to purchase 20,000 shares of Nassda common stock on October 1 of each year provided that he or she is a member of Nassda's board of directors on such date. All options granted under the director option plan are granted at the fair market value of Nassda common stock as reported on the Nasdaq National Market on the date of the grant. The initial 40,000 share grants become exercisable at a rate of 1/3 of the shares one year after the date of grant and 1/36th of the shares per month thereafter. The subsequent 20,000 share grants become exercisable at the rate of 1/24th of the shares per month beginning with the thirteenth month following the date of grant. On October 1, 2004, Mr. Aronson, Dr. Huang and Mr. Winn each received a subsequent option to purchase 20,000 shares of Nassda common stock at an exercise price of $3.70 per share.

        Each nonemployee director also receives a cash retainer of $15,000 per year plus a fee of $1,000 per in-person board meeting attended by the director. A fee of $500 is paid for each telephonic board meeting. The chairman of Nassda's board of directors, if a nonemployee director, receives an additional retainer of $20,000 per year. The chairmen of the audit, compensation and nominating and governance committees receive additional retainers of $20,000, $10,000 and $10,000, respectively per year. Directors also receive a fee of $1,000 per in-person meeting or $500 per telephonic meeting for participation in committee meetings. Directors only receive one in-person meeting fee for attendance at more than one board or committee meeting on the same day.

        In August 2004, a special committee of Nassda's board of directors consisting of Mr. Aronson, Dr. Huang and Mr. Winn was formed to evaluate potential strategic transactions involving Nassda. In connection with their participation on the special committee, each of Dr. Huang and Mr. Aronson will receive a cash retainer in the amount of $40,000, and Mr. Winn, as the chairman of the special committee, will receive a cash retainer in the amount of $50,000.

  Compensation Committee Interlocks and Insider Participation

        Nassda's compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees. Nassda's compensation committee consists of Mr. Aronson, Dr. Huang and Mr. Winn. Dr. Wang, Nassda's chief executive officer, participates in all discussions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation and deliberations regarding salaries and incentive compensation for all employees and consultants. No interlocking relationship exists between any member of Nassda's compensation committee and any member of any other company's board of directors or compensation committee.

  Summary Compensation Table

        The following summary compensation table sets forth certain information regarding the compensation of Nassda's chief executive officer and Nassda's three next most highly compensated executive officers for fiscal 2004 for services rendered in all capacities for the years indicated. Each of the named executive officers had agreed not to receive his or her salary in fiscal 2002 and 2003.

Long-Term Compensation Awards
Annual Compensation
Name And Principal Position	Fiscal Year				Securities Underlying Options(#)	All Other Compensation
		Salary	Bonus/Commission
Sang S. Wang Chief Executive Officer and Chairman	2004 2003 2002	$230,717 — —	$72,500 36,000 16,200	(1) (1) (1)	— — —	$12,873 11,764 15,140	(2) (2) (2)
An-Chang Deng President, Chief Operating Officer and Director	2004 2003 2002	197,583 — —	60,250 34,000 17,667	(3) (3) (3)	— — 26,666	12,849 12,563 11,560	(2) (2) (2)
Tammy S. Liu Chief Financial Officer, Vice President, Finance and Administration and Secretary	2004 2003 2002	183,375 — —	49,750 30,000 13,500	(4) (4) (4)	20,000 40,000 —	12,897 12,638 11,627	(2) (2) (2)
John A. Yelinek Vice President, Major Accounts	2004 2003 2002	143,913 — —	239,376 308,749 275,151	(5) (5) (5)	12,000 20,000 —	10,278 8,343 9,294	(2) (2) (2)

(1)
A bonus of $16,200 was earned in fiscal 2002, of which $14,850 was paid in fiscal 2003 and $1,350 was paid in October 2003. A bonus of $36,000 was earned in fiscal 2003, which was paid in December 2003. Bonuses totaling $72,500 were earned in fiscal 2004, of which $12,500 was paid in October 2004 and the remainder $60,000 will be paid in December 2004.

(2)
Consists of health insurance benefits, life insurance premiums and personal benefits.

(3)
A bonus of $17,667 was earned in fiscal 2002, of which $667 was paid in fiscal 2002, $15,583 was paid in fiscal 2003 and $1,417 was paid in October 2003. A bonus of $34,000 was earned in fiscal 2003, which was paid in December 2003. Bonuses totaling $60,250 were earned in fiscal 2004, of which $10,250 was paid in October 2004 and the reminder $50,000 will be paid in December 2004.

(4)
A bonus of $13,500 was earned in fiscal 2002, of which $12,375 was paid in fiscal 2003 and $1,125 was paid in October 2003. A bonus of $30,000 was earned in fiscal 2003, which was paid in December 2003. Bonuses totaling $49,750 were earned in fiscal 2004, of which $9,750 was paid in October 2004 and the remainder $40,000 will be paid in December 2004.

(5)
Includes sales commissions of $263,151 earned in fiscal 2002 of which $44,010 was paid in fiscal 2003, sales commissions of $294,749 earned in fiscal 2003 of which $53,172 was paid in fiscal 2004, and sales commissions of $191,376 earned in fiscal 2004 of which $11,658 is payable in fiscal 2005. Includes bonuses of $12,000 earned in fiscal 2002 of which $11,000 was paid in fiscal 2003 and $1,000 was paid in October 2003, bonuses of $14,000 earned in fiscal 2003, all of which was paid in December 2003, and bonuses of $48,000 earned in fiscal 2004 of which $20,000 was paid in fiscal 2004, $18,000 was paid in October 2004 and the remainder $10,000 will be paid in December 2004. The aggregate sales commission and bonus amounts for fiscal 2002 has been amended to reflect the amount earned by Mr. Yelinek during the respective fiscal years.

  Option Grants in Fiscal 2004

        The following table provides information relating to stock options awarded to each of the executive officers identified in the summary compensation table during fiscal 2004. All such options were awarded under Nassda's 2001 stock option plan.

	Individual Grants					Potential Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term(5)
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal 2004 (%)
Name				Exercise Price Per Share($)(3)(4)	Expiration Date
						5% ($)	10% ($)
Sang S. Wang	—		—	—	—	—	—
An-Chang Deng	—		—	—	—	—	—
Tammy S. Liu	20,000	(1)	2.11	$4.29	7/11/14	54,000	136,700
John A. Yelinek	12,000	(2)	1.27	$8.25	1/11/14	62,300	157,800

(1)
100% of the shares subject to the option will be fully vested on May 31, 2005, subject to the executive's continuing to be an employee on such dates.

(2)
10% of the aggregate number of shares subject to the option will be vested and exercisable twelve months following the grant date; 20% of the aggregate number of shares subject to the option will be vested and exercisable on a pro rata monthly basis during the second year after the grant date; 30% of the aggregate number of shares subject to the option will be vested and exercisable on a pro rata monthly basis during the third year after the grant date; and 40% of the aggregate number of shares subject to the option will be vested and exercisable on a pro rata monthly basis during the fourth year after the grant date, subject to the executive's continuing to be an employee on such dates.

(3)
Options were granted at an exercise price equal to the fair market value of Nassda common stock on the date of grant.

(4)
Full payment may consist of any consideration and method of payment authorized by the administrator and permitted by the plan and the stock option agreement under the plan.

(5)
The potential realizable values are based on the assumption that Nassda common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Nassda's estimate of future price growth.

  Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information relating to option exercises by the executive officers identified in the summary compensation table during fiscal 2004. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of September 30, 2004.

        The "Realized Value" on option exercises is equal to the difference between the fair market value of Nassda common stock on the date of exercise less the exercise price. The "Value of Unexercised In-the-Money Options at September 30, 2004" is based on $3.55 per share, the closing sales price of Nassda common stock in trading on the Nasdaq National Market on September 30, 2004, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

			Number of Securities Underlying Unexercised Options at September 30, 2004		Value of Unexercised In-the-Money Options at September 30, 2004
Name	Shares Acquired on Exercise	Realized Value
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Sang S Wang	—	—	23,332	3,334	5,833	834
An-Chang Deng	—	—	23,332	3,334	5,833	834
Tammy S. Liu	—	—	22,999	50,334	6,416	917
John A. Yelinek	49,999	$199,996	13,999	34,668	4,583	4,584

  Employment Arrangements

        In fiscal 2002, Nassda awarded bonuses of an aggregate of $58,700 payable to its named executive officers for their services in fiscal 2002. Specifically, Dr. Wang was entitled to an aggregate of $16,200, Dr. Deng was entitled to an aggregate of $17,000, Ms. Liu was entitled to an aggregate of $13,500 and Mr. Yelinek was entitled to an aggregate of $12,000. These bonuses were paid over a twelve-month period beginning November 2002 and had been fully paid as of October 30, 2003.

        In fiscal 2003, Nassda awarded bonuses of an aggregate of $114,000 payable to its named executive officers for their services in fiscal 2003. Specifically, Dr. Wang was entitled to $36,000, Dr. Deng was entitled to $34,000, Ms. Liu was entitled to $30,000 and Mr. Yelinek was entitled to $14,000. These bonuses were paid in December 2003.

        Each of the named executive officers orally agreed that he or she would not receive his or her base salary in fiscal 2002 and fiscal 2003. However, the payment of the bonuses earned in fiscal 2001, fiscal 2002 and fiscal 2003 were not contingent upon these persons receiving no base salaries or upon continued employment. Each of the named executive officers began receiving their base salaries in October 2003. Effective November 2004, the base salaries are $250,000, $205,000, $195,000 and $160,000 for Dr. Wang, Dr. Deng, Ms. Liu and Mr. Yelinek, respectively.

  Report of the Compensation Committee of the Board of Directors on Compensation

        Notwithstanding any statement to the contrary in any of Nassda's previous or future filings with the SEC, the following information relating to the price performance of Nassda common stock will not be deemed "filed" with the SEC or "soliciting material" under the 1934 Act and will not be incorporated by reference into any such filings.

        The report of the compensation committee of Nassda's board of directors on compensation is attached as Annex M to this proxy statement.

  Company Performance

        Notwithstanding any statement to the contrary in any of Nassda's previous or future filings with the SEC, the following information relating to the price performance of Nassda common stock will not be deemed "filed" with the SEC or "soliciting material" under the 1934 Act, and will not be incorporated by reference into any such filings.

        The registration statement covering Nassda's initial public offering became effective December 12, 2001, and Nassda common stock began trading on the Nasdaq National Market on December 13, 2001. The following graph shows a comparison, from December 12, 2001 through September 30, 2004 of cumulative total return for Nassda common stock, Standard & Poor's 500 Index and the Standard & Poor's Information Technology Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Standard & Poor's 500 Index and the Standard & Poor's Information Technology Index assume reinvestment of dividends. Nassda has never paid dividends on its common stock and has no present plans to do so.

COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
AMONG NASSDA CORPORATION, THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

*
Assumes $100 invested on December 13, 2001 in Nassda common stock, the Standard & Poor's 500 Index and the Standard & Poor's Information Technology Index.

Ratification of Appointment of Independent Registered Public Accounting Firm

        The board of directors has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit Nassda's financial statements for the fiscal year ending September 30, 2005. Nassda expects that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

  Audit Fees

        Audit fees billed to Nassda by Deloitte & Touche LLP totaled $292,279 and $297,000 for the audit of Nassda's consolidated annual financial statements for fiscal 2003 and 2004, respectively, included in Nassda's Annual Reports on Form 10-K and the reviews of the financial statements included in Nassda's Quarterly Reports on Form 10-Q.

  Audit-Related Fees

        Audit-related fees billed to Nassda by Deloitte & Touche LLP in fiscal 2004 totaled $9,310 for services related to accounting principles. Deloitte & Touche LLP billed Nassda $7,500 in fiscal 2003 for services related to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

  Tax Fees

        Tax fees billed to Nassda by Deloitte & Touche LLP during fiscal 2003 and fiscal 2004 totaled $126,760 and $149,276, respectively. These fees were comprised of $108,953 in fiscal 2003 and $135,747 in fiscal 2004 for tax compliance, and $17,807 in fiscal 2003 and $13,529 in fiscal 2004 for tax advice. Tax advice for fiscal 2003 and fiscal 2004 primarily related to consultations regarding domestic and international tax matters.

  All Other Fees

        Fees billed to Nassda by Deloitte & Touche LLP during fiscal 2003 for litigation support services totaled $146,886. Before selecting Deloitte & Touche LLP, the audit committee carefully considered Deloitte & Touche LLP's qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee's review also included matters to be considered under the SEC's rules regarding auditor independence, including the nature and extent of non-audit services, to ensure that the accountants' independence will not be impaired. The audit committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects. The audit committee pre-approves all audit and non-audit services provided by Deloitte & Touche LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by Deloitte & Touche LLP described under "Audit-Related Fees," "Tax Fees" and "All Other Fees" were pre-approved by the audit committee. The audit committee of Nassda's board of directors has determined that the provision of services by Deloitte & Touche LLP other than for audit related services is compatible with maintaining the independence of Deloitte & Touche LLP as Nassda's independent registered public accounting firm.

  Vote Required and Board of Directors' Recommendation

        Stockholder ratification of the selection of Deloitte & Touche LLP as Nassda's independent registered public accounting firm is not required by Nassda's bylaws or other applicable legal requirement. However, Nassda's board of directors is submitting the selection of Deloitte & Touche

LLP to Nassda's stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in Nassda's best interests and in the best interests of Nassda's stockholders.

        The affirmative vote of a majority of the shares by the holders of Nassda common stock voting in person or by proxy at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote "for" the ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm.

Adjournment Proposal

        The board of directors is also asking the Nassda stockholders to consider and vote upon the proposal to grant discretionary authority to adjourn or postpone the annual meeting to another time or place for the purpose of soliciting additional proxies. The affirmative vote of a majority of the shares by the holders of Nassda common stock voting in person or by proxy at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote "for" the proposal to grant discretionary authority to adjourn or postpone the annual meeting for the purpose of soliciting additional proxies.

Other Matters

        As of the date of this proxy statement, Nassda's board of directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If other matters do properly come before the annual meeting, or at any adjournment or postponement of the annual meeting, Nassda intends that shares of Nassda common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card.

Where You Can Find More Information

        Nassda files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Nassda files with the SEC at the SEC's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."

ANNEX A

AGREEMENT OF MERGER

among:

SYNOPSYS, INC.,
a Delaware corporation;

NORTH ACQUISITION SUB, INC.,
a Delaware corporation; and

NASSDA CORPORATION,
a Delaware corporation

Dated as of November 30, 2004

SECTION 1.	DESCRIPTION OF TRANSACTION	A-2
1.1	Merger of Merger Sub into the Company	A-2
1.2	Effects of the Merger	A-2
1.3	Closing; Effective Time	A-2
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	A-2
1.5	Conversion of Shares	A-2
1.6	Closing of the Company's Transfer Books	A-3
1.7	Surrender of Certificates	A-4
1.8	Appraisal Shares	A-5
1.9	Further Action	A-5
SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-6
2.1	Subsidiaries; Due Organization; Etc.	A-6
2.2	Certificate of Incorporation; Bylaws; Charters and Codes of Conduct	A-6
2.3	Capitalization, Etc.	A-6
2.4	SEC Filings; Financial Statements	A-8
2.5	Absence of Changes	A-10
2.6	Title to Assets	A-12
2.7	Cash Balance; Receivables; Customers	A-12
2.8	Equipment; Real Property; Leasehold	A-13
2.9	Intellectual Property	A-13
2.10	Contracts	A-17
2.11	Sale of Products; Performance of Services	A-19
2.12	Liabilities	A-20
2.13	Compliance with Legal Requirements	A-20
2.14	Certain Business Practices	A-20
2.15	Governmental Authorizations	A-20
2.16	Tax Matters	A-21
2.17	Employee and Labor Matters; Benefit Plans	A-22
2.18	Environmental Matters	A-29
2.19	Insurance	A-30
2.20	Transactions with Affiliates, Specified Individuals and Specified Associates	A-31
2.21	Legal Proceedings; Orders	A-31
2.22	Special Committee; Authority; Binding Nature of Agreements	A-32
2.23	Inapplicability of Anti-takeover Statutes	A-32
2.24	Vote Required	A-33
2.25	Non-Contravention; Consents	A-33
2.26	Fairness Opinion	A-33
2.27	Financial Advisor	A-34

A-i

2.28	Specified Individuals	A-34
2.29	Full Disclosure	A-34
SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-34
3.1	Valid Existence	A-34
3.2	Authority; Binding Nature of Agreement	A-34
3.3	Non-Contravention	A-35
3.4	No Legal Proceedings Challenging the Merger	A-35
3.5	Activities of Merger Sub	A-35
3.7	Vote Required	A-35
3.8	Funds	A-35
SECTION 4.	CERTAIN COVENANTS OF THE COMPANY	A-35
4.1	Access and Investigation	A-35
4.2	Operation of the Company's Business	A-36
4.3	No Solicitation	A-41
SECTION 5.	ADDITIONAL COVENANTS OF THE PARTIES	A-43
5.1	Proxy Statement	A-43
5.2	Company Stockholders' Meeting	A-44
5.3	Regulatory Approvals	A-45
5.4	Stock Options and ESPP	A-45
5.5	Employees and Employee Benefits	A-47
5.6	Indemnification of Officers and Directors	A-48
5.7	Additional Agreements	A-49
5.8	Disclosure	A-50
SECTION 6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB	A-50
6.1	Accuracy of Representations	A-50
6.2	Performance of Covenants	A-51
6.3	Stockholder Approval	A-51
6.4	Dissenting Shares	A-51
6.5	Agreements and Other Documents	A-51
6.6	Employees	A-52
6.7	No Company Material Adverse Effect	A-53
6.8	Regulatory Matters	A-53
6.9	No Restraints	A-53
6.10	No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business	A-53
6.11	No Other Governmental Proceedings	A-54

A-ii

6.12	Sarbanes-Oxley Certifications	A-54
SECTION 7.	CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY	A-54
7.1	Accuracy of Representations	A-54
7.2	Performance of Covenants	A-54
7.3	Stockholder Approval	A-54
7.4	Certificate	A-54
7.5	No Restraints	A-54
7.6	Tolling Agreements	A-54
SECTION 8.	TERMINATION	A-55
8.1	Termination	A-55
8.2	Effect of Termination	A-57
8.3	Expenses; Termination Fee	A-58
SECTION 9.	MISCELLANEOUS PROVISIONS	A-59
9.1	Amendment	A-59
9.2	Waiver	A-59
9.3	No Survival of Representations and Warranties	A-59
9.4	Entire Agreement; Counterparts	A-59
9.5	Applicable Law; Jurisdiction	A-59
9.6	Disclosure Schedule	A-60
9.7	Attorneys' Fees	A-60
9.8	Assignability	A-60
9.9	Notices	A-60
9.10	Cooperation	A-61
9.11	Non-Exclusivity	A-61
9.12	Severability	A-62
9.13	Construction	A-62

A-iii

AGREEMENT OF MERGER

        THIS AGREEMENT OF MERGER ("Agreement") is made and entered into as of November 30, 2004, by and among: SYNOPSYS, INC., a Delaware corporation ("Parent"); NORTH ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and NASSDA CORPORATION, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev, Jeh-Fu Tuan and Sang S. Wang (collectively, the "Specified Individuals") are employees and stockholders of the Company.

        B.    The Company and the Specified Individuals are named as defendants in a pending lawsuit commenced by Parent, captioned Synopsys, Inc. v. An-Chang Deng, Nassda Corporation et al.; Superior Court of the State of California, County of Santa Clara; No. CV 787950 (the "State Court Action"). The Company is also named as defendant in two other pending lawsuits commenced by Parent, captioned Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2519 (SI) and Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2664 (SI) (the "Federal Court Actions").

        C.    Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent. In connection with the Merger, Parent, the Company and the Specified Individuals intend to settle the State Court Action and Parent and the Company intend to settle the Federal Court Actions.

        D.    The board of directors of the Company has formed a committee consisting solely of independent directors to consider the Merger and various related matters (the "Special Committee"). The Special Committee has recommended that the board of directors of the Company approve this Agreement and the Merger, and the respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

        E.    Contemporaneously with the execution and delivery of this Agreement: (i) certain stockholders of the Company, including the Specified Individuals, are entering into Voting Agreements in favor of Parent (the "Voting Agreements") and Proxies related thereto (the "Proxies"); (ii) the Specified Individuals, the Company and Parent are entering into an Agreement to Settle Litigation (the "Settlement Agreement"); (iii) the Company, the Specified Individuals and Parent are entering into a Stipulation to Stay Action and Tolling Agreement relating to the State Court Action and the Company and Parent are entering into Stipulations and Orders to Stay Action and Tolling Agreements relating to the respective Federal Court Actions (all of the agreements mentioned in this clause "(iii)" being referred to collectively as the "Tolling Agreements"); (iv) the Specified Individuals are entering into Intellectual Property Assignment Agreements in favor of the Company (the "IP Assignment Agreements"); (v) the Specified Individuals are executing resignation letters (the "Resignation Letters") to take effect immediately prior to the consummation of the Merger; (vi) the Specified Individuals are entering into Relinquishment Agreements in favor of the Company and Parent (the "Relinquishment Agreements"), to take effect immediately prior to the consummation of the Merger; (vii) the Specified Individuals are entering into Noncompetition Agreements in favor of the Company and Parent (the "Noncompetition Agreements"), to take effect upon consummation of the Merger; (viii) the Specified Individuals are entering into Consulting Agreements with the Company and Parent (the "Consulting Agreements"), to take effect upon consummation of the Merger; and (ix) the Specified Individuals are entering into Cooperation and Support Agreements in favor of the Company and Parent (the "Cooperation Agreements"), to take effect upon consummation of the Merger. The Voting Agreements, the Proxies, the Settlement Agreement, the Tolling Agreements, the IP Assignment Agreements, the Resignation Letters, the Relinquishment Agreements, the Noncompetition Agreements, the Consulting Agreements and the Cooperation Agreements are referred to collectively as the "Other Agreements."

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        Section 1.    DESCRIPTION OF TRANSACTION

          1.1    Merger of Merger Sub into the Company.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

          1.2    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

          1.3    Closing; Effective Time.    The consummation of the Contemplated Transactions (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent, which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.5(i), 6.5(k), 6.5(m), 6.5(n) and 7.4, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the "Closing Date." A certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing, and, concurrently with or as soon as practicable following the Closing, shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the mutual consent of Parent and the Company prior to the Closing (the time as of which the Merger becomes effective being referred to as the "Effective Time").

          1.4    Certificate of Incorporation and Bylaws; Directors and Officers.    At the Effective Time:

            (a)   the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to conform to Exhibit B;

            (b)   the Bylaws of the Surviving Corporation shall be amended and restated to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c)   unless otherwise determined by Parent prior to the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

          1.5    Conversion of Shares.

            (a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                (i)  any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

               (ii)  any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

             (iii)  except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.8, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $7.00 in cash, without interest; and

              (iv)  each share of the common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        The amount of cash consideration per share specified in clause "(iii)" of the preceding sentence (as such amount may be adjusted in accordance with Section 1.5(b)) is referred to as the "Per Share Merger Price."

            (b)   If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Merger Price shall be appropriately adjusted; provided, however, that no actions taken with respect to any shares of Company Common Stock held by the Specified Individuals pursuant to this Agreement or the Other Agreements shall be deemed to constitute a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction for purposes of this Section 1.5(b).

            (c)   If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract under which the Company has any rights, then: (i) the Merger Consideration to be paid in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (ii) such Merger Consideration need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time: (1) such Merger Consideration shall remain so unvested and subject to such repurchase option, risk of forfeiture or other condition; (2) such Merger Consideration need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (3) Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

          1.6    Closing of the Company's Transfer Books.    At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company

  Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") is presented to the Payment Agent (as defined in Section 1.7(a)) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

          1.7    Surrender of Certificates.

            (a)   On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as payment agent in the Merger (the "Payment Agent"). Within one business day after the Effective Time, subject to Parent's right under the Settlement Agreement to withhold and deduct the sums that may be owed to Parent by the Specified Individuals pursuant to the Settlement Agreement, Parent shall deposit with the Payment Agent cash sufficient to pay the cash consideration payable pursuant to Section 1.5. The cash amount so deposited with the Payment Agent is referred to as the "Payment Fund." The Payment Agent will invest the funds included in the Payment Fund in the manner directed by Parent. Any interest or other income resulting from the investment of such funds shall be the property of, and will be paid promptly to, Parent.

            (b)   Within five business days after the Effective Time, the Payment Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form containing such provisions as Parent or the Payment Agent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Payment Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Payment Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Payment Agent or Parent: (A) subject to Parent's right under the Settlement Agreement to withhold and deduct the sums that may be owed to Parent by the Specified Individuals pursuant to the Settlement Agreement, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the dollar amount that such holder has the right to receive pursuant to the provisions of Section 1.5; and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Payment Agent may reasonably direct) as indemnity against any claim that may be made against the Payment Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (c)   Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date one year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

            (d)   Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable to any holder of any Company Stock Certificate (in his or her capacity as a holder of Company Common Stock) such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (e)   Neither Parent nor the Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

          1.8    Dissenting Shares.

            (a)   Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

            (b)   If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

            (c)   The Company shall give Parent: (i) prompt written notice of (A) any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, (B) any withdrawal of any such demand and (C) any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its written consent to such payment or settlement offer.

          1.9    Further Action.    If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as expressly set forth in the applicable Part of the Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

          2.1    Subsidiaries; Due Organization; Etc.

            (a)   The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than (i) interests in the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule and (ii) interests classified as cash equivalents or short-term investments on the Unaudited Year-End Balance Sheet. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

            (b)   Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

            (c)   Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

          2.2    Certificate of Incorporation; Bylaws; Charters and Codes of Conduct.    The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. Part 2.2 of the Disclosure Schedule lists, and the Company has Made Available to Parent, accurate and complete copies of: (a) the charters of all committees of the Company's board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations, each as in effect on the date of this Agreement.

          2.3    Capitalization, Etc.

            (a)   The authorized capital stock of the Company consists of: (i) 110,000,000 shares of Company Common Stock, of which 27,457,621 shares were issued and outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares have been issued or are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Company does not hold any shares of its capital stock in its treasury. There are no shares of Company Common Stock held by any of the other Acquired Corporations. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. Other than the Other Agreements, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect

    to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. Part 2.3(a)(iii) of the Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock as of the date of this Agreement, and specifies which of those repurchase rights are currently exercisable.

            (b)   Part 2.3(b) of the Disclosure Schedule accurately sets forth the number of shares of Company Common Stock owned (of record or beneficially) by each of the Specified Individuals and by each of the Specified Associates. No Specified Individual or Specified Associate has acquired or disposed of any shares of Company Common Stock since January 1, 2000. No shares of Company Common Stock held by any of the Specified Individuals are subject to restricted stock purchase agreements. Except as set forth in Part 2.3(a) or Part 2.3(b) of the Disclosure Schedule, no Specified Individual or Specified Associate directly or indirectly owns (of record or beneficially) any shares of capital stock or other securities of any Acquired Corporation, or any option, warrant or other right (whether or not currently exercisable) to acquire (by purchase, exercise, conversion or otherwise) any shares of capital stock or other securities of any Acquired Corporation. Each of the Specified Individuals and each of the Specified Associates owns his, her or its shares of Company Common Stock free and clear of any Encumbrances.

            (c)   As of the date of this Agreement: (i) 3,274,005 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1998 Stock Option Plan (the "1998 Plan"); (ii) 3,417,550 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 2001 Stock Option Plan (the "2001 Plan"); (iii) 240,000 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 2001 Director Option Plan (the "2001 Director Plan" and, together with the 1998 Plan and the 2001 Plan, the "Option Plans"); (iv) no shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the 1998 Plan; (v) 5,238,088 shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the 2001 Plan; (vi) 326,407 shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the 2001 Director Plan; and (vii) 3,966,750 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 2001 Employee Stock Purchase Plan (the "ESPP"). (Options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as "Company Options.") Part 2.3(c) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A) the particular Option Plan (if any) pursuant to which such Company Option was granted; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (G) the date on which such Company Option expires; (H) whether such Company Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option; and (I) whether such Company Option is held by a Specified Associate. The Company has Made Available to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, and the forms of all stock option agreements evidencing such options.

            (d)   Except as set forth in Part 2.3(c) of the Disclosure Schedule and except for options granted after the date of this Agreement in accordance with Section 4.2(b)(ii) or rights under the ESPP to purchase shares of Company Common Stock, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Company's Knowledge, condition or circumstance that has given rise to or provides a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

            (e)   All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

            (f)    All of the shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than restrictions on transfer imposed by applicable securities laws.

          2.4    SEC Filings; Financial Statements.

            (a)   The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since September 1, 2001 (the "Company SEC Documents") as well as all comment letters received by the Company from the SEC since September 1, 2001 and all responses to such comment letters provided to the SEC by or on behalf of the Company. All statements, reports, schedules, forms and other documents required to have been filed by the Company, or by any of its directors or officers (as such statements, reports, schedules, forms and other documents relate to the Company or to such director's or officer's ownership of securities of the Company), with the SEC have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (B) Rule 13a-14 under the Exchange Act, and (C) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents (collectively, the "Certifications") are accurate and complete, and complied as to form and content with all applicable Legal Requirements as of the date of such filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing). As used in this Section 2, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

            (b)   The Acquired Corporations maintain disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC. Part 2.4(b) of the Disclosure Schedule lists, and the Company has Made Available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures in effect as of the date of this Agreement. The Company is in compliance with the applicable listing and other rules and regulations of the NASDAQ National Market and has not since September 1, 2001 received any written notice from the NASDAQ National Market asserting any non-compliance with such rules and regulations.

            (c)   The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by U.S. GAAP to be included in the consolidated financial statements of the Company.

            (d)   The Unaudited Year-End Financial Statements are attached as Annex 2.4(d) to the Disclosure Schedule. The Unaudited Year-End Financial Statements: (i) were prepared in accordance with U.S. GAAP applied on a basis consistent with the basis on which the financial statements referred to in the first sentence of Section 2.4(c) were prepared (except as would be permitted by Form 10-Q if such financial statements were required to be filed on a Form 10-Q and except that the Unaudited Year-End Financial Statements do not contain notes or a statement of changes in stockholders' equity); and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of September 30, 2004 and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the year then ended. The Audited Year-End Financial Statements will: (i) be prepared in accordance with U.S. GAAP applied on a basis consistent with the basis on which the financial statements referred to in the first sentence of Section 2.4(c) were prepared; and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of September 30, 2004 and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the year then ended.

            (e)   To the Company's Knowledge, the Company's independent auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting

    Oversight Board thereunder. Part 2.4(e) of the Disclosure Schedule contains an accurate and complete description of all non-audit services performed by the Company's auditors for the Acquired Corporations since September 30, 2003 and the fees paid for such services. All such non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act.

            (f)    The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Part 2.4(f) of the Disclosure Schedule lists as of the date of this Agreement, and the Company has Made Available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

            (g)   Part 2.4(g) of the Disclosure Schedule lists, and the Company has Made Available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by any of the Acquired Corporations since September 1, 2001.

          2.5    Absence of Changes.    Since June 30, 2004:

            (a)   there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events that shall have occurred since June 30, 2004, or circumstances that shall have arisen since June 30, 2004, would reasonably be expected to have or to result in a Company Material Adverse Effect;

            (b)   there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

            (c)   none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d)   none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options by Persons other than the Specified Individuals and the Specified Associates); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(c) of the Disclosure Schedule or pursuant to the ESPP); or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except for Company Options identified in Part 2.3(c) of the Disclosure Schedule or pursuant to the ESPP);

            (e)   the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) any of the Option Plans; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

            (f)    there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g)   none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity other than any interest classified as cash equivalents or short-term investments on the Unaudited Year-End Balance Sheet;

            (h)   none of the Acquired Corporations has amended or terminated, or waived any material right or remedy under, any Material Contract (as defined in Section 2.10(a));

            (i)    none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

            (j)    none of the Acquired Corporations has written off as uncollectible other than in the ordinary course of business consistent with past practice, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (k)   none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

            (l)    none of the Acquired Corporations has: (i) lent money to any Person other than money advanced to its employees in the ordinary course of business consistent with past practice and pursuant to the Company's policies in order to defray routine travel expenses; or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (m)  none of the Acquired Corporations has, except as required by applicable Legal Requirements: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business consistent with past practices or upon the promotion of the affected employee;

            (n)   none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect other than as required by the rules and regulations of the SEC or by U.S. GAAP;

            (o)   none of the Acquired Corporations has made any material Tax election;

            (p)   none of the Acquired Corporations has commenced or settled any Legal Proceeding other than routine collection proceedings initiated by the Acquired Corporations in the ordinary course of business;

            (q)   none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices;

            (r)   none of the Acquired Corporations has entered into any Contract or transaction with, made any payment or delivered any consideration to, or taken any action for the benefit of, any Specified Individual or any Specified Associate other than payments of salary and other benefits and reimbursements of routine travel expenses made in the ordinary course of business consistent with past practice and pursuant to the Company's policies; and

            (s)   none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

          2.6    Title to Assets.    The Acquired Corporations own, and have good and valid title to, all assets (excluding Intellectual Property Rights and Intellectual Property) purported to be owned by them, including: (a) all assets reflected on the Unaudited Year-End Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since September 30, 2004); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (i) Permitted Encumbrances and (ii) liens described in Part 2.6 of the Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Year-End Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations. The Acquired Corporations enjoy adequate rights of ingress and egress to all real property leased by them and undisturbed possession of all personal property leased by them.

          2.7    Cash Balance; Receivables; Customers.

            (a)   As of the date of this Agreement, the sum of the Company's cash, cash equivalents and short-term investments exceeded $99 million.

            (b)   All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Year-End Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 2004 and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the Company's Knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

            (c)   Part 2.7(c) of the Disclosure Schedule contains an accurate and complete list of each loan or advance made by any of the Acquired Corporations to any Company Associate, other than routine travel advances made to employees in the ordinary course of business.

            (d)   Part 2.7(d) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, the 50 largest customers (measured by the aggregate dollar amount of revenue generated by the Acquired Corporations from each customer in the applicable fiscal year) of the Acquired Corporations in each of the fiscal years ended September 30, 2003 and 2004. None of the Acquired Corporations has received any notice or other communication or information (in writing or otherwise) indicating, and the Company has no basis for believing, that any customer identified in Part 2.7(d) of the Disclosure Schedule may cease dealing with any of the Acquired Corporations or may otherwise reduce the volume of business transacted by such customer with any of the Acquired Corporations below historical levels.

          2.8    Equipment; Real Property; Leasehold.    All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Disclosure Schedule.

          2.9    Intellectual Property.

            (a)   Part 2.9(a) of the Disclosure Schedule accurately identifies and describes as of the date of this Agreement:

                (i)  in Part 2.9(a)(i) of the Disclosure Schedule, any material components of the Company Software that were not developed by people who were, when they were developing such components, working for an Acquired Corporation as an employee or an independent contractor;

               (ii)  in Part 2.9(a)(ii) of the Disclosure Schedule: (A) each Patent, registered Trademark and other item of Registered IP in which any of the Acquired Corporations has an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such Patent, Trademark or other item of Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such Patent, Trademark or other item of Registered IP and the nature of such ownership interest;

             (iii)  in Part 2.9(a)(iii) of the Disclosure Schedule, each Contract pursuant to which any Intellectual Property Right or Intellectual Property is licensed to any of the Acquired Corporations (other than any non-exclusive license to non-customized software that: (1) is so licensed solely in executable or object code form, (2) is not incorporated into or bundled with any Company Software, and (3) is generally available on standard terms; and

              (iv)  in Part 2.9(a)(iv) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP (other than end user licenses for Company Software granted by an Acquired Corporation, or an authorized reseller or distributor of an Acquired Corporation, in the ordinary course of business).

            (b)   The Company has Made Available to Parent an accurate and complete copy of the current version of each standard form of Company IP Contract used by any of the Acquired Corporations, including each standard form of: (i) end user license agreement; (ii) maintenance or support agreement; (iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. The Company has Made Available to Parent each Company IP Contract that is either (1) an end user license agreement with one of the 50 largest customers (measured by the aggregate dollar amount of revenue generated by the Acquired Corporations from each customer in the applicable fiscal year) of the Acquired Corporations in each of the fiscal years ended September 30, 2003 and 2004 or (2) an end user license agreement based on a form of agreement proposed by the customer (as opposed to the Company's standard form of end user license agreement).

            (c)   The Acquired Corporations exclusively own all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 2.9(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iv) of the Disclosure Schedule and other than end user licenses for Company Software granted by an Acquired Corporation, or an authorized reseller or distributor of an Acquired Corporation, in the ordinary course of business). Without limiting the generality of the foregoing:

                (i)  all documents and instruments necessary to record the assignment or transfer to the Acquired Corporations of the rights held by the Acquired Corporations in the Company IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

               (ii)  each Person who is or was an employee or independent contractor of any of the Acquired Corporations and who is or was involved in any material respect in the creation or development of any Company IP has signed a written agreement containing an irrevocable assignment of Intellectual Property Rights to the Acquired Corporation for which such Person is or was an employee or independent contractor and confidentiality provisions protecting the Company IP;

             (iii)  to the Company's Knowledge, no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;

              (iv)  to the Company's Knowledge, no employee or independent contractor of any of the Acquired Corporations is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for such Acquired Corporation; or (B) in breach of any Contract with an Acquired Corporation, any former employer or other Person concerning Intellectual Property Rights or confidentiality;

               (v)  no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP;

              (vi)  each of the Acquired Corporations has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in the material Company Source Code and all other material proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret;

             (vii)  none of the Acquired Corporations has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Intellectual Property Right to any other Person;

            (viii)  none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that required (or has the right under any Contract to require) any of the Acquired Corporations to disclose, or grant or offer to any other Person any license or right to, any material Company IP;

              (ix)  except for end user licenses for Company Software granted by an Acquired Corporation, or an authorized reseller or distributor of an Acquired Corporation, in the ordinary course of business, none of the Acquired Corporations is bound by, and no

      Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any of the Acquired Corporations in any material way to use, exploit, assert, or enforce any Company IP anywhere in the world; and

               (x)  to the Company's Knowledge, the Acquired Corporations own or otherwise have, and immediately after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted.

            (d)   To the Company's Knowledge, all Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

                (i)  each item of Company IP that is Registered IP is and at all times has been in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline;

               (ii)  no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of any of the Acquired Corporations has been abandoned, allowed to lapse or rejected; and

             (iii)  to the Company's Knowledge, no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is or has been pending or threatened, in which the scope, validity or enforceability of any Company IP is being, has been or would reasonably be expected to be contested or challenged.

            (e)   Neither the execution, delivery or performance of any of the Other Agreements nor the consummation of any of the Contemplated Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a material loss of, or material Encumbrance on, any Company IP; (ii) a material breach of any Material Contract; (iii) the release, disclosure or delivery of any Company Source Code or other material Company IP by or to any escrow agent or other Person (other than disclosures or deliveries of Company IP that may be made to the Specified Individuals pursuant to the Consulting Agreements in order to enable them to perform the services they are obligated to perform thereunder); or (iv) the grant, assignment or transfer to any other Person of any material license or other material right or interest under, to or in any of the Company IP.

            (f)    To the Company's Knowledge, no Person is currently infringing, misappropriating or otherwise violating, any Company IP in any material respect. Part 2.9(f) of the Disclosure Schedule accurately identifies (and the Company has Made Available to Parent an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise Made Available by or to any of the Acquired Corporations or any Representative of any of the Acquired Corporations since September 1, 2001 regarding any actual, alleged or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

            (g)   Except as set forth in the applicable subsection of Part 2.9(g) of the Disclosure Schedule: (i) none of the Acquired Corporations has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person; and (ii) none of the Company Software infringes any Intellectual Property Right of any Person or contains or embodies any software code, algorithms, or other Intellectual Property that has been misappropriated from any Person.

            (h)   Except for the State Court Actions and the Federal Court Actions, no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Company's Knowledge, has been threatened against any of the Acquired Corporations. To the Company's Knowledge, no infringement, misappropriation or similar claim or Legal Proceeding is pending or has been threatened against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Legal Proceeding. To the Company's Knowledge, no facts or circumstances exist that provide a basis for any claim of the kind described in this Section 2.9(h).

            (i)    Since September 1, 2001 none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) claiming that any Acquired Corporation or Company Software is or may be infringing, misappropriating or otherwise violating, or has or may have infringed, misappropriated or otherwise violated, or offering a license to or suggesting that any Acquired Corporation may need a license to, any Intellectual Property Right of another Person. Part 2.9(i) of the Disclosure Schedule provides a brief description of the current status of each matter described therein. The Company has Made Available to Parent an accurate and complete copy of each written or electronic notice or communication identified in Part 2.9(i) of the Disclosure Schedule.

            (j)    None of the Acquired Corporations has ever assumed, or agreed to indemnify, hold harmless, defend, discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right (other than pursuant to indemnification provisions in (i) end user license agreements for Company Software entered into by an Acquired Corporation in the ordinary course of business or (ii) Channel Agreements identified in Part 2.10(a)(iv) of the Disclosure Schedule).

            (k)   To the Company's Knowledge, no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any of the Acquired Corporations is pending or has been threatened, except for any such claim or Legal Proceeding that, if determined adversely to any Acquired Corporation, would not adversely affect: (i) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations; or (ii) the marketing, distribution, license or sale of any Company Software.

            (l)    To the Company's Knowledge, none of the Company Software contains any Malicious Code.

            (m)  None of the Company Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that by its terms: (i) requires, or conditions the use or distribution of such Company Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Software; or (ii) otherwise imposes any material limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Software.

            (n)   No material Company Source Code has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of one of the Acquired Corporations. None of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any material Company Source Code to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of any material Company Source Code to any other Person.

          2.10    Contracts.

            (a)   Part 2.10 of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract" (other than Company IP Contracts that are not required to be identified in Part 2.9 of the Disclosure Schedule and that would not otherwise be considered Material Contracts under any subsection of this Section 2.10(a) other than subsection (ii) below). For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                (i)  any Company Contract: (A) relating to the employment of, or the performance of services by, any employee or consultant that requires, or may require, payments in excess of $150,000 on an annual basis to any Person; (B) the terms of which obligate or may in the future obligate any of the Acquired Corporations to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or sales commissions) in excess of $20,000 to any current or former employee or director;

               (ii)  any Company IP Contract;

             (iii)  any Company Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation or unit or any product line of any Acquired Corporation;

              (iv)  any Company Contract in which another Person is or was appointed as a distributor, reseller or sales representative with respect to, or otherwise is or was authorized to market, promote, distribute, resell, sublicense, support or solicit orders for, any Company Software (a "Channel Agreement");

               (v)  any Company Contract (other than Channel Agreements) that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations (an "Indemnification Contract");

              (vi)  any Company Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

             (vii)  any Company Contract (other than Company Contracts evidencing Company Options or rights under the ESPP): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

            (viii)  any Company Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Channel Agreements and end user license agreements for Company Software entered into by an Acquired Corporation in the ordinary course of business;

              (ix)  any Company Contract relating to any currency hedging;

               (x)  any Company Contract: (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person (other than confidentiality or nondisclosure agreements entered into by any Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.10(a)); or (B) containing "standstill" or similar provisions;

              (xi)  any Company Contract under which any Specified Individual or any Specified Associate may have, may acquire or may become subject to any rights or obligations;

             (xii)  any Company Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

           (xiii)  any Company Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate;

            (xiv)  any Company Contract that would reasonably be expected to have or to result in a material effect on: (A) the business, financial condition, capitalization, aggregate fair market value of the assets (including cash, cash equivalents, short-term investments and Intellectual Property) of the Acquired Corporations minus the amount of the liabilities (accrued, contingent or otherwise) of the Acquired Corporations, operations or financial performance of the Acquired Corporations taken as a whole; or (B) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under this Agreement or any of the Other Agreements; and

             (xv)  any other Company Contract, if a breach of such Company Contract would reasonably be expected to have or to result in a Company Material Adverse Effect.

        The Company has Made Available to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract (other than Company IP Contracts that do not need to be specifically identified in Part 2.9 of the Disclosure Schedule). For each Channel Agreement that constitutes a Material Contract, Part 2.10(a) of the Disclosure Schedule identifies such Material Contract as a Channel Agreement and also indicates whether such Channel Agreement is currently in effect.

            (b)   Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c)   None of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract; and, to the Company's Knowledge, no other Person has violated or breached, or committed any default under, any Company Contract. Except for express warranty and indemnification remedies set forth in the standard forms of Company IP

    Contracts described in Section 2.9(b) or in any Channel Agreement or end user license agreement entered into in the ordinary course of business that was Made Available to Parent, no end user, distributor, or other licensee of the Company Software has any conditional or unconditional return, refund, or credit rights exercisable against the Acquired Corporations with respect to such Company Software. To the Company's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a material violation or breach of any of the provisions of any Company Contract; (ii) give any Person the right to declare a default or exercise any material remedy under any Company Contract; (iii) give any Person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (iv) give any Person the right to accelerate the maturity or performance of any Company Contract; (v) result in the disclosure, release or delivery of any Company Source Code; or (vi) give any Person the right to cancel, terminate or modify any Company Contract. Since September 1, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract, except for claims under or based upon any warranty provided by or on behalf of any of the Acquired Corporations or based upon any services performed by any of the Acquired Corporations. Without limiting the generality of the foregoing, none of the Acquired Corporations has failed to meet any development or delivery milestone under any Company Contract.

            (d)   Part 2.10(d) of the Disclosure Schedule (i) identifies each Indemnification Contract and each other indemnification or similar arrangement under which any Specified Individual has, had or may have any rights and (ii) provides an accurate and complete breakdown of all amounts that have been paid or advanced by the Acquired Corporations or any insurance carrier, and any amounts that may be owed by any of the Acquired Corporations or any insurance carrier, under or with respect to each such Indemnification Contract or other arrangement. Except as set forth in Part 2.10(d) of the Disclosure Schedule, no such Indemnification Contract or other arrangement has been amended at any time since December 12, 2001, and none of the Acquired Corporations has waived any of its rights to repayment of advancements for expenses, or any of its other rights, under any such Indemnification Contract or arrangement.

          2.11    Sale of Products; Performance of Services.

            (a)   Part 2.11(a) of the Disclosure Schedule accurately identifies each Company Software product that is currently being developed, marketed, distributed, licensed or sold by any Acquired Corporation.

            (b)   Since September 30, 2003, no customer or other Person has asserted or, to the Company's Knowledge, threatened to assert any claim against any of the Acquired Corporations: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or (ii) based upon any services performed by any of the Acquired Corporations. For avoidance of doubt, reports of "bugs" or errors in the Company Software received by the Acquired Corporations in the ordinary course of business and customer requests for technical support do no constitute "claims" for purposes of this Section 2.11(b).

            (c)   Since September 30, 2003, no end user customer that was one of the 50 largest customers (measured by the aggregate dollar amount of revenue generated by the Acquired Corporations from each customer in the applicable fiscal year) of the Acquired Corporations in either of the fiscal years ended September 30, 2003 and 2004, and no distributor, reseller, or sales representative of any Acquired Corporation, has terminated or, to the Company's

    Knowledge, overtly threatened or expressed an intention to terminate or not to renew, its relationship or any Contract with any of the Acquired Corporations.

          2.12    Liabilities.    None of the Acquired Corporations has, and none of the Acquired Corporations is responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such on the face of the Unaudited Year-End Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since September 30, 2004 in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts Made Available to Parent prior to the date of this Agreement; (d) liabilities described in Part 2.12(a) of the Disclosure Schedule; and (e) liabilities and obligations under this Agreement and the Other Agreements. Without limiting the generality of the foregoing, Part 2.12(b) of the Disclosure Schedule identifies each accrued, contingent or other liability of any nature, either matured or unmatured, of each Acquired Corporation to any Specified Individual or Specified Associate other than salary and other benefits payable in the ordinary course of business consistent with past practice.

          2.13    Compliance with Legal Requirements.    Each of the Acquired Corporations is, and has at all times since September 1, 2001 been, in compliance in all material respects with all applicable Legal Requirements. To the Company's Knowledge, each Person who is or was a director or officer of any Acquired Corporation is, and has at all times since September 1, 2001 been, in compliance in all material respects with all applicable Legal Requirements as such Legal Requirements apply to such Person in his or her capacity as a director or officer of the Company. Since September 1, 2001, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

          2.14    Certain Business Practices.    None of the Acquired Corporations, and (to the Company's Knowledge) no director, officer, other employee or agent of any of the Acquired Corporations acting or purporting to act in his capacity as such, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

          2.15    Governmental Authorizations.    The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since September 1, 2001 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since September 1, 2001, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any product or service.

          2.16    Tax Matters.

            (a)   Each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the "Company Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes required to be paid by the Acquired Corporations on or before the Closing Date have been or will be paid on or before the Closing Date.

            (b)   The Unaudited Year-End Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with U.S. GAAP, except for liabilities for Taxes incurred since September 30, 2004 in the operation of the business of the Acquired Corporations. On or before the Closing Date, each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 2004 through the Closing Date.

            (c)   No Company Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

            (d)   No claim or Legal Proceeding is pending or, to the Company's Knowledge, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Year-End Balance Sheet). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations will be required to include any adjustment in taxable income for any tax period (or portion thereof) after the Closing pursuant to Section 481 or Section 263 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e)   There is no agreement, plan, arrangement or other Contract covering, benefiting or relating to any Company Associate that, considered individually or considered collectively with any other such Contracts, would reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. No Acquired Corporation is a party to any agreement to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.

            (f)    No written claim has ever been made by any Governmental Body in a jurisdiction where an Acquired Corporation does not file a Tax Return that such Acquired Corporation is or may be subject to taxation by that jurisdiction.

            (g)   There is no Company Contract relating to allocating or sharing of Taxes. No Acquired Corporation: (i) is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any portion of such Person's Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes); or (ii) is a party to or bound by any Contract providing for payments by such Acquired Corporation with respect to any amount of Taxes of any other Person.

            (h)   No Acquired Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code. No Acquired Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, and Parent will not be required to withhold any Tax on the purchase of the Company by reason of Section 1445 of the Code.

            (i)    No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent.

            (j)    The Company has Made Available to Parent copies of all Tax Returns of the Acquired Corporations for the fiscal years ended September 30, 1999 to September 30, 2003.

            (k)   The Company has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

            (l)    No Acquired Corporation has participated, or is currently participating, in a "Listed Transaction" or a "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or in a similar transaction under any corresponding or similar Legal Requirement.

          2.17    Employee and Labor Matters; Benefit Plans.

            (a)   Part 2.17(a) of the Disclosure Schedule identifies each Company Benefit Plan.

            (b)   None of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any Company Associate.

            (c)   With respect to each Company Benefit Plan, the Company has Made Available to Parent (where applicable): (i) an accurate and complete copy of such Company Benefit Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan for the three most recent plan years; (iii) if such Company Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of such Company Benefit Plan's assets; (iv) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all written materials provided to any Company Associate relating to such Company Benefit Plan and any proposed Company Benefit Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which could result in any material liability to any of the Acquired Corporations; (viii) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan; (ix) all forms and related notices required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations pertaining to fiduciary liability insurance covering the fiduciaries for such Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, all discrimination tests, if any, required under the Code for such Company Benefit Plan for the three most recent plan years; (xii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination letter (or opinion letter, if applicable) received from the Internal Revenue Service with respect to such Company Benefit Plan; and (xiii) if such Company Benefit Plan is a Foreign Plan, all Governmental Authorizations received from any foreign Governmental Body with respect to such Company Benefit Plan.

            (d)   None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person other than the Acquired Corporations under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code.

            (e)   No Acquired Corporation has ever maintained, established, sponsored, participated in or contributed to or could incur any liability under any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section 3 (37) of ERISA; (iii) "multiple employer plan" (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations is or was held as a "plan asset" within the meaning of DOL Regulations Section 2510.3-101. For purposes of clarity, stock of an Acquired Corporation shall not be deemed to be a "plan asset" for purposes of the preceding sentence solely by virtue of the fact that such stock is held by an investment company registered under the Investment Company Act of 1940 and the stock of such investment company is a "plan asset." None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or Section 4208 of ERISA).

            (f)    With respect to each Company Benefit Plan as to which any of the Acquired Corporations may incur any liability under, or that is subject to, Section 302 or Title IV of ERISA or Section 412 of the Code: (i) such Company Benefit Plan has not been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of any of the Acquired Corporations under Title IV of ERISA; (ii) no complete or partial withdrawal from such Company Benefit Plan has been made by any of the Acquired Corporations, or by any other Person, so as to result in any material liability to any of the Acquired Corporations, whether such liability is contingent or otherwise; (iii) no proceeding has been initiated by any

    Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate such Company Benefit Plan or to appoint a trustee for such Company Benefit Plan; (iv) no condition or event exists or is expected to occur that could result, directly or indirectly, in any material liability of any of the Acquired Corporations under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of such Company Benefit Plan; (v) if such Company Benefit Plan were to be terminated as of the Closing Date or if any Person were to withdraw from such Company Benefit Plan, none of the Acquired Corporations would incur, directly or indirectly, any material liability under Title IV of ERISA; (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to such Company Benefit Plan, nor has notice of any such event or similar notice to any foreign Governmental Body been required to be filed for such Company Benefit Plan within the past twelve months nor will any such notice be required to be filed as a result of any of the Contemplated Transactions; (vii) such Company Benefit Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived, and none of the Acquired Corporations has provided, or is required to provide, security to such Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and (viii) none of the Contemplated Transactions will result in any event described in Section 4062(e) of ERISA with respect to such Company Benefit Plan.

            (g)   None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to Parent in writing) in a manner that would create any material liability for any of the Acquired Corporations.

            (h)   No Company Benefit Plan provides (except at no cost to the Acquired Corporations), or reflects or represents any liability of any of the Acquired Corporations to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations, no Acquired Corporation has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as part of a group of Company Associates) or any other Person that such Company Associate or other Person would be provided with retiree life insurance, retiree health benefits or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

            (i)    Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. The Acquired Corporations have performed all material obligations required to be performed by them under the Company Benefit Plans, none of the Acquired Corporations is in default or violation of any material term of any Company Benefit Plan. To the Company's Knowledge, there has been no default or violation by any other party with respect to any material term of any Company Benefit Plan. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code or has remaining a period in which to apply for such a letter, and to the Company's Knowledge, there is not and there has never been any event, condition or circumstance that would reasonably be expected to result in disqualification under the Code. To the Company's Knowledge, there is not and there has never been any event, condition or circumstance that would reasonably be expected to result in any Company Benefit Plan that is a Foreign Plan failing to qualify for the Tax benefits customarily associated with plans of such type. There are no claims or Legal Proceedings pending, or to the Company's Knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the Company's Knowledge, no breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries would reasonably be expected to incur a material liability. Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to any of the Acquired Corporations (other than ordinary administration expenses). To the Company's Knowledge, no Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the Internal Revenue Service, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the Company's Knowledge, threatened. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA and the regulatory guidance thereunder), has occurred with respect to any Company Benefit Plan. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code, ERISA or any foreign Legal Requirement with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan, with the exception of participant loans granted under pension plans. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the Unaudited Year-End Balance Sheet.

            (j)    None of the Acquired Corporations has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or under the penalty, excise tax or joint and several liability provisions of the Code or any foreign Legal Requirement relating to employee benefit plans (including Section 406, 409, 502(i), 502(l), 4069 or 4212(c) of ERISA, or Section 4971, 4975 or 4976 of the Code), or under any Contract or Legal Requirement pursuant to or under which any of the Acquired Corporations or any Company Benefit Plan has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such Contract or Legal Requirement; and, to the Company's Knowledge, no event, transaction or condition has occurred, exists or is expected to occur which could result in the incurrence of any such material liability by any of the Acquired Corporations or by Parent.

            (k)   Neither the execution, delivery or performance of this Agreement or any of the Other Agreements, nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise), will: (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit. Without limiting the generality of the foregoing, the consummation of the Contemplated Transactions will not result in the acceleration of vesting of any unvested Company Options being assumed pursuant to Section 5.4(a).

            (l)    Under each Company Benefit Plan that is a single employer defined benefit plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Company Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of such most recent plan year. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan. Neither the execution of this Agreement or any of the Other Agreements, nor the consummation of any of the Contemplated Transactions, will cause any of the assets or insurance obligations to be less than the benefit obligations under such Company Benefit Plan or Foreign Plan.

            (m)  None of the Acquired Corporations: (i) maintains any plan, agreement or arrangement, formal or informal, that provides material benefits in the nature of severance; or (ii) has any outstanding liabilities with respect to material severance benefits.

            (n)   None of the Acquired Corporations has any material liability (including a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) relating to any insurance Contract held under or purchased to fund a Company Benefit Plan, the issuer of which is or was insolvent or in reorganization or the payments under which were suspended.

            (o)   Except for the Option Plans and the ESPP, none of the Acquired Corporations maintains any plan, program or arrangement or is a party to any Contract that provides any material benefits or provides for material payments to any Person based on or measured by the value of any equity security of, or interest in, any of the Acquired Corporations.

            (p)   No Acquired Corporation has undertaken any option re-pricing or option exchange program with respect to any stock options.

            (q)   Part 2.17(q) of the Disclosure Schedule sets forth any and all indebtedness of any Company Associate to any of the Acquired Corporations in excess of $2,000 that has been outstanding at any time on or after July 30, 2002 other than commission advances made to any of the Acquired Corporations' employees pursuant to the Company's sales commission plans and routine travel advances made in the ordinary course of business consistent with past practices and pursuant to the Company's policies.

            (r)   With respect to each Company Benefit Plan and with respect to each state workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid under such insurance policy or fund have been paid when due, and none of the Acquired Corporations has any material liability under any such insurance policy or fund or under any related Contract (whether in the nature of a retroactive rate adjustment or loss sharing arrangement or otherwise).

            (s)   Part 2.17(s) of the Disclosure Schedule accurately sets forth, as of the date of this Agreement, with respect to each employee of each of the Acquired Corporations (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

                (i)  the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;

               (ii)  such employee's title, and any current written description of such employee's duties and responsibilities;

             (iii)  the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit sharing payments and other payments or benefits of any type) received by such employee from the applicable Acquired Corporation with respect to services performed in the fiscal year ended September 30, 2004;

              (iv)  such employee's annualized base wages or salary, as applicable, annualized target commission and annualized target bonus as of the date of this Agreement;

               (v)  each Company Benefit Plan in which such employee participates or is eligible to participate; and

              (vi)  any material Governmental Authorization that is held by such employee and that relates to or is useful in connection with the businesses of the Acquired Corporations.

            (t)    Part 2.17(t) of the Disclosure Schedule accurately identifies, as of the date of this Agreement, each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the type of such disability or leave and the anticipated date of return to full service.

            (u)   Part 2.17(u) of the Disclosure Schedule accurately identifies, as of the date of this Agreement, each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee's employment with any of the Acquired Corporations; and Part 2.17(u) of the Disclosure Schedule accurately and completely describes such benefits.

            (v)   None of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Company's Knowledge, seeking to represent any employees of any of the Acquired Corporations. Since September 30, 2001, none of the Acquired Corporations has had any strike, slowdown, work stoppage, lockout, job action, or threat of any of the foregoing, or question concerning representation, by or with respect to any of its employees.

            (w)  The employment of each of the Acquired Corporations' employees is terminable by the applicable Acquired Corporation at will. The Company has Made Available to Parent accurate and complete copies of all employee manuals and employee handbooks of each of the Acquired Corporations used or in force at any time since January 1, 1998. The Company has Made Available to Parent accurate and complete copies of all material disclosure materials, material policy statements and other material materials, in each case relating to the employment of employees of each of the Acquired Corporations on or after January 1, 2003.

            (x)   To the Company's Knowledge:

                (i)  no employee of any of the Acquired Corporations intends to terminate his employment with the Company at any time within the two year period following the date of this Agreement, nor has any such employee threatened or expressed any intention to do so; and

               (ii)  no employee of any Acquired Corporation is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person)

      that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of any of the Acquired Corporations.

            (y)   Each of the Acquired Corporations: (i) is in compliance in all material respects with all applicable Legal Requirements and with any order, ruling, decree, judgment or arbitration award of any arbitrator or any court or other Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; (ii) has withheld and reported all material amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no material liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Since September 30, 2001, none of the Acquired Corporations has effectuated a "plant closing," partial "plant closing," "relocation" or "termination" (each as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

            (z)   Part 2.17(z) of the Disclosure Schedule accurately sets forth, with respect to each Person who is or was, at any time since September 30, 2003, an independent contractor of any of the Acquired Corporations and who has received or may be entitled to receive in excess of $50,000 from any of the Acquired Corporations:

                (i)  the name of such independent contractor, the Acquired Corporation with which such independent contractor is or was under contract and the date as of which such independent contractor was originally hired by such Acquired Corporation;

               (ii)  a description of such independent contractor's performance objectives, services, duties and responsibilities;

             (iii)  the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Corporation with respect to services performed in the fiscal year ended September 30, 2004;

              (iv)  the terms of compensation of such independent contractor; and

               (v)  any material Governmental Authorization that is held by such independent contractor and that relates to or is useful in connection with the businesses of the Acquired Corporations.

            (aa)    No current or former independent contractor of any of the Acquired Corporations could be deemed to be a misclassified employee. No independent contractor is eligible to participate in any material Company Benefit Plan. Since January 1, 2003, no Acquired Corporation has had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Corporation.

            (bb)    There is no Legal Proceeding, claim, labor dispute or grievance pending, or to the Company's Knowledge, threatened or reasonably anticipated relating to any employment contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers' compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Company Associate, including charges of unfair labor practices or harassment complaints. To the Company's Knowledge, none of the Acquired Corporations has engaged in any unfair labor practice within the meaning of the National Labor Relations Act. Each of the Acquired Corporations has good labor relations, and, to the Company's Knowledge, there are no facts indicating that (i) the consummation of any of the Contemplated Transactions will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment.

            (cc)    The provisions of Section 5.4 are consistent with, and the actions contemplated by Section 5.4 will not result in a breach or violation of, any Option Plan or any other Company Benefit Plan or Company Benefit Agreement.

          2.18    Environmental Matters.

            (a)   Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Laws (as defined in Section 2.18(f)); and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws for the conduct of its business as currently conducted and is in compliance in all material respects with the terms and conditions of such Governmental Authorization.

            (b)   None of the Acquired Corporations has received any written notice, whether from a Governmental Body or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law.

            (c)   To the Company's Knowledge: (i) all property that is or was leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern (as defined in Section 2.18(f)) or material environmental contamination of any nature; (ii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.18(f)).

            (d)   No Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Laws.

            (e)   No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

            (f)    For purposes of this Section 2.18: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution by or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) from Materials of Environmental Concern, including any Legal Requirement relating to Releases or threatened Releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law; and (iii) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, dumping or other releasing of Materials of Environmental Concern into the environment, whether intentional or unintentional.

          2.19    Insurance.

            (a)   The Company has Made Available to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. To the Company's Knowledge, each of such insurance policies is in full force and effect. Since September 1, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete to the extent that the failure of such information to be accurate and complete would reasonably be expected to entitle the applicable insurance carrier to (i) cancel the insurance policy procured on the basis of or in reliance on such information, (ii) reduce the scope of coverage under such policy, (iii) increase the premiums payable by the Acquired Corporations or (iv) otherwise take any action adverse to any of the Acquired Corporations in any material respect. The Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed in writing any of the Acquired Corporations of its intent to do so.

            (b)   The Company has Made Available to Parent accurate and complete copies of all material correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker.

            (c)   Attached as Annex 2.19(c) to the Disclosure Schedule are accurate and complete copies of the existing policies (primary and excess) of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing D&O Policies"). The Company has Made Available to Parent accurate and complete copies of all directors' and officers' liability insurance policies issued to the Company incepting on or after September 1, 2001. Part 2.19(c) of the Disclosure Schedule accurately sets forth as of the date of this Agreement the most recent annual premiums paid by the Company with respect to the Existing D&O Policies.

          2.20    Transactions with Affiliates, Specified Individuals and Specified Associates.

            (a)   Since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20(a) of the Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

            (b)   Since September 1, 2001, none of the Acquired Corporations has entered into any Contract or transaction (other than routine employment-related transactions) with, made any payment or delivered any consideration to or taken any action for the benefit of any Specified Individual or any Specified Associate, other than routine payments of salary, bonuses and employee benefits.

          2.21    Legal Proceedings; Orders.

            (a)   There is no pending Legal Proceeding, and (to the Company's Knowledge) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that, if decided adversely to any Acquired Corporation, would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Company's Knowledge, there is no pending Legal Proceeding, and no Person has threatened to commence any Legal Proceeding, that involves any Company Associate (in his or her capacity as such). To the Company's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Legal Proceedings identified in Part 2.21(a) of the Disclosure Schedule (other than the State Court Action, the Federal Court Action and the Stockholder Lawsuits) have not had and, if decided adversely to any Acquired Corporation, would not reasonably be expected to have or to result in a Company Material Adverse Effect.

            (b)   There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Company's Knowledge, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

            (c)   The Company has Made Available to Parent all Stockholder Lawsuit Documents; provided, however, that the Company does not hereby represent that it has Made Available to Parent any Stockholder Lawsuit Document if (1) the disclosure of the contents of such Stockholder Lawsuit Document to Parent would result in the loss of an attorney-client privilege or attorney work product privilege held by the Company with respect to such Stockholder Lawsuit Document and (2) the Company continues to hold such privilege with respect to such Stockholder Lawsuit Document continuously at all times through and including the Closing Date. The Company has complied in all respects with all discovery requests in the State Court Action, other than pursuant to objections permitted by California law, protective orders granted by an applicable court or discovery referee, limited or otherwise described in any order or finding of an applicable court or discovery referee or matters presently the subject of a written notice of dispute between the parties. "Stockholder Lawsuit Document" shall mean any document, record, written material or other information in written or readable form that (i) contains analysis or discussion of either of the Stockholder Lawsuits or (ii) contains analysis or discussion of (A) the disclosure to members of the general public (whether via a press release, a statement, report, schedule, form or other document filed with the SEC or otherwise) by the Company of the State Court Action, either of the Federal Court Actions or any of the acts or omissions that are the subject of any of the State Court Action or Federal Court Actions, or (B) the failure to make any such disclosure.

          2.22    Special Committee; Authority; Binding Nature of Agreements.

            (a)   The Special Committee has been duly formed and constituted in accordance with Delaware law. The Company has Made Available to Parent (i) accurate and complete copies of the resolutions adopted by the board of directors of the Company to form and constitute the Special Committee and (ii) all resolutions adopted by the Special Committee.

            (b)   The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, the Tolling Agreements and the Consulting Agreements. The board of directors of the Company (at a meeting duly called and held) has adopted resolutions by which such board of directors has (by a vote in which each member of the board of directors of the Company who is a member of the Special Committee voted in favor of each of such resolutions, and in which each other member of the board of directors of the Company voted in favor of or abstained from voting upon each of such resolutions): (a) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders (other than the Specified Individuals, as to whom no determination regarding fairness was made); (b) authorized and approved the execution, delivery and performance of this Agreement, the Tolling Agreements, the Relinquishment Agreements, the Cooperation and Support Agreements, the IP Assignment Agreement and the Consulting Agreements by the Company and approved the Merger; (c) recommended the adoption and approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2(a)); and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. The Special Committee has (1) unanimously determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders (other than the Specified Individuals) and (2) unanimously recommended that the board of directors of the Company take the actions referred to in the second sentence of this Section 2.22(b). This Agreement, the Tolling Agreements, the Relinquishment Agreements, the Cooperation and Support Agreements and the IP Assignment Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the board of directors of the Company approved the Voting Agreements and the transactions contemplated thereby.

          2.23    Inapplicability of Anti-takeover Statutes.    The board of directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.

          2.24    Vote Required.    The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting and entitled to vote (the "Required Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.

          2.25    Non-Contravention; Consents.    Neither (x) the execution, delivery or performance of this Agreement or any of the Tolling Agreements, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

            (a)   contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

            (b)   subject to compliance with the HSR Act, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

            (c)   contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

            (d)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any material Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such material Company Contract; (iii) accelerate the maturity or performance of any material Company Contract; or (iv) cancel, terminate or modify any term of material Company Contract;

            (e)   result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances); or

            (f)    result in, or increase the likelihood of, the disclosure or delivery to any escrow holder or other Person of any Company Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

          Except as may be required by the Exchange Act, the DGCL or the HSR Act, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the Other Agreements or (y) the consummation of the Merger or any of the other Contemplated Transactions.

          2.26    Fairness Opinion.    The Special Committee has received the written opinion of Deutsche Bank Securities Inc., financial advisor to the Special Committee (the "Financial Advisor"), dated November 30, 2004 and addressed to the Special Committee, to the effect that subject to the assumptions, qualifications and limitations set forth therein, the Per Share Merger Price is fair, from a financial point of view, to the stockholders of the Company other than the Specified Individuals (such firm not having expressed any opinion as to the fairness of the Per Share Merger Price to such Specified Individuals). For informational purposes only, the Company has furnished an accurate and complete copy of said written opinion to Parent.

          2.27    Financial Advisor.    Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage fee, finder's fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished or Made Available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Financial Advisor.

          2.28    Specified Individuals.    The Specified Individuals' aggregate tax basis in the shares of Company Common Stock owned (of record or beneficially) by the Specified Individuals, as determined as of the date of this Agreement, is set forth in Part 2.28(a) of the Disclosure Schedule. The Specified Associates' aggregate tax basis in the shares of Company Common Stock owned (of record or beneficially) by the Specified Associates, is set forth in Part 2.28(b) of the Disclosure Schedule.

          2.29    Full Disclosure.    This Agreement (including the Disclosure Schedule) and the Other Agreements do not, and the certificate referred to in Section 6.5(m) will not: (i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

        Section 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:

          3.1    Valid Existence.    Parent and Merger Sub are corporations validly existing and in good standing under the laws of the State of Delaware.

          3.2    Authority; Binding Nature of Agreement.    Parent has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and the Tolling Agreements; and the execution, delivery and performance by Parent of this Agreement and the Tolling Agreements have been duly authorized by any necessary action on the part of Parent and its board of directors. This Agreement and the Tolling Agreements constitute the legal, valid and binding obligations of Parent, enforceable against it in accordance with their terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Merger Sub of this Agreement has been duly authorized by any necessary action on the part of Merger Sub and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.3    Non-Contravention.    Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) result in a violation of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (b) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except in each case for any violation that will not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

          3.4    No Legal Proceedings Challenging the Merger.    As of the date of this Agreement, (a) there is no Legal Proceeding pending against Parent or Merger Sub challenging the Merger or the other Contemplated Transactions, and (b) to Parent's Knowledge no Legal Proceeding has been threatened against Parent or Merger Sub challenging the Merger or the other Contemplated Transactions.

          3.5    Activities of Merger Sub.    Merger Sub was formed solely for the purpose of effecting the Merger and the other Contemplated Transactions. Merger Sub has engaged in no activities other than those contemplated by this Agreement and the Other Agreements and has no liabilities other than those contemplated by this Agreement and the Other Agreements.

          3.7    Vote Required.    No vote of the holders of shares of Parent Common Stock is necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.

          3.8    Funds.    Parent has or will obtain sufficient funds to satisfy the obligation to pay the consideration required to be paid to the Company's stockholders pursuant to Section 1.5 in connection with the Merger (net of any amounts subject to setoff by Parent pursuant to Section 1.3 of the Settlement Agreement), as well as to satisfy expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement.

        Section 4.    CERTAIN COVENANTS OF THE COMPANY

          4.1    Access and Investigation.    Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel, books, records, Tax Returns, material operating and financial reports, work papers and other documents and information relating to the Acquired Corporations; (b) provide Parent and Parent's Representatives with such copies of the books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; (c) permit Parent's officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company's financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may reasonably deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto or otherwise in connection with the Merger or any of the other Contemplated Transactions; and (d) permit legal counsel selected by Parent, in its sole discretion, to associate in the defense of the Stockholder Lawsuits and any similar Legal Proceeding, including association in matters of strategy and tactics. Without limiting the generality of any of the foregoing, subject to the Confidentiality

  Agreement, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                (i)  the Audited Year-End Financial Statements, which shall be provided by the Company to Parent as soon as they become available, but in no event later than December 15, 2004;

               (ii)  a monthly booking forecast, expenditures report and cash balances report, which shall be delivered by the Company to Parent within ten days after the end of such calendar month;

             (iii)  the unaudited quarterly consolidated balance sheets of the Company as of the end of each fiscal quarter and the related unaudited quarterly consolidated statements of operations, statements of stockholders' equity and statements of cash flows for such fiscal quarter, as well as a quarterly revenue forecast, all of which shall be delivered by the Company to Parent within fifteen days after the end of such fiscal quarter and such other related materials as are provided to the Company's board of directors in connection with such quarterly financial information, which shall be delivered by the Company to Parent within one business day after being provided to the Company's board of directors;

              (iv)  any written materials or communications sent by or on behalf of the Company to its stockholders (in their capacity as stockholders);

               (v)  any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract containing any allegation of any actual, possible, potential or threatened breach, violation or default of or under such Material Contract;

              (vi)  any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions;

             (vii)  any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body other than any information with respect to the State Court Action or Federal Court Actions;

            (viii)  any material correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker; and

              (ix)  any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations (other than any notice, document or other communication sent by or on behalf of any of the Acquired Corporations to Parent, or sent to any of the Acquired Corporations by Parent, in connection with the State Court Action or the Federal Court Actions).

          4.2    Operation of the Company's Business.

            (a)   During the Pre-Closing Period, unless Parent has given its prior written consent: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in accordance with past practices; and (ii) the Company shall use reasonable efforts to ensure that each of the Acquired Corporations

    (A) conducts its business and operations in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts, (B) preserves intact its current business organization, (C) keeps available the services of its current officers and other employees (including the Specified Individuals) and (D) maintains its relations and goodwill with suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the respective Acquired Corporations (including the Specified Individuals); (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall cause to be provided all notices, assurances and support required by any Company Contract relating to any Intellectual Property or Intellectual Property Right in order to ensure that no condition under such Company Contract occurs that could result in (A) any transfer or disclosure by any Acquired Corporation of any Company Source Code or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; and (v) the Company shall promptly notify Parent in writing of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions and (B) any Legal Proceeding or material claim that is commenced, or, to the Company's Knowledge, threatened, against, relating to or involving or otherwise affecting in any material respect any of the Acquired Corporations or, to the Company's Knowledge, any director, officer or key employee of any of the Acquired Corporations or any Specified Individual, in such person's capacity as an employee, officer or director of any of the Acquired Corporations. If the Company provides a written notice to Parent requesting that Parent consent to a proposed action or failure to act that would otherwise cause the Company to violate its obligations contained in the preceding sentence and containing a reasonably detailed description of such proposed action or failure to act, then Parent shall respond to such request within a reasonable period of time by granting, withholding or conditioning, in its sole discretion, its consent to such proposed action or failure to act.

            (b)   During the Pre-Closing Period, without the prior written consent of Parent, the Company shall not and shall not permit any of the other Acquired Corporations to:

                (i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of Company Common Stock from employees pursuant to restricted stock purchase agreements to the extent required by, and in compliance with, Section 4.2(d));

               (ii)  sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that: (1) the Company may issue shares of Company Common Stock: (x) upon the valid exercise of Company Options outstanding as of the date of this Agreement by any Person other than a Specified Individual; and (y) pursuant to the ESPP; and (2) the Company may, in the ordinary course of business and consistent with past practices, grant, to non-officer employees of the Company (other than the Specified Individuals), options (having an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options, containing no vesting acceleration provisions and containing the Company's standard vesting schedule) under its stock option plans to purchase no more than 180,000 shares of Company Common Stock per fiscal quarter;

             (iii)  amend or waive any of its rights under, or permit the acceleration of the vesting under, any provision of (A) any of the Company's stock option plans, (B) any Company Option or any agreement evidencing or relating to any outstanding stock option, (C) any restricted stock purchase agreement or (D) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

              (iv)  amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

               (v)  form any Subsidiary or acquire any equity interest or other interest in any other Entity other than the purchase, in the ordinary course of business consistent with past practices, of marketable securities that would be classified as short-term investments on the Company's balance sheet;

              (vi)  make any capital expenditure (except a capital expenditure that: (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed $25,000 individually; and (C) when added to all other capital expenditures made on behalf of the Acquired Corporations in the same fiscal quarter as such capital expenditure is made, does not exceed, with respect to the fiscal quarter ended December 31, 2004, $180,000 in the aggregate, with respect to the fiscal quarter ended March 31, 2005, $150,000 in the aggregate, with respect to the fiscal quarter ended June 30, 2005, $80,000 in the aggregate, or with respect to the fiscal quarter ended September 30, 2005 or any fiscal quarter thereafter, $75,000 in the aggregate);

             (vii)  make any expenditure that causes the aggregate amount expended by the Acquired Corporations with respect to the fiscal quarter in which such expenditure is made to exceed the amount budgeted for such fiscal quarter in the expenditures budget attached as Annex 2.4(h) to the Disclosure Schedule (without giving effect to any updates of such expenditures budget); provided, however, that it shall not be a violation of this Section 4.2(b)(vii) for the Company to make the payments to the service providers listed in Part 4.2(b)(vii) of the Disclosure Schedule contemplated by such expenditures budget in a different fiscal quarter than the fiscal quarter in which such expenditures are anticipated to be made as provided in such expenditures budget;

            (viii)  enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

              (ix)  enter into, amend or waive any right under any Indemnification Contract;

               (x)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

              (xi)  other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

             (xii)  make any pledge of any of its assets or permit any of its assets to become subject to any Encumbrances, except for Permitted Encumbrances;

           (xiii)  except as set forth on Schedule 4.2(b)(xiii), make a loan to any Person except for advances made to its employees in the ordinary course of business consistent with past practice (A) pursuant to the Company's policies in order to defray routine travel expenses or (B) as commission advances pursuant to the Company's sales commission plans;

            (xiv)  without limiting the ability of the Acquired Corporations to pay or accrue in accordance with applicable Legal Requirements their obligations for payroll taxes incurred in the ordinary course of business and in accordance with past practices, incur or guarantee any indebtedness in an amount in excess of $100,000 in the aggregate;

             (xv)  establish, adopt, enter into or amend (except as may be required by applicable Legal Requirements) any Company Benefit Plan or Company Benefit Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees (except that the Company: (A) may grant routine, reasonable salary increases to non-officer employees (other than to any Specified Individual) in the ordinary course of business and in accordance with past practices in connection with the Company's customary employee review process; (B) may make customary bonus payments and profit sharing payments consistent with past practices and in accordance with existing bonus and profit sharing plans referred to in Part 2.17(a) of the Disclosure Schedule; and (C) shall promptly (and in any event within ten business days) after the date of this Agreement establish and fund a retention incentive plan in substantially the form of Annex 4.2(b)(xv) to the Disclosure Schedule, exclusively for the benefit of individuals (other than the Specified Individuals) who are employees of the Acquired Corporations on the date hereof, and otherwise on terms that are satisfactory to Parent);

            (xvi)  hire any employee at the level of Vice President or above or with an annual base salary in excess of $150,000, promote any employee except in order to fill a position vacated after the date of this Agreement, terminate the employment of any Specified Individual or, except in the ordinary course of business, terminate the employment of any other employee with an annual base salary in excess of $150,000;

           (xvii)  permit any Specified Individual to withdraw or modify the Resignation Letter executed by him;

          (xviii)  except in the ordinary course of business consistent with past practices or as required by applicable Legal Requirements (A) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies or (B) change any of its methods of accounting or accounting practices in any respect (other than as required by the rules and regulations of the SEC or by U.S. GAAP);

            (xix)  make any material Tax election;

             (xx)  commence or settle any Legal Proceeding, other than routine collection proceedings commenced in the ordinary course of business consistent with past practices and involving less than $50,000 in the aggregate;

            (xxi)  take any significant strategic action with respect to either of the Stockholder Lawsuits or any other material Legal Proceeding commenced on or after the date of this Agreement;

           (xxii)  except as set forth on Schedule 4.2(b)(xxii), purchase or renew any liability insurance of any nature;

          (xxiii)  enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

          (xxiv)  enter into any Contract or transaction (other than routine employment-related transactions) with, make any payment or deliver any consideration to or take any action for the benefit of any Specified Individual or any Specified Associate, other than routine payments of salary, bonuses and employee benefits; or

           (xxv)  agree or commit to take any of the actions described in clauses "(i)" through "(xxiv)" of this Section 4.2(b).

        If the Company provides a written notice to Parent requesting that Parent consent to a proposed action described in clause "(viii)", "(xi)", "(xiv)", "(xvi)", "(xix)", "(xxi)" or "(xxii)" of the first sentence of this Section 4.2(b) and containing a reasonably detailed description of such proposed action, then (unless such proposed action would contravene any other clause of this Section 4.2(b) or any other provision of this Agreement) Parent will not unreasonably withhold its consent to such proposed action. If the Company provides a written notice to Parent requesting that Parent consent to a proposed action described in the first sentence of this Section 4.2(b) and containing a reasonably detailed description of such proposed action or failure to act, then Parent shall respond to such request within a reasonable period of time by granting, withholding or conditioning, in its sole discretion, its consent to such proposed action or failure to act.

            (c)   During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or other circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement to the extent that one or more of the conditions set forth in Section 6.1 would be reasonably likely not to be satisfied as a result of such inaccuracy or the circumstances giving rise to such inaccuracy (considered together with any other inaccuracies in any representations or warranties made by the Company in this Agreement and the circumstances giving rise thereto); (ii) the Company obtaining Knowledge of any event, condition, fact or other circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement, to the extent that one or more of the conditions set forth in Section 6.1 would be reasonably likely not to be satisfied as a result of such inaccuracy or the circumstances giving rise to such inaccuracy (considered together with any other inaccuracies in any representations or warranties made by the Company in this Agreement and the circumstances giving rise thereto), if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or other circumstance; or (B) such event, condition, fact or other circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) the Company obtaining Knowledge of any material breach of any covenant or obligation of the Company or any of the Specified Individuals contained in this Agreement or any of the Other Agreements; and (iv) any event, condition, fact or other circumstance that (considered together with any other circumstances) would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that (considered together with any other circumstances) has had or would reasonably be expected to have or to result in a Company Material Adverse Effect. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

            (d)   The Company shall (to the extent directed by Parent in writing) timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period. The Company shall use reasonable efforts to notify Parent in writing at least ten days in advance of any such repurchase right or option becoming exercisable.

          4.3    No Solicitation.

            (a)   The Company (1) shall not directly or indirectly take any action referred to in clause "(i)", "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" of this sentence, (2) shall ensure that no officer, director, financial advisor, legal advisor or accounting advisor of or to any of the Acquired Corporations directly or indirectly takes any action referred to in clause "(i)", "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" of this sentence and (3) shall use reasonable efforts to ensure that no other Specified Individual or other Representative of any of the Acquired Corporations directly or indirectly takes any action referred to in clause "(i)", "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" of this sentence:

                (i)  solicit, initiate, encourage, knowingly induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

               (ii)  furnish any nonpublic information regarding any of the Acquired Corporations in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

             (iii)  engage in discussions or negotiations with any Person that shall have made, submitted or announced (or on whose behalf there shall have been made, submitted or announced) an Acquisition Proposal or Acquisition Inquiry, or with any of such Person's Representatives, with respect to any such Acquisition Proposal or Acquisition Inquiry;

              (iv)  release any Person from, or waive any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights;

               (v)  approve, endorse or recommend any Acquisition Proposal; or

              (vi)  execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than confidentiality agreements contemplated by this Section 4.3 and except as expressly permitted by Section 8.1(h));

provided, however, that, notwithstanding anything contained in this Section 4.3(a), prior to the adoption and approval of this Agreement by the Required Stockholder Vote and the Designated Minority Stockholder Vote (as defined in Section 6.3), the Company may take any of the actions referred to in clauses (ii) and (iii) of this sentence in response to an Acquisition Proposal that has been made by such Person (and not withdrawn) if: (A) the Special Committee determines in good faith, after having consulted with the Special Committee's outside legal counsel and the Financial Advisor, that such

Acquisition Proposal constitutes a Superior Offer or is likely to lead to the submission to the Company of a Superior Offer by such Person; (B) such Acquisition Proposal shall not have arisen directly or indirectly from any breach of or action inconsistent with any of the provisions of this Section 4.3 and neither the Company nor any Representative of any of the Acquired Corporations shall have otherwise breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3 in connection with such Acquisition Proposal; (C) the Special Committee determines in good faith, after having consulted with the Special Committee's outside legal counsel, that such action is required in order for the Special Committee and the board of directors of the Company to comply with their fiduciary obligations to the Company's stockholders under applicable Legal Requirements; (D) at least one business day prior to the earlier of the furnishing of any such nonpublic information to, or the entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, as the case may be; (E) the Company receives from such Person an executed confidentiality agreement containing provisions at least as favorable to the Company as those contained in the Confidentiality Agreement; and (F) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any officer, director, financial advisor, legal advisor or accounting advisor of or to any of the Acquired Corporations (whether or not such Person is purporting to act on behalf of any of the Acquired Corporations) takes any action that, if taken by the Company, would constitute a breach of this Section 4.3 by the Company, the taking of such action by such Person shall be deemed to constitute a breach of this Section 4.3 by the Company for purposes of this Agreement.

            (b)   Nothing contained in this Agreement shall prevent the board of directors of the Company or the Special Committee from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal (except that neither the board of directors of the Company nor the Special Committee shall be permitted to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent except as specifically provided in Section 5.2(c)).

            (c)   If the Company obtains Knowledge of an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one business day after obtaining such Knowledge) notify Parent of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

            (d)   The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

            (e)   To the extent reasonably requested by Parent, the Company shall enforce or cause to be enforced each confidentiality, non-solicitation, no hire, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights. The Company shall promptly instruct each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to destroy (and certify as to the destruction of) or return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations; provided, however, that notwithstanding anything to the contrary contained in this Agreement, prior to the adoption and approval of this Agreement by the Required Stockholder Vote and the Designated Minority Stockholder Vote, the Company shall not be required to comply with this

    Section 4.3(e) if (1) the Special Committee makes a determination in good faith after having consulted with the Special Committee's outside legal counsel and the Financial Advisor that such action is required in order for the Special Committee and the Company's board of directors to comply with their fiduciary obligations to the Company's stockholders under applicable Legal Requirements and (2) the Special Committee notifies Parent of such determination within 24 hours after making such determination.

        Section 5.    ADDITIONAL COVENANTS OF THE PARTIES

          5.1    Proxy Statement.

            (a)   As promptly as practicable after the date of this Agreement, the Company shall prepare, and Parent shall provide reasonable cooperation to the Company in the preparation of, a proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting (the "Proxy Statement"). The Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement; (iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC or its staff with respect to the Proxy Statement; (vi) provide Parent with a reasonable opportunity to review and comment on any subsequent drafts of the Proxy Statement and any related correspondence and filings, and include in the Proxy Statement and in any such correspondence and filings all changes reasonably proposed by Parent; (vii) promptly respond to any comments or requests of the SEC or its staff; and (viii) cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Contemplated Transactions.

            (b)   If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a), (i) prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable, and (ii) if appropriate, cause such amendment or supplement to be mailed to the stockholders of the Company. If Parent becomes aware of any information regarding Parent that is required to be disclosed in an amendment or supplement to the Proxy Statement, then Parent shall promptly inform the Company of such information.

            (c)   The Company shall ensure that (i) none of the information included or incorporated by reference in the Proxy Statement (other than information relating to Parent included in the Proxy Statement that was provided in writing by Parent to the Company specifically for inclusion in the Proxy Statement) will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement complies as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

            (d)   Parent shall ensure that none of the information relating to Parent that is provided in writing by Parent to the Company specifically for inclusion in the Proxy Statement and that is included in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be included in such information or necessary in order to make the statements included in such information, in the light of the circumstances under which they are made, not misleading.

          5.2    Company Stockholders' Meeting.

            (a)   The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption and approval of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

            (b)   Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that, based in part upon the unanimous recommendation of the Special Committee, the board of directors of the Company recommends that the Company's stockholders vote to adopt and approve this Agreement at the Company Stockholders' Meeting (such recommendation that the Company's stockholders vote to adopt and approve this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the recommendation of the Special Committee supporting the Company Board Recommendation shall no longer be unanimous, or if any member of the board of directors of the Company who is a member of the Special Committee ceases to support the Company Board Recommendation as a member of the board of directors of the Company, or if any other member of the board of directors of the Company votes against the Company Board Recommendation or votes in favor of the withdrawal of the Company Board Recommendation. The Proxy Statement shall include the opinion of the Financial Advisor referred to in Section 2.26.

            (c)   Notwithstanding anything to the contrary contained in Section 5.2(b) (but subject to the other provisions of this Agreement), at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote and the Designated Minority Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) at least three business days prior to any meeting of the Special Committee at which the Special Committee will consider and determine whether the Company Board Recommendation should be withdrawn or modified in a manner adverse to Parent, the Company delivers to Parent a written notice setting forth the time and date of such meeting and the specific circumstances giving rise to the meeting and giving rise to the Special Committee's reconsideration of the Company Board Recommendation, (ii) the Special Committee determines in good faith, after having consulted with the Special Committee's outside legal counsel and the Financial Advisor, that the withdrawal or modification of the Company Board Recommendation is required in order for the Special Committee and the Company's board of directors to comply with their fiduciary obligations to the Company's stockholders under applicable Legal Requirements, (iii) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within three business days after Parent receives written notice from the Company confirming that the Special Committee has determined that the Company Board Recommendation should be withdrawn or modified and setting forth the basis for the Special Committee's determination and (iv) there is not pending any Acquisition Proposal that arose or resulted, directly or indirectly, from any breach of, or any action by the Company or any of its Representatives that is inconsistent with, any of the provisions set forth in Section 4.3.

            (d)   Subject to the right of the Company to terminate this Agreement in accordance with Section 8.1(h), the Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

          5.3    Regulatory Approvals.    Subject to Section 5.7(b), each party shall use reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Subject to Section 5.7(b) and without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file (a) the notification and report forms required to be filed under the HSR Act and (b) any notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. Subject to Section 5.7(b), the Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters. Subject to Section 5.7(b), each of the Company and Parent shall use reasonable efforts to avoid the commencement of any Legal Proceeding relating to any of the Contemplated Transactions by any Governmental Body.

          5.4    Stock Options and ESPP.

            (a)   At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan, if any, under which such Company Option was issued and the terms of the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (ii) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that: (A) each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (B) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to each Company Option assumed by Parent. For purposes of this Section 5.4(a), "Conversion Ratio" shall mean the fraction having a numerator equal to the Per Share Merger Price and having a denominator equal to the average closing price of Parent Common Stock for the period of the ten consecutive trading days ending on (and including) the second trading day prior to the Closing (adjusted to the extent appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock). It is the intention of the parties that the Company Options assumed by Parent pursuant to this Section 5.4(a) qualify, to the maximum extent permissible immediately following the Effective Time, as incentive stock options (as defined in Section 422 of the Code) to the extent such Company Options were so qualified as incentive stock options immediately prior to the Effective Time. Notwithstanding the preceding sentence, (i) no party represents or warrants that any Company Option so assumed shall so qualify as an incentive stock option following the Effective Time, (ii) no party shall have any obligation to take any action not otherwise required to be taken under this Agreement (or to refrain from taking any action otherwise required to be taken under this Agreement) so as to enable a Company Option so assumed to so qualify as an incentive stock option, and (iii) no party shall have any liability to any holder of a Company Option if a Company Option so assumed fails to so qualify as an incentive stock option.

            (b)   Parent shall file with the SEC, no later than ten business days after the Effective Time, a registration statement on Form S-8, if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with Section 5.4(a).

            (c)   At the Effective Time, Parent may, at its election, assume any or all of the Option Plans. If Parent elects to assume any Option Plan, then, under such Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Option Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Company Options that are assumed by Parent pursuant to Section 5.4(a)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) each reference in such Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to the administration of such Option Plan.

            (d)   Prior to the Effective Time, the Company shall use reasonable efforts to take all actions that may be necessary (under the Option Plans and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

            (e)   Prior to the Effective Time, if permitted pursuant to the terms of the ESPP, the Company shall take all actions that may be necessary to: (i) cause the exercise (as of the last business day prior to the Closing Date) of each outstanding purchase right under the ESPP, and make any pro-rata adjustments that may be necessary to reflect the shortened offering period but otherwise cause such shortened offering period to be treated as a fully effective and completed offering period for all purposes under the ESPP; and (ii) provide that no further offering period or purchase period shall commence under the ESPP after the Effective Time; provided, however, that such exercise of outstanding purchase rights, and the cessation of further offering and purchase periods, shall be conditioned upon the consummation of the Merger. On the last business day prior to the Closing Date, the Company shall apply the funds credited as of such date under the ESPP within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the ESPP. Each share of Company Common Stock purchased under the ESPP shall be automatically converted into the right to receive the Per Share Merger Price on the same basis as all other shares of Company Common Stock, except that each such share shall be automatically converted into the right to receive the Per Share Merger Price without the issuance of a certificate representing such share. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the ESPP.

          5.5    Employees and Employee Benefits.

            (a)   Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions and Legal Requirements, and except in the case of a benefit normally covered by an insurance program not being covered by insurance or in the case that any of the following would result in a duplication of benefits: (i) all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to participate in Parent's health, vacation, 401(k) and severance plans, to substantially the same extent as similarly situated employees of Parent (including the waiver of limitations as to pre-existing conditions exclusions, except to the extent not waived under Company Benefit Plans); and (ii) for purposes of determining a Continuing Employee's eligibility to participate in such plans and for purposes of vesting and benefit accrual, such Continuing Employee shall receive credit under such plans to the extent of the amount credited on the basis of such service was credited under the corresponding Company Benefit Plan as in effect immediately prior to the Effective Time. Nothing in this Section 5.5(a) or elsewhere in this Agreement shall be construed to create a right in any employee of any of the Acquired Corporations to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, and the employment of each Continuing Employee shall be "at will" employment. Except for Indemnified Representatives (as defined in Section 5.6) to the extent of their respective rights pursuant to Section 5.6, no Company Associate or Continuing Employee shall be deemed to be a third party beneficiary of this Agreement.

            (b)   The Company shall not take or permit to be taken any action to terminate any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participates) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code; provided, however, that if so directed in writing by Parent no later than three days prior to the Effective Time, the Company shall terminate, effective no later than the day immediately prior to the Effective Time, any such employee benefit plan.

            (c)   If the Company obtains knowledge of the possible resignation or other possible termination of employment of any individual employed by the Company or any of the other Acquired Corporations, then the Company shall promptly notify Parent in writing of such possible resignation or other possible termination of employment.

          5.6    Indemnification of Officers and Directors.

            (a)   All rights to indemnification by the Company existing in favor of each individual who is an officer or director of the Company as of the date of this Agreement, other than individuals who are Specified Individuals (each such individual who is not a Specified Individual, an "Indemnified Representative"), for such Indemnified Representative's acts and omissions as a director, officer, employee or agent of the Company occurring at or prior to the Effective Time, as provided in the Company's bylaws (as in effect as of the date of this Agreement) or as provided in the Indemnification Contract between the Company and such Indemnified Representative (as in effect as of the date of this Agreement) in the form disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with Delaware law and the law of the jurisdiction in which such Indemnified Representative is employed by the applicable Acquired Corporation).

            (b)   All rights to indemnification by the Company existing in favor of each Specified Individual for his acts and omissions as a director, officer, employee or agent of the Company occurring at or prior to the Effective Time, as provided in the Company's bylaws (as in effect as of the date of this Agreement) or as provided in the Indemnification Contract between the Company and such Specified Individual (as in effect as of the date of this Agreement) in the form disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with Delaware law and the law of the jurisdiction in which such Specified Individual is employed by the applicable Acquired Corporation); provided, however, that in no event shall any Specified Individual be entitled to any indemnification, reimbursement or recovery that such Specified Individual has agreed to forgo or to which such Specified Individual has otherwise agreed he is not entitled pursuant to the terms of the Settlement Agreement.

            (c)   From the Effective Time until the sixth anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain in effect, for the benefit of the Indemnified Representatives and the Specified Individuals who are officers or directors of the Company as of the date of this Agreement with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the Existing D&O Policies; provided, however, that (i) Parent or the Surviving Corporation may substitute for the Existing D&O Policies a policy or policies containing terms not less advantageous to the Indemnified Representatives and such Specified Individuals, and (ii) neither Parent nor the Surviving Corporation shall be required to pay annual premiums for the Existing D&O Policies (or for any substitute policies) that exceed, in the aggregate, the lesser of

    (A) $740,000 or (B) an amount equal to 200% of the annual premiums paid for the Existing D&O Policies for the most recent policy year prior to the Effective Time (the lesser of such amounts being referred to as the "Maximum Premium"). In the event any future annual premiums for the Existing D&O Policies (or any substitute policies) exceed the Maximum Premium in the aggregate, Parent and the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policies (or any substitute policies) to as much coverage as can be obtained for a premium equal to the Maximum Premium. The provisions of this Section 5.6(c) shall be deemed to have been satisfied if Parent or the Surviving Corporation obtains prepaid policies that provide the Indemnified Representatives and such Specified Individuals with coverage not less advantageous to them than the Existing D&O Policies for an aggregate period of six years with respect to their acts and omissions as officers and directors of the Company occurring prior to the Effective Time.

            (d)   Parent shall cause the Surviving Corporation to fulfill its obligations under Sections 5.6(a) through 5.6(c) above. Parent shall not permit the Surviving Corporation to merge into or consolidate with any other Person unless the resulting or surviving entity assumes (by operation of law or otherwise) the obligations imposed by this Section 5.6.

            (e)   At the Closing, Parent shall execute and deliver, and shall cause the Company to execute and deliver, to each Indemnified Representative who has executed a Release of Claims in the form of Exhibit D in favor of Parent and the Company, a counterpart of such Release of Claims.

          5.7    Additional Agreements.

            (a)   Subject to Section 5.7(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. The Company and Parent shall provide each other with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give each other a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. The Company and Parent shall each promptly deliver to the other a copy of each such filing or other submission made, each notice given and each Consent obtained during the Pre-Closing Period. As soon as practicable following the Closing, Parent shall file with the United States District Court, Northern District of California, San Francisco Division requests for dismissal with respect to each of the Federal Court Actions.

            (b)   Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual

    Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations. Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to contest any Legal Proceeding or any order, writ, injunction, judgment or decree relating to the Merger or any of the other Contemplated Transactions.

          5.8    Disclosure.    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing and without limiting any of the Company's obligations under the Confidentiality Agreement, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, issue any press release or make any disclosure to any customers or employees of any of the Acquired Corporations, to the public or otherwise regarding the Merger or any of the other Contemplated Transactions unless (a) Parent shall have approved such disclosure in writing or (b) the Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Legal Requirements and shall have provided Parent with reasonable advance notice (which shall not be less than 24 hours) of the Company's intention to make such disclosure and the content of such disclosure.

        Section 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

          6.1    Accuracy of Representations.

            (a)   The representations and warranties of the Company contained in this Agreement and the Other Agreements, and the representations and warranties of the Specified Individuals contained in the Other Agreements, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be accurate in all respects only as of the specified date); provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(a), (A) all materiality qualifications that are contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; (ii) the condition set forth in this Section 6.1(a) shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties (considered collectively) constitute a Company Material Adverse Effect, or would reasonably be expected to have or to result in a Company Material Adverse Effect; and (iii) nothing in this Section 6.1(a) shall be deemed to limit the right of Parent to rely independently on the separate condition set forth in Section 6.1(b) in refusing to consummate the Merger or any other transaction.

            (b)   Each of the representations and warranties of the Company contained in Sections 2.3(a), 2.3(b), 2.3(c), 2.3(d), 2.7(a), 2.10(d), 2.21(c), 2.22, 2.23, 2.24, 2.26 and 2.28, and each of the representations and warranties of the Specified Individuals contained in Section 2.7 of the Settlement Agreement, shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be accurate in all material respects only as of the specified date); provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b), any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) nothing in this Section 6.1(b) shall be deemed to limit the right of Parent to rely independently on the separate condition set forth in Section 6.1(a) in refusing to consummate the Merger or any other transaction.

          6.2    Performance of Covenants.

            (a)   Each of the covenants and obligations in this Agreement and the Tolling Agreements that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

            (b)   Each of the respective covenants and obligations in the Other Agreements that any Specified Individual is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by such Specified Individual in all material respects.

          6.3    Stockholder Approval.    This Agreement shall have been duly adopted and approved by: (a) the Required Stockholder Vote; and (b) a majority of the votes cast affirmatively or negatively by the Designated Minority Stockholders with respect to the proposal to adopt and approve this Agreement (the "Designated Minority Stockholder Vote"). For purposes of this Section 6.3, the term "Designated Minority Stockholders" shall mean holders of shares of Company Common Stock other than (i) the Specified Individuals, (ii) the Specified Associates identified in Part 2.3(b) of the Disclosure Schedule and (iii) the Company's directors and officers.

          6.4    Dissenting Shares.    No more than 17.5% of the shares of Company Common Stock outstanding as of the Closing Date shall be Dissenting Shares.

          6.5    Agreements and Other Documents.    Parent shall have received from the Company and/or the Specified Individuals, as applicable, the following agreements and other documents, each of which shall be in full force and effect:

            (a)   the Settlement Agreement;

            (b)   the Tolling Agreements;

            (c)   the IP Assignment Agreements;

            (d)   the Resignation Letters;

            (e)   the Relinquishment Agreements;

            (f)    the Noncompetition Agreements;

            (g)   the Consulting Agreements;

            (h)   the Cooperation Agreements;

            (i)    each of the agreements and other documents required to be executed or delivered at or prior to the Closing pursuant to the Settlement Agreement, including:

                (i)  written resignations of employment in the form of Exhibit C to the Settlement Agreement, dated as of the Closing Date and effective immediately prior to the Closing, executed by the Specified Individuals;

               (ii)  General Releases in the form of Exhibit D to the Settlement Agreement, dated as of the Closing Date and effective immediately after the Closing, executed by the Specified Individuals;

             (iii)  the ADEA Waiver referred to in Section 1.1(a) of the Settlement Agreement, which shall not have been revoked; and

              (iv)  the certificate required to be delivered to Parent by the Specified Individuals pursuant to Section 1.2(a)(iii) of the Settlement Agreement;

            (j)    evidence satisfactory to Parent of the repurchase by the Company of the shares of Company Common Stock required to be repurchased by the Company pursuant to Section 4.2(d);

            (k)   written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of each of the Acquired Corporations;

            (l)    unless the condition set forth in Section 6.6(a) shall be deemed to have been waived in accordance with the terms thereof, employee offer letters from Parent, countersigned by at least 80% of the individuals identified on the schedule referred to in Section 6.6(a) who have received Qualifying Offers (as defined in Section 6.6(a)) prior to the Closing;

            (m)  a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer certifying that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.9, 6.10, 6.11 and 6.12 have been duly satisfied; and

            (n)   a legal opinion of Richards Layton & Finger, P.A., dated as of the Closing Date, in the form of Exhibit C.

          6.6    Employees.

            (a)   Not more than 20% of the individuals identified on a schedule provided by the Company to Parent prior to the date of this Agreement for purposes of this Section 6.6(a) who have received Qualifying Offers shall be Departing Employees; provided, however, that the condition set forth in this Section 6.6(a) shall be deemed to have been waived if Parent shall have failed to make Qualifying Offers to at least 60% of the individuals identified on such schedule. For purposes of this Section 6.6: (i) an individual shall be deemed to have received a Qualifying Offer if at least 20 days prior to the Closing Date, Parent shall have made, and shall not have withdrawn prior to the Closing, an offer of "at will" employment to such individual pursuant to an offer letter substantially in the form provided to the Company prior to the date of this Agreement, providing for the payment to such individual of an annual base salary no less than such individual's annual base salary payable by the Company as of the date of this Agreement (or if applicable, such higher base salary payable by the Company as may have been granted by the Company to such individual in accordance with Section 4.1(b)(xv)(A)); and (ii) an individual shall be deemed to be a "Departing Employee" if such individual (A) shall have ceased to be employed by the Company or any Subsidiary of the Company, (B) shall have expressed an intention to decline to accept employment with

    Parent, (C) shall have expressed an intention to discontinue (prior to, at or after the Closing) his or her employment with Parent or any Acquired Corporation or (D) shall have countersigned an offer letter from Parent but shall have failed to reaffirm his or her acceptance of such offer letter if requested to do so by Parent (which request may be made by Parent not more than once with respect to any particular individual).

            (b)   The Acquired Corporations shall have at least 85 active, at-work employees, calculated on a full-time equivalent basis (and excluding any employee who is a Specified Individual or who has resigned from employment effective as of a later date), who shall have been employed by the Company or any Subsidiary of the Company for at least 30 days.

          6.7    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events that shall have occurred since the date of this Agreement, or circumstances that shall have arisen since the date of this Agreement, would reasonably be expected to have or to result in a Company Material Adverse Effect.

          6.8    Regulatory Matters.

            (a)   The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (b)   Any waiting period applicable to the consummation of the Merger under the laws of Germany shall have expired or been terminated.

            (c)   Any Governmental Authorization required to be obtained in order to consummate the Merger or any of the other Contemplated Transactions under any Legal Requirement shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other Consent obtained by Parent or any of the Acquired Corporations shall impose or contain any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.

          6.9    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.

          6.10    No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business.    There shall not be pending, and there shall not have been threatened, any Legal Proceeding in which a Governmental Body is or has threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets.

          6.11    No Other Governmental Proceedings.    There shall not be pending, and there shall not have been threatened, any Legal Proceeding in which a Governmental Body is or has threatened to become a party that, if decided adversely to Parent or any Acquired Corporation, would reasonably be expected to have or to result in a Company Material Adverse Effect.

          6.12    Sarbanes-Oxley Certifications.    Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350.

        Section 7.    CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

          7.1    Accuracy of Representations.    The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be accurate only as of the specified date); provided, however, that (i) in determining the accuracy of such representations and warranties for purposes of this Section 7.1, all materiality qualifications that are contained in such representations and warranties shall be disregarded and (ii) the condition set forth in this Section 7.1 shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties has a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

          7.2    Performance of Covenants.    The covenants and obligations in this Agreement and the Tolling Agreements that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects, except where the failure to so comply or perform would not reasonably be expected to have or to result in a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

          7.3    Stockholder Approval.    This Agreement shall have been duly adopted and approved by the Required Stockholder Vote and the Designated Minority Stockholder Vote.

          7.4    Certificate.    The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

          7.5    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any U.S. court of competent jurisdiction and remain in effect, and there shall not be any U.S. federal or state Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

          7.6    Tolling Agreements.    The Company shall have received from Parent the Tolling Agreements, each of which shall be in full force and effect.

        Section 8.    TERMINATION

          8.1    Termination.    This Agreement may be terminated prior to the Effective Time (whether before or after the adoption and approval of this Agreement by the Required Stockholder Vote and the Designated Minority Stockholder Vote):

            (a)   by mutual written consent of Parent and the Company;

            (b)   by either Parent or the Company if the Merger shall not have been consummated by the date (the "End Date") which is 180 days after the date of this Agreement; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is attributable primarily to a failure on the part of such party to perform any covenant or obligation in this Agreement or any of the Other Agreements that is required to be performed by such party at or prior to the Effective Time; and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is attributable primarily to a failure on the part of any of the Specified Individuals to perform any covenant or obligation in any of the Other Agreements that is required to be performed by him at or prior to the Effective Time;

            (c)   by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d)   by either Parent or the Company if: (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt and approve this Agreement; and (ii) this Agreement shall not have been adopted and approved at the Company Stockholders' Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the Required Stockholder Vote and the Designated Minority Stockholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted and approved by the Required Stockholder Vote and the Designated Minority Stockholder Vote is attributable primarily to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time; and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have made any payment required to be made to Parent pursuant to Section 8.3(a);

            (e)   by Parent if a Triggering Event shall have occurred;

            (f)    by Parent if: (i) any of the Company's representations and warranties contained in this Agreement or any of the Other Agreements, or any of the representations and warranties of the Specified Individuals contained in any of the Other Agreements, shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that (A) in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(f), any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded and (B) in determining the accuracy of such representations and warranties as of the date of this Agreement or any subsequent date for purposes of determining whether the condition set forth in Section 6.1(a) would be satisfied, all materiality qualifications that are contained in such representations and warranties shall be disregarded); (ii) any of the Company's covenants or obligations contained in this Agreement or in any of the Tolling Agreements shall have been breached such that the condition set forth in Section 6.2(a) would not be satisfied; or (iii) any of the Specified Individuals' covenants or obligations contained in any of the Other Agreements shall have been breached such that the condition set forth in Section 6.2(b) would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company within 20 days after the date on which the Company receives notice of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (1) during the 20-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (2) after such 20-day period if such inaccuracy or breach shall have been cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of the Company;

            (g)   by the Company if: (i) any of Parent's or Merger Sub's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(g), all materiality qualifications that are contained in such representations and warranties shall be disregarded); or (ii) any of Parent's covenants or obligations contained in this Agreement or any of the Tolling Agreements shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent within 20 days after the date of the on which Parent receives notice of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the 20-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such 20-day period if such inaccuracy or breach shall have been fully cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of Parent; or

            (h)   by the Company (at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote and the Designated Minority Stockholder Vote), in order to accept a Superior Offer and enter into the Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if (i) such Superior Offer shall not have arisen directly or indirectly from any breach or action inconsistent with any of the provisions of Section 4.3 and none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3 in connection with such Superior Offer, (ii) the Special Committee and the board of directors of the Company, after satisfying all of the requirements set forth in Section 5.2(c) in connection with such Superior Offer, shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (such definitive acquisition agreement, as it may be modified from time to time during any period relevant to this Section 8.1(h), the "Specified Definitive Acquisition Agreement"), (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the then-current version of the Specified Definitive Acquisition Agreement as an attachment) containing the Company's representation and warranty that (A) the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto, (B) based upon the recommendation of the Special Committee, the board of directors of the Company has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(h) and (C) the Company intends to enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 8.1(h), (iv) a period of at least five business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have used reasonable efforts to make its Representatives generally available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction, (v) the Company shall have promptly advised Parent of any modification proposed to be made to the Specified Definitive Acquisition Agreement by the other party thereto (it being understood that such a modification shall not result in a recommencement of the five business day period set forth in clause "(iv)" above), (vi) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the Special Committee and the board of directors of the Company in good faith, and the Special Committee shall have determined in good faith (after having consulted with the Financial Advisor) that the terms of the proposed amended agreement of merger (or other alternative transaction) are not as favorable to the Company's stockholders (other than the Specified Individuals), from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement, as it may have been modified to make such terms more favorable to the Company, (vii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(c), and (viii) on the date five business days after Parent receives the written notice referred to in clause "(iii)" of this Section 8.1(h), the Company shall have executed and delivered to the other party thereto the Specified Definitive Acquisition Agreement (as it may have been modified to make it more favorable to the Company), and the Specified Definitive Acquisition Agreement (as it may have been so modified) shall have thereupon become fully binding and effective (it being understood that if the Company validly terminates this Agreement pursuant to this Section 8.1(h) by satisfying all of the conditions set forth in clauses "(i)" through "(viii)" of this Section 8.1(h), then the termination of this Agreement shall be deemed to occur contemporaneously with the execution and delivery of the Specified Definitive Acquisition Agreement by the Company).

        Notwithstanding anything to the contrary contained in this Agreement, the Company may not terminate this Agreement pursuant to any subsection of this Section 8.1 unless the Special Committee shall have adopted a resolution specifically recommending the termination of this Agreement pursuant to such subsection.

          8.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

          8.3    Expenses; Termination Fee.

            (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the lesser of (i) $1,000,000 or (ii) the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and the Other Agreements and otherwise in connection with the Merger and the other Contemplated Transactions. In the case of termination of this Agreement by the Company, any nonrefundable payment required to be made pursuant to the proviso to the preceding sentence shall be made by the Company prior to the time of such termination, and in the case of termination of this Agreement by Parent, any nonrefundable payment required to be made pursuant to the proviso to the preceding sentence shall be made by the Company within two business days after such termination.

            (b)   If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b), (ii) at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been commenced, submitted or made, (iii) such Acquisition Proposal shall not have been withdrawn as of the date 30 days prior to the date of such termination and (iv) within 275 days after the date of the termination of this Agreement, an Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed, then the Company shall pay to Parent, in cash at the time such Acquisition Transaction is consummated, a nonrefundable fee in the amount of $6,000,000. If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), (B) at or prior to the time of the termination of this Agreement, the commencement, submission or making of an Acquisition Proposal shall have been publicly disclosed or announced, (C) such Acquisition Proposal shall not have been publicly withdrawn as of the date five business days prior to the date of the Company Stockholders' Meeting (as it may have been adjourned or postponed) and (D) within 275 days after the date of the termination of this Agreement, an Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed, then the Company shall pay to Parent, in cash at the time such Acquisition Transaction is consummated, a nonrefundable fee in the amount of $6,000,000, provided, however, that if Parent shall have previously received a nonrefundable payment from the Company pursuant to Section 8.3(a), then the amount of the fee payable pursuant to this sentence shall be reduced by the amount of such nonrefundable payment.

            (c)   If this Agreement is terminated by Parent pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(h), then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $6,000,000. In the case of termination of this Agreement by Parent pursuant to Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination, and in the case of termination of this Agreement by the Company pursuant to Section 8.1(h), the fee referred to in the preceding sentence shall be paid by the Company at or prior to the time of such termination.

            (d)   If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate two percentage points above the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

        Section 9.    MISCELLANEOUS PROVISIONS

          9.1    Amendment.    This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the Required Stockholder Vote and the Designated Minority Stockholder Vote have been obtained); provided, however, that after the Required Stockholder Vote and the Designated Minority Stockholder Vote have been obtained, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.2    Waiver.

            (a)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.3    No Survival of Representations and Warranties.    None of the representations and warranties contained in this Agreement shall survive the Merger.

          9.4    Entire Agreement; Counterparts.    This Agreement and the other agreements executed contemporaneously with this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          9.5    Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery (or to the extent such court does not have subject matter jurisdiction, other state courts) located in the State of Delaware and (b) each of the parties irrevocably waives the right to trial by jury.

          9.6    Disclosure Schedule.    The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2. The information disclosed in any numbered or lettered part of the Disclosure Schedule shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty; provided, however, that if it is readily apparent, upon a reading of such information without any independent knowledge on the part of the reader regarding such information, that such information qualifies, and constitutes an exception to, another representation and warranty contained in Section 2, then such information shall also be deemed to qualify such other representation and warranty. Notwithstanding the proviso in the immediately preceding sentence, however, in no event shall any disclosure set forth in any Part of the Disclosure Schedule that qualifies any representation or warranty with any reference to the State Court Action or the Federal Court Actions be deemed to qualify or constitute an exception to any representation and warranty other than the applicable representation and warranty contained in the subsection of Section 2 that corresponds to such Part of the Disclosure Schedule. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2.

          9.7    Attorneys' Fees.    In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.8    Assignability.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights under this Agreement may be assigned by any party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any employee or creditor of any Acquired Corporation, any Specified Individual or any other Person (other than (i) the parties hereto and (ii) the Indemnified Representatives and Additional Indemnitees (and their respective heirs and personal representatives) to the extent of such Indemnified Representatives' and Additional Indemnitees' respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature.

          9.9    Notices.    All notices, requests, instructions or other documents or communications to be given or delivered under this Agreement shall be in writing and shall be deemed given or delivered (i) when sent if sent by facsimile (provided that the fax is promptly confirmed by telephone confirmation thereof), (ii) when delivered, if delivered personally to the intended recipient and (iii) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address or facsimile telephone number for such party (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Parent or Merger Sub:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile: 650-965-8637

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Timothy J. Moore
      Facsimile: 650-849-7400

    if to the Company:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention: Edwin C. V. Winn
      Chairman of Special Committee
      Facsimile: (408) 988-9888

    with a copy to:

      Richards, Layton & Finger LLP
      One Rodney Square
      P.O. Box 551
      Wilmington, DE 19899
      Attention: Gregory V. Varallo
      Facsimile: (302) 651-7701

    with a copy to:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention: Chief Financial Officer
      Facsimile: (408) 988-9888

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Robert P. Latta
      Facsimile: (650) 493-6811

          9.10    Cooperation.    The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions.

          9.11    Non-Exclusivity.    The respective rights and remedies of the Company and Parent under this Agreement are not exclusive of or limited by any other rights or remedies that they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the respective rights, remedies, obligations and liabilities of the Company and Parent under this Agreement are in addition to their respective rights, remedies, obligations and liabilities under all applicable Legal

  Requirements. Nothing in this Agreement shall limit any of the respective obligations, rights or remedies of the Company or Parent under any of the Other Agreements; and nothing in any of the Other Agreements shall limit any of the respective obligations, rights or remedies of the Company or Parent under this Agreement. No breach on the part of Parent of any covenant or obligation contained in any of the Other Agreements shall limit or otherwise affect any right or remedy of Parent under this Agreement and no breach on the part of Parent of any covenant or obligation contained in this Agreement shall limit or otherwise affect any right or remedy of Parent under any of the Other Agreements. Except as otherwise provided in this Agreement, no breach on the part of the Company of any covenant or obligation contained in any of the Other Agreements shall limit or otherwise affect any right or remedy of the Company under this Agreement and no breach on the part of the Company of any covenant or obligation contained in this Agreement shall limit or otherwise affect any right or remedy of the Company under any of the Other Agreements.

          9.12    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          9.13    Construction.

            (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

            (e)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SYNOPSYS, INC.
By:	/s/ STEVEN K SHEVICK Steven K. Shevick Sr. Vice President and Chief Financial Officer
NORTH ACQUISITION SUB, INC.
By:	/s/ REX S. JACKSON Rex S. Jackson President and Chief Executive Officer
NASSDA CORPORATION
By:	/s/ SANG S. WANG Sang S. Wang Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        Acquired Corporations.    "Acquired Corporations" shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company).

        Acquisition Inquiry.    "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that would reasonably be expected to lead to an Acquisition Proposal.

        Acquisition Proposal.    "Acquisition Proposal" shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction (it being understood that for the sole purpose of Section 8.3(b) of the Agreement, the references to "15%" in the definition of "Acquisition Transaction" shall be deemed instead to refer to "40%").

        Acquisition Transaction.    "Acquisition Transaction" shall mean any transaction or series of transactions (other than the Merger and the Contemplated Transactions) involving:

          (a)   any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (ii) in which any Acquired Corporation issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Acquired Corporation (other than a transaction in which one or more Acquired Corporations issues securities to another Entity that is an Acquired Corporation immediately prior to the issuance of such securities); or

          (b)   any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 15% or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations or (ii) 15% or more of the fair market value of the assets of the Acquired Corporations;

provided, however, that, for the sole purpose of Section 8.3(b) of the Agreement, the references to "15%" in this definition of "Acquisition Transaction" shall be deemed instead to refer to "40%".

        Agreement.    "Agreement" shall mean the Agreement of Merger to which this Exhibit A is attached, as it may be amended from time to time.

        Audited Year-End Financial Statements.    "Audited Year-End Financial Statements" shall mean the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2004 and the related audited consolidated statement of income, statement of stockholders' equity and statement of cash flows of the Company and its consolidated subsidiaries for the year then ended, together with the notes thereto.

        COBRA.    "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        Code.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

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        Company Affiliate.    "Company Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

        Company Associate.    "Company Associate" shall mean any current or former employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.

        Company Benefit Agreement.    "Company Benefit Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations or any Company Affiliate and any Company Associate, other than any such Contract with a Company Associate that is terminable "at will" without any material obligation on the part of the applicable Acquired Corporation or Company Affiliate to make any payments or provide any benefits in connection with such termination, except for any payments of benefits accrued before such termination.

        Company Benefit Plan.    "Company Benefit Plan" shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, agreement or commitment and each other employee benefit plan or arrangement, whether funded or unfunded, including each Foreign Plan and each "employee benefit plan," within the meaning of Section 3(3) of ERISA, sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any Company Associate or with respect to which any of the Acquired Corporations has or could incur any liability or obligation.

        Company Common Stock.    "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

        Company Contract.    "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        Company IP.    "Company IP" shall mean (a) all Intellectual Property Rights in the Company Software (including the Company Source Code) and (b) all Intellectual Property Rights in which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

        Company IP Contract.    "Company IP Contract" shall mean any Contract to which any of the Acquired Corporations is or was a party, or by which any of the Acquired Corporations is or was bound or to which any Company IP is or was subject, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for any of the Acquired Corporations.

        Company Material Adverse Effect.    "Company Material Adverse Effect" shall mean any effect, change, event or circumstance (or any series or group of effects, changes, events and circumstances) that has or would reasonably be expected to have or to result in a material adverse effect on (a) the business, financial condition, capitalization, net assets (as defined in the next sentence), operations or financial performance of the Acquired Corporations taken as a whole, (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or (c) Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; provided, however, that (i) any effects resulting from

A-A-2

changes after the date of this Agreement in the U.S. or global economy or capital markets in general that do not have a materially disproportionate effect on the Acquired Corporations, (ii) any effects resulting from changes after the date of this Agreement that affect generally the industries in which the Company participates but that do not have a materially disproportionate effect on the Acquired Corporations, (iii) any effects resulting from changes after the date of this Agreement in applicable law or in U.S. GAAP, (iv) any effects resulting from any decline in customer orders, or any resignation of any employees (other than the Specified Individuals and the employees listed on the schedule referred to in Section 6.6(a)), that is attributable to the announcement of the Merger and (v) any effects resulting from any Legal Proceeding against the Company by stockholders of the Company challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions, shall not constitute, and shall not be considered in determining whether there exists or would reasonably be expected to exist, a Company Material Adverse Effect. For purposes of the preceding sentence, "net assets" means the aggregate fair market value of the assets (including cash, cash equivalents, short-term investments and Intellectual Property) of the Acquired Corporations minus the amount of the liabilities (accrued, contingent or otherwise) of the Acquired Corporations.

        Company Software.    "Company Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), marketed, distributed, licensed or sold by any of the Acquired Corporations at any time (other than (a) third-party software licensed to any of the Acquired Corporations solely for internal use on a non-exclusive basis and (b) third-party software resold by any Acquired Corporation without any change or modification by any Acquired Corporation that is not incorporated into any software owned or developed (or currently being developed) by any Acquired Corporation) and shall include each version of the software products known as HSIM (including HSIM-XL, HSIM-MS, HSIM-SC and HSIM-plus), LEXSIM, CRITIC and HANEX.

        Company Source Code.    "Company Source Code" shall mean the human-readable source code version of any Company Software, including all calculation formulae embodied in the Company Software, descriptions or details of any algorithms embodied in the Company Software and all annotations, commentary, instructions, specifications (including design, functional and other technical specifications), programmer notes (technical or otherwise), logic diagrams, flowcharts, input and output layouts, field descriptions, sort sequences, data dictionaries and file layouts relating to any Company Software.

        Confidentiality Agreement.    "Confidentiality Agreement" shall mean the Mutual Nondisclosure Agreement dated July 28, 2004 between the Company and Parent, as amended on October 5, 2004, October 11, 2004, October 22, 2004 and November 15, 2004.

        Consent.    "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        Contemplated Transactions.    "Contemplated Transactions" shall mean the Merger and the other transactions and actions contemplated by this Agreement and the transactions and actions contemplated by the Other Agreements.

        Contract.    "Contract" shall mean any legally binding written, oral or implied agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

        Disclosure Schedule.    "Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

        DOL.    "DOL" shall mean the United States Department of Labor.

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        Encumbrance.    "Encumbrance" shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, restriction or other encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        Entity.    "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        ERISA.    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Foreign Plan.    "Foreign Plan" shall mean (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability, (b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

        Governmental Authorization.    "Governmental Authorization" shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        Governmental Body.    "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

        HSR Act.    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Intellectual Property.    "Intellectual Property" shall mean algorithms, application programmers' interfaces (APIs), apparatus, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, uniform resource locators (URLs), web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

        Intellectual Property Rights.    "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights

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associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) Trademark and trade name rights and similar rights; (c) trade secret rights; (d) Patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

        IRS.    "IRS" shall mean the United States Internal Revenue Service.

        Knowledge.    "Knowledge" shall mean, when used with respect to the Company, the actual knowledge of any officer or director of the Company or any of the Specified Individuals; and, when used with respect to Parent, the actual knowledge of any officer or director of Parent.

        Legal Proceeding.    "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought or conducted or heard by or before any court or other Governmental Body or any arbitrator or arbitration panel.

        Legal Requirement.    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ National Market).

        Made Available.    "Made Available" shall mean that the information referred to (i) has been actually delivered to Parent or to its outside legal counsel in the manner described in Section 9.9 or (ii) was filed no later than two days prior to the date of execution of the Agreement in the rooms at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation in Palo Alto, California that have been designated as data rooms for purposes of the transactions contemplated by the Agreement ("Data Rooms") and was not removed once placed in the Data Rooms. For the sole purpose of Section 4 of the Agreement, any information expressly contemplated by the Agreement to be "Made Available" to Parent during the Pre-Closing Period only shall be deemed "Made Available" if such information (a) was actually delivered to Parent or to its outside legal counsel in the manner described in Section 9.9 no later than two days prior to the Closing Date, or (b) was filed no later than two days prior to the Closing Date (or such earlier date provided for in this Agreement) in the Data Rooms and was not removed once placed in the Data Rooms, and Parent and its Representatives were provided the same access to the Data Rooms following the date of the Agreement as was provided to them prior to the date of the Agreement.

        Malicious Code.    "Malicious Code" shall mean any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent. For avoidance of doubt, "bugs" and other unintentional defects or errors in a software program are not considered Malicious Code and features of a software program that allow the user thereof to intentionally interrupt, suspend or cease the operation of the program (e.g., the "Esc" key or simultaneously pressing the "Ctrl", "Alt" and "Delete" keys) are not considered Malicious Code.

        Merger Consideration.    "Merger Consideration" shall mean the cash consideration that a holder of shares of Company Common Stock who does not perfect his, her or its appraisal rights under the DGCL is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5.

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        Parent Common Stock.    "Parent Common Stock" shall mean the Common Stock, $0.01 par value per share, of Parent.

        Patents.    "Patents" shall mean patents and patent applications in any jurisdiction in the world.

        Permitted Encumbrance.    "Permitted Encumbrance" shall mean (A) statutory liens for taxes that are not yet due and payable or liens for taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established on the Unaudited Year-End Balance Sheet; (B) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (C) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (D) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (E) liens in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods; (F) non-exclusive object code licenses of software by the any Acquired Corporation or any reseller or distributor of any Acquired Corporation in the ordinary course of its business consistent with past practice; and (G) Encumbrances that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property subject thereto.

        Person.    "Person" shall mean any individual, Entity or Governmental Body.

        Registered IP.    "Registered IP" shall mean all Intellectual Property Rights that are registered, filed or issued by, with or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered Trademarks and all applications for any of the foregoing.

        Representatives.    "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. For purposes of the Agreement, the Special Committee's legal, financial and other advisors shall be deemed to be Representatives of the Company.

        SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Specified Associate.    "Specified Associate" shall mean any Person who is a member of the family of any Specified Individual or in which any Specified Individual or any member of the family of any Specified Individual directly or indirectly owns (of record or beneficially), individually or together with one or more other Specified Associates, more than 5% of the outstanding equity, economic, voting or beneficial interests. For purposes of the preceding sentence, a Specified Individual's family members shall be deemed to include only: (a) such Specified Individual's spouse, parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces, first cousins, second cousins and third cousins; and (b) the parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces, first cousins, second cousins and third cousins of such Specified Individual's spouse.

        Stockholder Lawsuits.    "Stockholder Lawsuits" means the actions captioned Joseph Nowak et al. v. Nassda Corporation et al.; United States District Court, Northern District of California, Civ. No. 042942 (VRW), Richard P. Richardson et al. v. Nassda Corporation et al.; United States District of California, Civ. No. 04  3803 (VRN) and Robert Israel v. Yen-San Huang et al.; Delaware Chancery Court, County of Newcastle, No. 645-N.

        Subsidiary.    An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity, beneficial or financial interests or such Entity.

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        Superior Offer.    "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase at least a majority of the outstanding shares of Company Common Stock or assets of the Acquired Corporations, taken as a whole, on terms that the Special Committee determines, in its good faith judgment, after having consulted with the Financial Advisor, to be (a) more favorable to the Company's stockholders (other than the Specified Individuals, as to whom the Special Committee shall make no determination) from a financial point of view than the terms of the Merger and (b) reasonably likely to be consummated if such offer were to be accepted by the Company; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing is required to consummate the transaction contemplated by such offer and either (i) such financing is not committed or (ii) the Special Committee has not determined that such financing is likely to be obtained by such third party.

        Tax.    "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        Tax Return.    "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        Trademarks.    "Trademarks" shall mean trademarks and service marks (whether registered or unregistered), including applications therefor, in any jurisdiction in the world.

        Triggering Event. A "Triggering Event" shall be deemed to have occurred if: (i) the Special Committee shall have failed to unanimously recommend that the Company's stockholders vote to adopt and approve the Agreement, the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to adopt and approve the Agreement by the vote set forth in Section 2.22(b) of the Agreement or the Special Committee or the board of directors of the Company shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that, based upon the unanimous recommendation of the Special Committee, the board of directors of the Company has determined and believes that the Merger is advisable and fair to and in the best interests of the Company's stockholders (other than the Specified Individuals); (iii) the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, or fails to reaffirm its determination that the Merger is advisable and fair to and in the best interests of the Company's stockholders (other than the Specified Individuals), or the Special Committee fails to reaffirm publicly its determination that the Merger is advisable and fair to in the best interests of the Company's stockholders (other than the Specified Individuals) or its recommendation to the board of directors of the Company in support of the Merger, in each case within five business days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (iv) the board of directors of the Company or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have executed any letter of intent, memorandum of understanding or similar document or Contract relating to any Acquisition Proposal other than as expressly permitted in Section 4.3(a) of the Agreement; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company

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recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal has arisen directly or indirectly from any breach of or action inconsistent with any of the provisions of Section 4.3, or any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have otherwise materially and willfully breached or taken any action inconsistent with any of the provisions set forth in Section 4.3 in connection with an Acquisition Proposal.

        Unaudited Year-End Balance Sheet.    "Unaudited Year-End Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries included in the Unaudited Year-End Financial Statements.

        Unaudited Year-End Financial Statements.    "Unaudited Year-End Financial Statements" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2004 and the related unaudited consolidated statement of income, statement of stockholders' equity and statement of cash flows of the Company and its consolidated subsidiaries for the year then ended.

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GLOSSARY

Term	Section
"1998 Plan"	2.3(c)
"2001 Director Plan"	2.3(c)
"2001 Plan"	2.3(c)
"Certifications"	2.4(a)
"Channel Agreement"	2.10(a)(iv)
"Closing Date"	1.3
"Closing"	1.3
"COBRA"	2.17(c)
"Company"	Introduction
"Company Board Recommendation"	5.2(b)
"Company Options"	2.3(c)
"Company Returns"	2.16(a)
"Company SEC Documents"	2.4(a)
"Company Stock Certificate"	1.6
"Company Stockholders' Meeting"	5.2(a)
"Consulting Agreements"	Recital E
"Continuing Employees"	5.5(a)
"Conversion Ratio"	5.4(a)
"Cooperation Agreements"	Recital E
"Departing Employee"	6.6
"Designated Minority Stockholder Vote"	6.3
"Designated Minority Stockholders"	6.3
"DGCL"	Recital C
"Dissenting Shares"	1.8(a)
"Effective Time"	1.3
"End Date"	8.1
"Environmental Law"	2.18(f)
"ESPP"	2.3(c)
"Existing D&O Policies"	2.19(c)
"Federal Court Actions"	Recital B
"file"	2.4(a)
"Financial Advisor"	2.26
"Indemnification Contract"	2.10(a)(v)
"Indemnified Representative"	5.6(a)
"IP Assignment Agreements"	Recital E
"Material Contract"	2.10(a)
"Materials of Environmental Concern"	2.18(f)
"Maximum Premium"	5.6(b)
"Merger Sub"	Introduction
"Merger"	Recital C
"Noncompetition Agreements"	Recital E
"Option Plans"	2.3(c)
"Other Agreements"	Recital E
"Parent"	Introduction
"Payment Agent"	1.7(a)
"Payment Fund"	1.7(a)
"PBGC"	2.17(f)

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"Per Share Merger Price"	1.5(a)
"Pre-Closing Period"	4.1
"Proxies"	Recital E
"Proxy Statement"	5.1(a)
"Qualifying Offer"	6.6(a)
"Release"	2.18(f)
"Relinquishment Agreements"	Recital E
"Required Stockholder Vote"	2.24
"Resignation Letter"	Recital E
"Settlement Agreement"	Recital E
"Special Committee"	Recital D
"Specified Definitive Acquisition Agreement"	8.1(h)
"Specified Individuals"	Recital A
"State Court Action"	Recital B
"Surviving Corporation"	1.1
"Tolling Agreements"	Recital E
"U.S. GAAP"	2.4(c)
"Voting Agreements"	Recital E
"WARN Act"	2.17(y)

EXHIBITS

Exhibit A	—	Certain Definitions
Exhibit B	—	Form of Certificate of Incorporation of Surviving Corporation
Exhibit C	—	Form of Legal Opinion
Exhibit D	—	Release of Claims

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EXHIBIT B

Delaware
The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NORTH ACQUISITION SUB, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 2004, AT 12:41 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 3426986 DATE: 10-21-04

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CERTIFICATE OF INCORPORATION
OF
NORTH ACQUISITION SUB, INC.

        The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

        I.

        The name of this corporation is North Acquisition Sub, Inc.

        II.

        The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Trust Company.

        III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

        IV.

        A.    This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of one-tenth of one cent ($0.001).

        V.

        A.    The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        B.    The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

        VI.

        A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        B.    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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        VII.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        VIII.

        The name and mailing address of the Sole Incorporator is as follows:

John T. McKenna Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306

        IN WITNESS WHEREOF, this Certificate has been subscribed this 21st day of October, 2004 by the undersigned who affirms that the statements made herein are true and correct.

/s/ JOHN T. MCKENNA John T. McKenna Sole Incorporator

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EXHIBIT C

Richards, Layton & Finger, P.A.
November 11, 2004 Draft
Privileged and Confidential

[Letterhead of RLF]

November    , 2004

[South]
[Address]

Ladies and Gentlemen:

        We have acted as special Delaware counsel to the Special Committee of the Board of Directors (the "Special Committee") of [North Corporation], a Delaware corporation (the "Company"), in connection with the Agreement of Merger (the "Agreement") dated as of October     , 2004, by and among the Company, [South] Inc., a Delaware corporation ("Parent"), and [North Acquisition Sub, Inc.], a Delaware corporation and wholly owned subsidiary of the Parent ("Merger Sub"), providing for the merger (the "Merger") of Merger Sub with and into the Company. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

        For purposes of rendering the opinions expressed herein, we have examined and relied upon the following documents in the forms provided to us by or on behalf of the Company: (i) the Agreement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on December 18, 2001, (the "Certificate of Incorporation"), (iii) the bylaws of the Company, and (iv) the Certificate of Merger with respect to the Merger (the "Certificate of Merger") to be filed with the Secretary of State. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons to complete the execution of documents, the authenticity of all documents submitted to us as originals, and the conformity to the authentic, original or final version of all documents submitted to us as copies, drafts or forms. For purposes of rendering our opinions as expressed herein we have not reviewed any document other than the documents listed above and the additional documents we have reviewed in our role as counsel to the Special Committee, and we assume that there exists no provision of any document we have not reviewed that is inconsistent with our opinion as expressed herein. We are not regular counsel to the Company, and have conducted no factual investigation of our own for purposes of rendering our opinion as expressed herein beyond the factual investigation that we have performed in our role as counsel to the Special Committee, but rather have relied solely upon the foregoing documents, the statements and information set forth therein (other than the representations and warranties made by the Company in the Agreement as to the legal matters upon which we opine below) and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

        For purposes of rendering the opinions expressed herein, we have assumed: (i) the due incorporation, organization, valid existence and good standing of each entity that is a party to the Agreement under the laws of the State of Delaware; (ii) that each party to the Agreement has the corporate power and authority to execute, deliver and perform its obligations under the Agreement; (iii) that the Agreement was duly approved and adopted by the Boards of Directors of the Company and Merger Sub; (iv) that the Agreement was duly authorized by all necessary action of the Parent; (v) that the Agreement was duly executed and delivered by each party thereto, and duly certified and acknowledged by the Company and Merger Sub; (vi) that the Agreement constitutes the legal, valid, and binding obligation of each of the parties thereto, enforceable against each of the parties thereto in

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accordance with its terms; (vii) that the affirmative vote of the holders of a majority of (A) the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting and entitled to vote and (B) the votes cast affirmatively or negatively by the Designated Minority Stockholders with respect to the proposal to adopt and approve this Agreement (such votes, the "Stockholder Votes") have been obtained or will be obtained prior to the filing of the Certificate of Merger; (viii) that the Certificate of Merger, in the form provided to us, will be duly executed and filed with the Delaware Secretary of State; (ix) that the Company has a class of stock that trades on the Nasdaq National Market, and (x) that neither South nor any of its affiliates (as defined in Section 203(c)(1) of the General Corporation Law of the State of Delaware (the "DGCL")) or associates (as defined in Section 203(c)(2) of the DGCL) has at any time during the three years prior to November     , 2004 been the "owner" (as defined in Section 203(c)(9) of the DGCL) of a sufficient number of shares of capital stock of the Company to cause such person to be an "interested stockholder" (as defined in Section 203(c)(5) of the DGCL) of the Company; provided, however, that we have not made the assumption that neither South nor any of its affiliates or associates has at any time during the three years prior to November     , 2004 so been the owner of shares of capital stock of the Company by reason of the documents we have reviewed or any of the facts addressed in such documents or by reason of any facts that we have learned in our role as counsel to the Special Committee.

        Based upon and subject to the foregoing and upon our review of such matters of Delaware law as we have deemed necessary and appropriate in order to render our opinions as expressed herein, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

        1.     Upon the filing of the Certificate of Merger with the Secretary of State and the payment of all relevant taxes, filing fees and other charges, the Merger will be effective under Delaware law.

        2.     The Stockholder Votes are the only stockholder votes required to be obtained by the Company under Delaware law, the Certificate of Incorporation and the Agreement in order to adopt and approve the Merger, the Agreement and the transactions contemplated thereby.

        We are admitted to practice only in the State of Delaware, and do not hold ourselves out as being experts on the law of any other state or jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware, and we have not considered an express no opinion on the laws of any other state or jurisdiction, including federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee and Merger Sub in connection with entering into the Agreement and may not be relied upon by any other person or entity, or by the addressee and Merger Sub for other purpose, without our prior written consent.

[SIGNATURE]

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EXHIBIT D

RELEASE OF CLAIMS
(Officers and Directors)

        This Release of Claims ("Release") is given by SYNOPSYS, INC., a Delaware corporation ("Synopsys"), and NASSDA CORPORATION, a Delaware corporation ("Nassda"), in favor of [name of officer or director of Nassda] (the "Representative"), and by the Representative in favor of Synopsys and Nassda.

Recitals

        WHEREAS, Synopsys and Nassda have entered into an Agreement of Merger dated as of November 30, 2004 (the "Merger Agreement"), pursuant to which Synopsys has agreed to acquire Nassda, on the terms and subject to the conditions set forth therein, and the terms and provisions of which are incorporated by reference herein; and

        WHEREAS, pursuant to Section 5.6(e) of the Merger Agreement, Synopsys has agreed to execute and deliver, and has agreed to cause Nassda to execute and deliver, this Release in favor of the Representative, provided that the Representative executes and delivers this Release in favor of Synopsys and Nassda.

        NOW, THEREFORE, in consideration of the mutual promises set forth in the Settlement Agreement and for other good and valuable consideration, Synopsys, Nassda and the Representative hereby agree as follows:

Release

        1.    Capitalized Terms.    Certain capitalized terms used but not otherwise defined in this Release have the meanings assigned to them in the Settlement Agreement.

        2.    Release by the Representative of Company Releasees.    The Representative hereby releases and forever discharges the Company Releasees (as defined below), and each of them, from any claims or causes of action which the Representative now has or may hereafter have against the Company Releasees, or any of them, arising out of the State Court Action or the Federal Court Actions; provided, however, that the Representative shall not be deemed to have released (i) any rights the Representative may have under the Indemnification Agreement between Nassda and the Representative, (ii) any indemnification rights the Representative may have against Nassda under applicable law for his conduct as an employee of Nassda prior to the date hereof or (iii) any rights the Representative may have under Section 3 of this Release. "Company Releasees" shall mean: (a) Synopsys; (b) Synopsys's current and future affiliates (including Nassda and the other Acquired Corporations); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" of this sentence; (d) the respective successors and past, present and future assigns of the Persons identified or otherwise referred to in clauses "(a)" through "(c)" of this sentence; and (e) each officer and director of Nassda as of the Closing Date.

        3.    Release by Synopsys and Nassda of the Representative.    Synopsys and Nassda, each on its own behalf and on behalf of the Company Releasees, hereby releases and forever discharges the Representative from any claims or causes of action which Synopsys or Nassda now has or may hereafter have against the Representative arising out of the State Court Action or the Federal Court Actions; provided, however, that Synopsys and Nassda shall not be deemed to have released any rights they may have under Section 2 of this Release.

        4.    Civil Code §1542.    Each of the parties to this Release (a) represents, warrants and acknowledges that it has been fully advised by its attorney of the contents of Section 1542 of the Civil

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Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights it may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties to this Release also hereby waives the benefits of, and any rights it may have under, any statute or common law principle of similar effect in any jurisdiction.

        5.    Authority.    Each of the parties to this Release represents and warrants that such party has the right and authority to execute this Release and that such party has not assigned or otherwise conveyed to anyone the claims and causes of action being released under this Release.

        6.    Choice of Law.    This Release shall be deemed to be made under and shall be construed in accordance with the laws of the State of California.

        7.    Attorneys' Fees and Costs.    In any action or proceeding to enforce this Release, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

        8.    Severability.    Should any of the provisions set forth herein be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, such determination shall not affect the enforceability of the other provisions herein.

        9.    Entire Agreement.    This Release sets forth the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, among the parties relating to the subject matter hereof.

        10.    Not to be Construed Against any Party.    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release. Neither the drafting history nor the negotiating history of this Release shall be used or referred to in connection with the construction or interpretation of this Release..

        11.    No Other Releasors.    This Release shall not be construed or interpreted as a release or discharge by any person or entity other than the Company Releasees or the Representative of any claims or causes of action.

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        IN WITNESS WHEREOF, the undersigned have executed this Release as of the date shown below.

DATED: , 2005
[Name of Representative]
SYNOPSYS, INC.
[Signature]
NASSDA CORPORATION
[Signature]

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ANNEX B

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SEC. 262.    APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title will be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights will be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section will be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights will be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section will be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights will be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section will be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, will apply as nearly as is practicable.

        (d)   Appraisal rights will be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, will notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and will include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares will deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation will not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation will notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter will notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, will, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation will send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation will send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that will be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date will be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date will be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder will have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, will be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof will be made upon the surviving or resulting corporation, which will within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition will be filed by the surviving or resulting corporation, the petition will be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice will also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication will be approved by the Court, and the costs thereof will be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court will determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court will take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court will direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment will be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section will be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal will be filed within the time provided in subsection (e) of this section, or if such stockholder will deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation will have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

ANNEX C

Deutsche Bank Securities Inc. Global Corporate Finance 101 California Street, 48th Floor San Francisco, CA 94111 Tel 415-617-2800
November 30, 2004
Special Committee of the Board of Directors Nassda Corporation 2650 San Tomas Expressway Santa Clara, CA 95051

Gentlemen:

        Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to the Special Committee of the Board of Directors of Nassda Corporation ("Nassda" or the "Company") (the "Special Committee") in connection with the proposed merger of the Company and Synopsys, Inc. ("Synopsys" or "Parent") pursuant to the Agreement of Merger, substantially in the form of the draft dated as of November 24, 2004, among the Company, Parent and North Acquisition Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub") (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Transaction"), as a result of which the Company will become a wholly owned subsidiary of Parent. As set forth more fully in the Merger Agreement, as a result of the Transaction each share of the Common Stock, par value $0.001 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or Parent will be converted into the right to receive $7.00 in cash without interest (the "Per Share Merger Price"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. Capitalized terms used and not defined in this opinion have the meanings given to them in the Merger Agreement.

        You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness of the Per Share Merger Price, from a financial point of view, to the stockholders of the Company (other than the Specified Individuals, as to the fairness of the Per Share Merger Price to whom, we have not been asked to express, and have not expressed, any opinion).

        In connection with Deutsche Bank's role as financial advisor to the Special Committee, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company and certain internal analyses and other information furnished to it by the Company. Deutsche Bank has also held discussions with members of the senior management of the Company regarding the businesses and prospects of the Company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for Company Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable to the Merger, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

        Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company.

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With respect to the financial forecasts and projections made available to Deutsche Bank by the Company and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

        For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of the Company contained in the Merger Agreement are true and correct, Parent, Merger Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Parent, Merger Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory, judicial or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory, judicial or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Parent or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Parent or the Company or materially reduce the contemplated benefits of the Transaction to the Company.

        This opinion is addressed to, and for the use and benefit of, the Special Committee of the Board of Directors of the Company and is not a recommendation to the stockholders of the Company to approve the Transaction. This opinion is limited to the fairness of the Per Share Merger Consideration, from a financial point of view, to the stockholders of the Company (other than the Specified Individuals) and Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction.

        Deutsche Bank will be paid a fee for its services as financial advisor to the Special Committee in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

        Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Per Share Merger Price is fair, from a financial point of view, to the stockholders of the Company (other than the Specified Individuals as to the fairness of the Per Share Merger Price to whom, we have not been asked to, and have not, expressed any opinion).

Very truly yours,
/s/ Deutsche Bank Securities Inc.
DEUTSCHE BANK SECURITIES INC.

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ANNEX D-1

FORM OF VOTING AGREEMENT

        This VOTING AGREEMENT ("Agreement") is entered into as of November 30, 2004, by and between SYNOPSYS,  INC., a Delaware corporation ("Parent"), and [                        ] ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain outstanding shares of common stock of Nassda Corporation, a Delaware corporation (the "Company").

        B.    Parent, North Acquisition Sub, Inc., a Delaware corporation, and the Company are entering into an Agreement of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of North Acquisition Sub, Inc. into the Company (the "Merger").

        C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive $7.00 in cash.

        D.    Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.    CERTAIN DEFINITIONS

        For purposes of this Agreement:

        (a)    The terms "Acquisition Inquiry," "Acquisition Proposal," "Acquisition Transaction," "Consent," "Contract," "Encumbrance," "Legal Requirement," "Person" and "Special Committee" shall have the respective meanings assigned to those terms in the Merger Agreement. Other capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

        (b)    "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

        (c)    Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

        (d)    "Proxy Expiration Date" shall mean the earlier of (i) the date upon which the Merger becomes effective or (ii) the date upon which the Merger Agreement is validly terminated pursuant to Section 8.1 thereof.

        (e)    "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which

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Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date.

        (f)    "Subject Shares" shall mean: (i) all outstanding shares of Company Common Stock Owned by Stockholder as of the date of this Agreement; (ii) all additional outstanding shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date; and (iii) all securities into which any of the shares of Company Common Stock described in clause "(i)" or clause "(ii)" above are exchanged or converted.

        (g)    A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into a Contract contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

SECTION 2.    RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    During the period commencing on the date of this Agreement and ending on the Proxy Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected, and any purported Transfer of any of the Subject Securities in violation of this Section 2.1 shall be void ab initio.

        2.2    Restriction on Transfer of Voting Rights.    During the period commencing on the date of this Agreement and ending on the Proxy Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities with respect to the matters set forth in this Agreement.

SECTION 3.    VOTING OF SHARES

        3.1    Voting Covenant.    Stockholder agrees that, prior to the Proxy Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Shares to be voted:

          (a)   in favor of the adoption of the Merger Agreement and the approval of the Merger, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

          (b)   against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (c)   against the following actions (other than the adoption of the Merger Agreement and the approval of the Merger): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (iv) any amendment to the Company's certificate of incorporation or bylaws; and (v) any material change in the capitalization of the Company or the Company's corporate structure.

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        Prior to the Proxy Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote in any manner inconsistent with clause "(a)", clause "(b)" or clause "(c)" of the preceding sentence.

        3.2    PROXY; FURTHER ASSURANCES.

          (a)   Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable (at all times on and prior to the Proxy Expiration Date) to the fullest extent permitted by law (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder. The Proxy shall terminate and be of no further force or effect as of the Proxy Expiration Date.

          (b)   Stockholder shall, at Stockholder's own expense, perform such further acts and cause to be executed such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

          (c)   Stockholder shall not (i) enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to any of the Subject Shares that is inconsistent with this Agreement or (ii) take any other action with respect to any of the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

SECTION 4.    WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.

SECTION 5.    NO SOLICITATION

        Stockholder agrees that, during the period commencing on the date of this Agreement and ending on the Proxy Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that Stockholder's Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (a) solicit, initiate, encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (b) furnish any information regarding any of the Acquired Corporations (as defined in the Merger Agreement) to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; or (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that Stockholder's Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        6.1    Authorization, etc.    Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and

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constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected.

          (b)   The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any Consent of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

        6.3    Title to Securities.    As of the date of this Agreement: (a) Stockholder holds of record (free of any Encumbrances except as created by this Agreement, the Proxy and the Other Agreements) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free of any Encumbrances except as created by this Agreement, the Proxy and the Other Agreements) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 7.    ADDITIONAL COVENANTS OF STOCKHOLDER

        7.1    Further Assurances.    From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

        7.2    Legends.    If requested by Parent, immediately after the execution of this Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock on or prior to the Proxy Expiration Date), Stockholder shall cause each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

          THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT

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  DATED AS OF NOVEMBER 30, 2004 AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8.    MISCELLANEOUS

        8.1    Service as Director or Officer.    Nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company).

        8.2    Survival of Representations, Warranties and Agreements.    All representations, warranties, covenants and obligations of Stockholder in this Agreement shall survive the Proxy Expiration Date.

        8.3    Expenses.    Subject to Section 8.8 and 8.15, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        8.4    Notices.    All notices, requests, instructions or other documents or communications to be given or delivered under this Agreement shall be in writing and shall be deemed given or delivered (i) when sent if sent by facsimile (provided that the fax is promptly confirmed by telephone confirmation thereof), (ii) when delivered, if delivered personally to the intended recipient and (iii) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address or facsimile telephone number for such party (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Stockholder:

      at the address set forth on the signature page hereof; and

    if to Parent:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile: 650-965-8637

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Timothy J. Moore
      Facsimile: 650-849-7400

        8.5    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and

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enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        8.6    Entire Agreement.    This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter of this Agreement and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

        8.7    Assignment; Binding Effect.    Except as provided herein, this Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the party's rights under this Agreement may be assigned by the such party without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by the party attempting to so assign without such consent shall be void and of no effect. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        8.8    Indemnification.    Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any material inaccuracy in or material breach of any representation or warranty contained in this Agreement (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded) or (b) any material failure on the part of Stockholder to observe, perform or abide by, or any other material breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy (provided that all materiality qualifications that are contained in such restriction, covenant, obligation or other provision shall be disregarded).

        8.9    Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

        8.10    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

        8.11    Non-Exclusivity.    The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies,

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obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of the obligations, rights or remedies of Stockholder or Parent under any other Contract to which Parent and Stockholder are parties; and nothing in any such other Contract shall limit any of obligations, rights or remedies of Stockholder or Parent under this Agreement.

        8.12    Governing Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery or other state courts (in the event that the Court of Chancery is unavailable) located in the State of Delaware. Each of Parent and Stockholder irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 8.4. Nothing in this Section 8.12 shall affect the right of Parent or Stockholder to serve process in any other manner permitted by law.

        8.13    Counterparts.    This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        8.14    Headings.    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        8.15    Attorneys' Fees.    If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.16    Waiver.    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy of such party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        8.17    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

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          (d)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

[Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

SYNOPSYS, INC.
By
Title
STOCKHOLDER
Signature
Printed Name
Address:
Facsimile:
SPOUSE OF STOCKHOLDER
Signature
Printed Name
Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

        The undersigned stockholder (the "Stockholder") of NASSDA CORPORATION, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes STEVEN K. SHEVICK, REX S. JACKSON and SYNOPSYS, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this Proxy, which shares are specified on the final page of this Proxy and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares with respect to any of the Shares with respect to the matters set forth in this Proxy.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder, and is granted in consideration of Parent entering into the Agreement of Merger, dated as of the date hereof, among Parent, North Acquisition Sub, Inc., a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Proxy Expiration Date (as defined in the Voting Agreement). All capitalized terms not defined herein shall have the meanings set forth in the Voting Agreement.

        The attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote the Shares at any time until the Proxy Expiration Date at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

          (i)    in favor of the adoption of the Merger Agreement and the approval of the Merger, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

          (ii)   against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (iii)  against the following actions (other than the adoption of the Merger Agreement and the approval of the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any amendment to the Company's certificate of incorporation or bylaws; and (E) any material change in the capitalization of the Company or the Company's corporate structure.

        The Stockholder may vote the Shares on all other matters not referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other

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jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Proxy is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: November 30, 2004
STOCKHOLDER
Signature
Printed Name
Number of shares of common stock of the Company owned of record as of the date of this Proxy:

SPOUSE OF STOCKHOLDER
Signature
Printed Name

D-1-A2

ANNEX D-2

FORM OF VOTING AGREEMENT

        This VOTING AGREEMENT ("Agreement") is entered into as of November 30, 2004, by and between SYNOPSYS,  INC., a Delaware corporation ("Parent"), and [                        ] ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain outstanding shares of common stock of Nassda Corporation, a Delaware corporation (the "Company").

        B.    Parent, North Acquisition Sub, Inc., a Delaware corporation, and the Company are entering into an Agreement of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of North Acquisition Sub, Inc. into the Company (the "Merger").

        C.    In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive $7.00 in cash.

        D.    Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.    CERTAIN DEFINITIONS

        For purposes of this Agreement:

        (a)    The terms "Acquisition Inquiry," "Acquisition Proposal," "Acquisition Transaction," "Consent," "Contract," "Encumbrance," "Legal Requirement," "Person" and "Special Committee" shall have the respective meanings assigned to those terms in the Merger Agreement. Other capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

        (b)    "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

        (c)    Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

        (d)    "Proxy Expiration Date" shall mean the earlier of (i) the date upon which the Merger becomes effective or (ii) the date upon which the Merger Agreement is validly terminated pursuant to Section 8.1 thereof.

        (e)    "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which

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Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date.

        (f)    "Subject Shares" shall mean: (i) all outstanding shares of Company Common Stock Owned by Stockholder as of the date of this Agreement; (ii) all additional outstanding shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date; and (iii) all securities into which any of the shares of Company Common Stock described in clause "(i)" or clause "(ii)" above are exchanged or converted.

        (g)    A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into a Contract contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

SECTION 2.    RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    During the period commencing on the date of this Agreement and ending on the Proxy Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected, and any purported Transfer of any of the Subject Securities in violation of this Section 2.1 shall be void ab initio; provided, however, that Stockholder may Transfer Shares to a (i) to a family member or trust for estate planning purposes, provided the transferee has agreed in writing to be bound by the terms of this Agreement (including by granting a proxy as contemplated hereby) and all of the Other Agreements to which Stockholder is a party and to hold such Shares subject to all the terms and provisions of this Agreement and such Other Agreements; (ii) to a personal representative or executor of Stockholder in the event of his death, provided the transferee has agreed in writing to be bound by the terms of this Agreement (including by granting a proxy as contemplated hereby) and to hold such Shares subject to all the terms and provisions of this Agreement; and (iii) pursuant to, and in accordance with, the terms of Stockholder's 10b5-1 plan or arrangement with the Company, if any, as in effect as of the date of this Agreement.

        2.2    Restriction on Transfer of Voting Rights.    During the period commencing on the date of this Agreement and ending on the Proxy Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities with respect to the matters set forth in this Agreement.

SECTION 3.    VOTING OF SHARES

        3.1    Voting Covenant.    Stockholder agrees that, prior to the Proxy Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Shares to be voted:

          (a)   in favor of the adoption of the Merger Agreement and the approval of the Merger, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

          (b)   against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (c)   against the following actions (other than the adoption of the Merger Agreement and the approval of the Merger): (i) any extraordinary corporate transaction, such as a merger,

D-2-2

  consolidation or other business combination involving the Company or any subsidiary of the Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (iv) any amendment to the Company's certificate of incorporation or bylaws; and (v) any material change in the capitalization of the Company or the Company's corporate structure.

        Prior to the Proxy Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote in any manner inconsistent with clause "(a)", clause "(b)" or clause "(c)" of the preceding sentence.

        3.2    PROXY; FURTHER ASSURANCES.

          (a)   Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable (at all times on and prior to the Proxy Expiration Date) to the fullest extent permitted by law (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder. The Proxy shall terminate and be of no further force or effect as of the Proxy Expiration Date.

          (b)   Stockholder shall, at Stockholder's own expense, perform such further acts and cause to be executed such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

          (c)   Stockholder shall not (i) enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to any of the Subject Shares that is inconsistent with this Agreement or (ii) take any other action with respect to any of the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

SECTION 4.    WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.

SECTION 5.    NO SOLICITATION

        Stockholder agrees that, during the period commencing on the date of this Agreement and ending on the Proxy Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that Stockholder's Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (a) solicit, initiate, encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (b) furnish any information regarding any of the Acquired Corporations (as defined in the Merger Agreement) to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; or (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that Stockholder's Representatives

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immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        6.1    Authorization, etc.    Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected.

          (b)   The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any Consent of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

        6.3    Title to Securities.    As of the date of this Agreement: (a) Stockholder holds of record (free of any Encumbrances except as created by this Agreement, the Proxy and the Other Agreements) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free of any Encumbrances except as created by this Agreement, the Proxy and the Other Agreements) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 7.    ADDITIONAL COVENANTS OF STOCKHOLDER

        7.1    Further Assurances.    From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

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        7.2    Legends.    If requested by Parent, immediately after the execution of this Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock on or prior to the Proxy Expiration Date), Stockholder shall cause each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

          THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF NOVEMBER 30, 2004 AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8.    MISCELLANEOUS

        8.1    Service as Director or Officer.    Nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company).

        8.2    Survival of Representations, Warranties and Agreements.    All representations, warranties, covenants and obligations of Stockholder in this Agreement shall survive the Proxy Expiration Date.

        8.3    Expenses.    Subject to Section 8.8 and 8.15, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        8.4    Notices.    All notices, requests, instructions or other documents or communications to be given or delivered under this Agreement shall be in writing and shall be deemed given or delivered (i) when sent if sent by facsimile (provided that the fax is promptly confirmed by telephone confirmation thereof), (ii) when delivered, if delivered personally to the intended recipient and (iii) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address or facsimile telephone number for such party (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Stockholder:

      at the address set forth on the signature page hereof; and

    if to Parent:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile: 650-965-8637

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Timothy J. Moore
      Facsimile: 650-849-7400

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        8.5    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        8.6    Entire Agreement.    This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter of this Agreement and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

        8.7    Assignment; Binding Effect.    Except as provided herein, this Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the party's rights under this Agreement may be assigned by the such party without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by the party attempting to so assign without such consent shall be void and of no effect. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        8.8    Indemnification.    Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any material inaccuracy in or material breach of any representation or warranty contained in this Agreement (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded) or (b) any material failure on the part of Stockholder to observe, perform or abide by, or any other material breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy (provided that all materiality qualifications that are contained in such restriction, covenant, obligation or other provision shall be disregarded).

        8.9    Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

        8.10    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its

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specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

        8.11    Non-Exclusivity.    The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of the obligations, rights or remedies of Stockholder or Parent under any other Contract to which Parent and Stockholder are parties; and nothing in any such other Contract shall limit any of obligations, rights or remedies of Stockholder or Parent under this Agreement.

        8.12    Governing Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery or other state courts (in the event that the Court of Chancery is unavailable) located in the State of Delaware. Each of Parent and Stockholder irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 8.4. Nothing in this Section 8.12 shall affect the right of Parent or Stockholder to serve process in any other manner permitted by law.

        8.13    Counterparts.    This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        8.14    Headings.    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        8.15    Attorneys' Fees.    If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.16    Waiver.    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy of such party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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        8.17    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

[Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

SYNOPSYS, INC.
By
Title
STOCKHOLDER
Signature
Printed Name
Address:
Facsimile:
SPOUSE OF STOCKHOLDER
Signature
Printed Name
Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

        The undersigned stockholder (the "Stockholder") of NASSDA CORPORATION, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes STEVEN K. SHEVICK, REX S. JACKSON and SYNOPSYS, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this Proxy, which shares are specified on the final page of this Proxy and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares with respect to any of the Shares with respect to the matters set forth in this Proxy.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder, and is granted in consideration of Parent entering into the Agreement of Merger, dated as of the date hereof, among Parent, North Acquisition Sub, Inc., a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Proxy Expiration Date (as defined in the Voting Agreement). All capitalized terms not defined herein shall have the meanings set forth in the Voting Agreement.

        The attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote the Shares at any time until the Proxy Expiration Date at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

          (i)    in favor of the adoption of the Merger Agreement and the approval of the Merger, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

          (ii)   against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (iii)  against the following actions (other than the adoption of the Merger Agreement and the approval of the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any amendment to the Company's certificate of incorporation or bylaws; and (E) any material change in the capitalization of the Company or the Company's corporate structure.

        The Stockholder may vote the Shares on all other matters not referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

        Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other

D-2-A1

jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Proxy is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: November 30, 2004
STOCKHOLDER
Signature
Printed Name
Number of shares of common stock of the Company owned of record as of the date of this Proxy:

SPOUSE OF STOCKHOLDER
Signature
Printed Name

D-2-A2

ANNEX E-1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

(UNLIMITED JURISDICTION)

SYNOPSYS, INC.,	Case No. 1-00-CV-787950
Plaintiff,	STIPULATION TO STAY ACTION AND TOLLING AGREEMENT
vs.
AN-CHANG DENG, SANG WANG, JEH-FU TUAN, WALTER CHAN, IOURI FEINBERG, ANDREI TCHERNIAEV, NASSDA CORPORATION, and DOES 1-10, inclusive,
Defendants.

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        WHEREAS, Plaintiff SYNOPSYS, INC. ("Synopsys") has filed this action against Defendants AN-CHANG DENG, SANG WANG, JEH-FU TUAN, WALTER CHAN, IOURI FEINBERG, ANDREI TCHERNIAEV and NASSDA CORPORATION (the "Defendants") (Synopsys and the Defendants being collectively referred to hereinafter as the "Parties"); and

        WHEREAS, Synopsys and Nassda Corporation have entered into an Agreement of Merger dated as of November 30, 2004 (the "Merger Agreement") which contemplates the settlement of this litigation, but the finality of the settlement will depend upon the satisfaction of certain conditions set forth in the Merger Agreement; and

        WHEREAS, the Parties wish to avoid the burden and expense on the Parties and the Court associated with litigating the claims in this case during the time that the Merger Agreement remains in effect; and

        WHEREAS, the Court previously entered an Order Vacating Trial Date and Temporarily Staying All Trial Proceedings Pending Final Determination of Pending Writ Proceedings ("the Stay Order");

        IT IS HEREBY STIPULATED AND AGREED, by and between Synopsys and the Defendants, and each of them, as follows:

        1.     The Parties will jointly submit to the Court of Appeal a joint motion to stay all proceedings, including any additional briefing, in the pending writ proceedings, entitled Deng, et al. v. Super. Ct. (Synopsys), No. H027778, and Tuan v. Super. Ct. (Synopsys), No. H027774.

        2.     The stay of all proceedings in this Court as described in the Stay Order shall remain in effect (with the exception of paragraph 8 of the Stay Order, which provides that the order is without prejudice of any party to seek a modification or termination of the stay period by noticed motion), during the entire period the Merger Agreement is in effect.

        3.     The "stay period" described in the Stay Order shall continue, under the terms set forth in the Stay Order (with the exception of paragraph 8), during the entire period the Merger Agreement is in effect.

        4.     As long as the Merger Agreement is in effect, the Parties will not seek a modification or termination of the stay of proceedings in this Court by noticed motion or otherwise. This paragraph supersedes and extinguishes paragraph 8 of the Stay Order.

        5.     This Stipulation and the agreements contained herein, and the Stay Order and the agreements contained therein, shall not be admissible for any purpose during trial.

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DATED: November 30, 2004	DECHERT LLP
	By	/s/ CHRIS SCOTT GRAHAM Chris Scott Graham Michael N. Edelman Shanée Y. Williams Attorneys for Plaintiff SYNOPSYS, INC.
DATED: November 30, 2004	WEIL, GOTSHAL & MANGES, LLP
	By	/s/ STEVEN CARLSON Matthew D. Powers Christopher J. Cox Steven Carlson Attorneys for Defendant NASSDA CORPORATION
DATED: November 30, 2004	MORGAN, FRANICH, FREDKIN & MARSH
	By	/s/ MARK B. FREDKIN Mark B. Fredkin Attorneys for Defendant AN-CHANG DENG
DATED: November 30, 2004	LAW OFFICES OF PHILIP R. MCCOWAN
	By	/s/ PHILIP R. MCCOWAN Philip R. McCowan Attorneys for Defendant WALTER CHAN
DATED: November 30, 2004	ROBINSON & WOOD, INC.
	By	/s/ ARCHIE S. ROBINSON Archie S. Robinson Attorneys for Defendant SANG WANG
DATED: November 30, 2004	SIDEMAN & BANCROFT, LLP
	By	/s/ ROBERT R. CROSS Robert R. Cross Attorneys for Defendants IOURI FEINBERG and ANDREI TCHERNIAEV

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DATED: November 30, 2004	NOLAN, ARMSTRONG & BARTON LLP
	By	/s/ THOMAS J. NOLAN Thomas J. Nolan Attorneys for Defendants IOURI FEINBERG and ANDREI TCHERNIAEV
DATED: November 30, 2004	THOITS, LOVE, HERSHBERGER & MCLEAN
	By	/s/ WILLIAM J. MCLEAN William J. McLean Attorneys for Defendant JEH-FU TUAN

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ANNEX E-2

Chris Scott Graham (State Bar No. 114498)
Michael N. Edelman (State Bar No. 180948)
Guadalupe M. Garcia (State Bar No. 205795)
Jeffrey M Ratinoff (State Bar No. 197241)
 DECHERT LLP
975 Page Mill Road
Palo Alto, California 94304
Telephone: 650.813.4800
Facsimile:  650.813.4848

Attorneys for Plaintiff and Counter-Defendant
SYNOPSYS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

SYNOPSYS, INC., a Delaware Corporation,	Case No. C-03-2664 SI
Plaintiff and Counter-Defendant,	STIPULATION AND ORDER TO STAY ACTION AND TOLLING AGREEMENT
vs.
NASSDA CORPORATION, a Delaware Corporation,
Defendant and Counter-Claimant.

E-2-i

        WHEREAS, Plaintiff SYNOPSYS, INC. ("Synopsys") has filed this action against Defendant NASSDA CORPORATION (the "Defendant") (Synopsys and the Defendant being collectively referred to hereinafter as the "Parties"); and

        WHEREAS, Synopsys and the Defendant have entered into an Agreement of Merger dated as of November 30, 2004 (the "Merger Agreement") which contemplates the settlement of this litigation, but the finality of the settlement will depend upon the satisfaction of certain conditions set forth in the Merger Agreement; and

        WHEREAS, the Parties wish to avoid the burden and expense on the Parties and the Court associated with litigating the claims in this case during the time that that the Merger Agreement remains in effect;

        IT IS HEREBY STIPULATED AND AGREED, by and between Synopsys and the Defendant, and each of them, that this litigation shall be stayed for all purposes. In particular, the Parties stipulate as follows:

        1.     The case is stayed for all purposes from the date of this Stipulation and Order through and including the earlier of (a) the date on which Synopsys notifies the Court that the Merger Agreement has been terminated or (b) March 31, 2005 (the "stay period").

        2.     The trial, presently scheduled to commence on April 25, 2005, and all related pre-trial deadlines are taken off calendar.

        3.     During the stay period, or any extensions thereof agreed to by the Parties: (a) the parties shall not to initiate or pursue any written and oral discovery; (b) any outstanding discovery response, motion to compel, or other discovery deadlines shall be extended until thirty (30) days after the stay period, including any extensions thereof agreed to by the Parties, has terminated; (c) the Court shall not issue any orders with respect to motions filed prior to the date of this Stipulation and Order by any of the Parties; and (d) the Defendant shall not request the re-examination of any Synopsys patents, or take any action before the Patent and Trademark Office or any other entity to challenge the validity or enforceability of any Synopsys patents.

        4.     During the stay period or any extensions thereof agreed to by the Parties, the running of all applicable time limits and/or statutes of limitation shall be tolled.

        5.     On the earlier of (a) the date on which Synopsys notifies the Court that the Merger Agreement has been terminated and (b) March 31, 2005, unless the stay period is extended by further stipulation or Court order, the stay shall automatically expire. Thereafter, the parties will jointly request that the Court set a trial date in a reasonably practicable thereafter.

        6.     This stipulation and the agreements contained herein shall not be admissible for any purpose during trial.

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Dated: November 30, 2004	DECHERT LLP
	By:	/s/ CHRIS SCOTT GRAHAM Chris Scott Graham Michael N. Edelman Shanée Y. Williams Attorneys for Plaintiff SYNOPSYS INC.
Dated: November 30, 2004	WEIL, GOTSHAL & MANGES, LLP
	By:	/s/ STEVEN CARLSON Matthew D. Powers Christopher J. Cox Steven Carlson Attorneys for Defendant NASSDA CORPORATION
IT IS SO ORDERED.
Dated: , 2004
JUDGE OF THE DISTRICT COURT

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ANNEX E-3

Chris Scott Graham (State Bar No. 114498)
Harmohinder Bedi (State Bar No. 172591)
Michael Edelman (State Bar No. 180948)
 DECHERT LLP
975 Page Mill Road
Palo Alto, California 94304
Telephone: 650.813.4800
Facsimile:  650.813.4848

Attorneys for Plaintiff and Counter-Defendant
SYNOPSYS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

SYNOPSYS, INC., a Delaware corporation,	CASE NO. C-01-2519 SI
Plaintiff and Counter-Defendant,	STIPULATION AND ORDER TO STAY ACTION AND TOLLING AGREEMENT
vs.
NASSDA CORPORATION, a California corporation,
Defendant and Counter-Claimant.

E-3-i

        WHEREAS, Plaintiff Synopsys, Inc. ("Synopsys") has filed this action against Defendant Nassda Corporation (the "Defendant") (Synopsys and the Defendant being collectively referred to hereinafter as the "Parties"); and

        WHEREAS, on December 11, 2002, the Court stayed the action pending reexamination of U.S. Patent No. 5,878,053; and

        WHEREAS, Synopsys and the Defendant have entered into an Agreement of Merger dated as of November 30, 2004 (the "Merger Agreement") which contemplates the settlement of this litigation, but the finality of the settlement will depend upon the satisfaction of certain conditions set forth in the Merger Agreement; and

        WHEREAS, the Parties wish to avoid the burden and expense on the Parties and the Court associated with litigating the claims in this case during the time that that the Merger Agreement remains in effect;

        IT IS HEREBY STIPULATED AND AGREED, by and between Synopsys and the Defendant, and each of them, that this litigation shall be stayed for all purposes. In particular, the Parties stipulate as follows:

        1.     Upon conclusion of the reexamination proceedings, the case will remain stayed for all purposes through and including the earlier of (a) the date on which Synopsys notifies the Court that the Merger Agreement has been terminated or (b) March 31, 2005 (the "stay period").

        2.     During the stay period, or any extensions thereof agreed to by the Parties: (a) the parties shall not to initiate or pursue any written and oral discovery; (b) any outstanding discovery response, motion to compel, or other discovery deadlines shall be extended until thirty (30) days after the stay period, including any extensions thereof agreed to by the Parties, has terminated; (c) the Court shall not issue any orders with respect to motions filed prior to the date of this Stipulation and Order by any of the Parties; and (d) the Defendant shall not request the re-examination of any Synopsys patents, or take any action before the Patent and Trademark Office or any other entity to challenge the validity or enforceability of any Synopsys patents.

        3.     During the stay period or any extensions thereof agreed to by the Parties, the running of all applicable time limits and/or statutes of limitation shall be tolled.

        4.     On the earlier of (a) the date on which Synopsys notifies the Court that the Merger Agreement has been terminated and (b) March 31, 2005, unless the stay period is extended by further stipulation or Court order, the stay shall automatically expire.

        5.     This stipulation and the agreements contained herein shall not be admissible for any purpose during trial.

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Dated: November 30, 2004	DECHERT LLP
	By:	/s/ CHRIS SCOTT GRAHAM CHRIS SCOTT GRAHAM Attorneys for Plaintiff SYNOPSYS, INC.
Dated: November 30, 2004	WEIL, GOTSHAL & MANGES, LLP
	By:	/s/ STEVEN CARLSON MATTHEW D. POWERS CHRISTOPHER J. COX STEVEN CARLSON Attorneys for Defendant NASSDA CORPORATION
IT IS SO ORDERED.
Dated: , 2004
JUDGE OF THE DISTRICT COURT

E-3-2

ANNEX F-1

NASSDA CORPORATION

FORM OF AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

        This Amended and Restated Indemnification Agreement ("Agreement") is made as of this 3rd day of January 2005, by and between NASSDA Corporation, a Delaware corporation (the "Company"), and                         ("Indemnitee").

        WHEREAS, the Indemnitee was a founder of the Company and is an employee of the Company;

        WHEREAS, the Indemnitee and the Company entered into an Indemnification Agreement dated November 30, 2004 (the "Original Agreement") and desire to clarify certain provisions of the Original Agreement;

        WHEREAS, the Indemnitee, Synopsys, Inc. ("Synopsys") and certain other persons have entered into an Agreement to Settle Litigation dated as of November 30, 2004 (the "Settlement Agreement");

        WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting employees, officers and directors to expensive litigation risks; and

        WHEREAS, the Company desires that Indemnitee provide assistance to it in connection with certain ongoing litigation of the Company.

        NOW, THEREFORE, in consideration for Indemnitee's services as an employee of the Company, the Company and Indemnitee hereby agree as follows:

        1.    Indemnification.

          a.    Third Party Proceedings.    The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          b.    Proceedings By or in the Right of the Company.    The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in

F-1-1

  respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          c.    Mandatory Payment of Expenses.    To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

          d.    Orders in State Court Action.    Notwithstanding anything to the contrary in this Section 1, the Orders entered by the Court and the Discovery Referee in the State Court Action (as such term is defined in the Settlement Agreement) do not constitute any finding, presumption or evidence of, and shall not be used by the Company to attempt to prove that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

        2.    Agreement to Serve.    In consideration of the protection afforded by this Agreement, if Indemnitee is an active employee of the Company he agrees:

          a.     to serve as an employee until the later of (i) the date that is 90 days after the effective date of this Agreement as an active employee of the Company or (ii) the merger or other transaction of the Company in which the holders of more than a majority of the Company's outstanding capital stock immediately prior to the transaction do not hold a majority of the Company's outstanding capital stock immediately after such transaction;

          b.     not to resign voluntarily during such period; and

          c.     that nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment;

          d.     provided, however, that Indemnitee shall be deemed to have satisfied the requirements of this Section 2 and this Agreement shall continue in full force and effect if the Indemnitee resigns from the Company, regardless of when such resignation occurs, pursuant to the requirements of Section 1.1(b) of the Settlement Agreement.

        3.    Expenses; Indemnification Procedure.

          a.    Advancement of Expenses.    The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.

          b.    Notice/Cooperation by Indemnitee.    Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company

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  shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, five business days if sent by airmail to a country outside of North America; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          c.    Procedure.    Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          d.    Notice to Insurers.    If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect which would otherwise provide coverage to the Indemnitee, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          e.    Selection of Counsel.    In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the

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  Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

        4.    Additional Indemnification Rights; Nonexclusivity.

          a.    Scope.    Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          b.    Nonexclusivity.    The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

        5.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

        6.    Mutual Acknowledgement.    Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

        7.    Reserved.

        8.    Severability.    Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

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        9.    Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          a.    Claims Initiated by Indemnitee.    To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

          b.    Lack of Good Faith.    To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

          c.    Insured Claims.    To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company.

          d.    Claims Under Section 16(b).    To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

        10.    Construction of Certain Phrases.

          a.     For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          b.     For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

        11.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

        12.    Successors and Assigns.    This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

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        13.    Attorneys' Fees.    In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

        14.    Notice.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

        15.    Consent to Jurisdiction.    The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the County of Santa Clara in the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the County of Santa Clara in the State of California.

        16.    Choice of Law.    This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

        17.    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        18.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

        19.    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        20.    Integration and Entire Agreement.    This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

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        21.    Amendment and Restatement of Original Agreement.    This Agreement amends and restates the Original Agreement and the parties agree that the Original Agreement shall be of no further force or effect.

[Remainder of Page Left Blank Intentionally]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NASSDA CORPORATION
Signature of Authorized Signatory
Tammy S. Liu, Chief Financial Officer Print Name and Title
	Address:	2650 San Tomas Expressway Santa Clara, CA 95051
AGREED TO AND ACCEPTED:
INDEMNITEE:
Signature
Print Name and Title
Address:

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ANNEX F-2

NASSDA CORPORATION

FORM OF SECOND AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

        This Second Amended and Restated Indemnification Agreement ("Agreement") is made as of this 3rd day of January 2005, by and between NASSDA Corporation, a Delaware corporation (the "Company"), and                         ("Indemnitee").

        WHEREAS, the Indemnitee was a founder of the Company and is an employee of the Company;

        WHEREAS, the Indemnitee and the Company entered into an Indemnification Agreement dated December 12, 2001, as amended on November 30, 2004 (the "Amended Agreement") and desire to clarify certain provisions of the Amended Agreement;

        WHEREAS, the Indemnitee, Synopsys, Inc. ("Synopsys") and certain other persons have entered into an Agreement to Settle Litigation dated as of November 30, 2004 (the "Settlement Agreement");

        WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting employees, officers and directors to expensive litigation risks; and

        WHEREAS, the Company desires that Indemnitee provide assistance to it in connection with certain ongoing litigation of the Company.

        NOW, THEREFORE, in consideration for Indemnitee's services as an employee of the Company, the Company and Indemnitee hereby agree as follows:

        1.    Indemnification.

          a.    Third Party Proceedings.    The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          b.    Proceedings By or in the Right of the Company.    The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in

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  respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          c.    Mandatory Payment of Expenses.    To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

          d.    Orders in State Court Action.    Notwithstanding anything to the contrary in this Section 1, the Orders entered by the Court and the Discovery Referee in the State Court Action (as such term is defined in the Settlement Agreement) do not constitute any finding, presumption or evidence of, and shall not be used by the Company to attempt to prove that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

        2.    Agreement to Serve.    In consideration of the protection afforded by this Agreement, if Indemnitee is an active employee of the Company he agrees:

          a.     to serve as an employee until the later of (i) the date that is 90 days after the effective date of this Agreement as an active employee of the Company or (ii) the merger or other transaction of the Company in which the holders of more than a majority of the Company's outstanding capital stock immediately prior to the transaction do not hold a majority of the Company's outstanding capital stock immediately after such transaction;

          b.     not to resign voluntarily during such period; and

          c.     that nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment;

          d.     provided, however, that Indemnitee shall be deemed to have satisfied the requirements of this Section 2 and this Agreement shall continue in full force and effect if the Indemnitee resigns from the Company, regardless of when such resignation occurs, pursuant to the requirements of Section 1.1(b) of the Settlement Agreement.

        3.    Expenses; Indemnification Procedure.

          a.    Advancement of Expenses.    The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.

          b.    Notice/Cooperation by Indemnitee.    Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company

F-2-2

  shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, five business days if sent by airmail to a country outside of North America; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          c.    Procedure.    Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          d.    Notice to Insurers.    If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect which would otherwise provide coverage to the Indemnitee, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          e.    Selection of Counsel.    In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the

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  Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

        4.    Additional Indemnification Rights; Nonexclusivity.

          a.    Scope.    Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          b.    Nonexclusivity.    The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

        5.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

        6.    Mutual Acknowledgement.    Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

        7.    Officer and Director Liability Insurance.    The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is

F-2-4

limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

        8.    Severability.    Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

        9.    Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          a.    Claims Initiated by Indemnitee.    To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

          b.    Lack of Good Faith.    To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

          c.    Insured Claims.    To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company.

          d.    Claims Under Section 16(b).    To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

        10.    Construction of Certain Phrases.

          a.     For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          b.     For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an

F-2-5

  employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

        11.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

        12.    Successors and Assigns.    This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

        13.    Attorneys' Fees.    In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

        14.    Notice.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

        15.    Consent to Jurisdiction.    The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the County of Santa Clara in the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the County of Santa Clara in the State of California.

        16.    Choice of Law.    This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

        17.    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        18.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

F-2-6

        19.    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        20.    Integration and Entire Agreement.    This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

        21.    Amendment and Restatement of Amended Agreement.    This Agreement amends and restates the Amended Agreement and the parties agree that the Amended Agreement shall be of no further force or effect.

[Remainder of Page Left Blank Intentionally]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NASSDA CORPORATION
Signature of Authorized Signatory
Tammy S. Liu, Chief Financial Officer Print Name and Title
	Address:	2650 San Tomas Expressway Santa Clara, CA 95051
AGREED TO AND ACCEPTED:
INDEMNITEE:
Signature
Print Name and Title
Address:

F-2-8

ANNEX G

AGREEMENT TO SETTLE LITIGATION

among:

SYNOPSYS, INC.,
a Delaware corporation;

and

Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev, Jeh-Fu Tuan and Sang S. Wang

Dated as of November 30, 2004

SECTION 1.	ACTIONS IN CONNECTION WITH CONSUMMATION OF MERGER	G-1
1.1	Actions Prior to Closing	G-1
1.2	Actions at Closing.	G-2
1.3	Right of Setoff	G-2
1.4	Release of Claims	G-3
SECTION 2.	REPRESENTATIONS AND WARRANTIES OF SPECIFIED INDIVIDUALS	G-4
2.1	Stock Ownership, Etc	G-4
2.2	Tax Matters	G-5
2.3	Released Claims	G-5
2.4	Indemnification Contracts	G-5
2.5	Intellectual Property	G-5
2.6	Litigation	G-6
2.7	Authority; Binding Nature of Agreements	G-6
2.8	Non-Contravention; Consents	G-7
2.9	Capacity to Perform	G-7
2.10	Residence	G-7
2.11	Adequate Representation	G-7
2.12	SEC Filings	G-8
SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT	G-8
SECTION 4.	CERTAIN PRE-CLOSING COVENANTS OF SPECIFIED INDIVIDUALS	G-8
4.1	Notification	G-8
4.2	Access	G-9
4.3	Efforts; Actions	G-9
4.4	Performance of Duties	G-10
4.5	No Share Transactions	G-10
SECTION 5.	TAX REPORTING	G-10
SECTION 6.	INDEMNIFICATION BY SPECIFIED INDIVIDUALS	G-10
6.1	Survival of Representations and Covenants	G-10
6.2	Indemnification by Specified Individuals	G-11
6.3	No Contribution	G-11
6.4	Nonexclusivity of Indemnification Remedies	G-11
6.5	Exercise of Remedies by Indemnitees other than Parent	G-12
SECTION 7.	MISCELLANEOUS PROVISIONS	G-12
7.1	Further Assurances	G-12

G-i

7.2	Attorneys' Fees	G-12
7.3	Notices	G-12
7.4	Confidentiality and Publicity	G-14
7.5	Headings	G-14
7.6	Counterparts	G-14
7.7	Governing Law; Venue	G-14
7.8	Successors and Assigns	G-15
7.9	Remedies Cumulative; Specific Performance	G-15
7.10	Waiver	G-15
7.11	Amendments	G-15
7.12	Termination	G-16
7.13	Non-Exclusivity	G-16
7.14	Severability	G-16
7.15	Entire Agreement	G-17
7.16	Construction	G-17

G-ii

AGREEMENT TO SETTLE LITIGATION

        THIS AGREEMENT TO SETTLE LITIGATION ("Settlement Agreement") is made and entered into as of November 30, 2004, by and among SYNOPSYS, INC., a Delaware corporation ("Parent"), and the following individuals (the "Specified Individuals"): Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev, Jeh-Fu Tuan and Sang S. Wang.

RECITALS

        A.    The Specified Individuals are employees and stockholders of Nassda Corporation, a Delaware corporation (the "Company").

        B.    The Specified Individuals are named as defendants in a pending lawsuit commenced by Parent, captioned Synopsys, Inc. v. An-Chang Deng, Nassda Corporation et al.; Superior Court of the State of California, County of Santa Clara; No. CV 787950 (the "State Court Action").

        C.    Contemporaneously with the execution and delivery of this Settlement Agreement: (i) the Company, Parent and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement of Merger (such Agreement of Merger, as it may be amended or supplemented from time to time (including in connection with any of the matters described in Section 8.1(h) thereof), the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"); (ii) the Specified Individuals are entering into Voting Agreements in favor of Parent and Proxies related thereto; (iii) the Company, Parent and the Specified Individuals are entering into a Stipulation to Stay Action and Tolling Agreement relating to the State Court Action; (iv) the Specified Individuals are entering into Intellectual Property Assignment Agreements in favor of the Company; (v) the Specified Individuals are executing resignation letters, to take effect immediately prior to the consummation of the Merger; (vi) the Specified Individuals are entering into Relinquishment Agreements in favor of the Company and Parent, to take effect immediately prior to the consummation of the Merger; and (vii) the Specified Individuals are entering into Noncompetition Agreements, Consulting Agreements and Cooperation and Support Agreements in favor of the Company and Parent, to take effect upon consummation of the Merger. Certain capitalized terms used but not otherwise defined in this Settlement Agreement have the meanings assigned to them in the Merger Agreement. Certain other capitalized terms are defined in Exhibit A to this Settlement Agreement.

        D.    Parent and the Specified Individuals wish to settle the State Court Action in its entirety in connection with the Merger.

AGREEMENT

        The parties to this Settlement Agreement, intending to be legally bound, agree as follows:

SECTION 1.    ACTIONS IN CONNECTION WITH CONSUMMATION OF MERGER

        1.1    Actions Prior to Closing.

          (a)   On the date that is eight days prior to the Closing Date, each Specified Individual shall execute an ADEA Waiver, dated as of the date that is eight days prior to the Closing Date and effective immediately after the Closing, in the form of Exhibit B.

          (b)   On the Closing Date but prior to the Closing, each Specified Individual shall execute and deliver to the Company a written resignation of employment, dated as of the Closing Date and effective immediately prior to the Closing, in the form of Exhibit C.

        1.2    Actions at Closing.

          (a)   At the Closing, each Specified Individual shall:

              (i)  execute and deliver to the Company and Parent a General Release, dated as of the Closing Date and effective immediately after the Closing, in the form of Exhibit D;

             (ii)  deliver to the Company and Parent the ADEA Waiver referred to in Section 1.1(a), which shall not have been revoked;

           (iii)  execute and deliver to Parent a certificate, dated as of the Closing Date and effective as of the Closing, in the form of Exhibit E; and

            (iv)  subject to Section 1.3(b), cause to be paid to Parent, in cash, the dollar amount set forth opposite the name of such Specified Individual on Exhibit F (such Specified Individual's "Settlement Amount").

          (b)   At the Closing, Parent shall execute and deliver, and shall cause the Company to execute and deliver, to each Specified Individual who has executed and delivered to Parent each of the documents to be executed by him pursuant to Sections 1.1(b), 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii), a Release of Claims, dated as of the Closing Date and effective as of the Closing, in the form of Exhibit G.

          (c)   At the Closing, Parent shall execute a request for dismissal in the form of Exhibit H to be effective as of the Closing with respect to each Specified Individual who has executed and delivered to Parent each of the documents to be executed by him pursuant to Sections 1.1(b), 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii), to be filed with the Superior Court of the State of California as soon as practicable after the Closing.

        1.3    Right of Setoff.

          (a)   Each Specified Individual acknowledges and agrees that (without limiting any right of setoff or other similar right that Parent may have at common law or otherwise) Parent shall have the right to withhold and deduct such Specified Individual's Settlement Amount from (i) any amount otherwise payable to such Specified Individual pursuant to Section 1.5 of the Merger Agreement and (ii) any amount otherwise payable to the Associates of such Specified Individual identified on Exhibit F pursuant to Section 1.5 of the Merger Agreement. The withholding and deduction of such Settlement Amount shall operate for all purposes as a complete discharge (to the extent of such Settlement Amount) of the obligation to pay the amount from which such Settlement Amount was withheld and deducted. Parent shall have the right to deliver to the Payment Agent instructions that are consistent with Parent's rights under this Section 1.3, and the Payment Agent shall be entitled to follow and rely upon, and shall be fully protected in following and relying upon, such instructions.

          (b)   In lieu of paying his Settlement Amount to Parent in cash at the Closing pursuant to Section 1.2(a)(iv), any Eligible Specified Individual (as defined below) may make an election to require Parent to exercise its rights under Section 1.3(a) with respect to such Settlement Amount (a "Setoff Election"). To make a valid Setoff Election, a Eligible Specified Individual must provide Parent and the Payment Agent with written notice of such Setoff Election at least two days prior to the Closing Date. If a Eligible Specified Individual makes a valid Setoff Election, then (i) Parent shall, pursuant to Section 1.3(a), withhold and deduct such Eligible Specified Individual's Settlement Amount from (A) any amount otherwise payable to such Eligible Specified Individual under Section 1.5 of the Merger Agreement and (B) any amount otherwise payable to the Associates of such Specified Individual identified on Exhibit F pursuant to Section 1.5 of the Merger Agreement, and (ii) upon the withholding and deduction of such Settlement Amount, the obligation of such Eligible Specified Individual to pay his Settlement Amount to Parent shall be deemed to have been satisfied. For purposes of this Section 1.3(b), and notwithstanding anything in Section 7.13(a) to the contrary, a Specified Individual shall be deemed to be an "Eligible Specified Individual" only if (1) such Specified Individual shall not have materially breached any covenant or obligation contained in this Settlement Agreement or any Related Document and (2) each of such Specified Individual's representations and warranties contained in this Settlement Agreement and the Related Documents is accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that notwithstanding the foregoing, if Parent fails to notify a Specified Individual at least five days prior to the Closing Date that Parent believes that such Specified Individual is not an Eligible Specified Individual, such Specified Individual shall be deemed to be an Eligible Specified Individual.

        1.4    Release of Claims.

          (a)   Effective as of the Closing, each Specified Individual, for himself and for each of such Specified Individual's Affiliated Parties, generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims; provided, however, that such Specified Individual shall not be deemed to have released his Preserved Rights (as defined in the next sentence). A Specified Individual's "Preserved Rights" shall mean (i) any rights such Specified Individual may have under this Settlement Agreement, (ii) any rights such Specified Individual may have under the Consulting Agreement entered into by such Specified Individual in favor of the Company and Parent, (iii) any rights such Specified Individual may have under the Indemnification Agreement between the Company and such Specified Individual identified on Schedule 2.4, or any indemnification rights such Specified Individual may have against the Company under applicable law for his conduct as an employee of the Company prior to the Closing and (iv) any rights such Specified Individual may have under the Release of Claims entered into by Parent and the Company in favor of such Specified Individual; provided, however, that a Specified Individual's "Preserved Rights" shall not include any of the following (and such Specified Individual shall accordingly be deemed to have released and discharged all of the following): (A) any rights to indemnification, reimbursement or recovery with respect to any matter arising under or in connection with (i) this Settlement Agreement or any of the Related Documents, (ii) any other document executed or delivered by such Specified Individual pursuant to this Settlement Agreement or any of the Related Documents, (iii) any transaction or action effected pursuant to or contemplated by this Settlement Agreement or any of the Related Documents, (iv) any claim or cause of action arising out of or relating to any inaccuracy in or a breach of any of the representations, warranties, covenants or obligations of such Specified Individual as set forth in this Settlement Agreement or any of the Related Documents or (v) the State Court Action or the Federal Court Actions; (B) any rights such Specified Individual may have under any provision of such Indemnification Agreement relating to officer and director liability insurance; and (C) any rights relating directly or indirectly to any claim that may be asserted against such Specified Individual by any other Specified Individual or by any Associate of any Specified Individual. In addition, in the event that a Specified Individual fails to execute and deliver to Parent at the Closing each of the documents to be executed by him pursuant to Sections 1.1(b), 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii), such Specified Individual's "Preserved Rights" shall not include (and such Specified Individual shall accordingly be deemed to have released and discharged) any rights to indemnification, reimbursement or recovery such Specified Individual may otherwise have had under the Indemnification Agreement between the Company and such Specified Individual identified on Schedule 2.4, or any indemnification rights such Specified Individual may otherwise have had against the Company under applicable law for his conduct as an employee of the Company, with respect to any event occurring or fact or circumstance existing during the period from the date of this Settlement Agreement through and including the Closing Date.

          (b)   Each Specified Individual (i) represents, warrants and acknowledges that such Specified Individual has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California and (ii) hereby expressly waives the benefits thereof and any rights such Specified Individual may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        Each Specified Individual also hereby waives the benefits of, and any rights such Specified Individual may have under, any statute or common law principle of similar effect in any jurisdiction.

          (c)   Nothing in this Section 1.4 shall limit the effect of the General Releases to be executed and delivered by the Specified Individuals at the Closing pursuant to Section 1.2(a)(i).

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF SPECIFIED INDIVIDUALS

        Each Specified Individual represents and warrants to Parent and the other Indemnitees as follows:

        2.1    Stock Ownership, Etc.

          (a)   The information set forth in Schedule 2.1(a) with respect to the shares of Company Common Stock owned (of record or beneficially) by such Specified Individual (such Specified Individual's "Shares") and with respect to the options to purchase shares of Company Common Stock held by such Specified Individual (such Specified Individual's "Options") is accurate and complete. Except as set forth in Schedule 2.1(a), such Specified Individual owns his Shares and holds his Options free of any Encumbrances. Such Specified Individual has delivered to Parent accurate and complete copies of all stock certificates evidencing his Shares and all documentation evidencing or otherwise relating to his Options, to the extent such documentation exists. None of such Specified Individual's Shares are subject to repurchase by the Company or any other Person.

          (b)   Except as set forth in Schedule 2.1(b), such Specified Individual has not exercised any option or other right to purchase shares of Company Common Stock, and has not otherwise acquired or disposed of any shares of Company Common Stock, since January 1, 2000.

          (c)   Except as set forth in Schedule 2.1(a), such Specified Individual does not directly or indirectly own (of record or beneficially) any shares of capital stock or other securities of any Acquired Corporation, or any option, warrant or other right (whether or not currently exercisable) to acquire (by purchase, exercise, conversion or otherwise) any shares of capital stock or other securities of any Acquired Corporation.

          (d)   All of such Specified Individual's Associates who own (of record or beneficially) any shares of Company Common Stock or other securities of any Acquired Corporation are identified beneath such Specified Individual's name on Schedule 2.1(d). The information set forth in Schedule 2.1(d) with respect to the shares of Company Common Stock owned (of record or beneficially) by each such Associate (such Associate's "Shares") is accurate and complete. Except as set forth in Schedule 2.1(d), each Associate of such Specified Individual owns such Associate's Shares free of any Encumbrances. No Shares held by any Associate of such Specified Individual are subject to repurchase by the Company or any other Person. Such Specified Individual has delivered to Parent accurate and complete copies of all stock certificates evidencing such Associate's Shares.

          (e)   Except as set forth in Schedule 2.1(e), to the best of the actual knowledge of each Specified Individual, none of such Specified Individual's Associates has acquired or disposed of any shares of Company Common Stock, since January 1, 2000.

          (f)    Except as set forth in Schedule 2.1(d), none of such Specified Individual's Associates directly or indirectly owns (of record or beneficially) any shares of capital stock or other securities of any Acquired Corporation, or any option, warrant or other right (whether or not currently exercisable) to acquire (by purchase, exercise, conversion or otherwise) any shares of capital stock or other securities of any Acquired Corporation. No Associate of such Specified Individual has ever held any option, warrant or other right (whether or not currently exercisable) to acquire (by purchase, exercise, conversion or otherwise) any shares of capital stock or other securities of any Acquired Corporation.

        2.2    Tax Matters.    Such Specified Individual's tax basis in his Shares is set forth beneath such Specified Individual's name on Schedule 2.1(a). The tax basis of each Associate of such Specified Individual in such Associate's Shares is set forth beneath such Associate's name on Schedule 2.1(d).

        2.3    Released Claims.    Such Specified Individual has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part. No other Person has any interest in any of the Released Claims. No Affiliated Party of such Specified Individual has, had or may have any Claim against any of the Releasees. No Affiliated Party of such Specified Individual will have in the future any Claim against any Releasee that arises directly or indirectly from, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the Closing Date.

        2.4    Indemnification Contracts.    Schedule 2.4(i) accurately identifies each Indemnification Contract and each other indemnification or similar arrangement under which such Specified Individual has, had or may have any rights, other than any indemnification rights such Specified Individual may have against the Company under applicable law for his conduct as an employee of the Company prior to the Closing, and (ii) provides an accurate and complete breakdown of any amounts that have been paid or advanced by any Acquired Corporation or any insurance carrier, and any amounts that may be owed by any Acquired Corporation or any insurance carrier, under or with respect to each such Indemnification Contract or other arrangement. No such Indemnification Contract or other arrangement has ever been amended and, except as set forth in Schedule 2.4, none of the Acquired Corporations has waived any rights it may have to repayment of advancements for expenses, or any of its other rights, under any such Indemnification Contract or arrangement.

        2.5    Intellectual Property.    Such Specified Individual:

          (a)   has not, to the best of his actual knowledge, infringed, misappropriated or otherwise violated or made unlawful use of any Intellectual Property Right of any Acquired Corporation;

          (b)   has not, to the best of his actual knowledge, incorporated into any Company Software, or otherwise used in the course of designing or developing any Company Software, any source code, algorithm or other Intellectual Property of a third party in a manner that constituted copyright infringement or trade secret misappropriation; provided, however, that no representation or warranty is made in this Section 2.5(b) that such Specified Individual has not infringed, misappropriated, violated or made unlawful use of or otherwise unlawfully acquired or used any Intellectual Property Rights of Parent;

          (c)   has not sold, assigned, transferred or conveyed, or attempted or purported to sell, assign, transfer or convey, to any Person other than an Acquired Corporation, any right, title or interest (including any license or similar rights) to or in any Company IP or any Intellectual Property that such Specified Individual conceived, created, invented, developed or reduced to practice at any time since the beginning of his association with the Company; and

          (d)   has not, to the best of his actual knowledge, (i) disclosed or otherwise provided to any Person any confidential or proprietary information (including trade secrets and proprietary know-how and including any Company Software source code) of any Acquired Corporation in breach of his duties (including fiduciary duties and contractual duties) to any Acquired Corporation or (ii) intentionally assisted any Person in infringing, misappropriating or otherwise violating or making unlawful use of any Company IP.

        2.6    Litigation.    Such Specified Individual believes in good faith that he has Made Available to Parent all Stockholder Lawsuit Documents; provided, however, that such Specified Individual does not hereby represent that he has Made Available to Parent any Stockholder Lawsuit Document if such Stockholder Lawsuit Document has otherwise been provided to or obtained by Parent, or if (1) the disclosure of the contents of such Stockholder Lawsuit Document to Parent would reasonably be expected to result in the loss of an attorney-client privilege or attorney work product privilege held by the Company with respect to such Stockholder Lawsuit Document and (2) the Company continues to hold such privilege with respect to such Stockholder Lawsuit Document continuously at all times through and including the Closing Date. Without limiting any of the foregoing, such Specified Individual has complied in all respects with all discovery requests in the State Court Action, other than pursuant to objections permitted by California law, protective orders granted by an applicable court or discovery referee, limited or otherwise described in any order or finding of an applicable court or discovery referee or matters presently the subject of a written notice of dispute between the parties. "Stockholder Lawsuit Document" shall mean any document, record, written material or other information in written or readable form that (i) contains analysis or discussion of either of the Stockholder Lawsuits or (ii) contains analysis or discussion of (A) the disclosure to members of the general public (whether via a press release, a statement, report, schedule, form or other document filed with the SEC or otherwise) by the Company of the State Court Action, either of the Federal Court Actions or any of the alleged acts or omissions that are the subject of any of the State Court Action or Federal Court Actions, or (B) the alleged failure to make any such disclosure.

        2.7    Authority; Binding Nature of Agreements.

          (a)   Such Specified Individual has the absolute and unrestricted right, power and capacity to enter into and to perform his obligations under this Settlement Agreement and each Related Document executed or to be executed by him. This Settlement Agreement and the Related Documents being executed by such Specified Individual contemporaneously with the execution of this Settlement Agreement constitute the legal, valid and binding obligations of such Specified Individual, enforceable against him in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Upon the execution and delivery of those Related Documents to be executed by such Specified Individual at or before the Closing, such Related Documents will (upon execution and delivery by such Specified Individual) constitute the legal, valid and binding obligations of such Specified Individual, and will be enforceable against him in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (b)   The spouse of such Specified Individual has the absolute and unrestricted right, power and capacity to execute and deliver and to perform her obligations contained in the Spousal Consent executed by her and delivered to Parent contemporaneously with the execution of this Settlement Agreement. Said Spousal Consent constitutes the legal, valid and binding obligation of such spouse, enforceable against her in accordance with its terms.

          (c)   Such Specified Individual agrees that the "Agreement and Acknowledgment by Certain Associates" that follows the signature page to this Settlement Agreement (the "Associate Acknowledgment") is an integral part of this Settlement Agreement and that he is bound by all of the terms and provisions of the Associate Acknowledgment.

        2.8    Non-Contravention; Consents.    Neither the execution and delivery by such Specified Individual of this Settlement Agreement or any Related Document, nor the consummation or performance of any of the other Specified Actions, will directly or indirectly (with or without notice or lapse of time):

          (a)   contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree applicable to him or by which he or any of his properties is or may be bound or affected;

          (b)   contravene, conflict with or result in a violation or breach of, or a default under any provision of, any Contract to which he is a party or by which he is bound; or

          (c)   result in the creation of any Encumbrance on any of his Shares or any of the Shares of any of his Associates.

        Such Specified Individual was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any of his Associates or any other Person in connection with the execution and delivery of this Settlement Agreement or any of the Related Documents or the consummation or performance of any of the Specified Actions.

        2.9    Capacity to Perform.

          (a)   Such Specified Individual has the capacity to comply with and perform all of his covenants and obligations contained in this Settlement Agreement and each Related Document executed or to be executed by him.

          (b)   Such Specified Individual:

              (i)  has not, at any time since December 1, 1999, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against him, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of his assets, (D) admitted in writing his inability to pay any of his debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on his ability to comply with or perform any of his covenants or obligations contained in this Settlement Agreement or any Related Document; and

             (ii)  is not subject to any order, writ, injunction, judgment or decree that may have an adverse effect on his ability to comply with or perform any of his covenants or obligations contained in this Settlement Agreement or any Related Document.

          (c)   Other than the Stockholder Lawsuits, the State Court Action and the Federal Court Actions, there is no claim or Legal Proceeding pending, and no Person has threatened to assert or commence any claim or Legal Proceeding, that could reasonably be expected to have an adverse effect on his ability to comply with or perform any of his covenants or obligations contained in this Settlement Agreement or any Related Document. To the best of the actual knowledge of such Specified Individual, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the assertion or commencement of any such claim or Legal Proceeding.

        2.10    Residence.    Such Specified Individual is a bona fide resident of, and is domiciled in, the State of California.

        2.11    Adequate Representation.    Such Specified Individual has read, is familiar with the contents of and understands this Settlement Agreement and the Merger Agreement, and each other Related Document executed or to be executed by him, and has been represented by counsel of his own choosing in connection with this Settlement Agreement, the Related Documents and the Specified Actions.

        2.12    SEC Filings.    To the best of the actual knowledge of such Specified Individual, the information relating to such Specified Individual and his ownership of securities of the Company, his employment by the Acquired Corporations, his service as a director and/or officer of the Acquired Corporations and his business relationships with the Acquired Corporations that such Specified Individual provided to the Company in connection with the preparation by the Company of any Company SEC Document filed since January 1, 2004 was accurate and complete in all material respects as of the date on which such information was provided by him to the Company and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Specified Individuals that: (a) Parent has all necessary corporate power and authority to enter into and to perform its obligations contained in this Settlement Agreement and the Releases referred to in Section 1.2(b); (b) and the execution, delivery and performance by Parent of this Settlement Agreement and such Releases have been duly authorized by any necessary action on the part of Parent and its board of directors; (c) this Settlement Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; and (d) upon the execution of such Releases at the Closing, such Releases will be enforceable against Parent in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 4.    CERTAIN PRE-CLOSING COVENANTS OF SPECIFIED INDIVIDUALS

        4.1    Notification.    During the Pre-Closing Period, without limiting any obligations of Parent under the Confidentiality Agreement, each Specified Individual shall promptly notify Parent in writing of each of the following events, except to the extent that the Company or another Specified Individual has previously provided written notice of such event to Parent:

          (a)   the discovery by such Specified Individual of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Settlement Agreement and that could reasonably be expected to cause or constitute a material inaccuracy of any representation or warranty made by such Specified Individual in this Settlement Agreement or any of the Related Documents;

          (b)   such Specified Individual obtaining actual knowledge of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Settlement Agreement and that could reasonably be expected to cause or constitute a material inaccuracy of any representation or warranty made by such Specified Individual in this Settlement Agreement or any Related Document if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or other circumstance or (B) such event, condition, fact or other circumstance had occurred, arisen or existed on or prior to the date of this Settlement Agreement;

          (c)   such Specified Individual obtaining actual knowledge of any breach in any material respect of any covenant or obligation of such Specified Individual in this Settlement Agreement or any Related Document;

          (d)   any material claim that is asserted, commenced or threatened against such Specified Individual other than in the ordinary course of such Specified Individual's affairs;

          (e)   any Legal Proceeding that is asserted, commenced or threatened against such Specified Individual; and

          (f)    any material development in or relating to either of the Stockholder Lawsuits.

        No notification given to Parent pursuant to this Section 4.1 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Specified Individuals contained in this Settlement Agreement.

        4.2    Access.    During the Pre-Closing Period, without limiting any obligations of Parent under the Confidentiality Agreement, each Specified Individual shall, and shall cause his Representatives to, provide Parent with any document or information that Parent may reasonably request (a) relating to such Specified Individual or any of his Associates, to the extent such information relates to either of the Stockholder Lawsuits, any of his Shares or Options or any Company Contract under which he or any of his Associates may have any rights or obligations, or (b) in order to verify the accuracy of the representations and warranties made by such Specified Individual and contained in this Settlement Agreement or in any of the Related Documents.

        4.3    Efforts; Actions.

          (a)   Each Specified Individual shall use reasonable efforts to cause to be taken all actions necessary to (i) assist the Company in complying with and performing the Company's covenants contained in the Merger Agreement and (ii) make effective the Specified Actions.

          (b)   No Specified Individual shall settle or agree, commit or offer to settle, or take any significant strategic action with respect to, either of the Stockholder Lawsuits or any other material Legal Proceeding commenced on or after the date of this Settlement Agreement without having obtained Parent's prior written consent. Each Specified Individual shall permit legal counsel selected by Parent, in its sole discretion, to associate in the defense of the Stockholder Lawsuits and any similar Legal Proceeding, including association in matters of strategy and tactics.

          (c)   During the Pre-Closing Period, each Specified Individual shall provide all cooperation and support requested by Parent or the Company in connection with (i) the Stockholder Lawsuits and (ii) any and all claims, demands, suits or actions to which the Company is or becomes a party or to which the Company expects it may become a party (such claims, demands, suits and actions being referred to collectively as the "Other Matters"). Such cooperation and support may include providing information, affidavits and testimony requested by Parent or the Company in connection with the Stockholder Lawsuits and any Other Matter, being available for assistance with case development, document review and analysis, interviews, depositions, hearings and trials, and other appropriate activities in connection with such Stockholder Lawsuit or Other Matter. Regardless of whether Parent or the Company requests any such cooperation or support, no Specified Individual shall cooperate with, assist, or support of the defense in any manner, directly or indirectly, with respect to either of the Stockholder Lawsuits or any Other Matter.

          (d)   Each Specified Individual shall use his best efforts to ensure that (i) all information relating to such Specified Individual and his ownership of securities of the Company, his past actions and his relationships with the Acquired Corporations that is provided by such Specified Individual to the Company in connection with the preparation by the Company of the Proxy Statement (as it may be amended or supplemented) is, to the best of the actual knowledge of such Specified Individual, (A) accurate and complete in all material respects as of the date on which such information is provided by him to the Company and (B) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        4.4    Performance of Duties.    During the Pre-Closing Period, each Specified Individual (other than any Specified Individual who is identified in Part 2.17(s) of the Disclosure Schedule as not being an active employee as of the date of this Settlement Agreement) shall remain a director, officer or employee of the Company (to the extent he serves in any of such capacities as of the date of this Settlement Agreement) and shall perform diligently his duties as a director, officer and employee of the Company with a view to assisting each Acquired Corporation in: (a) conducting its business and operations (i) in the ordinary course and in accordance with past practices and (ii) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; and (b) preserving intact its current business organization, keeps available the services of its current officers and other employees (including the other Specified Individuals) and maintains its relations and goodwill with suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with such Acquired Corporation.

        4.5    No Share Transactions.    Each Specified Individual agrees that he shall not, and shall use reasonable efforts to cause his Associates not to, directly or indirectly, (a) acquire (whether of record or beneficially) any shares of Company Common Stock (whether by purchase, exercise, conversion or otherwise) or any subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of Company Common Stock or (b) cause or permit any Transfer of any of such Specified Individual's Shares or Options, or any such Associate's Shares, to be effected. A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person; (b) enters into a Contract contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person; or (c) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

SECTION 5.    TAX REPORTING

        Each Specified Individual shall report, as taxable gain on his Tax Returns, the full amount payable to such Specified Individual pursuant to Section 1.5 of the Merger Agreement (minus such Specified Individual's tax basis in his Shares as reflected on Schedule 2.1(a)) without adding to the basis of such Shares or otherwise deducting the amount paid by him to Parent pursuant to Section 1.2(a)(iv). No Specified Individual shall amend or modify any such Tax Return as it relates to the Merger or any of the other Specified Actions. Each Specified Individual shall, from time to time following the Closing Date, take such of the following actions as Parent shall have requested in writing: (a) certify to Parent in writing that such Specified Individual is and has at all times been in full compliance with the provisions of this Section 5; and (b) provide to Parent a written attestation, from the professional who has prepared such Specified Individual's Tax Returns described above, to the effect that such Tax Returns have been prepared in full compliance with the provisions of this Section 5.

SECTION 6.    INDEMNIFICATION BY SPECIFIED INDIVIDUALS

        6.1    Survival of Representations and Covenants.    The representations, warranties, covenants and obligations of each Specified Individual contained in this Settlement Agreement and the Related Documents and the representations, warranties, covenants and obligations of each Associated Person contained in the Associate Acknowledgment shall survive (without limitation) the Closing and the Merger for an unlimited period of time and shall remain in full force and effect. The representations, warranties, covenants and obligations of the Specified Individuals contained in this Settlement Agreement and the Related Documents and the representations, warranties, covenants and obligations of each Associated Person contained in the Associate Acknowledgment shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge alleged to have been obtained by, any of the Indemnitees or any of their Representatives. For purposes of this Settlement Agreement, each statement or other item of information relating to a Specified Individual set forth in any of the Schedules to this Settlement Agreement shall be deemed to be a representation and warranty made by such Specified Individual in this Settlement Agreement.

        6.2    Indemnification by Specified Individuals.    Each Specified Individual shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of:

          (a)   any material inaccuracy in any representation or warranty made by such Specified Individual in this Settlement Agreement or any Related Document (or made by any of such Specified Individual's Associated Persons in the Associate Acknowledgment) as of the date of this Settlement Agreement (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded);

          (b)   any material inaccuracy in any representation or warranty made by such Specified Individual in this Settlement Agreement or any Related Document (or made by any of such Specified Individual's Associated Persons in the Associate Acknowledgment) as if such representation and warranty had been made on and as of the Closing Date (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded);

          (c)   any material inaccuracy in any representation, warranty, certification or statement of such Specified Individual contained in the certificate referred to in Section 1.2(a)(iii) (provided that all materiality qualifications that are contained in such representations, warranties, certifications and statements shall be disregarded);

          (d)   any material breach of any covenant or obligation of such Specified Individual in this Settlement Agreement or any Related Document (or of any of such Specified Individual's Associated Persons in the Associate Acknowledgment) (provided that all materiality qualifications that are contained in such covenants and obligations shall be disregarded); or

          (e)   any Legal Proceeding that is commenced by or against any Indemnitee and that arises from any actual or alleged inaccuracy or actual or alleged breach of the type referred to in clause "(a)," "(b)," "(c)" or "(d)" above or the circumstances giving rise to such actual or alleged inaccuracy or actual or alleged breach (including any Legal Proceeding commenced by any Indemnitee against such Specified Individual in good faith for the purpose of enforcing any of such Indemnitee's rights under this Section 6).

        6.3    No Contribution.    Each Specified Individual waives, and acknowledges and agrees that such Specified Individual shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against any Acquired Corporation in connection with any indemnification obligation or any related liability to which such Specified Individual may become subject under this Settlement Agreement in connection with the Merger or any of the Specified Actions.

        6.4    Nonexclusivity of Indemnification Remedies.    The indemnification remedies and other remedies provided in this Section 6 shall not be deemed to be exclusive. Accordingly, the exercise by any Indemnitee of any of its rights under this Section 6 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Indemnitee may be entitled to exercise (whether under this Settlement Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

        6.5    Exercise of Remedies by Indemnitees other than Parent.    No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Settlement Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 7.    MISCELLANEOUS PROVISIONS

        7.1    Further Assurances.    From time to time and without additional consideration, each Specified Individual shall (at such Specified Individual's sole expense) execute and deliver, or cause to be executed and delivered, such further documents, certificates, agreements and instruments, and shall (at such Specified Individual's sole expense) take such further actions, as Parent may request that are reasonably necessary for the purpose of carrying out and furthering the intent and purposes of this Settlement Agreement and the Related Documents; provided, however, that (a) if the taking of any of the foregoing actions would otherwise be covered by the terms of the Cooperation and Support Agreement to which such Specified Individual is a party, such Specified Individual shall be entitled to compensation with respect thereto to the extent provided in such Cooperation and Support Agreement, and (b) if the taking of any of the foregoing actions would not otherwise be covered by the terms of the Cooperation and Support Agreement to which such Specified Individual is a party, but the taking of such action would otherwise be covered by the terms of the Consulting Agreement to which such Specified Individual is a party, such Specified Individual shall be entitled to compensation with respect thereto to the extent provided in such Consulting Agreement.

        7.2    Attorneys' Fees.    If any legal action or other legal proceeding relating to this Settlement Agreement or any of the other agreements and documents referred to in Sections 1.1(b) and 1.2(a)(iii), or relating to the enforcement of any provision of this Settlement Agreement or any of such other agreements and documents, is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). The reasonableness of any fees, costs or other disbursements claimed by the prevailing party shall be determined by considering, among other factors, the fees, costs and disbursements of the non-prevailing party and any offers or attempts by the non-prevailing party to resolve the matter and thereby to minimize fees and costs.

        7.3    Notices.    All notices, requests, instructions or other documents or communications to be given or delivered under this Settlement Agreement shall be in writing and shall be deemed given or delivered (i) when sent if sent by facsimile (provided that the fax is promptly confirmed by telephone confirmation thereof), (ii) when delivered, if delivered personally to the intended recipient and (iii) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address or facsimile telephone number for such party (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Parent:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile: 650-965-8637

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Timothy J. Moore
      Facsimile: 650-849-7400

    if to Walter Chan:

      Law offices of Philip R. McCowan
      1570 The Alameda
      Suite 250
      San Jose, CA 95126
      Attention: Philip R. McCowan
      Facsimile: 408-283-9393

    if to An-Chang Deng:

      Morgan, Franich, Fredkin & Marsh
      99 Almaden Boulevard,
      Suite 1000
      San Jose, CA 95113-1613
      Attention: Mark B. Fredkin
      Facsimile: (408) 288-8325

    if to Iouri Feinberg:

      Sideman & Bancroft LLP
      One Embarcadero Center, 8th Fl.
      San Francisco, CA 94111
      Attention: Donald J. Putterman
      Facsimile: (415) 392-0827

    if to Andrei Tcherniaev:

      Sideman & Bancroft LLP
      One Embarcadero Center, 8th Fl.
      San Francisco, CA 94111
      Attention: Donald J. Putterman
      Facsimile: (415) 392-0827

    if to Jeh-Fu Tuan:

      Thoits, Love, Hershberger & McLean
      245 Lytton Avenue, Suite 300
      Palo Alto, California 94301-1426
      Attention: William J. McLean
      Facsimile: (650) 325-5572

    if to Sang S. Wang:

      Robinson & Wood, Inc.
      227 North First Street
      San Jose, CA 95113
      Attention: Archie S. Robinson
      Facsimile: (408) 298-0477

        7.4    Confidentiality and Publicity.    On and at all times after the date of this Settlement Agreement (both before and after the Closing), each Specified Individual shall ensure that:

          (a)   no press release or other publicity or disclosure of any nature regarding any of the Specified Actions is issued or otherwise disseminated by or on behalf of such Specified Individual or any of his Representatives; and

          (b)   such Specified Individual keeps strictly confidential, and does not use or disclose to any other Person, any non-public document or other non-public information in such Specified Individual's possession that relates directly or indirectly to the business of any Acquired Corporation, Parent or any affiliate of Parent;

provided, however, that nothing in this Section 7.4 shall limit or restrict any Specified Individual from taking any action in his capacity as a director or officer of the Company that the Company would otherwise be permitted to take pursuant to Section 5.8 of the Merger Agreement.

        7.5    Headings.    The bold headings contained in this Settlement Agreement are for convenience of reference only, shall not be deemed to be a part of this Settlement Agreement and shall not be referred to in connection with the construction or interpretation of this Settlement Agreement.

        7.6    Counterparts.    This Settlement Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        7.7    Governing Law; Venue.

          (a)   This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          (b)   Subject to Section 7.7(d), (i) prior to the Closing, any legal action or other legal proceeding relating to this Settlement Agreement or the enforcement of any provision of this Settlement Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware or in the State of California, County of Santa Clara, and (ii) after the Closing, any legal action or other legal proceeding relating to this Settlement Agreement or the enforcement of any provision of this Settlement Agreement may be brought or otherwise commenced in any state or federal court located in the State of California, County of Santa Clara.

          (c)   As to any legal action or other legal proceeding commenced pursuant to Section 7.7(b), each party to this Settlement Agreement:

            (i)    expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware or in the State of California, County of Santa Clara (and each appellate court located in the State of Delaware or in the State of California, County of Santa Clara) in connection with any such action or proceeding;

            (ii)   irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 7.3 of this Settlement Agreement (it being understood that nothing in this Section 7.7(c)(ii) shall affect the right of any party to serve process in any other manner permitted by law);

            (iii) agrees that each state and federal court located in the State of Delaware or in the State of California, County of Santa Clara, shall be deemed to be a convenient forum; and

            (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the State of Delaware or in the State of California, County of Santa Clara, any claim that such party is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Settlement Agreement or the subject matter of this Settlement Agreement may not be enforced in or by such court.

          (d)   Each Specified Individual agrees that (i) if any legal action or other legal proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Specified Individual (whether before or after the Closing) in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such action or proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto, and (ii) if any legal action or other legal proceeding relating directly or indirectly to the Merger Agreement or any Related Document or to any of the Specified Actions is at any time pending in any state or federal court located in the State of Delaware, then any legal action or other legal proceeding relating to this Settlement Agreement may be brought or otherwise commenced (before or after the Closing) in any state or federal court located in the State of Delaware.

        7.8    Successors and Assigns.    This Settlement Agreement shall be binding upon the Specified Individuals and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any) and Parent and its successors and assigns (if any). This Settlement Agreement shall inure to the benefit of the Specified Individuals, Parent and the other Indemnitees (subject to Section 6.4) and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Settlement Agreement (including its indemnification rights under Section 6), in whole or in part, to any other Person without obtaining the Consent of any other party hereto or of any other Person. No Specified Individual shall assign any of his rights or obligations under this Settlement Agreement without the prior written consent of Parent.

        7.9    Remedies Cumulative; Specific Performance.    The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that in the event of any breach or threatened breach by a party to this Settlement Agreement of any covenant, obligation or other provision contained in this Settlement Agreement, the other parties to this Settlement Agreement shall be entitled (in addition to any other remedy that may be available to them) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        7.10    Waiver.

          (a)   No failure on the part of any Person to exercise any power, right, privilege or remedy under this Settlement Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Settlement Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b)   No Person shall be deemed to have waived any claim arising out of this Settlement Agreement, or any power, right, privilege or remedy under this Settlement Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        7.11    Amendments.    This Settlement Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and each Specified Individual.

        7.12    Termination.    This Settlement Agreement shall terminate upon the valid termination of the Merger Agreement; provided, however, that the termination of this Settlement Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Settlement Agreement occurring prior to such termination.

        7.13    Non-Exclusivity.

          (a)   The respective rights and remedies of Parent and the Specified Individuals under this Settlement Agreement are not exclusive of or limited by any other rights or remedies that they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Specified Individuals under this Settlement Agreement are in addition to its rights and remedies under all applicable Legal Requirements. Nothing in this Settlement Agreement shall limit any of the obligations or liabilities of Parent or any Specified Individual or any of the rights or remedies of Parent or any Specified Individual under any of the Related Documents; and nothing in any of the Related Documents shall limit any of the obligations or liabilities of Parent or any Specified Individual or any of the rights or remedies of Parent or any Specified Individual under this Settlement Agreement. No breach on the part of Parent or the Company of any covenant or obligation contained in any Related Document shall limit or otherwise affect any right or remedy of Parent under this Settlement Agreement or any other Related Document, and no breach on the part of Parent of any covenant or obligation contained in this Settlement Agreement shall limit or otherwise affect any right or remedy of Parent under any of the Related Documents. Similarly, no breach on the part of any Specified Individual of any covenant or obligation contained in any Related Document shall limit or otherwise affect any right or remedy of such Specified Individual under this Settlement Agreement or any other Related Document, and no breach on the part of any Specified Individual of any covenant or obligation contained in this Settlement Agreement shall limit or otherwise affect any right or remedy of such Specified Individual under any of the Related Documents. The covenants and obligations of the Specified Individuals set forth in this Settlement Agreement shall be construed as independent of any other agreement or arrangement between any Specified Individual, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by any Specified Individual against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Specified Individual.

          (b)   The covenants and obligations of each Specified Individual contained in this Settlement Agreement are intended to benefit Parent and the other Indemnitees but are not intended to benefit any of the other Specified Individuals.

        7.14    Severability.    Any term or provision of this Settlement Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Settlement Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Settlement Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Settlement Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        7.15    Entire Agreement.    This Settlement Agreement and the Related Documents executed contemporaneously with this Settlement Agreement set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

        7.16    Construction.

          (a)   For purposes of this Settlement Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Settlement Agreement.

          (c)   As used in this Settlement Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Settlement Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Settlement Agreement and Exhibits and Schedules to this Settlement Agreement.

        The parties hereto have caused this Settlement Agreement to be executed and delivered as of the date first written above.

SYNOPSYS, INC.
By:	/s/ STEVEN K. SHEVICK Steven K. Shevick Sr. Vice President and Chief Financial Officer
SPECIFIED INDIVIDUALS
/s/ WALTER CHAN Walter Chan
/s/ AN-CHANG DENG An-Chang Deng
/s/ IOURI FEINBERG Iouri Feinberg
/s/ ANDREI TCHERNIAEV Andrei Tcherniaev
/s/ JEH-FU TUAN Jeh-Fu Tuan
/s/ SANG S. WANG Sang S. Wang

AGREEMENT AND ACKNOWLEDGMENT BY CERTAIN ASSOCIATES

        Each of the undersigned Persons (the "Associated Persons") hereby represents, agrees and acknowledges as follows:

        1.     Such Associated Person is an "Associate" (as defined in this Settlement Agreement) of the Specified Individual listed above the name of such Associated Person on Exhibit F (such Specified Individual being hereinafter referred to as such Associated Person's "Related Specified Individual").

        2.     For all purposes of this Settlement Agreement: (a) all of the shares of Company Common Stock owned (of record or beneficially) by such Associated Person shall be treated as if they were owned individually by such Associated Person's Related Specified Individual; and (b) if such Associated Person's Related Specified Individual is determined to be an Eligible Specified Individual, all of the shares of Company Common Stock owned (of record or beneficially) by such Associated Person shall be treated as if they were owned individually by such Associated Person's Related Specified Individual as an Eligible Specified Individual.

        3.     Without limiting the foregoing, and without limiting any other rights of Parent under this Settlement Agreement, each of the Associated Persons hereby acknowledges and agrees that (without limiting any right of setoff or other similar right that Parent may have at common law or otherwise):

          (a)   pursuant to Section 1.3(a) of the Settlement Agreement, Parent shall have the right to withhold and deduct the portion of the Settlement Amount of such Associated Person's Related Specified Individual set forth on Exhibit F opposite the name of such Associated Person from any amount otherwise payable to such Associated Person pursuant to Section 1.5 of the Merger Agreement; and

          (b)   pursuant to Section 1.3(b) of the Settlement Agreement, if such Associated Person's Related Specified Individual is an Eligible Specified Individual and makes a valid Setoff Election, then Parent shall, pursuant to Section 1.3(a) of the Settlement Agreement, withhold and deduct the portion of the Settlement Amount of such Associated Person's Related Specified Individual set forth on Exhibit F opposite the name of such Associated Person from any amount otherwise payable to such Associated Person pursuant to Section 1.5 of the Merger Agreement.

        4.     If such Associated Person is a trust (or the trustee of a trust), there are no beneficiaries of such trust other than (a) such Associated Person's Related Specified Individual and (b) members of the immediate family of such Associated Person's Related Specified Individual.

        5.     Without limiting any of the foregoing, where necessary or appropriate to effectuate any of the matters set forth above, all references to "Specified Individuals" in the Settlement Agreement (including in Sections 2.7, 2.8, 2.9, 4.5 and 7.7 of the Settlement Agreement) shall be deemed to include references to the Associated Persons, and such Associated Person agrees to be bound by all provisions of the Settlement Agreement consistent with the foregoing to the same extent as if such Associated Person were a Specified Individual.

/s/ MEI CHIEN LU Mei Chien Lu
/s/ MEI CHIEN LU and AN-CHANG DENG Mei Chien Lu & An-Chang Deng JT
/s/ WALTER CHAN and WINNIE S. CHAN Walter Chan & Winnie S. Chan Tr. Chan Family Revocable Trust
/s/ WINNIE CHAN Winnie Chan c/f Austin Chan UTMA
/s/ IOURI FEINBERG and IOULIA KOROBKO Iouri Feinberg and Ioulia Korobko Tr Iouri Feinberg and Ioulia Korobko Trust UA DTD 2/25/02
/s/ ANDREI TCHERNIAEV and ELENA IVANNIKOVA Andrei Tcherniaev & Elena Ivannikova Tr, Andrei Tcherniaev & Elena Ivannikova Trust U/A 2/7/02
/s/ SANG WANG Wang Living Trust U/A DTD 10/4/96

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Settlement Agreement (including this Exhibit A):

        Affiliated Parties.    "Affiliated Parties," when used with respect to a Specified Individual, shall mean: (a) such Specified Individual's predecessors, successors, executors, administrators, heirs and estate; (b) such Specified Individual's past, present and future assigns, agents and Representatives; (c) each Entity that such Specified Individual has the power to bind (by such Specified Individual's acts or signature) or over which such Specified Individual directly or indirectly exercises control (other than the Acquired Corporations); and (d) each Entity of which such Specified Individual owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

        Associate.    "Associate," when used with respect to a Specified Individual, shall mean any Person who is a member of the family of any Specified Individual or in which any Specified Individual or any member of the family of any Specified Individual directly or indirectly owns (of record or beneficially), individually or together with one or more other Associates of such Specified Individual, more than 5% of the outstanding equity, economic, voting or beneficial interests. For purposes of the preceding sentence, a Specified Individual's family members shall be deemed to include only: (a) such Specified Individual's spouse, parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces, first cousins, second cousins and third cousins; and (b) the parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces, first cousins, second cousins and third cousins of such Specified Individual's spouse.

        Claims.    "Claims" shall mean all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (a) any unknown, unsuspected or undisclosed claim; (b) any claim or right that may be asserted or exercised by a Specified Individual or any Affiliated Party of such Specified Individual in such Person's capacity as a stockholder, director, officer or employee of any Acquired Corporation or in any other capacity; and (c) any claim, right or cause of action based upon (1) the certificate of incorporation, bylaws or other charter or organizational document of any Acquired Corporation, (2) any breach of any express or implied Contract or any (3) violation of any Legal Requirement.

        Damages.    "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        Indemnitees.    "Indemnitees" shall mean the Persons described in clauses "(a)," "(b)," "(c)" and "(d)" of the definition of "Releasees" herein; provided, however, that none of the Acquired Corporations shall be entitled to exercise any rights as an Indemnitee prior to the Closing.

        Related Documents.    "Related Documents" shall mean the following agreements and documents: (a) the Merger Agreement; (b) the Voting Agreements and Proxies related thereto, the Stipulation to Stay Action and Tolling Agreement, the Intellectual Property Assignment Agreements, the resignations letters executed by the Specified Individuals, the Relinquishment Agreements, the Noncompetition Agreements, the Consulting Agreements and the Cooperation and Support Agreements referred to in Recital "C" of the Settlement Agreement; (c) the other documents to be executed by the Specified Individuals pursuant to Sections 1.1(b), 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) of the Settlement Agreement; and (d) the other documents to be executed by Parent pursuant to Sections 1.2(b) and 1.2(c) of the Settlement Agreement.

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        Released Claims.    "Released Claims" shall mean each and every Claim that (a) any Specified Individual or any Affiliated Party of any Specified Individual may have had in the past, may now have or may have in the future against any of the Releasees, and (b) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of the Settlement Agreement.

        Releasees.    "Releasees" shall mean: (a) Parent; (b) Parent's current and future affiliates (including the Company and the other Acquired Corporations); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" of this sentence; (d) the respective successors and past, present and future assigns of the Persons identified or otherwise referred to in clauses "(a)" through "(c)" of this sentence; and (e) each officer and director of the Company as of the Closing Date.

        Specified Actions.    "Specified Actions" shall mean the transactions and actions contemplated by the Settlement Agreement and the Related Documents.

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EXHIBIT B

ADEA WAIVER

        This ADEA WAIVER is being executed as of                        , 200  , on behalf of [                ] (the "Waivor") in favor of, and for the benefit of: NASSDA CORPORATION, a Delaware corporation (the "Company"); SYNOPSYS, INC., a Delaware corporation ("Parent"); and the other Waivees (as defined in Section 2). This ADEA Waiver is effective immediately following the consummation of the Merger (as defined in Recital A). Certain capitalized terms used but not otherwise defined in this ADEA Waiver shall have the meanings assigned to them in the Merger Agreement (as defined in Recital A).

RECITALS

        A.    The Company, Parent and a wholly-owned subsidiary of Parent ("Merger Sub") have entered into an Agreement of Merger dated as of November 30, 2004 (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"). As a result of the Merger, each share of the Company's common stock held by the Waivor will be converted into the right to receive $7.00 in cash and the Company will become a wholly-owned subsidiary of Parent. Contemporaneously with the execution and delivery of the Merger Agreement, Parent, the Waivor and certain other individuals entered into an Agreement to Settle Litigation (the "Settlement Agreement").

        B.    Parent has required, as a condition to consummating the transactions contemplated by the Merger Agreement, that the Waivor execute and deliver this ADEA Waiver. This ADEA Waiver is being executed pursuant to Section 1.1(a) of the Settlement Agreement and is being delivered contemporaneously with the consummation of the Merger pursuant to Section 1.2(a)(ii) of the Settlement Agreement.

AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Waivor), the Waivor hereby covenants and agrees as follows:

        1.    ADEA Waiver.    Without limiting the effect of Section 1.4 of the Settlement Agreement, the Waivor, for himself and for each of the Affiliated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Waivees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Waived Claims (as defined in Section 2); provided, however, that the Waivor shall not be deemed to have released his Preserved Rights (as defined in the next sentence). "Preserved Rights" shall mean (a) any rights the Waivor may have under the Settlement Agreement, (b) any rights the Waivor may have under the Consulting Agreement entered into by the Waivor in favor of the Company and Parent, (c) any rights the Waivor may have under the Indemnification Agreement between the Company and the Waivor identified on Schedule 2.4 of the Settlement Agreement or any indemnification rights the Waivor may have against the Company under applicable law for his conduct as an employee of the Company prior to the Closing, and (d) any rights the Waivor may have under the Release of Claims entered into by Parent and the Company in favor of the Waivor; provided, however, that "Preserved Rights" shall not include any of the following (and the Waivor shall accordingly be deemed to have released and discharged all of the following): (i) any rights to indemnification, reimbursement or recovery with respect to any matter arising under or in connection with (A) the Settlement Agreement or any of the Related Documents, (B) any other document executed or delivered by the Waivor pursuant to the Settlement Agreement or any of the Related Documents, (C) any transaction or action effected pursuant to or contemplated by the Settlement Agreement or any of the Related Documents, (D) any claim or cause of action arising out of or relating to any inaccuracy in or a breach of any of

G-B-1

the representations, warranties, covenants or obligations of the Waivor as set forth in the Settlement Agreement or any of the Related Documents or (E) the State Court Action or the Federal Court Actions; (ii) any rights the Waivor may have under any provision of such Indemnification Agreement relating to officer and director liability insurance; and (iii) any rights relating directly or indirectly to any claim that may be asserted against the Waivor by any other Specified Individual or by any Specified Associate of any Specified Individual.

        2.    Definitions.

          (a)   The term "Affiliated Parties," shall mean: (i) the Waivor's predecessors, successors, executors, administrators, heirs and estate; (ii) the Waivor's past, present and future assigns, agents and representatives; (iii) each entity that the Waivor has the power to bind (by the Waivor's acts or signature) or over which the Waivor directly or indirectly exercises control (other than the Acquired Corporations); and (iv) each entity of which the Waivor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b)   The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including any unknown, unsuspected or undisclosed claim, arising under the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA").

          (c)   The term "Indemnitees" shall mean the Persons described in clauses "(i)," "(ii)," "(iii)" or "(iv)" of the definition of "Waivees" herein.

          (d)   The terms "Specified Associate" and "Specified Individual" shall have the meanings assigned to them in the Merger Agreement.

          (e)   The term "Waived Claims" shall mean each and every Claim that (i) the Waivor or any Affiliated Party may have had in the past, may now have or may have in the future against any of the Waivees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the execution date of this ADEA Waiver.

          (f)    The term "Waivees" shall mean (i) Parent; (ii) Parent's current and future affiliates (including the Company and the other Acquired Corporations); (iii) the respective Representatives of the Persons referred to in clauses "(i)" and "(ii)" of this sentence; (iv) the respective successors and past, present and future assigns of the Persons identified or otherwise referred to in clauses "(i)" through "(iii)" of this sentence; and (v) each officer and director of the Company as of the Closing Date.

        3.    Civil Code §1542.    The Waivor (a) represents, warrants and acknowledges that Waivor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights Waivor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        The Waivor also hereby waives the benefits of, and any rights Waivor may have under, any statute or common law principle of similar effect in any jurisdiction.

        4.    Representations and Warranties.    The Waivor represents and warrants that:

          (a)   Waivor first received a copy of this ADEA Waiver, together with the ADEA Disclosure (a copy of which is attached hereto as Exhibit 1) on November 30, 2004;

G-B-2

          (b)   Waivor is knowingly and voluntarily waiving and releasing any rights Waivor may have under the ADEA;

          (c)   the consideration given for the ADEA Waiver is in addition to anything of value to which Waivor was already entitled;

          (d)   that Waivor has been advised by this writing, as required by the ADEA, that:

              (i)  the ADEA Waiver does not apply to any rights or Claims that arise after the date Waivor executes this ADEA Waiver;

             (ii)  Waivor should consult with an attorney prior to signing this ADEA Waiver;

           (iii)  Waivor has had more than forty-five (45) days to consider this ADEA Waiver, together with the ADEA Disclosure (a copy of which is attached hereto as Exhibit 1);

            (iv)  Waivor has seven (7) days ("Revocation Period") following the date Waivor executes this ADEA Waiver to revoke the ADEA Waiver;

             (v)  the ADEA Waiver shall be effective immediately following the consummation of the Merger, provided that Waivor has not revoked the ADEA Waiver during the Revocation Period;

          (e)   Waivor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Waivees, or any direct or indirect interest in any such Claim, in whole or in part;

          (f)    no other Person has any interest in any of the Waived Claims;

          (g)   no Affiliated Party of Waivor has, had or may have any Claim against any of the Waivees;

          (h)   no Affiliated Party of Waivor will in the future have any Claim against any Waivee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the execution date of this ADEA Waiver;

          (i)    this ADEA Waiver has been duly and validly executed by Waivor;

          (j)    this ADEA Waiver is a valid and binding obligation of Waivor and the Affiliated Parties, and is enforceable against Waivor and the Affiliated Parties in accordance with its terms;

          (k)   there is no claim or Legal Proceeding pending, and no Person has threatened to assert or commence any claim or Legal Proceeding, that challenges or would challenge the execution and delivery of this ADEA Waiver or the taking of any of the actions required to be taken by Waivor under this ADEA Waiver;

          (l)    neither the execution and delivery of this ADEA Waiver nor the performance of this ADEA Waiver will directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a violation of, or give any Person the right to challenge this ADEA Waiver or any of the actions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree applicable to the Waivor or any of the Affiliated Parties or by which they or any of their properties is or may be bound or affected or (ii) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which the Waivor or any of the Affiliated Parties is a party or by which any of them is bound; and

          (m)  no Consent of any Person is required to be obtained by Waivor or any of the Affiliated Parties in connection with the execution and delivery of this ADEA Waiver or the performance hereof.

G-B-3

        5.    Indemnification.    Without in any way limiting any of the rights or remedies otherwise available to the Indemnitees (under Section 6 of the Settlement Agreement or otherwise), the Waivor shall hold harmless and indemnify the Indemnitees from and against, and shall compensate and reimburse each Indemnitee for, any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense that is directly or indirectly suffered or incurred by any of the Indemnitees, or to which any of the Indemnitees otherwise may become subject (regardless of whether or not related to a third-party claim) at any time and that arises directly or indirectly from, or as a direct or indirect result of, or is directly or indirectly connected with (a) any material inaccuracy in any representation or warranty contained in this ADEA Waiver (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded), (b) any material failure on the part of Waivor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained in this ADEA Waiver (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded), or (b) the assertion or purported assertion of any of the Waived Claims by Waivor or any of Waivor's Affiliated Parties.

        6.    Miscellaneous.

          (a)   This ADEA Waiver, the Settlement Agreement and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

          (b)   This ADEA Waiver may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company (or any successor to the Company), Parent (or any successor to Parent) and the Waivor.

          (c)   No failure on the part of the Company, Parent or any other Waivee to exercise any power, right, privilege or remedy under this ADEA Waiver, and no delay on the part of the Company, Parent or any other Waivee in exercising any power, right, privilege or remedy under this ADEA Waiver, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Waivee shall be deemed to have waived any claim of such Waivee arising out of this ADEA Waiver, or any power, right, privilege or remedy of such Waivee under this ADEA Waiver, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Waivee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (d)   Any term or provision of this ADEA Waiver that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this ADEA Waiver or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ADEA Waiver is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this ADEA Waiver shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that

G-B-4

  will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          (e)   This ADEA Waiver shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

          (f)    Any legal action or other legal proceeding relating to this ADEA Waiver or the enforcement of any provision of this ADEA Waiver shall be brought or otherwise commenced by any Waivee in any state or federal court located in the County of Santa Clara, California. The Waivor:

              (i)  expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

             (ii)  agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, courier or express delivery service addressed to him at the address set forth on the signature page of this ADEA Waiver shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 6(f)(ii) shall affect the right of any Waivee to serve process in any other manner permitted by law);

           (iii)  agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Waivor is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this ADEA Waiver or the subject matter of this ADEA Waiver may not be enforced in or by such court.

          (g)   The Waivor shall (at the Waivor's sole expense) execute and/or cause to be delivered to each Waivee such instruments and other documents, and shall (at the Waivor's sole expense) take such other actions, as such Waivee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this ADEA Waiver.

          (h)   If any Legal Proceeding relating to this ADEA Waiver or the enforcement of any provision hereof is brought by the Waivor or Waivee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

          (i)    The bold-faced headings contained in this ADEA Waiver are for convenience of reference only, shall not be deemed to be a part of this ADEA Waiver and shall not be referred to in connection with the construction or interpretation of this ADEA Waiver.

          (j)    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (k)   Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this ADEA Waiver. Neither the drafting history nor the negotiating history of this ADEA Waiver shall be used or referred to in connection with the construction or interpretation of this ADEA Waiver.

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          (l)    As used in this ADEA Waiver, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

[Remainder of page intentionally left blank.]

G-B-6

        IN WITNESS WHEREOF, the Waivor has caused this ADEA Waiver to be executed as of the date first above written.

WAIVOR:
[Name]

[Address]
[Telephone]
[Facsimile]

G-B-7

EXHIBIT 1 OF ADEA WAIVER

DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(f)(1)(H)

        1.     The following employees ("Specified Individuals" as defined in the Agreement to Settle Litigation dated November 30, 2004, by and among Synopsys, Inc., a Delaware corporation ("Parent"), and the Specified Individuals ("Settlement Agreement")) are eligible for the termination program: Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev, Jeh-Fu Tuan and Sang S. Wang.

        2.     The Specified Individuals will have forty-five (45) days to review the terms and conditions of the ADEA Waiver (as defined in the Settlement Agreement) and to decide whether to execute and deliver the ADEA Waiver.

ELIGIBLE FOR THE TERMINATION PROGRAM

JOB TITLE	AGE
Chief Executive Officer	59
Vice President of Technology Research	37
Vice President of Simulation Core Technology	40
Vice President of Software Development	40
Vice President of Product Development	45
President	49

NOT ELIGIBLE FOR THE TERMINATION PROGRAM

JOB TITLE	AGE
Chief Financial Officer	48
Vice President of Major Accounts	55
Vice President of Domestic Sales	43
Vice President of Digital Product Development	47

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EXHIBIT C

RESIGNATION LETTER

To the Board of Directors of Nassda Corporation:

        Pursuant to Section 1.1(b) of the Agreement to Settle Litigation ("Settlement Agreement"), dated as of November 30, 2004, among Synopsys, Inc., a Delaware corporation ("Parent"), and the Specified Individuals (as defined therein, including myself), and in order to induce Parent to consummate the transactions contemplated by the Settlement Agreement and the Merger Agreement (as defined in the Settlement Agreement), and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), effective immediately prior to the merger contemplated by the Merger Agreement, I hereby tender my resignation as an employee, officer and director of Nassda Corporation, and my resignation as an employee, officer and director of each of the other Acquired Corporations (as defined in the Merger Agreement) in which I may hold any such status.

        I hereby represent, warrant, acknowledge and agree that, under the circumstances of my resignation and the termination of my employment with Nassda Corporation, I am neither eligible for, nor shall I become entitled to, any severance benefits, salary continuation, pay in lieu of notice, benefit continuation (except COBRA continuation coverage at my own expense), or any other compensation or benefit, whether by contract, policy or past practice, or pursuant to an ERISA plan, from Nassda Corporation, Parent or any Acquired Corporation, except as expressly set forth in the Settlement Agreement, the Merger Agreement or written agreements ancillary thereto.

        This Resignation Letter shall be deemed to have been withdrawn, and shall be of no force or effect, in the event the Merger Agreement is validly terminated prior to the consummation of the merger contemplated thereby.

Sincerely,
[Name]
Date: November 30, 2004

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EXHIBIT D

GENERAL RELEASE

        This GENERAL RELEASE is being executed and delivered as of                        , 200 on behalf of [                        ] (the "Releasor") in favor of, and for the benefit of: NASSDA CORPORATION, a Delaware corporation (the "Company"); SYNOPSYS, INC., a Delaware corporation ("Parent"); and the other Releasees (as defined in Section 2). This General Release is effective immediately following the consummation of the Merger (as defined in Recital A). Certain capitalized terms used but not otherwise defined in this General Release shall have the meanings assigned to them in the Merger Agreement (as defined in Recital A).

RECITALS

        A.    The Company, Parent and a wholly-owned subsidiary of Parent ("Merger Sub") have entered into an Agreement of Merger dated as of November 30, 2004 (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"). As a result of the Merger, each share of the Company's common stock held by the Releasor is being converted into the right to receive $7.00 in cash and the Company will become a wholly-owned subsidiary of Parent. Contemporaneously with the execution and delivery of the Merger Agreement, Parent, the Releasor and certain other individuals entered into an Agreement to Settle Litigation (the "Settlement Agreement").

        B.    Parent has required, as a condition to consummating the transactions contemplated by the Merger Agreement, that the Releasor execute and deliver this General Release. This General Release is being delivered pursuant to Section 1.2(a)(i) of the Settlement Agreement, contemporaneously with the consummation of the Merger.

AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasor), the Releasor hereby covenants and agrees as follows:

        1.    Release.    Without limiting the effect of Section 1.4 of the Settlement Agreement, the Releasor, for himself and for each of the Affiliated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2); provided, however, that the Releasor shall not be deemed to have released his Preserved Rights (as defined in the next sentence). "Preserved Rights" shall mean (a) any rights the Releasor may have under the Settlement Agreement, (b) any rights the Releasor may have under the Consulting Agreement entered into by the Releasor in favor of the Company and Parent, (c) any rights the Releasor may have under the Indemnification Agreement between the Company and the Releasor identified on Schedule 2.4 of the Settlement Agreement or any indemnification rights the Releasor may have against the Company under applicable law for his conduct as an employee of the Company prior to the Closing, and (d) any rights the Releasor may have under the Release of Claims entered into by Parent and the Company in favor of the Releasor; provided, however, that "Preserved Rights" shall not include any of the following (and the Releasor shall accordingly be deemed to have released and discharged all of the following): (i) any rights to indemnification, reimbursement or recovery with respect to any matter arising under or in connection with (A) the Settlement Agreement or any of the Related Documents, (B) any other document executed or delivered by the Releasor pursuant to the Settlement Agreement or any of the Related Documents, (C) any transaction or action effected pursuant to or contemplated by the Settlement Agreement or any of the Related Documents, (D) any claim or cause of action arising out of or relating to any inaccuracy in or a breach of any of

G-D-1

the representations, warranties, covenants or obligations of the Releasor as set forth in the Settlement Agreement or any of the Related Documents or (E) the State Court Action or the Federal Court Actions; (ii) any rights the Releasor may have under any provision of such Indemnification Agreement relating to officer and director liability insurance; and (iii) any rights relating directly or indirectly to any claim that may be asserted against the Releasor by any other Specified Individual or by any Specified Associate of any Specified Individual. In addition, in the event that the Releasor fails to execute and deliver to Parent at the Closing each of the documents to be executed by him pursuant to Sections 1.1(b), 1.2(a)(ii) and 1.2(a)(iii) of the Settlement Agreement, the Releasor's "Preserved Rights" shall not include (and the Releasor shall accordingly be deemed to have released and discharged) any rights to indemnification, reimbursement or recovery the Releasor may otherwise have had under the Indemnification Agreement between the Company and the Releasor identified on Schedule 2.4 of the Settlement Agreement, or any indemnification rights the Releasor may otherwise have had against the Company under applicable law for his conduct as an employee of the Company, with respect to any event occurring or fact or circumstance existing during the period from the date of the Settlement Agreement through and including the Closing Date.

        2.    Definitions.

          (a)   The term "Affiliated Parties" shall mean: (i) the Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) the Releasor's past, present and future assigns, agents and Representatives; (iii) each Entity that the Releasor has the power to bind (by the Releasor's acts or signature) or over which the Releasor directly or indirectly exercises control (other than the Acquired Corporations); and (iv) each Entity of which the Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b)   The term "Indemnitees" shall mean the Persons described in clauses "(i)," "(ii)," "(iii)" or "(iv)" of the definition of "Releasees" herein.

          (c)   The term "Releasees" shall mean (i) Parent; (ii) Parent's current and future affiliates (including the Company and the other Acquired Corporations); (iii) the respective Representatives of the Persons referred to in clauses "(i)" and "(ii)" of this sentence; (iv) the respective successors and past, present and future assigns of the Persons identified or otherwise referred to in clauses "(i)" through "(iii)" of this sentence; and (v) each officer and director of the Company as of the Closing Date.

          (d)   The term "Claims" shall mean all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by the Releasor or any Affiliated Party in such Person's capacity as a stockholder, director, officer or employee of any Acquired Corporation or in any other capacity; and (iii) any claim, right or cause of action based upon (A) the certificate of incorporation or bylaws of any Acquired Corporation, (B) any breach of any express, implied or oral Contract or (C) any violation of any Legal Requirement.

          (e)   The term "Released Claims" shall mean each and every Claim that (i) the Releasor or any Affiliated Party may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release.

          (f)    The terms "Specified Associate" and "Specified Individual" shall have the meanings assigned to them in the Merger Agreement.

G-D-2

        3.    Civil Code §1542.    The Releasor (a) represents, warrants and acknowledges that he has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights he may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        The Releasor also hereby waives the benefits of, and any rights he may have under, any statute or common law principle of similar effect in any jurisdiction.

        4.    Representations and Warranties.    The Releasor represents and warrants to the Company, Parent and the other Releasees as follows:

          (a)   he has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

          (b)   no other Person has any interest in any of the Released Claims;

          (c)   none of the Affiliated Parties has, had or may have any Claim against any of the Releasees;

          (d)   none of the Affiliated Parties will in the future have any Claim against any Releasee that arises directly or indirectly from, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

          (e)   this General Release has been duly and validly executed and delivered by him;

          (f)    this General Release is a valid and binding obligation of the Releasor and the Affiliated Parties, and is enforceable against them in accordance with its terms;

          (g)   there is no claim or Legal Proceeding pending, and no Person has threatened to assert or commence any claim or Legal Proceeding, that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by the Releasor under this General Release;

          (h)   neither the execution and delivery of this General Release nor the performance of this General Release will directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a violation of, or give any Person the right to challenge this General Release or any of the actions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree applicable to the Releasor or any of the Affiliated Parties or by which any of them or any of their properties is or may be bound or affected or (ii) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which the Releasor or any of the Affiliated Parties is a party or by which any of them is bound; and

          (i)    no Consent of any Person is required to be obtained by the Releasor or any of the Affiliated Parties in connection with the execution and delivery of this General Release or the performance hereof.

        5.    Indemnification.    Without in any way limiting any of the rights or remedies otherwise available to the Indemnitees (under Section 6 of the Settlement Agreement or otherwise), the Releasor shall hold harmless and indemnify the Indemnitees from and against, and shall compensate and reimburse each Indemnitee for, any loss, damage, injury, harm, detriment, lost opportunity, liability,

G-D-3

exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense that is directly or indirectly suffered or incurred by any of the Indemnitees, or to which any of the Indemnitees otherwise may become subject (regardless of whether or not related to a third-party claim) at any time, and that arises directly or indirectly from, or as a direct or indirect result of, or is directly or indirectly connected with (a) any material inaccuracy in any representation or warranty contained in this General Release (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded), (b) any material failure on the part of the Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this General Release (provided that all materiality qualifications that are contained in such restriction, covenant, obligation or other provision shall be disregarded) or (c) the assertion or purported assertion of any of the Released Claims by the Releasor or any of the Affiliated Parties.

        6.    Miscellaneous.

          (a)   This General Release, the Settlement Agreement and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto and thereto with respect to the subject matter hereof and thereof.

          (b)   This General Release may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company (or any successor to the Company), Parent (or any successor to Parent) and the Releasor.

          (c)   No failure on the part of the Company, Parent or any other Releasee to exercise any power, right, privilege or remedy under this General Release, and no delay on the part of the Company, Parent or any other Releasee in exercising any power, right, privilege or remedy under this General Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Releasee shall be deemed to have waived any claim of such Releasee arising out of this General Release, or any power, right, privilege or remedy of such Releasee under this General Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Releasee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (d)   Any term or provision of this General Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this General Release or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this General Release is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this General Release shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          (e)   This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

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          (f)    Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release shall be brought or otherwise commenced by any Releasee in any state or federal court located in the County of Santa Clara, California. The Releasor:

              (i)  expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

             (ii)  agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this General Release shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 6(f)(ii) shall affect the right of any Releasee to serve process in any other manner permitted by law);

           (iii)  agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that the Releasor is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

          (g)   The Releasor shall (at the Releasor's sole expense) execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall (at the Releasor's sole expense) take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

          (h)   If any legal proceeding relating to this General Release or the enforcement of any provision hereof is brought, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (i)    The bold-faced headings contained in this General Release are for convenience of reference only, shall not be deemed to be a part of this General Release and shall not be referred to in connection with the construction or interpretation of this General Release.

          (j)    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (k)   Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release. Neither the drafting history nor the negotiating history of this General Release shall be used or referred to in connection with the construction or interpretation of this General Release.

          (l)    As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

[Remainder of page intentionally left blank.]

G-D-5

        IN WITNESS WHEREOF, the Releasor have caused this General Release to be executed as of the date first above written.

RELEASOR:
[Name]

[Address]
[Telephone]
[Facsimile]

G-D-6

EXHIBIT E

CLOSING CERTIFICATE

                        , 200

        Pursuant to the provisions of Section 1.2(a)(iii) of the Agreement to Settle Litigation (the "Settlement Agreement"), dated as of November 30, 2004, among Synopsys, Inc., a Delaware corporation ("Parent"), and the following individuals: Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev, Jeh-Fu Tuan and Sang S. Wang, the undersigned hereby represents, warrants and certifies, to and for the benefit of Parent, that:

          1.     each of the representations and warranties of the undersigned contained in the Settlement Agreement and the Related Documents (as defined in the Settlement Agreement) was accurate and complete in all material respects as of the date of the Settlement Agreement and is accurate and complete in all material respects as of the date of this Closing Certificate as if made on and as of the date of this Closing Certificate (provided that all materiality qualifications that are contained in such representations and warranties shall be disregarded); and

          2.     he has performed or complied in all material respects with each of the covenants and obligations required by the Settlement Agreement and the Related Documents to be performed or complied with by him at or prior to the consummation of the Merger (as defined in the Settlement Agreement) (provided that all materiality qualifications that are contained in such covenants and obligations shall be disregarded).

        IN WITNESS WHEREOF, the undersigned has caused this Closing Certificate to be executed and delivered as of the date first written above.

Name:

G-E-1

EXHIBIT F

SETTLEMENT AMOUNTS

Specified Individual	Settlement Amount
Walter Chan	$
Associates
Walter Chan & Winnie S. Chan Tr. Chan Family Revocable Trust	$
Winnie Chan c/f Austin Chan UTMA	$
An-Chang Deng	$
Associates
Mei-Chan Lu & An-Chang Deng JT	$
Mei-Chien Lu	$
Iouri Feinberg	$
Associates
Iouri Feinberg and Ioulia Korobko Tr Iouri Feinberg and Ioulia Korobko Turst UA DTD 2/25/02	$
Andrei Tcherniaev	$
Associates
Andrei Tcherniaev & Elena Ivannikova Tr, Andrei Tcherniaev & Elena Ivannikova Trust U/A 2/7/02	$
Jeh-Fu Tuan	$
Sang S. Wang	$
Associates
Wang Living Trust U/A DTD 10/4/96	$

G-F-1

EXHIBIT G

RELEASE OF CLAIMS
(Specified Individuals)

        This Release of Claims ("Release") is given by SYNOPSYS, INC., a Delaware corporation ("Synopsys"), and NASSDA CORPORATION, a Delaware corporation ("Nassda"), in favor of [Walter Chan, An-Chang Deng, Iouri Feinberg, Andrei Tcherniaev, Jeh-Fu Tuan and Sang S. Wang](1) (collectively referred to as the "Specified Individuals").

(1)
This Release shall be provided to each Specified Individual that delivers all closing deliverables required under the Settlement Agreement.

Recitals

        WHEREAS, Synopsys, on the one hand, and the Specified Individuals, on the other hand, have entered into an Agreement to Settle Litigation dated as of November 30, 2004 (the "Settlement Agreement"), the terms and provisions of which are incorporated by reference herein; and

        WHEREAS, as part of the Settlement Agreement, Synopsys has agreed to execute and deliver, and has agreed to cause Nassda to execute and deliver, a release in favor of the Specified Individuals.

        NOW, THEREFORE, in consideration of the mutual promises set forth in the Settlement Agreement and for other good and valuable consideration, Synopsys and Nassda hereby agree as follows:

Release

        1.    Capitalized Terms.    Certain capitalized terms used but not otherwise defined in this Release have the meanings assigned to them in the Settlement Agreement.

        2.    Release by Synopsys of Specified Individuals.    Synopsys, on its own behalf and on behalf of its subsidiaries, hereby releases and forever discharges each of the Specified Individuals and each of the Specified Individual's predecessors, successors, executors, administrators, heirs and estate from any claims or causes of action which Synopsys now has or may hereafter have against the Specified Individuals, or any of them, or any of their respective predecessors, successors, executors, administrators, heirs or estate, by reason of any matter, act, transaction or occurrence before the Closing, with the exception of: (a) any claim or cause of action arising out of or relating to any of the following agreements and other documents or the transactions contemplated thereby: the Agreement of Merger among Synopsys, a wholly-owned subsidiary of Synopsys and Nassda dated as of November 30, 2004; the Settlement Agreement; the Voting Agreements executed by the Specified Individuals in favor of Synopsys and the Proxies related thereto; the Stipulation to Stay Action and Tolling Agreement entered into by Synopsys, Nassda and the Specified Individuals; the Intellectual Property Assignment Agreements executed by the Specified Individuals in favor of Nassda; the Relinquishment Agreements executed by the Specified Individuals in favor of Synopsys and Nassda; the Noncompetition Agreements entered into by Synopsys, Nassda and the Specified Individuals; the Consulting Agreements entered into by Synopsys, Nassda and the Specified Individuals; the Cooperation and Support Agreements entered into by Synopsys, Nassda and the Specified Individuals; and any other document executed or delivered by any of the Specified Individuals pursuant to the aforementioned agreements and other documents (the documents referred to in this clause "(i)" being hereinafter referred to as the "Settlement Documents"); and (b) any claim or cause of action arising out of or relating to any material inaccuracy in or breach of any of the representations, warranties, covenants or obligations of the Specified Individuals as set forth in the Settlement Documents.

G-G-1

        3.    Release by Nassda of Specified Individuals.    Nassda, on its own behalf and on behalf of its subsidiaries, hereby releases and forever discharges each of the Specified Individuals and each of the Specified Individual's predecessors, successors, executors, administrators, heirs and estate from any claims or causes of action which Nassda now has or may hereafter have against the Specified Individuals, or any of them, or any of their respective predecessors, successors, executors, administrators, heirs or estate, by reason of any matter, act, transaction or occurrence before the Closing, including any obligation, express or implied, to reimburse North for any attorneys' fees or costs advanced to such Specified Individual for the purpose of reimbursing such Specified Individual for attorneys' fees or costs incurred with respect to the State Court Action, or otherwise expended by North on behalf of any Specified Individual with respect to the State Court Action, with the exception of: (a) any claim or cause of action arising out of or relating to (i) any of the Settlement Documents or (ii) any transaction or action effected pursuant to or contemplated by any of the Settlement Documents; (b) any claim or cause of action arising out of or relating to any material inaccuracy in or breach of any of the representations, warranties, covenants or obligations of the Specified Individuals as set forth in the Settlement Documents; (c) any claim or cause of action for sexual harassment, employment discrimination or unfair labor or employment practices, or any other violation of employment laws; (d) any claim or cause of action for embezzlement, theft or conversion of money or property; (e) any claim or cause of action for misappropriation of trade secrets or other intellectual property, diversion of corporate opportunity, breach of fiduciary duty, unfair competition, fraud, misrepresentation, waste or civil conspiracy, or for any other tortious conduct; (f) any claim or cause of action for negligence or breach of contract; and (g) any claim or cause of action arising out of any violation of any contract or statute by any Specified Individual that has resulted or will result in the incurrence by North or any of North's subsidiaries of any liability, injury, loss or damage; provided, however, that a claim or cause of action described in clause "(e)," clause "(f)" or clause "(g)" of this Section 3 shall be excluded from the scope of the release set forth in this Section 3 only to the extent such claim or cause of action (a) is unrelated to the claims asserted by Synopsys against the Specified Individuals in the State Court Action and (b) does not arise out of any facts and circumstances involved in the State Court Action that could reasonably have resulted in a claim by South against the Specified Individuals in the State Court Action that South has suffered damages or injuries.

        4.    Civil Code §1542.    Each of Synopsys and Nassda (a) represents, warrants and acknowledges that it has been fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights it may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        Each of Synopsys and Nassda also hereby waives the benefits of, and any rights it may have under, any statute or common law principle of similar effect in any jurisdiction.

        5.    Authority.    Each of Synopsys and Nassda represents and warrants that it has the right and authority to execute this Release and that it has not assigned or otherwise conveyed to anyone the claims and causes of action being released under this Release.

        6.    Choice of Law.    This Release shall be deemed to be made under and shall be construed in accordance with the laws of the State of California.

        7.    Attorneys' Fees and Costs.    In any action or proceeding to enforce this Release, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

G-G-2

        8.    Severability.    Should any of the provisions set forth herein be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, such determination shall not affect the enforceability of the other provisions herein.

        9.    Entire Agreement.    This Release sets forth the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, among the parties relating to the subject matter hereof.

        10.    Not to be Construed Against any Party.    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release. Neither the drafting history nor the negotiating history of this Release shall be used or referred to in connection with the construction or interpretation of this Release..

        11.    No Other Releasors.    This Release shall not be construed or interpreted as a release or discharge by any person or entity other than Synopsys or Nassda or their respective subsidiaries of any claims or causes of action.

G-G-3

        IN WITNESS WHEREOF, the undersigned have executed this Release on the date shown below.

DATED: , 2005	SYNOPSYS, INC.
[Signature]
NASSDA CORPORATION
[Signature]

G-G-4

EXHIBIT H

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name and Address):	TELEPHONE NO.:	FOR COURT USE ONLY
Chris Scott Graham, SBN 114498 DECHERT LLP 975 Page Mill Road Palo Alto, California 94304	(650) 813-4800 FAX: (650) 813-4848
ATTORNEY FOR (Name): SYNOPSYS, INC.
Insert name of court and name of judicial district and branch court, if any: SUPERIOR COURT OF THE STATE OF CALIFORNIA IN AND FOR THE COUNTY OF SANTA CLARA
PLAINTIFF/PETITIONER: SYNOPSYS, INC.
DEFENDANT/RESPONDENT: AN-CHANG DENG, et al.
REQUEST FOR DISMISSAL		CASE NUMBER:
☐ Personal Injury, Property Damage, or Wrongful Death ☐ Motor Vehicle ☐ Other ☐ Family Law ☐ Eminent Domain ☒ Other (specify): TRADE SECRET/BREACH OF CONTRACT		1-00-CV-787950

—  A conformed copy will not be returned by the clerk unless a method of return is provided with the document.  —

1.	TO THE CLERK: Please dismiss this action as follows:
	a.	(1)	☒ With prejudice	(2)	☐ Without prejudice
	b.	(1)	☐ Complaint	(2)	☐ Petition
		(3)	☐ Cross-complaint filed by (name):			on (date):
		(4)	☐ Cross-complaint filed by (name):			on (date):
		(5)	☒ Entire action of all parties and all causes of action
		(6)	☒ Other (specify):* The parties agree to bear their own costs and fees except as may be set forth in their settlement agreement.
Date: November , 2004

Chris Scott Graham (TYPE OR PRINT NAME OF ☒ ATTORNEY ☐ PARTY WITHOUT ATTORNEY)	(SIGNATURE)
Attorney or party without attorney for: SYNOPSYS, INC.
*If dismissal requested is of specified parties only, of specified causes of action only, or of specified cross-complaints only, so state and identify the parties, causes of action, or cross-complaints to be dismissed.	☒ Plaintiff/Petitioner ☐ Defendant/Respondent ☐ Cross-complainant
2. TO THE CLERK: Consent to the above dismissal is hereby given.** Date:
(TYPE OR PRINT NAME OF ☐ ATTORNEY ☐ PARTY WITHOUT ATTORNEY)	(SIGNATURE)
Attorney or party without attorney for:
**If a cross-complainant—or Response (Family Law) seeking affirmative relief—is on file, the attorney for cross-complainant (respondent) must sign this consent if required by Code of Civil Procedure section 581(i) or (j).	☐ Plaintiff/Petitioner ☐ Defendant/Respondent ☐ Cross-complainant

(To be completed by clerk)
3.	☐	Dismissal entered as requested on (date):
4.	☐	Dismissal entered on (date): as to only (name):
5.	☐	Dismissal not entered as requested for the following reasons (specify):
6.	☐	a.	Attorney or party without attorney notified on (date):
	☐	b.	Attorney or party without attorney not notified. Filing party failed to provide ☐ a copy to conform ☐ means to return conformed copy
Date:			Clerk, by , Deputy

REQUEST FOR DISMISSAL

G-H-1

Chris Scott Graham (State Bar No. 114498)
Harmonhinder Bedi (State Bar No. 172591)
Michael N. Edelman (State Bar No. 180948)
 DECHERT LLP
975 Page Mill Road
Palo Alto, California 94304
Telephone: 650.813.4800
Facsimile: 650.813.4848

Attorneys for Plaintiff and Counter-Defendant,
SYNOPSYS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

SYNOPSYS, INC., a Delaware Corporation,	Case No. C 01-2519 SI
Plaintiff and Counter-Defendant,	STIPULATION AND ORDER RE: REQUEST FOR DISMISSAL
vs.
NASSDA CORPORATION, a Delaware Corporation,
Defendant and Counter-Claimant.

G-H-2

        Pursuant to Federal Rule of Civil Procedure 41, Plaintiff SYNOPSYS, INC. and Defendant NASSDA CORPORATION hereby request that this action be dismissed in its entirety with prejudice, with each party to bear its own attorneys' fees, expenses, and costs except as may be set forth in the parties' settlement agreement.

Dated: , 2005	DECHERT LLP
By:
Chris Scott Graham Attorney for Plaintiff and Counter-Defendant SYNOPSYS, INC.
Dated: , 2005	WEIL, GOTSHAL & MANGES, LLP
By:
Matthew D. Powers Attorney for Defendant NASSDA CORPORATION
PURSUANT TO STIPULATION, IT IS SO ORDERED.
Dated:
JUDGE OF THE DISTRICT COURT

G-H-3

Chris Scott Graham (State Bar No. 114498)
Harmonhinder Bedi (State Bar No. 172591)
Michael N. Edelman (State Bar No. 180948)
 DECHERT LLP
975 Page Mill Road
Palo Alto, California 94304
Telephone: 650.813.4800
Facsimile: 650.813.4848

Attorneys for Plaintiff and Counter-Defendant,
SYNOPSYS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

SYNOPSYS, INC., a Delaware Corporation,	Case No. C 03-2664 SI
Plaintiff and Counter-Defendant,	STIPULATION AND ORDER RE: REQUEST FOR DISMISSAL
vs.
NASSDA CORPORATION, a Delaware Corporation,
Defendant and Counter-Claimant.

G-H-4

        Pursuant to Federal Rule of Civil Procedure 41, Plaintiff SYNOPSYS, INC. and Defendant NASSDA CORPORATION hereby request that this action be dismissed in its entirety with prejudice, with each party to bear its own attorneys' fees, expenses, and costs except as may be set forth in the parties' settlement agreement.

Dated: , 2005	DECHERT LLP
By:
Chris Scott Graham Attorney for Plaintiff and Counter-Defendant SYNOPSYS, INC.
Dated: , 2005	WEIL, GOTSHAL & MANGES, LLP
By:
Matthew D. Powers Attorney for Defendant NASSDA CORPORATION
PURSUANT TO STIPULATION, IT IS SO ORDERED.
Dated:
JUDGE OF THE DISTRICT COURT

G-H-5

ANNEX H-1

FORM OF NONCOMPETITION AGREEMENT

        This NONCOMPETITION AGREEMENT is being executed and delivered as of November 30, 2004 by                         (the "Stockholder") in favor of, and for the benefit of: NASSDA CORPORATION, a Delaware corporation (the "Company"); SYNOPSYS, INC., a Delaware corporation ("Parent"); and the other "Indemnitees" (as defined in Section 21). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 21. Certain other capitalized terms used but not otherwise defined in this Noncompetition Agreement have the meanings assigned to them in the Merger Agreement (as defined in Recital B).

RECITALS

        A.    The Stockholder owns a substantial percentage of the outstanding capital stock of the Company. As a stockholder and employee of the Company, the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Acquired Corporations.

        B.    Contemporaneously with the execution and delivery of this Noncompetition Agreement, the Company, Parent and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement of Merger (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"). As a result of the Merger, each share of Company Common Stock held by the Stockholder will be converted into the right to receive $7.00 in cash and the Company will become a wholly-owned subsidiary of Parent. As a result of the Merger, and for valuable consideration, Parent will have directly or indirectly acquired (i) all ownership interests in the Acquired Corporations and (ii) the goodwill of the Acquired Corporations.

        C.    As a condition to (i) Parent executing and delivering to the Company the Merger Agreement and (ii) the consummation of the transactions contemplated by the Merger Agreement, and to enable Parent to secure more fully the benefits of the Merger, including the acquisition of the goodwill of the Acquired Corporations, Parent has required that the Stockholder enter into this Noncompetition Agreement. The Stockholder is entering into this Noncompetition Agreement in order to induce Parent to (i) execute and deliver to the Company the Merger Agreement and (ii) consummate the transactions contemplated by the Merger Agreement.

        D.    Contemporaneously with the execution and delivery of this Noncompetition Agreement, the Company, Parent and the Stockholder are executing a Consulting Agreement (the "Consulting Agreement") and a Cooperation and Support Agreement (the "Cooperation Agreement"). Pursuant to the Consulting Agreement, the Stockholder is to become a consultant to Parent upon consummation of the Merger and, in that capacity, will have access to extensive and valuable knowledge and confidential information concerning the businesses of Parent, the Acquired Corporations and Parent's other subsidiaries.

        E.    The Acquired Corporations, Parent and Parent's subsidiaries have conducted and are conducting their respective businesses on a worldwide basis.

        F.    Contemporaneously with the execution and delivery of this Noncompetition Agreement, Parent, the Stockholder and certain other individuals are executing an Agreement to Settle Litigation (the "Settlement Agreement").

H-1-1

AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the Stockholder agrees as follows:

        1.    Restriction on Competition.    The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not:

          (a)   Engage in Prohibited EDA Activities anywhere in the world; or

          (b)   become associated in any capacity (including as an officer, director, stockholder, owner, co-owner, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor) with or acquire or hold (of record, beneficially or otherwise) any interest in, any Person that itself engages, or that has an Affiliate that engages, in Prohibited EDA Activities anywhere in the world;

provided, however, that the Stockholder may, without violating this Section 1:

          (1)   continue to own, as a passive investment, (i) the shares of capital stock identified on Schedule 1 and (ii) shares of capital stock of a publicly-held corporation that engages in Prohibited EDA Activities if (A) such shares are actively traded on any of the securities markets identified in Appendix A hereto, (B) the number of shares of such corporation's capital stock that are owned (of record or beneficially) by the Stockholder and his Affiliates and family members collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding and (C) the Stockholder is not otherwise associated in any capacity with such corporation or with any Affiliate of such corporation;

          (2)   be associated with, in any capacity, any Person, including any public or non-public company, that uses Competing Products (including Competing Products developed internally by such company) only as an end-user and that does not otherwise engage in Prohibited EDA Activities, so long as (i) the Stockholder personally does not Engage in Prohibited EDA Activities and (ii) if any of such Competing Products were developed internally by such Person and such Person is a public company (or a subsidiary of a public company), the company delivers to Parent, within five (5) days before or after each anniversary of the Closing Date, a certification in the form of Appendix B-2 hereto signed by an officer of the company (it being understood that if the company refuses or fails to deliver the certification for any reason, the Stockholder must, upon learning that the company has refused or failed to deliver the certification, within fourteen (14) calendar days thereafter completely sever and terminate his association with the company for the remainder of the Noncompetition Period, and prior to terminating the association, the Stockholder must not personally Engage in Prohibited EDA Activities); and

          (3)   personally Engage in Authorized EDA Activities without Engaging in Prohibited EDA Activities; and

          (4)   be associated with, in any capacity, any Person, including any public or non-public company, engaging in Authorized EDA Activities but not engaging in Prohibited EDA Activities.

        If the Stockholder becomes associated in any capacity with any Person that does not engage in Prohibited EDA Activities and that does not have any Affiliate that engages in Prohibited EDA Activities, and thereafter such Person, or an Affiliate of such Person, begins engaging in Prohibited EDA Activities or such Person becomes an Affiliate of another Person that engages in Prohibited EDA Activities, then:

          (X)  if such Person, or an Affiliate of such Person, is a publicly traded electronic design automation ("EDA") company, the Stockholder must, upon learning that the Person or Affiliate is engaging in Prohibited EDA Activities, within fourteen (14) calendar days thereafter completely

H-1-2

  sever and terminate his association with such Person for the remainder of the Noncompetition Period, and prior to terminating the association, the Stockholder must not personally Engage in Prohibited EDA Activities;

          (Y)  if the time when such Person, or an Affiliate of such Person, first began engaging in Prohibited EDA Activities or when such Person became an Affiliate of another Person engaged in Prohibited EDA Activities is within the first two (2) years of the Noncompetition Period, the Stockholder must, upon learning that the Person or Affiliate is engaging in Prohibited EDA Activities, within fourteen (14) calendar days thereafter completely sever and terminate his association with such Person for the remainder of the Noncompetition Period, and prior to terminating the association, the Stockholder must not personally Engage in Prohibited EDA Activities; and

          (Z)  if neither such Person, nor any Affiliate of such Person, is a publicly traded EDA company and if the time when such Person, or an Affiliate of such Person, first began engaging in Prohibited EDA Activities or when such Person became an Affiliate of another Person engaged in Prohibited EDA Activities is after the first two (2) years of the Noncompetition Period, the Stockholder may continue to be associated with such Person, provided that the Stockholder does not personally Engage in any Prohibited EDA Activities.

        2.    No Hiring or Solicitation of Employees; No Solicitation of Customers.    The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, personally or through others, (a) hire any Specified Employee or (b) (i) encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with Parent, any Acquired Corporation or any of Parent's other subsidiaries, or (ii) encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other Person) any customer, consultant, distributor, sales representative, licensor or supplier of Parent, any Acquired Corporation or any of Parent's other subsidiaries to terminate such customer's, consultant's, distributor's, sales representative's, licensor's or supplier's relationship with Parent, any Acquired Corporation or any of Parent's other subsidiaries; provided, however, that the Stockholder may, without violating this Section 2, (a) hire, or encourage, assist, induce or solicit any other Person to hire, any Specified Employee whose employment by Parent, any Acquired Corporation or any of Parent's other subsidiaries already has terminated (other than as a result of a breach of this Section 2 by the Stockholder) more than ninety (90) calendar days prior to the time when the Stockholder hires, or encourages, assists, induces or solicits any other Person to hire, such Specified Employee, and (b) market and sell products (other than Competing Products) to customers of Parent, any Acquired Corporation or any of Parent's other subsidiaries in the course of engaging in Authorized EDA Activities, as long as Stockholder does not recommend or suggest that the customer cease doing business with Parent, any Acquired Corporation or any of Parent's other subsidiaries (it being understood that comparisons between the features, functionality and performance of products are not such recommendations or suggestions).

        3.    Employer Notification; Certification.    The Stockholder agrees that during the Noncompetition Period, the Stockholder will disclose his obligations under this Agreement to any Person who proposes to hire or engage the Stockholder as a director, officer, employee or consultant, and obtain that Person's written acknowledgement that the aforementioned obligations have been disclosed. The Stockholder further agrees that during the Noncompetition Period, within five (5) days before or after each anniversary of the Closing Date, the Stockholder will deliver to Parent a certification in the form of Appendix B-1 hereto signed by the Stockholder.

        4.    Confidentiality.    The Stockholder agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than

H-1-3

Parent or any Acquired Corporation); or (b) use any Confidential Information for any purpose or for the benefit of any Person (other than Parent or any Acquired Corporation).

        5.    Representations and Warranties.    The Stockholder represents and warrants, to and for the benefit of the Indemnitees, that:

          (a)   he has the absolute and unrestricted right, power and capacity to enter into and to perform his obligations under this Noncompetition Agreement;

          (b)   neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a violation of, or give any Person the right to challenge this Noncompetition Agreement or any of the actions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree applicable to him or by which he or any of his properties is or may be bound or affected or (ii) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which he is a party or by which he is bound;

          (c)   except as set forth in Schedule 4(c), the Stockholder (i) is not Engaged in Prohibited EDA Activities anywhere in the world and (ii) is not an officer, director, stockholder, owner, co-owner, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor of, for or to, or otherwise associated with, and does not hold (of record, beneficially or otherwise) any interest in, any Person that engages, or that has an Affiliate that engages, in Prohibited EDA Activities anywhere in the world; and

          (d)   each of the representations and warranties of the Stockholder in this Noncompetition Agreement is accurate in all respects as of the date of this Noncompetition Agreement and will remain accurate in all respects at all times through and including the Closing Date and at all times during the Noncompetition Period as if made at and as of any such time.

        6.    Specific Performance.    The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant, obligation or other provision contained in this Noncompetition Agreement, each of the Company, Parent and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that no Indemnitee shall be required to obtain, furnish, post or otherwise provide any bond or other security or instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Stockholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or instrument.

        7.    Indemnification.    Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees (under Section 6 of the Settlement Agreement or otherwise), the Stockholder shall hold harmless and indemnify the Indemnitees from and against, and shall compensate and reimburse each Indemnitee for, any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense that is directly or indirectly suffered or incurred by any of the Indemnitees, or to which any of the Indemnitees otherwise may become subject (regardless of whether or not related to a third-party claim) at any time (whether during or after the Noncompetition Period), and that is caused by or results from (a) any inaccuracy in any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Stockholder to observe, perform

H-1-4

or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

        8.    Non-Exclusivity.    The rights and remedies of the Stockholder, Company, Parent and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Stockholder, Company, Parent and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Stockholder, Company, Parent and the other Indemnitees under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Stockholder's, Company's, Parent's and the other Indemnitees' obligations or liabilities, or the rights or remedies of the Stockholder, Company, Parent or any of the other Indemnitees, under the Settlement Agreement, the Consulting Agreement or the Cooperation Agreement; and nothing in the Settlement Agreement, the Consulting Agreement or the Cooperation Agreement shall limit any of the Stockholder's, Company's, Parent's or other Indemnitees' obligations or liabilities, or any of the rights or remedies of the Stockholder, Company, Parent, or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of the Company, Parent or any other party of any covenant or obligation in the Settlement Agreement, the Consulting Agreement, the Cooperation Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Company, Parent or any of the other Indemnitees under this Noncompetition Agreement. Similarly, no breach on the part of the Stockholder of any covenant or obligation in this Noncompetition Agreement shall limit or otherwise affect any right or remedy of the Stockholder under the Settlement Agreement, the Consulting Agreement, the Cooperation Agreement or any other agreement.

        9.    Entire Agreement.    This Noncompetition Agreement, the Settlement Agreement and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto or thereto with respect to the subject matter hereof and thereof.

        10.    Severability.    Any term or provision of this Noncompetition Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Noncompetition Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Noncompetition Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Noncompetition Agreement shall be enforceable as so modified.

        11.    Governing Law; Venue.

          (a)   This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b)   Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise

H-1-5

  commenced in any state or federal court located in the County of Santa Clara, California. The Stockholder:

              (i)  expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

             (ii)  agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 11(b)(ii) shall affect the right of any party to serve process in any other manner permitted by law);

           (iii)  agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that the Stockholder is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that such court lacks jurisdiction to adjudicate any cause of action or claim for relief based upon or arising from this Noncompetition Agreement.

        12.    Waiver.    No failure on the part of the Company, Parent or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Company, Parent or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        13.    Successors and Assigns.    Each of the Company, Parent and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Stockholder or of any other Person; provided, however, that any such assignment may not expressly or by implication cause any material change in the Stockholder's obligations hereunder. This Noncompetition Agreement shall be binding upon the Stockholder and his heirs, executors, estate, personal representatives, successors and assigns (if any), and shall inure to the benefit of the Company, Parent and the other Indemnitees. The Stockholder shall not assign any of his rights or delegate any of his obligations under this Noncompetition Agreement without the prior written consent of Parent.

        14.    Attorneys' Fees.    If any legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        15.    Headings.    The bold-faced headings contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

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        16.    Construction.    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" and "Schedules" are intended to refer to Sections of this Noncompetition Agreement and Schedules to this Noncompetition Agreement. All references in this Noncompetition Agreement to the "date of this Noncompetition Agreement" shall be deemed to refer to November 30, 2004.

        17.    Survival of Obligations.    Except as specifically provided herein, the obligations of the Stockholder under this Noncompetition Agreement (including his obligations under Sections 4, 5, 7 and 13) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Stockholder of any obligation or liability arising from any prior breach by the Stockholder of any provision of this Noncompetition Agreement.

        18.    Obligations Absolute.    The Stockholder's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company, Parent, any other Indemnitee or any other Person) of, or inaccurate representation or warranty contained in, any provision of the Merger Agreement, the Settlement Agreement or any other agreement or instrument, or by virtue of any failure to perform, or any other breach of, any obligation of the Company, Parent, any other Indemnitee or any other Person. Similarly, the obligations of the Company and Parent under the Merger Agreement, the Settlement Agreement or any other agreement or instrument, shall not be terminated or otherwise limited by virtue of any breach (on the part of the Stockholder) of, or inaccurate representation or warranty contained in, any provision of this Noncompetition Agreement.

        19.    Amendment.    This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent (or any successor to Parent), the Company (or any successor to the Company) and the Stockholder.

        20.    Termination.    This Noncompetition Agreement shall terminate upon the valid termination of the Merger Agreement, prior to the consummation of the Merger.

        21.    Defined Terms.    For purposes of this Noncompetition Agreement:

          (a)   "Acquired Corporation" has the meaning assigned to it in the Merger Agreement.

          (b)   "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

          (c)   "Authorized EDA Activities" means any and all of designing, developing, manufacturing, marketing, promoting, selling, supplying, distributing, supporting or maintaining any software program performing any one or more of the following functions (excluding any embedded portion of such a software program where the embedded portion is a Competing Product): (i) parasitic element extraction from layout; (ii) circuit extraction from layout; (iii) design rule checking (DRC); (iv) electrical rule checking (ERC); (v) layout versus schematic (LVS); (vi) optical proximity correction; (vii) place & route; (viii) logic, behavioral, and physical synthesis; (ix) layout editor;

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  (x) mask data preparation; (xi) resolution enhancement technology (RET); and (xii) layout analysis for manufacturability rules (see Appendix C hereto for definitions of the terms used in this sentence).

          (d)   "Closing Date" has the meaning assigned to it in the Merger Agreement.

          (e)   "Competing Product" means any standalone software program, any embedded portion of a software program, or any algorithm, formula, idea or invention (whether or not patentable) for performing analog simulation of integrated circuits and/or static transistor-level analysis of integrated circuits. Examples include (i) dynamic transistor-level and/or dynamic interconnect simulation, (ii) HDL cosimulation, (iii) electromigration analysis, (iv) power net IR drop analysis, and (v) macro-modeling of Verilog-A, Verilog-AMS and/or VHDL-AMS, and (vi) reduced order modeling (as defined in Appendix C). For avoidance of doubt, the term "analog simulation" includes the electrical behavior of digital and mixed-signal components and the term "integrated circuits" includes analog circuits, digital circuits, mixed signal circuits, memory circuits, logic circuits, encoding circuits, decoding circuits, system-on-a-chip circuits, and any other type of integrated circuit, regardless of the size of the integrated circuit design or the process technology (e.g., 0.18 micron, 0.15 micron, 0.13 micron, 90 nanometer and 65 nanometer).

          (f)    "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating to Parent, any of the Acquired Corporations or any of Parent's other subsidiaries or relating to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Parent, any of the Acquired Corporations or any of Parent's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information that has become public or is in the public domain through no fault of the Stockholder.

          (g)   "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

          (h)   "Engage" means engage, participate or collaborate, directly or through or with any other Person.

          (i)    "Indemnitees" shall include: (i) Parent; (ii) the Company; (iii) each Person who is or becomes an Affiliate of Parent or the Company; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

          (j)    "Intellectual Property" has the meaning assigned to it in the Merger Agreement.

          (k)   "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body or authority or any quasi-governmental authority of any nature.

          (l)    "Noncompetition Period" means the period commencing on the Closing Date and ending on the third anniversary of the Closing Date.

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          (m)  "Person" means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization, entity, governmental body or authority.

          (n)   "Prohibited EDA Activities" means any and all of the following: designing, developing, manufacturing, marketing, promoting, selling, supplying, distributing, supporting or maintaining any Competing Product. For purposes of greater clarity, the term "Prohibited EDA Activities" does not include: (i) teaching classes or giving lectures as a part- or full-time teacher or professor at a university, college, high school or similar academic institution, as long as the Stockholder does not breach or violate any duty or obligation of confidentiality owed to Parent or the Company and the Stockholder does not engage in any of the specific conduct identified in the definition of "Prohibited EDA Activities"; (ii) using a Competing Product in the course of engaging in activities that are not Prohibited EDA Activities; or (iii) installing, configuring, and using the output from, or generating an input to, a Competing Product in the course of engaging in activities that are not Prohibited EDA Activities. Stockholder acknowledges and agrees that Cadence Design Systems, Inc., Mentor Graphics Corp., Magma Design Automation, Inc., Legend Design Technology, Inc., ACAD Corporation, and EverCAD Corporation, among others, engage in Prohibited EDA Activities.

          (o)   "Specified Employee" means any individual who (i) is or was an employee of any Acquired Corporation on the date of this Noncompetition Agreement or during the one year period ending on the date of this Noncompetition Agreement or (ii) becomes an employee of Parent, any Acquired Corporation or any of Parent's other subsidiaries at any time during the Noncompetition Period; provided, however, that "Specified Employee" for this purpose shall not mean and does not include Andrei (Andrew) Tcherniaev, Iouri (Yuri) Feinberg; Walter Chan, Jeh-Fu (Jeff Tuan), Sang Wang and An-Chang Deng.

[Remainder of page intentionally left blank.]

H-1-9

        IN WITNESS WHEREOF, the Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.

[Name of Stockholder]
Address:

Telephone:
Facsimile:

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APPENDIX A

SECURITIES MARKETS

New York Stock Exchange (NYSE)

American Stock Exchange (AMEX)

Nasdaq

Tokyo Stock Exchange (Nikkei)

London Stock Exchange (FTSE)

Bourse-de-Paris (CAC)

Singapore Stock Exchange (SGX)

Frankfurt Stock Exchange

H-1-A1

APPENDIX B-1

FORM OF ANNUAL CERTIFICATION BY STOCKHOLDER

        Pursuant to the provisions of Section 3 of the Noncompetition Agreement executed and delivered by                        (the "Stockholder") as of November 30, 2004 in favor of and for the benefit of NASSDA CORPORATION, a Delaware corporation (the "Company"), SYNOPSYS, INC., a Delaware corporation ("Parent"), and others (the "Noncompetition Agreement"), the undersigned Stockholder hereby represents, warrants and certifies, to and for the benefit of Parent and the Company, that:

        1.     the Stockholder has, at all times prior to the date hereof, fully complied with his obligations under the Noncompetition Agreement; and

        2.     attached hereto is a complete and accurate list of each company or organization in the semiconductor industry (which includes EDA companies, semiconductor foundries, semiconductor manufacturing equipment companies, and companies that design integrated circuits or license intellectual property used in integrated circuits) with which the Stockholder is currently, or within the twelve (12) month period ending on the date hereof has been, associated as an officer, director, stockholder, owner, co-owner, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor (other than publicly traded companies in which the Stockholder owns, as a passive investment, shares of capital stock that collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding and with which the Stockholder has no other association), in each case indicating the nature of the Stockholder's association with such company or organization (e.g., as an employee, as a consultant, or as a stockholder, officer and director) and whether the Stockholder's association with such company or organization is current or has terminated.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered as of the date first written above.

Name:
Date:
State of		)
ss.
County of		)

        On                        , before me,                        , personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Signature of Notary Public	Place Notary Seal Above

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Sample Attachment to Certification

Name of Company	Nature of Association	Current or Terminated

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APPENDIX B-2

FORM OF ANNUAL CERTIFICATION BY COMPANY

        Pursuant to the provisions of clause (2) of Section 1 of the Noncompetition Agreement executed and delivered by                        (the "Stockholder") as of November 30, 2004 in favor of and for the benefit of NASSDA CORPORATION, a Delaware corporation ("Nassda"), SYNOPSYS, INC., a Delaware corporation ("Synopsys"), and others (the "Noncompetition Agreement"), the undersigned hereby represents, warrants and certifies, to and for the benefit of South and North, that the Stockholder has not personally engaged, participated or collaborated in any Prohibited EDA Activities (as defined in the Noncompetition Agreement) in the course of his employment, consulting or other association with [fill in name of public company required to give the certification under clause (2) of Section 1] (the "Company").

        IN WITNESS WHEREOF, on behalf of the Company, the undersigned has caused this Certificate to be executed and delivered as of the date first written above.

Name:
Date:
State of	)
ss.
County of	)

        On                        , before me,                        , personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Signature of Notary Public	Place Notary Seal Above

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APPENDIX C

GLOSSARY OF TECHNICAL TERMS

        Layout:    geometric data that defines the shapes and layers to be created during the manufacturing of an integrated circuit (IC), such as diffusion areas, polysilicon, and metal interconnect.

        Parasitic element:    electrical parameter values in the as manufactured IC that were not intended by the design process (usually capacitance, resistance and inductances of interconnect and "parasitic" devices).

        Mask and/or reticle:    chrome patterns on a glass substrate which are the physical embodiment of the layout data. They will image the different physical layers onto the silicon substrate during the manufacturing process of the IC.

        Design Rule:    A rule that governs the shapes, spacing, and feature sizes of the layout. These are determined by the manufacturing process and are intended to guarantee the creation of functioning ICs.

        Electrical rule:    A rule on the values and ways that electrical elements may be connected. These are determined by the manufacturing process and are intended to guarantee the creation of functioning ICs.

        Netlist:    A list of circuit devices and their connections (nets) that describes the circuit topology of the IC.

        Schematic:    A visual representation of an IC netlist.

        Reduced Order Modeling:    The process by which a circuit description (including a spice netlist as well as any other representation of an interconnected set of resistances, capacitances, and inductances) is taken as an input, and the output is either a circuit description which contains fewer elements (i.e., fewer resistances, capacitances, and inductances) or a mathematical representation such as set of coefficients suitable for inclusion into a circuit simulator. The purpose of this transformation is to reduce the memory requirements and increase the speed of circuit simulation while still preserving the circuit behavior of the initial circuit description. For purposes of this definition, it is understood that (a) a layout (as defined above) is not a circuit description, (b) the output of electrical rule checking (ERC) and layout versus schematic (LVS) is neither a circuit description nor a mathematical representation suitable for inclusion into a circuit simulator, and (c) neither the input nor the output of (i) place & route, (ii) logic, behavioral, and physical synthesis, and (iii) layout analysis for manufacturability rules is a circuit description.

        (i)    Parasitic element extraction from layout

          Process by which the layout of the IC is used to calculate the parasitic devices and their values. The input is the layout data and the output is the values of the capacitance, resistance, and inductance of the interconnect and parasitic devices.

        (ii)    Circuit extraction from layout

          Process by which the layout of the circuit is used to reconstruct the electrical netlist of the circuit. The input is the layout of the circuit and the output is the netlist of the IC. This may or may not include the parasitic devices and their values.

        (iii)    Design rule checking (DRC)

          The process of analyzing the IC layout to ensure that it conforms to the manufacturing design rules. The input is the IC layout and the output is a list of design rule errors and their locations in the layout.

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        (iv)    Electrical rule checking (ERC)

          The process of analyzing the IC layout to ensure that it conforms to the electrical rules. The input is the IC layout and the output is a list of electrical rule violations and their locations in the layout.

        (v)    Layout versus schematic (LVS)

          The process by which the layout of an IC is compared with an as designed schematic or netlist to ensure that the layout matches the electrical netlist of the IC. The input is the IC layout and the output is a list of mismatches between the layout and the netlist or schematic.

        (vi)    Optical proximity correction

          A deliberate distortion of the layout data when embodied on the mask or reticle which is intended to correct for the non ideal nature of the photolithographic process step. The input is the IC layout and the output is a modified IC layout.

        (vii)    Place & route

          The process of determining the shapes and relative positions (floorplanning), the exact physical location of the circuit elements (placement) and the exact patterns of the metal layers (routing) that will interconnect them such that the manufactured IC conforms to the description of the circuit given by the netlist. This process must typically meet several design constraints such as correct timing and immunity from signal integrity effects.

        (viii)    Logic, behavioral, and physical synthesis

          The process by which a more abstract description is transformed into a more detailed description which has been optimized to meet a set of design goals or criteria such as speed, power and minimum area. The input may be a behavioral description with the output register transfer level (RTL) description or gate level description (behavioral synthesis), or the input may be RTL or gate level and the output may be gate level description (logic synthesis), or the input may be RTL or gate level while the output may be placed gates (physical synthesis).

        (ix)    Layout editor

          A EDA tool that allows for the manual graphical manipulation of layout data by interacting with a GUI.

        (x)    Mask data preparation

          The process of translating layout data into the machine instructions for the manufacturing of a mask or reticle. The input is layout data and the output is the layout data in a form suitable for input into a mask or reticle manufacturing system such as an e-beam writer. Often, the key process is called fracturing since the polygon shapes of the layout data are "fractured" to a set of contiguous trapezoids that the e-beam writer can accept.

        (xi)    Resolution enhancement technology (RET)

          The process of manipulating the layout data in order to produce a new set of layout data that improves the resolution (i.e., the "printability") of the IC. Techniques include phase shift masks (PSM), optical proximity correction (OPC) and off axis illumination (OAI).

        (xii)    Layout analysis for manufacturability rules

          The process of analyzing the layout for manufacturability. This is done when manufacturing constraints cannot be encoded in simple design rules for use in a DRC program. This includes critical area analysis of the layout which seeks to measure the layout's sensitivity to defects, and the simulation of the photolithographic imaging process during manufacturing to estimate the manufacturability of the IC.

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ANNEX H-2

FORM OF NONCOMPETITION AGREEMENT

        This NONCOMPETITION AGREEMENT is being executed and delivered as of November 30, 2004 by             (the "Stockholder") in favor of, and for the benefit of: NASSDA CORPORATION, a Delaware corporation (the "Company"); SYNOPSYS, INC., a Delaware corporation ("Parent"); and the other "Indemnitees" (as defined in Section 21). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 21. Certain other capitalized terms used but not otherwise defined in this Noncompetition Agreement have the meanings assigned to them in the Merger Agreement (as defined in Recital B).

RECITALS

        A.    The Stockholder owns a substantial percentage of the outstanding capital stock of the Company. As a stockholder and employee of the Company, the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Acquired Corporations.

        B.    Contemporaneously with the execution and delivery of this Noncompetition Agreement, the Company, Parent and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement of Merger (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger"). As a result of the Merger, each share of Company Common Stock held by the Stockholder will be converted into the right to receive $7.00 in cash and the Company will become a wholly-owned subsidiary of Parent. As a result of the Merger, and for valuable consideration, Parent will have directly or indirectly acquired (i) all ownership interests in the Acquired Corporations and (ii) the goodwill of the Acquired Corporations.

        C.    As a condition to (i) Parent executing and delivering to the Company the Merger Agreement and (ii) the consummation of the transactions contemplated by the Merger Agreement, and to enable Parent to secure more fully the benefits of the Merger, including the acquisition of the goodwill of the Acquired Corporations, Parent has required that the Stockholder enter into this Noncompetition Agreement. The Stockholder is entering into this Noncompetition Agreement in order to induce Parent to (i) execute and deliver to the Company the Merger Agreement and (ii) consummate the transactions contemplated by the Merger Agreement.

        D.    Contemporaneously with the execution and delivery of this Noncompetition Agreement, the Company, Parent and the Stockholder are executing a Consulting Agreement (the "Consulting Agreement") and a Cooperation and Support Agreement (the "Cooperation Agreement"). Pursuant to the Consulting Agreement, the Stockholder is to become a consultant to Parent upon consummation of the Merger and, in that capacity, will have access to extensive and valuable knowledge and confidential information concerning the businesses of Parent, the Acquired Corporations and Parent's other subsidiaries.

        E.    The Acquired Corporations, Parent and Parent's subsidiaries have conducted and are conducting their respective businesses on a worldwide basis.

        F.    Contemporaneously with the execution and delivery of this Noncompetition Agreement, Parent, the Stockholder and certain other individuals are executing an Agreement to Settle Litigation (the "Settlement Agreement").

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AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the Stockholder agrees as follows:

        1.    Restriction on Competition.    The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not:

          (a)   Engage in Prohibited EDA Activities anywhere in the world; or

          (b)   become associated in any capacity (including as an officer, director, stockholder, owner, co-owner, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor) with or acquire or hold (of record, beneficially or otherwise) any interest in, any Person that itself engages, or that has an Affiliate that engages, in Prohibited EDA Activities anywhere in the world;

provided, however, that the Stockholder may, without violating this Section 1:

          (1)   continue to own, as a passive investment, (i) the shares of capital stock identified on Schedule 1 and (ii) shares of capital stock of a publicly-held corporation that engages in Prohibited EDA Activities if (A) such shares are actively traded on any of the securities markets identified in Appendix A hereto, (B) the number of shares of such corporation's capital stock that are owned (of record or beneficially) by the Stockholder and his Affiliates and family members collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding and (C) the Stockholder is not otherwise associated in any capacity with such corporation or with any Affiliate of such corporation;

          (2)   be associated with, in any capacity, any Person, including any public or non-public company, that uses Competing Products (including Competing Products developed internally by such company) only as an end-user and that does not otherwise engage in Prohibited EDA Activities, so long as (i) the Stockholder personally does not Engage in Prohibited EDA Activities and (ii) if any of such Competing Products were developed internally by such Person and such Person is a public company (or a subsidiary of a public company), the company delivers to Parent, within five (5) days before or after each anniversary of the Closing Date, a certification in the form of Appendix B-2 hereto signed by an officer of the company (it being understood that if the company refuses or fails to deliver the certification for any reason, the Stockholder must, upon learning that the company has refused or failed to deliver the certification, within fourteen (14) calendar days thereafter completely sever and terminate his association with the company for the remainder of the Noncompetition Period, and prior to terminating the association, the Stockholder must not personally Engage in Prohibited EDA Activities); and

          (3)   personally Engage in Authorized EDA Activities without Engaging in Prohibited EDA Activities; and

          (4)   be associated with, in any capacity, any Person, including any public or non-public company, engaging in Authorized EDA Activities but not engaging in Prohibited EDA Activities.

        If the Stockholder becomes associated in any capacity with any Person that does not engage in Prohibited EDA Activities and that does not have any Affiliate that engages in Prohibited EDA Activities, and thereafter such Person, or an Affiliate of such Person, begins engaging in Prohibited EDA Activities or such Person becomes an Affiliate of another Person that engages in Prohibited EDA Activities, then:

          (X)  if such Person, or an Affiliate of such Person, is a publicly traded electronic design automation ("EDA") company, the Stockholder must, upon learning that the Person or Affiliate is engaging in Prohibited EDA Activities, within fourteen (14) calendar days thereafter completely

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  sever and terminate his association with such Person for the remainder of the Noncompetition Period, and prior to terminating the association, the Stockholder must not personally Engage in Prohibited EDA Activities;

          (Y)  if the time when such Person, or an Affiliate of such Person, first began engaging in Prohibited EDA Activities or when such Person became an Affiliate of another Person engaged in Prohibited EDA Activities is within the first three (3) years of the Noncompetition Period, the Stockholder must, upon learning that the Person or Affiliate is engaging in Prohibited EDA Activities, within fourteen (14) calendar days thereafter completely sever and terminate his association with such Person for the remainder of the Noncompetition Period, and prior to terminating the association, the Stockholder must not personally Engage in Prohibited EDA Activities; and

          (Z)  if neither such Person, nor any Affiliate of such Person, is a publicly traded EDA company and if the time when such Person, or an Affiliate of such Person, first began engaging in Prohibited EDA Activities or when such Person became an Affiliate of another Person engaged in Prohibited EDA Activities is after the first three (3) years of the Noncompetition Period, the Stockholder may continue to be associated with such Person, provided that the Stockholder does not personally Engage in any Prohibited EDA Activities.

        2.    No Hiring or Solicitation of Employees; No Solicitation of Customers.    The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, personally or through others, (a) hire any Specified Employee or (b) (i) encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with Parent, any Acquired Corporation or any of Parent's other subsidiaries, or (ii) encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other Person) any customer, consultant, distributor, sales representative, licensor or supplier of Parent, any Acquired Corporation or any of Parent's other subsidiaries to terminate such customer's, consultant's, distributor's, sales representative's, licensor's or supplier's relationship with Parent, any Acquired Corporation or any of Parent's other subsidiaries; provided, however, that the Stockholder may, without violating this Section 2, (a) hire, or encourage, assist, induce or solicit any other Person to hire, any Specified Employee whose employment by Parent, any Acquired Corporation or any of Parent's other subsidiaries already has terminated (other than as a result of a breach of this Section 2 by the Stockholder) more than ninety (90) calendar days prior to the time when the Stockholder hires, or encourages, assists, induces or solicits any other Person to hire, such Specified Employee, and (b) market and sell products (other than Competing Products) to customers of Parent, any Acquired Corporation or any of Parent's other subsidiaries in the course of engaging in Authorized EDA Activities, as long as Stockholder does not recommend or suggest that the customer cease doing business with Parent, any Acquired Corporation or any of Parent's other subsidiaries (it being understood that comparisons between the features, functionality and performance of products are not such recommendations or suggestions).

        3.    Employer Notification; Certification.    The Stockholder agrees that during the Noncompetition Period, the Stockholder will disclose his obligations under this Agreement to any Person who proposes to hire or engage the Stockholder as a director, officer, employee or consultant, and obtain that Person's written acknowledgement that the aforementioned obligations have been disclosed. The Stockholder further agrees that during the Noncompetition Period, within five (5) days before or after each anniversary of the Closing Date, the Stockholder will deliver to Parent a certification in the form of Appendix B-1 hereto signed by the Stockholder.

        4.    Confidentiality.    The Stockholder agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than

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Parent or any Acquired Corporation); or (b) use any Confidential Information for any purpose or for the benefit of any Person (other than Parent or any Acquired Corporation).

        5.    Representations and Warranties.    The Stockholder represents and warrants, to and for the benefit of the Indemnitees, that:

          (a)   he has the absolute and unrestricted right, power and capacity to enter into and to perform his obligations under this Noncompetition Agreement;

          (b)   neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a violation of, or give any Person the right to challenge this Noncompetition Agreement or any of the actions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree applicable to him or by which he or any of his properties is or may be bound or affected or (ii) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which he is a party or by which he is bound;

          (c)   except as set forth in Schedule 4(c), the Stockholder (i) is not Engaged in Prohibited EDA Activities anywhere in the world and (ii) is not an officer, director, stockholder, owner, co-owner, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor of, for or to, or otherwise associated with, and does not hold (of record, beneficially or otherwise) any interest in, any Person that engages, or that has an Affiliate that engages, in Prohibited EDA Activities anywhere in the world; and

          (d)   each of the representations and warranties of the Stockholder in this Noncompetition Agreement is accurate in all respects as of the date of this Noncompetition Agreement and will remain accurate in all respects at all times through and including the Closing Date and at all times during the Noncompetition Period as if made at and as of any such time.

        6.    Specific Performance.    The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant, obligation or other provision contained in this Noncompetition Agreement, each of the Company, Parent and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that no Indemnitee shall be required to obtain, furnish, post or otherwise provide any bond or other security or instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Stockholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or instrument.

        7.    Indemnification.    Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees (under Section 6 of the Settlement Agreement or otherwise), the Stockholder shall hold harmless and indemnify the Indemnitees from and against, and shall compensate and reimburse each Indemnitee for, any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense that is directly or indirectly suffered or incurred by any of the Indemnitees, or to which any of the Indemnitees otherwise may become subject (regardless of whether or not related to a third-party claim) at any time (whether during or after the Noncompetition Period), and that is caused by or results from (a) any inaccuracy in any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Stockholder to observe, perform

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or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

        8.    Non-Exclusivity.    The rights and remedies of the Stockholder, Company, Parent and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Stockholder, Company, Parent and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Stockholder, Company, Parent and the other Indemnitees under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Stockholder's, Company's, Parent's and the other Indemnitees' obligations or liabilities, or the rights or remedies of the Stockholder, Company, Parent or any of the other Indemnitees, under the Settlement Agreement, the Consulting Agreement or the Cooperation Agreement; and nothing in the Settlement Agreement, the Consulting Agreement or the Cooperation Agreement shall limit any of the Stockholder's, Company's, Parent's or other Indemnitees' obligations or liabilities, or any of the rights or remedies of the Stockholder, Company, Parent, or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of the Company, Parent or any other party of any covenant or obligation in the Settlement Agreement, the Consulting Agreement, the Cooperation Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Company, Parent or any of the other Indemnitees under this Noncompetition Agreement. Similarly, no breach on the part of the Stockholder of any covenant or obligation in this Noncompetition Agreement shall limit or otherwise affect any right or remedy of the Stockholder under the Settlement Agreement, the Consulting Agreement, the Cooperation Agreement or any other agreement.

        9.    Entire Agreement.    This Noncompetition Agreement, the Settlement Agreement and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto or thereto with respect to the subject matter hereof and thereof.

        10.    Severability.    Any term or provision of this Noncompetition Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Noncompetition Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Noncompetition Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Noncompetition Agreement shall be enforceable as so modified.

        11.    Governing Law; Venue.

          (a)   This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

          (b)   Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise

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  commenced in any state or federal court located in the County of Santa Clara, California. The Stockholder:

              (i)  expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

             (ii)  agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 11(b)(ii) shall affect the right of any party to serve process in any other manner permitted by law);

           (iii)  agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that the Stockholder is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that such court lacks jurisdiction to adjudicate any cause of action or claim for relief based upon or arising from this Noncompetition Agreement.

        12.    Waiver.    No failure on the part of the Company, Parent or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Company, Parent or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        13.    Successors and Assigns.    Each of the Company, Parent and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Stockholder or of any other Person; provided, however, that any such assignment may not expressly or by implication cause any material change in the Stockholder's obligations hereunder. This Noncompetition Agreement shall be binding upon the Stockholder and his heirs, executors, estate, personal representatives, successors and assigns (if any), and shall inure to the benefit of the Company, Parent and the other Indemnitees. The Stockholder shall not assign any of his rights or delegate any of his obligations under this Noncompetition Agreement without the prior written consent of Parent.

        14.    Attorneys' Fees.    If any legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        15.    Headings.    The bold-faced headings contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

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        16.    Construction.    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" and "Schedules" are intended to refer to Sections of this Noncompetition Agreement and Schedules to this Noncompetition Agreement. All references in this Noncompetition Agreement to the "date of this Noncompetition Agreement" shall be deemed to refer to November 30, 2004.

        17.    Survival of Obligations.    Except as specifically provided herein, the obligations of the Stockholder under this Noncompetition Agreement (including his obligations under Sections 4, 5, 7 and 13) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Stockholder of any obligation or liability arising from any prior breach by the Stockholder of any provision of this Noncompetition Agreement.

        18.    Obligations Absolute.    The Stockholder's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company, Parent, any other Indemnitee or any other Person) of, or inaccurate representation or warranty contained in, any provision of the Merger Agreement, the Settlement Agreement or any other agreement or instrument, or by virtue of any failure to perform, or any other breach of, any obligation of the Company, Parent, any other Indemnitee or any other Person. Similarly, the obligations of the Company and Parent under the Merger Agreement, the Settlement Agreement or any other agreement or instrument, shall not be terminated or otherwise limited by virtue of any breach (on the part of the Stockholder) of, or inaccurate representation or warranty contained in, any provision of this Noncompetition Agreement.

        19.    Amendment.    This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent (or any successor to Parent), the Company (or any successor to the Company) and the Stockholder.

        20.    Termination.    This Noncompetition Agreement shall terminate upon the valid termination of the Merger Agreement, prior to the consummation of the Merger.

        21.    Defined Terms.    For purposes of this Noncompetition Agreement:

          (a)   "Acquired Corporation" has the meaning assigned to it in the Merger Agreement.

          (b)   "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

          (c)   "Authorized EDA Activities" means any and all of designing, developing, manufacturing, marketing, promoting, selling, supplying, distributing, supporting or maintaining any software program performing any one or more of the following functions (excluding any embedded portion of such a software program where the embedded portion is a Competing Product): (i) parasitic element extraction from layout; (ii) circuit extraction from layout; (iii) design rule checking (DRC); (iv) electrical rule checking (ERC); (v) layout versus schematic (LVS); (vi) optical proximity correction; (vii) place & route; (viii) logic, behavioral, and physical synthesis; (ix) layout editor;

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  (x) mask data preparation; (xi) resolution enhancement technology (RET); and (xii) layout analysis for manufacturability rules (see Appendix C hereto for definitions of the terms used in this sentence).

          (d)   "Closing Date" has the meaning assigned to it in the Merger Agreement.

          (e)   "Competing Product" means any standalone software program, any embedded portion of a software program, or any algorithm, formula, idea or invention (whether or not patentable) for performing analog simulation of integrated circuits and/or static transistor-level analysis of integrated circuits. Examples include (i) dynamic transistor-level and/or dynamic interconnect simulation, (ii) HDL cosimulation, (iii) electromigration analysis, (iv) power net IR drop analysis, and (v) macro-modeling of Verilog-A, Verilog-AMS and/or VHDL-AMS, and (vi) reduced order modeling (as defined in Appendix C). For avoidance of doubt, the term "analog simulation" includes the electrical behavior of digital and mixed-signal components and the term "integrated circuits" includes analog circuits, digital circuits, mixed signal circuits, memory circuits, logic circuits, encoding circuits, decoding circuits, system-on-a-chip circuits, and any other type of integrated circuit, regardless of the size of the integrated circuit design or the process technology (e.g., 0.18 micron, 0.15 micron, 0.13 micron, 90 nanometer and 65 nanometer).

          (f)    "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating to Parent, any of the Acquired Corporations or any of Parent's other subsidiaries or relating to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Parent, any of the Acquired Corporations or any of Parent's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information that has become public or is in the public domain through no fault of the Stockholder.

          (g)   "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

          (h)   "Engage" means engage, participate or collaborate, directly or through or with any other Person.

          (i)    "Indemnitees" shall include: (i) Parent; (ii) the Company; (iii) each Person who is or becomes an Affiliate of Parent or the Company; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

          (j)    "Intellectual Property" has the meaning assigned to it in the Merger Agreement.

          (k)   "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body or authority or any quasi-governmental authority of any nature.

          (l)    "Noncompetition Period" means the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date.

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          (m)  "Person" means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization, entity, governmental body or authority.

          (n)   "Prohibited EDA Activities" means any and all of the following: designing, developing, manufacturing, marketing, promoting, selling, supplying, distributing, supporting or maintaining any Competing Product. For purposes of greater clarity, the term "Prohibited EDA Activities" does not include: (i) teaching classes or giving lectures as a part- or full-time teacher or professor at a university, college, high school or similar academic institution, as long as the Stockholder does not breach or violate any duty or obligation of confidentiality owed to Parent or the Company and the Stockholder does not engage in any of the specific conduct identified in the definition of "Prohibited EDA Activities"; (ii) using a Competing Product in the course of engaging in activities that are not Prohibited EDA Activities; or (iii) installing, configuring, and using the output from, or generating an input to, a Competing Product in the course of engaging in activities that are not Prohibited EDA Activities. Stockholder acknowledges and agrees that Cadence Design Systems, Inc., Mentor Graphics Corp., Magma Design Automation, Inc., Legend Design Technology, Inc., ACAD Corporation, and EverCAD Corporation, among others, engage in Prohibited EDA Activities.

          (o)   "Specified Employee" means any individual who (i) is or was an employee of any Acquired Corporation on the date of this Noncompetition Agreement or during the one year period ending on the date of this Noncompetition Agreement or (ii) becomes an employee of Parent, any Acquired Corporation or any of Parent's other subsidiaries at any time during the Noncompetition Period; provided, however, that "Specified Employee" for this purpose shall not mean and does not include Andrei (Andrew) Tcherniaev, Iouri (Yuri) Feinberg; Walter Chan, Jeh-Fu (Jeff Tuan), Sang Wang and An-Chang Deng.

[Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, the Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.

[Name of Stockholder]
Address:

Telephone:

Facsimile:

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APPENDIX A

SECURITIES MARKETS

New York Stock Exchange (NYSE)

American Stock Exchange (AMEX)

Nasdaq

Tokyo Stock Exchange (Nikkei)

London Stock Exchange (FTSE)

Bourse-de-Paris (CAC)

Singapore Stock Exchange (SGX)

Frankfurt Stock Exchange

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APPENDIX B-1

FORM OF ANNUAL CERTIFICATION BY STOCKHOLDER

        Pursuant to the provisions of Section 3 of the Noncompetition Agreement executed and delivered by            (the "Stockholder") as of November 30, 2004 in favor of and for the benefit of NASSDA CORPORATION, a Delaware corporation (the "Company"), SYNOPSYS, INC., a Delaware corporation ("Parent"), and others (the "Noncompetition Agreement"), the undersigned Stockholder hereby represents, warrants and certifies, to and for the benefit of Parent and the Company, that:

        1.     the Stockholder has, at all times prior to the date hereof, fully complied with his obligations under the Noncompetition Agreement; and

        2.     attached hereto is a complete and accurate list of each company or organization in the semiconductor industry (which includes EDA companies, semiconductor foundries, semiconductor manufacturing equipment companies, and companies that design integrated circuits or license intellectual property used in integrated circuits) with which the Stockholder is currently, or within the twelve (12) month period ending on the date hereof has been, associated as an officer, director, stockholder, owner, co-owner, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor (other than publicly traded companies in which the Stockholder owns, as a passive investment, shares of capital stock that collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding and with which the Stockholder has no other association), in each case indicating the nature of the Stockholder's association with such company or organization (e.g., as an employee, as a consultant, or as a stockholder, officer and director) and whether the Stockholder's association with such company or organization is current or has terminated.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered as of the date first written above.

Name:
Date:
State of		)
ss.
County of		)

        On                        , before me,                        , personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Signature of Notary Public	Place Notary Seal Above

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Sample Attachment to Certification

Name of Company	Nature of Association	Current or Terminated

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APPENDIX B-2

FORM OF ANNUAL CERTIFICATION BY COMPANY

        Pursuant to the provisions of clause (2) of Section 1 of the Noncompetition Agreement executed and delivered by                        (the "Stockholder") as of November 30, 2004 in favor of and for the benefit of NASSDA CORPORATION, a Delaware corporation ("Nassda"), SYNOPSYS, INC., a Delaware corporation ("Synopsys"), and others (the "Noncompetition Agreement"), the undersigned hereby represents, warrants and certifies, to and for the benefit of Synopsys and Nassda, that the Stockholder has not personally engaged, participated or collaborated in any Prohibited EDA Activities (as defined in the Noncompetition Agreement) in the course of his employment, consulting or other association with [fill in name of public company required to give the certification under clause (2) of Section 1] (the "Company").

        IN WITNESS WHEREOF, on behalf of the Company, the undersigned has caused this Certificate to be executed and delivered as of the date first written above.

Name:
Date:
State of		)
ss.
County of		)

        On                        , before me,                        , personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Signature of Notary Public	Place Notary Seal Above

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APPENDIX C

GLOSSARY OF TECHNICAL TERMS

        Layout:    geometric data that defines the shapes and layers to be created during the manufacturing of an integrated circuit (IC), such as diffusion areas, polysilicon, and metal interconnect.

        Parasitic element:    electrical parameter values in the as manufactured IC that were not intended by the design process (usually capacitance, resistance and inductances of interconnect and "parasitic" devices).

        Mask and/or reticle:    chrome patterns on a glass substrate which are the physical embodiment of the layout data. They will image the different physical layers onto the silicon substrate during the manufacturing process of the IC.

        Design Rule:    A rule that governs the shapes, spacing, and feature sizes of the layout. These are determined by the manufacturing process and are intended to guarantee the creation of functioning ICs.

        Electrical rule:    A rule on the values and ways that electrical elements may be connected. These are determined by the manufacturing process and are intended to guarantee the creation of functioning ICs.

        Netlist:    A list of circuit devices and their connections (nets) that describes the circuit topology of the IC.

        Schematic:    A visual representation of an IC netlist.

        Reduced Order Modeling:    The process by which a circuit description (including a spice netlist as well as any other representation of an interconnected set of resistances, capacitances, and inductances) is taken as an input, and the output is either a circuit description which contains fewer elements (i.e., fewer resistances, capacitances, and inductances) or a mathematical representation such as set of coefficients suitable for inclusion into a circuit simulator. The purpose of this transformation is to reduce the memory requirements and increase the speed of circuit simulation while still preserving the circuit behavior of the initial circuit description. For purposes of this definition, it is understood that (a) a layout (as defined above) is not a circuit description, (b) the output of electrical rule checking (ERC) and layout versus schematic (LVS) is neither a circuit description nor a mathematical representation suitable for inclusion into a circuit simulator, and (c) neither the input nor the output of (i) place & route, (ii) logic, behavioral, and physical synthesis, and (iii) layout analysis for manufacturability rules is a circuit description.

        (i)    Parasitic element extraction from layout

          Process by which the layout of the IC is used to calculate the parasitic devices and their values. The input is the layout data and the output is the values of the capacitance, resistance, and inductance of the interconnect and parasitic devices.

        (ii)    Circuit extraction from layout

          Process by which the layout of the circuit is used to reconstruct the electrical netlist of the circuit. The input is the layout of the circuit and the output is the netlist of the IC. This may or may not include the parasitic devices and their values.

        (iii)    Design rule checking (DRC)

          The process of analyzing the IC layout to ensure that it conforms to the manufacturing design rules. The input is the IC layout and the output is a list of design rule errors and their locations in the layout.

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        (iv)    Electrical rule checking (ERC)

          The process of analyzing the IC layout to ensure that it conforms to the electrical rules. The input is the IC layout and the output is a list of electrical rule violations and their locations in the layout.

        (v)    Layout versus schematic (LVS)

          The process by which the layout of an IC is compared with an as designed schematic or netlist to ensure that the layout matches the electrical netlist of the IC. The input is the IC layout and the output is a list of mismatches between the layout and the netlist or schematic.

        (vi)    Optical proximity correction

          A deliberate distortion of the layout data when embodied on the mask or reticle which is intended to correct for the non ideal nature of the photolithographic process step. The input is the IC layout and the output is a modified IC layout.

        (vii)    Place & route

          The process of determining the shapes and relative positions (floorplanning), the exact physical location of the circuit elements (placement) and the exact patterns of the metal layers (routing) that will interconnect them such that the manufactured IC conforms to the description of the circuit given by the netlist. This process must typically meet several design constraints such as correct timing and immunity from signal integrity effects.

        (viii)    Logic, behavioral, and physical synthesis

          The process by which a more abstract description is transformed into a more detailed description which has been optimized to meet a set of design goals or criteria such as speed, power and minimum area. The input may be a behavioral description with the output register transfer level (RTL) description or gate level description (behavioral synthesis), or the input may be RTL or gate level and the output may be gate level description (logic synthesis), or the input may be RTL or gate level while the output may be placed gates (physical synthesis).

        (ix)    Layout editor

          A EDA tool that allows for the manual graphical manipulation of layout data by interacting with a GUI.

        (x)    Mask data preparation

          The process of translating layout data into the machine instructions for the manufacturing of a mask or reticle. The input is layout data and the output is the layout data in a form suitable for input into a mask or reticle manufacturing system such as an e-beam writer. Often, the key process is called fracturing since the polygon shapes of the layout data are "fractured" to a set of contiguous trapezoids that the e-beam writer can accept.

        (xi)    Resolution enhancement technology (RET)

          The process of manipulating the layout data in order to produce a new set of layout data that improves the resolution (i.e., the "printability") of the IC. Techniques include phase shift masks (PSM), optical proximity correction (OPC) and off axis illumination (OAI).

        (xii)    Layout analysis for manufacturability rules

          The process of analyzing the layout for manufacturability. This is done when manufacturing constraints cannot be encoded in simple design rules for use in a DRC program. This includes critical area analysis of the layout which seeks to measure the layout's sensitivity to defects, and the simulation of the photolithographic imaging process during manufacturing to estimate the manufacturability of the IC.

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ANNEX I

FORM OF RELINQUISHMENT AGREEMENT

        THIS RELINQUISHMENT AGREEMENT is made and entered into as of November 30, 2004, by and between NASSDA CORPORATION, a Delaware corporation (the "Company"), SYNOPSYS, INC., a Delaware corporation ("Parent") and                        (the "Optionee"). This Relinquishment Agreement is effective immediately prior to the consummation of the Merger (as defined in Recital A). Certain capitalized terms used but not otherwise defined in this Relinquishment Agreement have the meanings assigned to them in the Merger Agreement (as defined in Recital A).

RECITALS

        A.    Contemporaneously with the execution and delivery of this Relinquishment Agreement, (1) the Company, Parent and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement of Merger (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger") and (2) Parent, the Optionee and certain other individuals are entering into an Agreement to Settle Litigation (the "Settlement Agreement"). As a result of the Merger, upon the consummation of the Merger, each share of the Company's common stock will be converted into the right to receive $7.00 in cash and the Company will become a wholly-owned subsidiary of Parent.

        B.    Parent has required, as a condition to entering into the Merger Agreement and the Settlement Agreement and to consummating the transactions contemplated by the Merger Agreement and by the Settlement Agreement, that the Optionee execute and deliver this Relinquishment Agreement.

AGREEMENT

        The parties to this Relinquishment Agreement, intending to be legally bound, agree as follows:

SECTION 1.    RELINQUISHMENT OF OPTIONS

        1.1    The Optionee relinquishes, effective immediately prior to the consummation of the Merger, all of his rights existing upon or prior to the consummation of the Merger with respect to his Options (as defined in Section 1.3), including the right to exercise his Options, and, effective immediately prior to the consummation of the Merger, all of the Optionee's Options shall be canceled and shall be of no further force or effect.

        1.2    The Optionee acknowledges and agrees that, by virtue of the relinquishment of his rights with respect to his Options in accordance with this Relinquishment Agreement, none of his Options will be assumed by Parent pursuant to the Merger Agreement.

        1.3    "Options" shall mean all of the Optionee's vested and unvested options and rights to purchase Company Common Stock and/or any other security of the Company, whether (a) granted by the Company pursuant to the Company's 1998 Stock Option Plan, the Company's 2001 Stock Option Plan or the Company's 2001 Director Option Plan (collectively, the "Option Plans"), (b) assumed by the Company in connection with any merger, acquisition or similar transaction or (c) otherwise issued to, granted to or claimed by the Optionee.

        1.4    During the period commencing upon the date of this Relinquishment Agreement and ending on the date on which the Merger is consummated, the Optionee shall not assign or encumber, or attempt to assign or encumber, any of his Options.

SECTION 2.    RELINQUISHMENT OF ESPP PURCHASE RIGHTS

        2.1    The Optionee relinquishes, effective immediately prior to the consummation of the Merger, all of his rights existing upon or prior to the consummation of the Merger with respect to any outstanding purchase rights granted to him by the Company pursuant to the Company's 2001 Employee Stock Purchase Plan (the "ESPP"). The Optionee agrees and acknowledges that he shall not be able to purchase any shares of Company Common Stock pursuant to any outstanding purchase rights held by the Optionee under the ESPP or any rights that he may be granted or otherwise entitled to under the ESPP upon or prior to the consummation of the Merger.

        2.2    The Optionee acknowledges and agrees that, by virtue of the relinquishment of his purchase rights under the ESPP, he shall be deemed to have withdrawn from the ESPP prior to the consummation of the Merger. As soon as practicable following the consummation of the Merger, the Company shall return to the Optionee any cash balance held by the Company with respect to the Optionee in connection with the ESPP.

SECTION 3.    MISCELLANEOUS

        3.1    This Relinquishment Agreement, the Settlement Agreement and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto and thereto with respect to the subject matter hereof and thereof.

        3.2    This Relinquishment Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company (or any successor to the Company), Parent and the Optionee.

        3.3    Any term or provision of this Relinquishment Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Relinquishment Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Relinquishment Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Relinquishment Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        3.4    This Relinquishment Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        3.5    Any legal action or other legal proceeding relating to this Relinquishment Agreement or the enforcement of any provision of this Relinquishment Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. The Optionee:

          (a)   expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

          (b)   agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this Relinquishment Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 3.5(b) shall affect the right of any party to serve process in any other manner permitted by law);

          (c)   agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

          (d)   agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that the Optionee is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Relinquishment Agreement or the subject matter of this Relinquishment Agreement may not be enforced in or by such court.

        3.6    The Optionee shall (at the Optionee's sole expense) execute and/or cause to be delivered to the Company such instruments and other documents, and shall (at the Optionee's sole expense) take such other actions, as such the Company may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this Relinquishment Agreement.

        3.7    If any legal proceeding relating to this Relinquishment Agreement or the enforcement of any provision hereof is brought, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        3.8    The bold-faced headings contained in this Relinquishment Agreement are for convenience of reference only, shall not be deemed to be a part of this Relinquishment Agreement and shall not be referred to in connection with the construction or interpretation of this Relinquishment Agreement.

        3.9    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

        3.10    Nothing in this Relinquishment Agreement, express or implied, is intended to or shall confer upon any Person other than the Company, Parent and (solely with respect to the final sentence of Section 2.2) the Optionee any right, benefit or remedy of any nature. Unless Parent otherwise agrees in writing, the Company shall enforce its rights against the Optionee and shall not waive any of its rights against the Optionee.

        3.11    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Relinquishment Agreement. Neither the drafting history nor the negotiating history of this Relinquishment Agreement shall be used or referred to in connection with the construction or interpretation of this Relinquishment Agreement.

        3.12    As used in this Relinquishment Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

        The parties hereto have caused this Relinquishment Agreement to be executed and delivered as of the date first set forth above.

OPTIONEE
[Name]
[Address]
NASSDA CORPORATION
By:
SYNOPSYS, INC.
By:

ANNEX J

FORM OF CONSULTING AGREEMENT

        This CONSULTING AGREEMENT (this "Consulting Agreement") is entered into on November 30, 2004, by and between NASSDA CORPORATION, a Delaware corporation, ("Nassda"); SYNOPSYS, INC., a Delaware corporation, ("Synopsys"); and            , an individual, ("Consultant"). Nassda, Synopsys, and Consultant individually may be referred to as a "Party," and together as the "Parties."

RECITALS

        A.    Contemporaneously with the execution and delivery of this Consulting Agreement, Nassda, Synopsys, and North Acquisition Sub, Inc. are entering into a Merger Agreement (the "Merger Agreement").

        B.    Consultant is a stockholder [, director and officer] of Nassda.

        C.    Consultant will realize substantial economic benefits from the consummation of the transactions contemplated by the Merger Agreement.

        D.    Immediately prior to the Merger, Consultant will resign as an [officer, director and] employee of Nassda.

        E.    In order to induce Synopsys to enter into the Merger Agreement, Consultant has agreed to provide certain services to Synopsys after the consummation of the transactions contemplated by the Merger Agreement, as provided in this Consulting Agreement.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

        1.    DEFINITIONS.    Capitalized terms used but not otherwise defined in this Consulting Agreement shall have the meanings assigned to them in the Merger Agreement. As used in this Consulting Agreement:

          1.1    "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating to Synopsys, Nassda, or any of Synopsys' other subsidiaries or relating to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Synopsys, Nassda, or any of Synopsys' other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information that has become public or is in the public domain through no fault of Consultant.

          1.2    "Consulting Period" has the meaning ascribed to it in Section 10.1.

          1.3    "Deliverables" means the items to be provided or actually provided by Consultant to Synopsys under this Consulting Agreement, including items specifically designated or characterized as deliverables in a Statement of Work.

          1.4    "Services" means the services related to the Company Software (which may include consulting with and training Synopsys' or Nassda's personnel regarding the Company Software, including the algorithms and other trade secrets embodied therein and the structure and organization of the source code, and assisting Synopsys' or Nassda's personnel in diagnosing and correcting "bugs" or errors in the Company Software) or the integration of Nassda's business operations into Synopsys' business operations that Synopsys requests Consultant to perform under this Consulting Agreement. The Services to be performed by Consultant hereunder do not include any support, maintenance or development of any existing or new Synopsys product (it being understood that the Company Software shall not be considered, for these purposes, to be a Synopsys product).

          1.5    "Work Product" means (a) all Deliverables, (b) all Intellectual Property, in any stage of development, that Consultant authors, conceives, creates, develops, invents or reduces to practice in the course of or in connection with performing the Services, and (c) all tangible embodiments (including models, presentations, prototypes, reports, samples, and summaries) of each item of such Intellectual Property.

        2.    ENGAGEMENT

          2.1    Statements of Work.    During the Consulting Period, Consultant agrees to perform up to 400 hours of Services at Synopsys' request. The number of hours of Services that Synopsys requests Consultant to perform in any of the first three (3) months shall not exceed 80 hours per month; the number of hours of Services that Synopsys requests Consultant to perform in any of the final nine (9) months of the Consulting Period shall not exceed 30 hours per month. For the avoidance of doubt, nothing in this Consulting Agreement will obligate Synopsys to actually engage Consultant for the full 400 hours of Services, and Synopsys will be obligated to compensate Consultant only for those Services actually requested by Synopsys and performed by Consultant. From time to time, Synopsys may (a) informally direct Consultant to perform certain Services, and/or (b) submit to Consultant formal written work orders ("Statements of Work") containing express terms (including specifications, delivery and performance schedules) for Services and Deliverables that Synopsys desires Consultant to provide. Consultant shall accept all such informal requests for Services and formal work orders to the extent that the Services specified therein do not exceed the limits set forth above. Synopsys may at any time terminate, cancel, suspend, or modify any request for Services or Statement of Work in its discretion. A Statement of Work may include a limited express or implied license to Consultant to use certain Intellectual Property of Synopsys or its licensors, such as software, tools, or know-how, as necessary to complete that Statement of Work. Any such license automatically terminates upon the completion of the applicable Statement of Work and is limited by the terms of this Consulting Agreement. The Parties further acknowledge and agree that none of the time spent by Consultant performing his obligations under the Cooperation and Support Agreement between the Parties of even date herewith (the "Cooperation and Support Agreement") shall be charged against the limits set forth in this Section 2.1.

          2.2    Performance of Services.    Consultant will perform the Services in a prompt, diligent, professional, and workmanlike manner, and in accordance with the terms of this Consulting Agreement, including the applicable Statement of Work, if any. Except as otherwise provided in the applicable Statement of Work, Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time, and will use Consultant's expertise and creative talents in performing the Services. Consultant will not subcontract or otherwise delegate any of Consultant's obligations under this Consulting Agreement. Time is of the essence in the performance of Consultant's obligations under this Consulting Agreement.

          2.3    Access Rules and Procedures.    While on Synopsys' premises, Consultant agrees to comply with Synopsys' then-current access rules and procedures, including those procedures pertaining to safety, security, and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Synopsys' telecommunications, networking, or information processing systems (including stored computer files, email messages, and voice messages) and that Consultant's activities, including the sending or receiving of any files or messages, on or using any of those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time without notice.

        3.    INDEPENDENT CONTRACTOR RELATIONSHIP.    Consultant's relation to the other Parties under this Consulting Agreement is that of an independent contractor. Nothing in this Consulting Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Nassda, Synopsys and Consultant. Without limiting the foregoing, Consultant will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Synopsys, that is inconsistent with Consultant being an independent Consultant (and not an employee) of Synopsys. Consultant is not the agent of Synopsys and is not authorized, and must not represent to any third party that Consultant is authorized, to make any commitment or otherwise act on behalf of Synopsys. Without limiting the generality of the foregoing, Consultant is not entitled to or eligible for any benefits that Synopsys may make available to its employees, such as group insurance, profit-sharing, or retirement benefits. Because Consultant is an independent Consultant, Synopsys will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers' compensation insurance on behalf of Consultant. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Synopsys, or any affiliate of Synopsys, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by Synopsys. Consultant is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to Consultant under this Consulting Agreement, and agrees to do so in a timely manner. If applicable, Synopsys will report the fees paid to Consultant under this Consulting Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law. Consultant will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions.

        4.    COMPENSATION

          4.1    Fees.    Subject to the terms and conditions of this Consulting Agreement, Synopsys will pay Consultant at an hourly rate of U.S. $250 as Consultant's sole and complete compensation for all Services, Deliverables, and Intellectual Property Rights provided by Consultant under this Consulting Agreement. No other fees will be owed by Synopsys under this Consulting Agreement.

          4.2    Expenses.    Synopsys will reimburse Consultant's reasonable out-of-pocket expenses incurred in performance of the Services in accordance with Synopsys' then-current contractor expense reimbursement policies, provided that Consultant obtains Synopsys' prior written approval of any such expense in excess of $500.

          4.3    Invoicing.    Consultant will issue complete and accurate invoices that specify the number of hours spent in performing Services and include a reasonably detailed description of the work performed. Unless otherwise expressly provided in an applicable Statement of Work, (a) payment to Consultant of fees will be due 30 days following Synopsys' receipt of the invoice for such fees, and (b) Consultant will submit invoices to Synopsys on a monthly basis for Services performed in the previous month.

        5.    CONFIDENTIALITY.    Commencing on the date of this Consulting Agreement and at all times thereafter, Consultant will (a) hold all Confidential Information in strict trust and confidence, (b) refrain from using or permitting others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Consulting Agreement, and (c) refrain from disclosing or permitting others to disclose any Confidential Information to any third party without obtaining Synopsys' express prior written consent on a case-by-case basis. Consultant will protect the Confidential Information from unauthorized use, access, or disclosure using all reasonable measures. Consultant will not attempt to reverse engineer, de-encrypt, or otherwise derive the design, internal logic, structure or inner workings (including algorithms and source code) of any software, products, models, prototypes, or other items provided by Synopsys that use, embody, or contain Confidential Information. Consultant will not remove any tangible embodiment of any Confidential Information from Synopsys' facilities or premises without Synopsys' express prior written consent. Upon Synopsys' request and upon any termination or expiration of this Consulting Agreement, Consultant will promptly (1) return to Synopsys or, if so directed by Synopsys, destroy all tangible embodiments of the Confidential Information (in every form and medium), (2) permanently erase all electronic files containing or summarizing any Confidential Information, and (3) certify to Synopsys in writing that Consultant has fully complied with the foregoing obligations.

        6.    NO CONFLICTS.    Consultant will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Consultant's obligations under this Consulting Agreement, including Consultant's ability to perform the Services. Consultant will not disclose to Synopsys, will not bring into Synopsys' facilities, and will not induce Synopsys to use any confidential or proprietary information of any third party.

        7.    INTELLECTUAL PROPERTY

          7.1    Disclosure of Work Product.    In accordance with the applicable Statement of Work, including any schedule therein, Consultant will deliver all Deliverables and disclose all other Work Product to Synopsys in the form specified in the Statement of Work or otherwise designated by Synopsys.

          7.2    Ownership and Assignment of Work Product.    Consultant agrees that the Work Product, and all Intellectual Property Rights therein, will be the sole and exclusive property of Synopsys. Consultant hereby irrevocably and unconditionally assigns to Synopsys all right, title, and interest worldwide in and to the Work Product, and all Intellectual Property Rights therein. Consultant understands and agrees that he has no right to use the Work Product except as necessary to perform the Services for Synopsys. If any Intellectual Property Rights, such as moral rights, in the Work Product cannot (as a matter of law) be assigned by Consultant to Synopsys as provided in Section 7.2, then (a) Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Synopsys with respect to such rights, and (b) to the extent Consultant cannot (as a matter of law) make such waiver, Consultant unconditionally grants to Synopsys an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights: (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (iii) to exercise any and all other present or future rights in the Work Product.

        8.    FURTHER ASSURANCES

          8.1    Cooperation.    Consultant will, at Synopsys' request, (a) cooperate with and assist Synopsys, both during and after the term of this Consulting Agreement, in perfecting, maintaining, protecting, and enforcing Synopsys' rights in the Work Product, and (b) execute and deliver to

  Synopsys any documents deemed necessary or appropriate by Synopsys in its discretion to perfect, maintain, protect, or enforce Synopsys' rights in the Work Product or otherwise carry out the purposes of this Consulting Agreement. Regardless of whether Synopsys requests any such cooperation or assistance, Consultant shall not, unless specifically directed or requested by Synopsys or any of its attorneys to do so, cooperate with or assist or support in any manner, directly or indirectly, any other Person with respect to any Legal Proceeding (including interference and reexamination proceedings) involving any Intellectual Property or Confidential Information of Nassda or Synopsys, except that Consultant may provide truthful testimony pursuant to a subpoena (or upon cross-examination) by any such Person.

          8.2    Intellectual Property Assignments.    Without limiting the generality of Section 8.1, Consultant will execute and deliver to Synopsys, at Synopsys' request, (i) a copyright assignment in a form provided by Synopsys for any Work Product subject to copyright protection; and (ii) a patent application assignment in a form provided by Synopsys for any patentable component of the Work Product for which Synopsys elects to file a patent application. At Synopsys' request, Consultant will promptly record such assignment with the United States Patent and Trademark Office or foreign equivalent. Consultant hereby irrevocably designates and appoints Synopsys and its duly authorized officers and agents as Consultant's agent and attorney-in-fact to act for and in Consultant's behalf to execute, deliver and file any and all documents with the same legal force and effect as if executed by Consultant, if Synopsys is unable for any reason to secure Consultant's signature on any document needed in connection with the actions described in Section 8. Consultant acknowledges that this appointment is coupled with an interest. For the avoidance of doubt, none of the activities contemplated in this Section 8.1 or Section 8.2 shall be charged against the 400-hour obligation described in Section 2.1.

        9.    REPRESENTATIONS AND WARRANTIES.    Consultant represents and warrants that:

            (a)   Consultant has not granted and will not attempt or purport to grant, directly or indirectly, any right or interest in the Work Product to any other Person;

            (b)   Consultant has full right, power, and authority to enter into and perform this Consulting Agreement without the consent of any third party;

            (c)   Consultant is not subject to any contract or duty that would be breached by Consultant's entering into or performing Consultant's obligations under this Consulting Agreement or that is otherwise inconsistent with this Consulting Agreement; and

            (d)   each of the representations and warranties of the Consultant in this Consulting Agreement is accurate in all respects as of the date of this Consulting Agreement and will remain accurate in all respects at all times through and including the Closing Date and at all times during the Consulting Period as if made at and as of any such time.

          9.2    Performance.    Consultant warrants that he will perform all Services in a prompt, diligent, professional, and workmanlike manner, applying his skill and expertise in the relevant subject area. In the event of a breach of this warranty, (a) Synopsys will not be obligated to make payment to Consultant for the nonconforming Services; (b) the time spent by Consultant in performance of the nonconforming Services shall not be charged against the limits set forth in Section 2.1; and (c) at Synopsys' request, Consultant will promptly reperform the nonconforming Services in a manner that conforms to the foregoing warranty.

        10.    CONSULTING PERIOD

          10.1    Definition.    The "Consulting Period" means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date.

          10.2    Expiration.    Upon expiration of the Consulting Period or earlier as requested by Synopsys, Consultant will deliver to Synopsys any and all documents, prototypes, samples, and other materials (including all copies thereof) in Consultant's possession or control that contain, summarize, or disclose any Work Product (in whatever stage of development or completion) or any Intellectual Property or Confidential Information provided by or on behalf of Synopsys. Sections 1 (Definitions), 3 (Independent Contractor Relationship), 5 (Confidentiality), 7 (Intellectual Property), 8 (Further Assurances), 9 (Representations and Warranties), 10 (Consulting Period), and 11 (General Provisions) will survive the expiration of the Consulting Period. Expiration of the Consulting Period will not affect any Party's liability for any breach of this Consulting Agreement such Party may have committed before such expiration or termination.

        11.    NO EFFECT ON NONCOMPETITION AGREEMENT.    No term of this Agreement, no Services requested of or performed by Consultant pursuant to this Agreement, and no Confidential Information provided by either Synopsys or Nassda, or any Affiliate of either of them, to Consultant for the purposes of having Consultant perform Services pursuant to this Agreement, shall in any respect by deemed or claimed by any Party to this Agreement or any Affiliate thereof to modify, revise, amend, change, lessen or increase the rights of Consultant, Synopsys or Nassda, or any Affiliate of any of them, as provided for in the Noncompetition Agreement between Consultant, Synopsys and Nassda (the "Noncompetition Agreement").

        12.    GENERAL PROVISIONS

          12.1    Governing Law; Venue.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this Consulting Agreement or the enforcement of any provision of this Consulting Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Consultant:

            (a)   expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

            (b)   agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this Consulting Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 11.1(b) shall affect the right of any party to serve process in any other manner permitted by law);

            (c)   agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (d)   agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Consultant is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that such court lacks jurisdiction to adjudicate any cause of action or claim for relief based upon or arising from this Consulting Agreement.

          12.2    Severability.    Any term or provision of this Consulting Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Consulting Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Consulting Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Consulting Agreement shall be enforceable as so modified.

          12.3    Successors and Assigns.    With the consent of Consultant, which shall not be unreasonably withheld and will not be required for an assignment to an Affiliate of Synopsys, each of Nassda and Synopsys may freely assign any or all of its rights under this Consulting Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of Consultant or of any other Person. This Agreement shall be binding upon Consultant and his heirs, executors, estate, personal representatives, successors and assigns (if any), and shall inure to the benefit of Synopsys. Consultant shall not assign any of his rights or delegate any of his obligations under this Consulting Agreement without the prior written consent of Synopsys.

          12.4    Notices.    Any notice or other communication required or permitted to be delivered to either party under this Consulting Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

    if to Consultant:

      at the address set forth on the signature page hereof; and

    if to Nassda:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention: Edwin C. V. Winn
      Chairman of Special Committee
      Facsimile: (408) 988-9888

    with a copy to:

      Richards, Layton & Finger LLP
      One Rodney Square
      P.O. Box 551
      Wilmington, DE 19899
      Attention: Gregory V. Varallo
      Facsimile: (302) 651-7701

    with a copy to:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention: Chief Financial Officer
      Facsimile: (408) 988-9888

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Robert P. Latta
      Facsimile: (650) 493-6811

    if to Synopsys:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile: 650-965-8637

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Timothy J. Moore
      Facsimile: 650-849-7400

          12.5    Attorneys' Fees.    If any legal proceeding relating to this Consulting Agreement or the enforcement of any provision of this Consulting Agreement is brought against Consultant, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          12.6    Specific Performance.    Consultant agrees that, in the event of any breach or threatened breach by Consultant of any covenant, obligation or other provision contained in this Consulting Agreement, each of Nassda and Synopsys shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Consultant further agrees that neither Nassda nor Synopsys shall be required to obtain, furnish, post or otherwise provide any bond or other security or instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.6, and Consultant irrevocably waives any right he may have to require Nassda or Synopsys to obtain, furnish or post any such bond or instrument.

          12.7    Remedies.    The rights and remedies of Synopsys under this Consulting Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Synopsys under this Consulting Agreement, and the obligations and liabilities of Consultant under this Consulting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Consulting Agreement shall limit any of Consultant's, Nassda's or Synopsys' obligations or liabilities, or the rights or remedies of Consultant or Synopsys under the Noncompetition Agreement, the Settlement Agreement between the Parties of even date herewith (the "Settlement Agreement"), or the Cooperation and Support Agreement between the Parties of even date herewith (the "Cooperation and Support Agreement"); and nothing in the Settlement Agreement, the Noncompetition Agreement or the Cooperation and Support Agreement shall limit any of Consultant's, Nassda's or Synopsys' obligations or liabilities, or any of the rights or remedies of Consultant or Synopsys under this Consulting Agreement. No breach on the part of Synopsys of any covenant or obligation in the Settlement Agreement, the Noncompetition Agreement or any other agreement shall limit or otherwise affect any right or remedy of Synopsys under this Consulting Agreement. Similarly, no breach on the part of Consultant of any covenant or obligation in the Settlement Agreement, the Noncompetition Agreement or any other agreement shall limit or otherwise affect any right or remedy of Consultant under this Consulting Agreement.

          12.8    Headings.    The bold-faced headings contained in this Consulting Agreement are for convenience of reference only, shall not be deemed to be a part of this Consulting Agreement and shall not be referred to in connection with the construction or interpretation of this Consulting Agreement.

          12.9    Construction.    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Section headings are included in this Consulting Agreement merely for convenience of reference; they are not to be considered part of this Consulting Agreement or used in the interpretation of this Consulting Agreement. As used in this Consulting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Whenever Synopsys' consent or approval is required under this Consulting Agreement, Synopsys may grant or deny its consent or approval in its sole and absolute discretion. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Consulting Agreement. Except as otherwise indicated in this Consulting Agreement, all references in this Consulting Agreement to "Sections" are intended to refer to Sections of this Consulting Agreement. In the event of any conflict between this Consulting Agreement and a Statement of Work, this Consulting Agreement will control. All references in this Consulting Agreement to the "date of this Consulting Agreement" shall be deemed to refer to the date set forth in the preamble.

          12.10    Waiver.    No failure on the part of Synopsys to exercise any power, right, privilege or remedy under this Consulting Agreement, and no delay on the part of Synopsys in exercising any power, right, privilege or remedy under this Consulting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Synopsys shall not be deemed to have waived any claim arising out of this Consulting Agreement, or any power, right, privilege or remedy of Synopsys under this Consulting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Synopsys; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          12.11    Obligations Absolute.    Consultant's obligations under this Consulting Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Nassda, Synopsys or any other person) of, or inaccurate representation or warranty contained in, any provision of the Merger Agreement, the Settlement Agreement or any other agreement or instrument, or by virtue of any failure to perform, or any other breach of, any obligation of Nassda, Synopsys or any other person. Similarly, the obligations of the Synopsys and Nassda under the Merger Agreement, the Settlement Agreement or any other agreement or instrument, shall not be terminated or otherwise limited by virtue of any breach (on the part of Consultant) of, or inaccurate representation or warranty contained in, any provision of this Consulting Agreement.

          12.12    Amendment.    This Consulting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Nassda, Synopsys (or any successor thereto) and Consultant.

          12.13    Entire Agreement.    This Agreement, the Settlement Agreement, and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto or thereto with respect to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date set forth in the preamble.

("NASSDA")	("CONSULTANT")

Signed:	Signed:

Name:	Printed Name:

Title:	Address:

For copyright registration purposes only, Consultant must provide the following information:
Date of Birth:

Nationality or Domicile:

("SYNOPSYS")

Signed:

Name:

Title:

ANNEX K

FORM OF COOPERATION AND SUPPORT AGREEMENT

        This COOPERATION AND SUPPORT AGREEMENT (this "Cooperation and Support Agreement") is entered into on November 30, 2004, by and between NASSDA CORPORATION, a Delaware corporation ("Nassda"); SYNOPSYS, INC., a Delaware corporation ("Synopsys"); and ("Specified Individual"). Nassda, Synopsys, and Specified Individual individually may be referred to as a "Party," and together as the "Parties."

RECITALS

        A.    Contemporaneously with the execution and delivery of this Cooperation and Support Agreement, Nassda, Synopsys, and Merger Sub are entering into a Merger Agreement (the "Merger Agreement").

        B.    Specified Individual is a stockholder [, director and officer] of Nassda.

        C.    Specified Individual will realize substantial economic benefits from the consummation of the transactions contemplated by the Merger Agreement.

        D.    Immediately prior to the Merger, Specified Individual will resign as an [officer, director and] employee of Nassda.

        E.    In order to induce Synopsys to enter into the Merger Agreement, Specified Individual has agreed to provide certain services to Synopsys after the consummation of the transactions contemplated by the Merger Agreement, as provided in this Cooperation and Support Agreement.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

        1.    DEFINITIONS.    Capitalized terms used but not otherwise defined in this Cooperation and Support Agreement shall have the meanings assigned to them in the Merger Agreement. As used in this Cooperation and Support Agreement:

          1.1    "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating to Synopsys, Nassda, or any of Synopsys's other subsidiaries or relating to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Synopsys, Nassda, or any of Synopsys's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information that has become public or is in the public domain through no fault of Specified Individual.

          1.2    "Cooperation Period" has the meaning ascribed to it in Section 8.1.

          1.3    "Nassda Intellectual Property" means any Intellectual Property with respect to which Specified Individual (a) assigned (or agreed to assign) any Intellectual Property Rights to Nassda or Synopsys prior to, on, or after the Closing Date; and (b) was the sole or a joint author, inventor, or creator, or otherwise held an interest. "Nassda Intellectual Property" also means and includes the patents and patent applications owned by Nassda as of the Closing Date as well as any inventions conceived or reduced to practice by Specified Individual during Specified Individual's employment with Nassda or Synopsys or any affiliate thereof, but which did not become the subject of a patent application until after the termination of Specified Individual's employment.

          1.4    "Related Litigation" means any and all claims, demands, or Legal Proceedings:

            (a)   to which Synopsys is or becomes a party, or to which Synopsys expects it may become a party, and that relates to (i) the Transaction or (ii) any act or omission taken or alleged to have been taken by Nassda, any Subsidiary or other affiliate of Nassda, or Specified Individual; or

            (b)   to which Nassda, any Subsidiary or other affiliate of Nassda, or Specified Individual is or becomes a party concerning any circumstances, facts, events or occurrences which existed or occurred prior to or as of the Closing Date.

        For the avoidance of doubt, "Related Litigation" includes the securities class action lawsuits titled Nowak v. Nassda Corporation et al., 3:2004cv02942 (N.D. Cal.) and Richardson v. Nassda Corporation et al., 3:04-cv-03803 (N.D. Cal.), the derivative action titled Israel v. Nassda Corporation et al., CA645-N (Del. Ch. Ct.).

        2.    COOPERATION AND SUPPORT

          2.1    Related Litigation.    From time to time during the Cooperation Period, Specified Individual will provide all cooperation and support requested by Nassda and/or Synopsys in connection with any Related Litigation. Such cooperation and support may include providing information, affidavits, and testimony requested by Nassda and/or Synopsys in connection with the Related Litigation, being available for assistance with case development, document review and analysis, interviews, depositions, hearings and trials, and other appropriate activities in connection with the Related Litigation.

          2.2    Nassda Intellectual Property.    Specified Individual shall, at Synopsys's or Nassda's request, (a) provide cooperation and assistance to Nassda and/or Synopsys, both during and after the Cooperation Period, in perfecting, maintaining, protecting, and enforcing Nassda's or Synopsys's rights in the Nassda Intellectual Property, including by preparing and prosecuting (or assisting in the preparation or prosecution of) patent applications, and by testifying and providing affidavits in connection with any interference proceedings, reexamination proceedings, infringement suits, and other Legal Proceedings; (b) execute and deliver to Nassda and/or Synopsys any documents deemed necessary or appropriate by Nassda or Synopsys in its discretion to perfect, maintain, protect, or enforce Nassda's or Synopsys's rights in the Nassda Intellectual Property in any jurisdiction; and (c) provide assistance to Nassda and/or Synopsys in identifying Intellectual Property Rights in Nassda Intellectual Property, including by being available for technical interviews with Nassda or Synopsys personnel for this purpose.

          2.3    Further Assurances.    In addition to (not in lieu of) Specified Individual's obligations under Section 2.2, Specified Individual shall execute and deliver to Synopsys, at Synopsys's request, (i) a copyright assignment in a form acceptable to Synopsys for any Nassda Intellectual Property subject to copyright protection; and (ii) a patent application assignment in a form acceptable to Synopsys for any invention conceived or reduced to practice by Specified Individual in connection with the creation of Nassda Intellectual Property. At Synopsys's request, Specified Individual shall promptly record such assignment with the United States Patent and Trademark Office, the U.S. Copyright Office, or any foreign equivalent. Specified Individual hereby irrevocably designates and appoints Synopsys and its duly authorized officers and agents as Specified Individual's agent and attorney-in-fact to act for and on Specified Individual's behalf to execute, deliver and file any and all documents with the same legal force and effect as if executed by Specified Individual, if Synopsys is unable for any reason to secure Specified Individual's signature on any document needed in connection with the actions described in this section. Specified Individual acknowledges that this appointment is coupled with an interest.

          2.4    No Adverse Assistance.    Regardless of whether Synopsys requests any cooperation or assistance pursuant to Sections 2.1, 2.2 and 2.3, Specified Individual shall not, unless specifically directed or requested by Synopsys or any of its attorneys to do so, cooperate with or assist or support in any manner, directly or indirectly, any Person (other than Synopsys, Nassda or any other Affiliate of Synopsys, and their respective attorneys) with respect to the Related Litigation or with respect to any Legal Proceeding (including interference and reexamination proceedings) involving any Nassda Intellectual Property, except that Specified Individual may provide truthful testimony pursuant to a subpoena (or upon cross-examination) by any such Person.

          2.5    Expert Witness Services.    Nothing in this Cooperation and Support Agreement is intended to obligate Specified Individual to serve as an expert witness without compensation in Related Litigation or in relation to any proceedings concerning Nassda Intellectual Property where he is not a fact witness or otherwise has knowledge as a percipient witness; if and to the extent that Specified Individual does provide to Nassda or Synopsys the kind of services for which one would ordinarily be compensated as an expert witness (such as preparing for and giving testimony at depositions, hearings and trials as an expert witness), Specified Individual will be compensated at the rate of $250 per hour.

          2.6    Limit on Aggregate Monthly Hours.    Under no circumstances shall the Specified Individual be required to provide services for more than an aggregate of eighty (80) hours per month pursuant to the Consulting Agreement and this Cooperation and Support Agreement during the first three (3) months following the Closing Date, and thereafter for more than an aggregate of forty (40) hours per month, excluding in all cases any time required to actually testify in deposition, trial or any other regulatory, administrative or court proceeding.

        3.    REIMBURSEMENT AND COMPENSATION

          3.1    Actual Expenses.    Synopsys will reimburse Specified Individual's reasonable out-of-pocket expenses incurred in providing cooperation and support hereunder in accordance with Synopsys's then-current contractor expense reimbursement policies, provided that Specified Individual obtains Synopsys's prior written approval of any such expense in excess of $500.

          3.2    Compensation.    Specified Individual shall be obligated to provide cooperation and support pursuant to this Cooperation and Support Agreement without compensation (except for reimbursement for reasonable, actually incurred out-of-pocket expenses pursuant to Section 4.1) for a maximum of one hundred (100) hours in the aggregate. For all time that Specified Individual is required to provide cooperation and support in excess of a total of one hundred (100) hours for all Related Litigation, Specified Individual shall be compensated at the rate of $250 per hour. However, Specified Individual shall not be compensated under any circumstances for any time required to actually testify in deposition, trial or any other regulatory, administrative or court proceeding (except for reimbursement for reasonable, actually incurred out-of-pocket expenses pursuant to Section 4.1) and any time spent testifying shall not be included in calculating the aforementioned one hundred (100) hours. Other than as expressly provided herein, the Parties agree and acknowledge that Specified Individual will receive no separate additional compensation under this Cooperation and Support Agreement in consideration of the obligations set forth herein, and that none of the activities performed by Specified Individual in performance of his obligations under this Cooperation and Support Agreement shall be counted against the hourly obligations of the accompanying Consulting Agreement entered into between the Parties.

          3.3    Invoicing.    To the extent Specified Individual becomes entitled to compensation pursuant to the terms of this Cooperation and Support Agreement, Specified Individual will issue complete and accurate invoices that specify the number of hours spent in providing cooperation and support and include a reasonably detailed description of the work performed. Payment to Specified Individual of fees will be due 30 days following Synopsys's receipt of the invoice for such fees, and (b) Specified Individual will submit invoices to Synopsys on a monthly basis for work performed in the previous month.

        4.    CONFIDENTIALITY.    Commencing on the date of this Cooperation and Support Agreement and at all times thereafter, Specified Individual will (a) hold all Confidential Information in strict trust and confidence, (b) refrain from using or permitting others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Cooperation and Support Agreement, and (c) refrain from disclosing or permitting others to disclose any Confidential Information to any third party without obtaining Synopsys's express prior written consent on a case-by-case basis. Specified Individual will protect the Confidential Information from unauthorized use, access, or disclosure using all reasonable measures. Specified Individual will not attempt to reverse engineer, de-encrypt, or otherwise derive the design, internal logic, structure or inner workings (including algorithms and source code) of any software, products, models, prototypes, or other items provided by Synopsys that use, embody, or contain Confidential Information. Specified Individual will not remove any tangible embodiment of any Confidential Information from Synopsys's facilities or premises without Synopsys's express prior written consent. Upon Synopsys's request and upon any termination or expiration of this Cooperation and Support Agreement, Specified Individual will promptly (1) return to Synopsys or, if so directed by Synopsys, destroy all tangible embodiments of the Confidential Information (in every form and medium), (2) permanently erase all electronic files containing or summarizing any Confidential Information, and (3) certify to Synopsys in writing that Specified Individual has fully complied with the foregoing obligations.

        5.    REPRESENTATIONS AND WARRANTIES.    Specified Individual represents and warrants that (a) Specified Individual has full right, power, and authority to enter into and perform this Cooperation and Support Agreement without the consent of any third party; (b) Specified Individual is not subject to any contract or duty that would be breached by Specified Individual's entering into or performing Specified Individual's obligations under this Cooperation and Support Agreement or that is otherwise inconsistent with this Cooperation and Support Agreement; and (c) each of the representations and warranties of the Specified Individual in this Cooperation and Support Agreement is accurate in all respects as of the date of this Cooperation and Support Agreement and will remain accurate in all respects at all times through and including the Closing Date and at all times during the Cooperation Period as if made at and as of any such time. Specified Individual will comply with all Legal Requirements applicable to Specified Individual's performance of his obligations under this Cooperation and Support Agreement. Specified Individual will not disclose to Synopsys, will not bring into Synopsys's facilities, and will not induce Synopsys to use any confidential or proprietary information of any third party.

        6.    NO CONFLICTS.    Specified Individual will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Specified Individual's obligations under this Cooperation and Support Agreement.

        7.    COOPERATION PERIOD

          7.1    Definition.    The "Cooperation Period" means the period commencing on the Closing Date and ending when all the Related Litigation has come to a final conclusion and all patents and patent applications included in the Nassda Intellectual Property have expired or been abandoned or been ruled invalid. However, the Cooperation Period will automatically terminate six

  (6) years from the Closing Date, unless the Parties have agreed in writing to extend the term of the Cooperation Period.

          7.2    Voluntary Termination.    Synopsys may terminate the Cooperation Period at any time with or without cause for its convenience, effective upon written notice to Specified Individual. Specified Individual has no right to terminate the Cooperation Period. Sections 1, 2.3, 4, 5, 6, 7.2, and 9 will survive any such termination. Termination of the Cooperation Period will not affect any Party's liability for any breach of this Cooperation and Support Agreement such Party may have committed before such termination.

        8.    NO EFFECT ON NONCOMPETITION AGREEMENT.    No term of this Cooperation and Support Agreement, no cooperation or support requested of or performed by Specified Individual pursuant to this Agreement, and no Confidential Information provided by either Synopsys or Nassda, or any Affiliate of either of them, to Specified Individual for the purposes of having Specified Individual cooperation or support pursuant to this Cooperation and Support Agreement, shall in any respect by deemed or claimed by any Party to this Agreement or any Affiliate thereof to modify, revise, amend, change, lessen or increase the rights of Specified Individual, Synopsys or Nassda, or any Affiliate of any of them, as provided for in the Noncompetition Agreement between Specified Individual, Synopsys and Nassda (the "Noncompetition Agreement").

        9.    GENERAL PROVISIONS

          9.1    Governing Law; Venue.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this Cooperation and Support Agreement or the enforcement of any provision of this Cooperation and Support Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Specified Individual:

            (a)   expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

            (b)   agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this Cooperation and Support Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 9.1(b) shall affect the right of any party to serve process in any other manner permitted by law);

            (c)   agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (d)   agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Specified Individual is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that such court lacks jurisdiction to adjudicate any cause of action or claim for relief based upon or arising from this Cooperation and Support Agreement.

          9.2    Severability.    Any term or provision of this Cooperation and Support Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Cooperation and Support Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Cooperation and Support Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Cooperation and Support Agreement shall be enforceable as so modified.

          9.3    Successors and Assigns.    With the consent of Specified Individual, which shall not be unreasonably withheld and will not be required for an assignment to an Affiliate of Synopsys, each of Nassda and Synopsys may freely assign any or all of its rights under this Cooperation and Support Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of Specified Individual or of any other Person. This Agreement shall be binding upon Specified Individual and his heirs, executors, estate, personal representatives, successors and assigns (if any), and shall inure to the benefit of Synopsys. Specified Individual shall not assign any of his rights or delegate any of his obligations under this Cooperation and Support Agreement without the prior written consent of Synopsys.

          9.4    Independent Contractor.    Specified Individual's relation to the other Parties under this Consulting Agreement is that of an independent contractor. Nothing in this Consulting Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Nassda, Synopsys and Specified Individual.

          9.5    Notices.    Any notice or other communication required or permitted to be delivered to either party under this Cooperation and Support Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

    if to Specified Individual:

      at the address set forth on the signature page hereof; and

    if to Nassda:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention:  Edwin C. V. Winn
                          Chairman of Special Committee
      Facsimile: (408) 988-9888

    with a copy to:

      Richards, Layton & Finger LLP
      One Rodney Square
      P.O. Box 551
      Wilmington, DE 19899
      Attention: Gregory V. Varallo
      Facsimile: (302) 651-7701

    with a copy to:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention: Chief Financial Officer
      Facsimile: (408) 988-9888

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Robert P. Latta
      Facsimile: (650) 493-6811

    if to Synopsys:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile: 650-965-8637

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Attention: Timothy J. Moore
      Facsimile: 650-849-7400

          9.6    Attorneys' Fees.    If any legal proceeding relating to this Cooperation and Support Agreement or the enforcement of any provision of this Cooperation and Support Agreement is brought against Specified Individual, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          9.7    Specific Performance.    Specified Individual agrees that, in the event of any breach or threatened breach by Specified Individual of any covenant, obligation or other provision contained in this Cooperation and Support Agreement, each of Nassda and Synopsys shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Specified Individual further agrees that neither Nassda nor Synopsys shall be required to obtain, furnish, post or otherwise provide any bond or other security or instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.6, and Specified Individual irrevocably waives any right he may have to require Nassda or Synopsys to obtain, furnish or post any such bond or instrument.

          9.8    Remedies.    The rights and remedies of Specified Individual and Synopsys under this Cooperation and Support Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Specified Individual and Synopsys under this Cooperation and Support Agreement, and the obligations and liabilities of Specified Individual and Synopsys under this Cooperation and Support Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Except as expressly provided in Section 2.6, nothing in this Cooperation and Support Agreement shall limit any of Specified Individual's or Synopsys's obligations or liabilities, or the rights or remedies of Specified Individual and Synopsys under the the Settlement Agreement between the Parties of even date herewith (the "Settlement Agreement"), the Noncompetition Agreement, or the Consulting Agreement of even date herewith (the "Consulting Agreement"); and nothing in the Settlement Agreement, the Noncompetition Agreement or the Consulting Agreement shall limit any of Specified Individual's or Synopsys's obligations or liabilities, or any of the rights or remedies of Specified Individual or Synopsys under this Cooperation and Support Agreement. No breach on the part of Synopsys of any covenant or obligation in the Settlement Agreement, the Noncompetition Agreement or any other agreement shall limit or otherwise affect any right or remedy of Synopsys under this Cooperation and Support Agreement. Similarly, no breach on the part of Specified Individual of any covenant or obligation in the Settlement Agreement, the Noncompetition Agreement or any other agreement shall limit or otherwise affect any right or remedy of Specified Individual under this Cooperation and Support Agreement.

          9.9    Headings.    The bold-faced headings contained in this Cooperation and Support Agreement are for convenience of reference only, shall not be deemed to be a part of this Cooperation and Support Agreement and shall not be referred to in connection with the construction or interpretation of this Cooperation and Support Agreement.

          9.10    Construction.    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Section headings are included in this Cooperation and Support Agreement merely for convenience of reference; they are not to be considered part of this Cooperation and Support Agreement or used in the interpretation of this Cooperation and Support Agreement. As used in this Cooperation and Support Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Whenever Synopsys's consent or approval is required under this Cooperation and Support Agreement, Synopsys may grant or deny its consent or approval in its sole and absolute discretion. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Cooperation and Support Agreement. Except as otherwise indicated in this Cooperation and Support Agreement, all references in this Cooperation and Support Agreement to "Sections" are intended to refer to Sections of this Cooperation and Support Agreement. In the event of any conflict between this Cooperation and Support Agreement and a Statement of Work, this Cooperation and Support Agreement will control. All references in this Cooperation and Support Agreement to the "date of this Cooperation and Support Agreement" shall be deemed to refer to the date set forth in the preamble.

          9.11    Waiver.    No failure on the part of Synopsys to exercise any power, right, privilege or remedy under this Cooperation and Support Agreement, and no delay on the part of Synopsys in exercising any power, right, privilege or remedy under this Cooperation and Support Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Synopsys shall not be deemed to have waived any claim arising out of this Cooperation and Support Agreement, or any power, right, privilege or remedy of Synopsys under this Cooperation and Support Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Synopsys; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.12    Obligations Absolute.    Specified Individual's obligations under this Cooperation and Support Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Nassda, Synopsys or any other person) of, or inaccurate representation or warranty contained in, any provision of the Merger Agreement, the Settlement Agreement or any other agreement or instrument, or by virtue of any failure to perform, or any other breach of, any obligation of Nassda, Synopsys or any other person. Similarly, the obligations of the Synopsys and Nassda under the Merger Agreement, the Settlement Agreement or any other agreement or instrument, shall not be terminated or otherwise limited by virtue of any breach (on the part of Specified Individual) of, or inaccurate representation or warranty contained in, any provision of this Cooperation and Suppport Agreement.

          9.13    Amendment.    This Cooperation and Support Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Nassda, Synopsys (or any successor thereto) and Specified Individual.

          9.14    Entire Agreement.    This Agreement, the Settlement Agreement, and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the Parties have executed this Cooperation and Support Agreement as of the date set forth in the preamble.

("NASSDA")	("SPECIFIED INDIVIDUAL")

Signed:	Signed:

Name:	Printed Name:

Title:	Address:

("SYNOPSYS")

Signed:

Name:

Title:

ANNEX L

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

        This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this "IP Assignment Agreement") is entered into on November 30, 2004, by and between NASSDA CORPORATION, a Delaware corporation (the "Company"), and                        , an individual, ("Assignor"). The Company and Assignor individually may be referred to as a "Party," and together as the "Parties."

RECITALS

        A.    Contemporaneously with the execution and delivery of this IP Assignment Agreement, the Company, Synopsys, Inc. ("Synopsys"), and North Acquisition Sub, Inc. are entering into an Agreement of Merger (the "Merger Agreement").

        B.    Assignor is a stockholder [, director and officer] of the Company.

        C.    Assignor will realize substantial economic benefits from the consummation of the transactions contemplated by the Merger Agreement.

        D.    In order to induce Synopsys to enter into the Merger Agreement, Assignor has agreed to assign to the Company all of his right, title and interest in certain intellectual property, as provided in this IP Assignment Agreement.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

        1.    DEFINITIONS.    Capitalized terms used but not otherwise defined in this IP Assignment Agreement shall have the meanings assigned to them in the Merger Agreement. As used in this IP Assignment Agreement:

          1.1    "Assigned Intellectual Property" means all Intellectual Property (whether or not such Intellectual Property was authored, conceived, created, developed, invented, or reduced to practice by Assignor, alone or jointly with others, in connection with the Company's business or anticipated research or development or with the use of the Company's equipment, facilities, or resources) (a) that falls within or is directly or indirectly related to the field of integrated circuit design, simulation, analysis, testing, or verification, which includes (but is not limited to) software that is designed or can be used to perform, or to assist in performing, the testing, simulation (including timing, power and reliability simulations) or analysis (whether static or dynamic) of integrated circuits or portions thereof or designs for integrated circuits or portions thereof (regardless of the type of integrated circuit and including analog circuits, digital circuits, mixed signal circuits, memory circuits, logic circuits, encoding circuits, decoding circuits and system-on-a-chip circuits, and regardless of the size of the integrated circuit design or process technology (e.g., 0.18 micron, 0.15 micron, 0.13 micron, 90 nanometer and 65 nanometer)), and (b) in which Assignor holds, or claims to hold, any right, title, or interest as of the Effective Date.

          1.2    "Effective Date" means the Closing Date.

        2.    ASSIGNMENT.    Effective as of the Effective Date, Assignor hereby irrevocably and unconditionally assigns to the Company all of Assignor's right, title, and interest worldwide in and to the Assigned Intellectual Property, and all Intellectual Property Rights therein. If any Intellectual Property Rights, such as moral rights, in the Assigned Intellectual Property cannot (as a matter of law) be assigned by Assignor to the Company as provided above, then (a) Assignor unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights, and (b) to the extent Assignor cannot (as a matter of law) make such waiver, Assignor unconditionally grants to the Company an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights: (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Assigned Intellectual Property in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Assigned Intellectual Property, and (iii) to exercise any and all other present or future rights in the Assigned Intellectual Property.

        3.    DELIVERY OF ASSIGNED INTELLECTUAL PROPERTY.    Promptly, and in any event within thirty (30) days after the Effective Date, Assignor shall deliver to the Company all diskettes, documents, materials, and other tangible media within the Assignor's possession or control containing any Assigned Intellectual Property. If any Assigned Intellectual Property exists only in electronic form as of the Effective Date, Assignor shall promptly (and in any event within thirty (30) days after the Effective Date) deliver to the Company a diskette or other tangible media (as requested by the Company) containing true and complete copies of such Assignment Intellectual Property. Once the delivery of the Assigned Intellectual Property to the Company has been completed, Assignor shall promptly (and in no event more than ten (10) days thereafter) permanently destroy all tangible copies thereof, and delete and erase all electronic copies thereof, that remain with Assignor's possession or control, and certify in writing to the Company that he has done so.

        4.    FURTHER ASSURANCES

          4.1    Cooperation.    Assignor will, at the Company's request, (a) cooperate with and assist the Company and Synopsys, both during and after the term of this IP Assignment Agreement, in perfecting, maintaining, protecting, and enforcing the Company's rights in the Assigned Intellectual Property, including by testifying and providing affidavits in connection with any interference proceedings, infringement suits, and other similar proceedings, and (b) execute and deliver to the Company any documents deemed necessary or appropriate by the Company or Synopsys in its discretion to perfect, maintain, protect, or enforce the Company's rights in the Assigned Intellectual Property or otherwise carry out the purposes of this IP Assignment Agreement. Regardless of whether the Company or Synopsys requests any such cooperation or assistance, Assignor shall not cooperate with or assist or support in any manner, directly or indirectly, any other Person with respect to any legal action or proceeding (including interference and reexamination proceedings) involving any Assigned Intellectual Property, except that Assignor may provide truthful testimony pursuant to a subpoena (or upon cross-examination) by any such Person.

          4.2    Intellectual Property Assignments.    Without limiting the generality of Section 4.1, Assignor will execute and deliver to the Company, at the Company's or Synopsys' request, (i) a copyright assignment in a form provided by the Company or Synopsys for any Assigned Intellectual Property subject to copyright protection; and (ii) a patent application assignment in a form provided by the Company or Synopsys for any patentable component of the Assigned Intellectual Property for which the Company or Synopsys elects to file a patent application. At the Company's or Synopsys' request, Assignor will promptly record such assignment with the United States Patent and Trademark Office or foreign equivalent. Assignor hereby irrevocably designates and appoints each of the Company and Synopsys and their respective duly authorized officers and agents as Assignor's agent and attorney-in-fact to act for and in Assignor's behalf to execute, deliver and file any and all documents with the same legal force and effect as if executed by Assignor, if the Company or Synopsys is unable for any reason to secure Assignor's signature on any document needed in connection with the actions described in Section 4. Assignor acknowledges that this appointment is coupled with an interest.

        5.    EFFECTIVENESS OF AGREEMENT.    This IP Assignment Agreement will take effect on the Effective Date. If for any reason the Closing does not occur and the Merger Agreement is terminated, this IP Assignment Agreement will be null and void as if it had never been executed.

        6.    GENERAL PROVISIONS

          6.1    Governing Law; Venue.    This IP Assignment Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action or other legal proceeding relating to this IP Assignment Agreement or the enforcement of any provision of this IP Assignment Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Assignor:

            (a)   expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such action or proceeding;

            (b)   agrees that service of any process, summons, notice or document delivered by hand or by U.S. mail, by courier or express delivery service addressed to him at the address set forth on the signature page of this IP Assignment Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such action or proceeding (it being understood that nothing in this Section 6.1(b) shall affect the right of any party to serve process in any other manner permitted by law);

            (c)   agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

            (d)   agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Assignor is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this IP Assignment Agreement or the subject matter of this IP Assignment Agreement may not be enforced in or by such court.

          6.2    Severability.    Any term or provision of this IP Assignment Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this IP Assignment Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this IP Assignment Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases from such term or provision or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this IP Assignment Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          6.3    Successors and Assigns.    The Company may freely assign any or all of its rights under this IP Assignment Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of Assignor or of any other Person. This Agreement shall be binding upon Assignor and his heirs, executors, estate, personal representatives, successors and assigns (if any), and shall inure to the benefit of the Company, Synopsys, and the Company's successors and assigns. Assignor shall not assign any of his rights or delegate any of his obligations under this IP Assignment Agreement without the prior written consent of the Company.

          6.4    Notices.    Any notice or other communication required or permitted to be delivered to either Party under this IP Assignment Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such Party below (or at such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other party):

    if to Assignor:

      at the address set forth on the signature page hereof; and

    if to the Company:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention:  Edwin C. V. Winn
                          Chairman of Special Committee
      Facsimile: (408) 988-9888

    with a copy to:

      Richards, Layton & Finger LLP
      One Rodney Square
      P.O. Box 551
      Wilmington, DE 19899
      Attention: Gregory V. Varallo
      Facsimile: (302) 651-7701

    with a copy to:

      Nassda Corporation
      2650 San Tomas Expressway
      Santa Clara, CA 95051
      Attention: Chief Financial Officer
      Facsimile: (408) 988-9888

    with a copy to:

      Wilson Sonsini Goodrich & Rosati
      Professional Corporation
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Robert P. Latta
      Facsimile: (650) 493-6811

          6.5    Attorneys' Fees.    If any legal proceeding relating to this IP Assignment Agreement or the enforcement of any provision of this IP Assignment Agreement is brought against Assignor, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          6.6    Specific Performance.    Assignor agrees that, in the event of any breach or threatened breach by Assignor of any covenant, obligation or other provision contained in this IP Assignment Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

          6.7    Remedies.    The rights and remedies of the Company under this IP Assignment Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this IP Assignment Agreement, and the obligations and liabilities of Assignor under this IP Assignment Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this IP Assignment Agreement shall limit any of Assignor's obligations or liabilities, or the rights or remedies of Synopsys under the Agreement to Settle Litigation (the "Settlement Agreement"), the Noncompetition Agreement, the Consulting Agreement, or the Cooperation and Support Agreement between the Parties of even date herewith; and nothing in the Settlement Agreement, the Noncompetition Agreement, the Consulting Agreement or the Cooperation and Support Agreement shall limit any of Assignor's obligations or liabilities, or any of the rights or remedies of the Company under this IP Assignment Agreement. No breach on the part of Synopsys of any covenant or obligation contained in the Settlement Agreement, the Noncompetition Agreement, the Consulting Agreement or the Cooperation and Support Agreement, or any other agreement shall limit or otherwise affect any right or remedy of Synopsys under this IP Assignment Agreement.

          6.8    Headings.    The bold-faced headings contained in this IP Assignment Agreement are for convenience of reference only, shall not be deemed to be a part of this IP Assignment Agreement and shall not be referred to in connection with the construction or interpretation of this IP Assignment Agreement.

          6.9    Construction.    Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Section headings are included in this IP Assignment Agreement merely for convenience of reference; they are not to be considered part of this IP Assignment Agreement or used in the interpretation of this IP Assignment Agreement. As used in this IP Assignment Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Whenever the Company's consent or approval is required under this IP Assignment Agreement, the Company may grant or deny its consent or approval in its sole and absolute discretion. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this IP Assignment Agreement. Except as otherwise indicated in this IP Assignment Agreement, all references in this IP Assignment Agreement to "Sections" are intended to refer to Sections of this IP Assignment Agreement.

          6.10    Waiver.    No failure on the part of the Company to exercise any power, right, privilege or remedy under this IP Assignment Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this IP Assignment Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim arising out of this IP Assignment Agreement, or any power, right, privilege or remedy of the Company under this IP Assignment Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          6.11    Obligations Absolute.    Assignor's obligations under this IP Assignment Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company, Synopsys or any other person) of, or inaccurate representation or warranty contained in, any provision of the Merger Agreement, the Settlement Agreement or any other agreement or instrument, or by virtue of any failure to perform, or any other breach of, any obligation of the Company, Synopsys or any other person. Similarly, the obligations of Synopsys and the Company under the Merger Agreement, the Settlement Agreement or any other agreement or instrument, shall not be terminated or otherwise limited by virtue of any breach (on the part of Assignor) of, or inaccurate representation or warranty contained in, any provision of this IP Assignment Agreement.

          6.12    Amendment.    This IP Assignment Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company (or any successor thereto) and Assignor.

          6.13    Entire Agreement.    This Agreement, the Settlement Agreement, and the other agreements and instruments referred to in the Settlement Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto or thereto with respect to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the Parties have executed this IP Assignment Agreement.

("COMPANY")	("ASSIGNOR")

Signed:	Signed:

Name:	Printed Name:

Title:	Address:

For copyright registration purposes only, Assignor must provide the following information:
Date of Birth:

Nationality or Domicile:

ANNEX M

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON COMPENSATION

        During fiscal 2004, executive compensation matters were approved by the compensation committee of the board of directors, which currently consists of Bernard Aronson, Yen-Son Huang and Edward C.V. Winn. The following is the report of the compensation committee of the board of directors with respect to compensation during fiscal 2004.

General Compensation Philosophy

        The compensation committee operates under a written charter adopted by the board of directors in August 2001 and amended in January 2003. The primary objectives of the executive compensation policies include the following:

  •
  To attract, motivate, and retain a highly qualified executive management team;

  •
  To link executive compensation to our financial performance as well as to define individual management objectives established by the compensation committee;

  •
  To compensate competitively with the practices of similarly situated technology companies; and

  •
  To create management incentives designed to enhance stockholder value.

        Nassda competes in an aggressive and dynamic industry and, as a result, the board of directors believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are important factors to Nassda's future success. The compensation philosophy seeks to align the interests of stockholders and management by tying compensation to Nassda's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of stock options and in certain instances restricted stock granted to Nassda's principal executive officers.

Cash Compensation

        Nassda seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

        The salaries of each of Nassda's executive officers were determined by the compensation committee and their cash bonuses were approved by the board of directors upon the recommendation of the chief executive officer. Sang S. Wang has served as Nassda's chief executive officer since April 1999. Each of Nassda's executive officers orally agreed not to receive his or her base salary for fiscal 2002 or fiscal 2003. Dr. Wang began receiving his base salary again in October 2003 and his current annual base salary is $250,000. Dr. Wang earned a bonus of $36,000 for services performed in fiscal 2003, which was paid in December 2003 and a bonus of $72,500 for services performed in fiscal 2004, of which $12,500 was paid in October and the balance will be paid in December 2004.

        In addition to annual salary, cash bonuses for the chief executive officer and the chief financial officer are based on various performance targets established by the board of directors.

        Based on a review of public company proxy data and other relevant market data, the compensation committee believes that cash compensation paid to Nassda's executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at

M-1

similarly situated technology companies. We note that competition for qualified management and technical personnel in Nassda's industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, we believe that it will continue to be necessary to provide compensation packages that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated electronic design automation companies.

Equity-Based Compensation

        Nassda provides long term incentives through its 2001 stock option plan. Prior to Nassda's December 2001 public offering, Nassda provided long-term incentives through its 1998 stock option plan. Stock options are periodically granted under the 2001 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of Nassda's common stock on the date the option is granted. In addition, employees must remain employed with Nassda for a fixed period of time in order for the options to vest fully. Options generally vest over a four-year period to encourage option holders to remain employed by Nassda.

        With respect to the size of the options granted to Nassda's named executive officers, we consider the executive's position with Nassda, the executive's individual performance, the number of options held (if any) and the extent to which those options are vested, and any other factors that we may deem relevant. In fiscal 2004, we granted 12,000 shares to Mr. Yelinek, Nassda's Vice President of Major Account, vesting over four years and 20,000 shares to Ms. Liu, Nassda's Chief Financial Officer, vesting fully on May 31, 2005. Both options were granted at an exercise price equal to the fair market value on the date of the grant. No options were granted to any other Nassda's named executive officer in fiscal 2004.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to Nassda's chief executive officer and to each of the other three most highly- compensated executive officers. Nassda may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Nassda has adopted a policy that, where reasonably practicable, Nassda will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by: THE COMPENSATION COMMITTEE
Bernard Aronson Yen-Son Huang Edward C.V. Winn

M-2

QuickLinks

TABLE OF CONTENTS
Questions and Answers about the Merger
Summary
Market Price and Dividend Data
The Annual Meeting
The Companies
The Merger
The Merger Agreement
Other Agreements
Securities Ownership of Certain Beneficial Owners and Management
Other Proposals for Annual Meeting
Election of Director
Ratification of Appointment of Independent Registered Public Accounting Firm
Adjournment Proposal
Other Matters
Where You Can Find More Information
AGREEMENT OF MERGER
AGREEMENT
EXHIBIT A CERTAIN DEFINITIONS
GLOSSARY
EXHIBITS
EXHIBIT B Delaware The First State
CERTIFICATE OF INCORPORATION OF NORTH ACQUISITION SUB, INC.
EXHIBIT C
EXHIBIT D RELEASE OF CLAIMS (Officers and Directors)
Recitals
Release
ANNEX B GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
ANNEX C
ANNEX D-1 FORM OF VOTING AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A FORM OF IRREVOCABLE PROXY
ANNEX D-2 FORM OF VOTING AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A FORM OF IRREVOCABLE PROXY
ANNEX E-1
ANNEX E-2
ANNEX E-3
ANNEX F-1 NASSDA CORPORATION FORM OF AMENDED AND RESTATED INDEMNIFICATION AGREEMENT
ANNEX F-2 NASSDA CORPORATION FORM OF SECOND AMENDED AND RESTATED INDEMNIFICATION AGREEMENT
ANNEX G AGREEMENT TO SETTLE LITIGATION
AGREEMENT TO SETTLE LITIGATION
AGREEMENT
AGREEMENT AND ACKNOWLEDGMENT BY CERTAIN ASSOCIATES
EXHIBIT A CERTAIN DEFINITIONS
EXHIBIT B ADEA WAIVER
AGREEMENT
EXHIBIT 1 OF ADEA WAIVER DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(f)(1)(H)
EXHIBIT C RESIGNATION LETTER
EXHIBIT D GENERAL RELEASE
RECITALS
AGREEMENT
EXHIBIT E CLOSING CERTIFICATE
EXHIBIT F SETTLEMENT AMOUNTS
EXHIBIT G RELEASE OF CLAIMS (Specified Individuals)
Recitals
Release
EXHIBIT H
ANNEX H-1 FORM OF NONCOMPETITION AGREEMENT
RECITALS
AGREEMENT
APPENDIX A SECURITIES MARKETS
APPENDIX B-1 FORM OF ANNUAL CERTIFICATION BY STOCKHOLDER
APPENDIX B-2 FORM OF ANNUAL CERTIFICATION BY COMPANY
APPENDIX C GLOSSARY OF TECHNICAL TERMS
ANNEX H-2 FORM OF NONCOMPETITION AGREEMENT
AGREEMENT
APPENDIX A SECURITIES MARKETS
APPENDIX B-1 FORM OF ANNUAL CERTIFICATION BY STOCKHOLDER
APPENDIX B-2 FORM OF ANNUAL CERTIFICATION BY COMPANY
APPENDIX C GLOSSARY OF TECHNICAL TERMS
ANNEX I FORM OF RELINQUISHMENT AGREEMENT
AGREEMENT
ANNEX J FORM OF CONSULTING AGREEMENT
AGREEMENT
ANNEX K FORM OF COOPERATION AND SUPPORT AGREEMENT
AGREEMENT
ANNEX L FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
AGREEMENT
ANNEX M REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON COMPENSATION